EXECUTION COPY




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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 1997



                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 1997-QS3



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NY1-202654.3

                                TABLE OF CONTENTS
                                      Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.Definitions.................................................. 2
             Accrued Certificate Interest................................. 2
             Addendum and Assignment Agreement............................ 3
             Additional Collateral........................................ 4
             Additional Collateral Loan................................... 4
             Adjusted Mortgage Rate....................................... 4
             Advance...................................................... 4
             Affiliate.................................................... 4
             Agreement.................................................... 4
             Amount Held for Future Distribution.......................... 4
             Appraised Value.............................................. 4
             Assignment................................................... 5
             Assignment Agreement......................................... 5
             Assignment of Proprietary Lease.............................. 5
             Available Distribution Amount................................ 5
             Bankruptcy Amount............................................ 5
             Bankruptcy Code.............................................. 7
             Bankruptcy Loss.............................................. 7
             Book-Entry Certificate....................................... 7
             Business Day................................................. 7
             Buydown Funds................................................ 7
             Buydown Mortgage Loan........................................ 7
             Cash Liquidation............................................. 7
             Certificate.................................................. 8
             Certificate Account.......................................... 8
             Certificate Account Deposit Date............................. 8
             Certificateholder or Holder.................................. 8
             Certificate Owner............................................ 8
             Certificate Principal Balance................................ 8
             Certificate Register and Certificate
             Registrar.................................................... 9
             Class........................................................ 9
             Class A-10 Certificates..................................... 10
             Class A-10 Notional Amount...................................10
             Class A Certificate..........................................10
             Class A-9 Collection Shortfall...............................10
             Class A-9 Principal Distribution Amount......................10
             Class B Certificate..........................................10
             Class B Percentage...........................................10
             Class B-1 Percentage.........................................10
             Class B-1 Prepayment Distribution Trigger....................11
             Class B-2 Percentage.........................................11
             Class B-2 Prepayment Distribution Trigger....................11
             Class B-3 Percentage.........................................11
             Class B-3 Prepayment Distribution Trigger....................11
             Class M Certificate..........................................11
             Class M Percentage...........................................12


NY1-202654.3
                                                    i

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                                                                          Page

             Class M-1 Percentage..........................................12
             Class M-2 Percentage..........................................12
             Class M-2 Prepayment Distribution Trigger.....................12
             Class M-3 Percentage..........................................12
             Class M-3 Prepayment Distribution Trigger.....................12
             Class R Certificate...........................................12
             Closing Date..................................................13
             Code..........................................................13
             Compensating Interest.........................................13
             Cooperative...................................................13
             Cooperative Apartment.........................................13
             Cooperative Lease.............................................13
             Cooperative Loans.............................................13
             Cooperative Stock.............................................14
             Cooperative Stock Certificate.................................14
             Corporate Trust Office........................................14
             Credit Support Depletion Date.................................14
             Curtailment...................................................14
             Custodial Account.............................................14
             Custodial Agreement...........................................14
             Custodian.....................................................14
             Cut-off Date..................................................14
             Cut-off Date Principal Balance................................14
             Debt Service Reduction........................................14
             Defaulted Mortgage Loss.......................................15
             Deficient Valuation...........................................15
             Definitive Certificate........................................15
             Deleted Mortgage Loan.........................................15
             Depository....................................................15
             Depository Participant........................................15
             Destroyed Mortgage Note.......................................15
             Determination Date............................................15
             Discount Fraction.............................................16
             Discount Mortgage Loan........................................16
             Disqualified Organization.....................................16
             Distribution Date.............................................16
             Due Date......................................................16
             Due Period....................................................16
             Eligible Account..............................................17
             Eligible Funds................................................17
             Event of Default..............................................17
             Excess Bankruptcy Loss........................................17
             Excess Fraud Loss.............................................18
             Excess Special Hazard Loss....................................18
             Excess Subordinate Principal Amount...........................18
             Extraordinary Events..........................................18
             Extraordinary Losses..........................................19
             FASIT.........................................................19
             FDIC..........................................................19
             FHLMC.........................................................19
             Final Distribution Date.......................................19
             Fitch.........................................................19


NY1-202654.3
                                                    ii

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                                                                           Page

              FNMA........................................................ 19
              Foreclosure Profits......................................... 19
              Fraud Loss Amount........................................... 20
              Fraud Losses................................................ 20
              Independent................................................. 20
              Initial Certificate Principal Balance....................... 21
              Initial Class A-10 Notional Amount.......................... 21
              Initial Monthly Payment Fund................................ 21
              Insurance Proceeds.......................................... 21
              Insurer..................................................... 21
              Interest Accrual Period..................................... 21
              International Borrower...................................... 21
              Late Collections............................................ 21
              Liquidation Proceeds........................................ 21
              Loan-to-Value Ratio......................................... 22
              Lockout Distribution Percentage............................. 22
              Maturity Date............................................... 22

              Monthly Payment.............................................22
              Mortgage...................................................22

              Mortgage File.............................................. 23
              Mortgage Loan Schedule.....................................23
              Mortgage Loans.............................................24
              Mortgage Note..............................................24
              Mortgage Rate..............................................24
              Mortgaged Property.........................................24
              Mortgagor..................................................24
              Net Mortgage Rate..........................................24
              Non-Discount Mortgage Loan:................................24
              Non-Primary Residence Loans................................24
              Non-United States Person...................................24
              Nonrecoverable Advance.....................................24
              Nonsubserviced Mortgage Loan...............................25
              Officers' Certificate......................................25
              Opinion of Counsel.........................................25
              Outstanding Mortgage Loan..................................25
              Ownership Interest.........................................25
              Parent PowerSM Loan........................................25
              Paying Agent...............................................26
              Percentage Interest........................................26
              Permitted Investments......................................26
              Permitted Transferee.......................................28
              Person.....................................................28
              Pool Stated Principal Balance..............................28
              Prepayment Assumption......................................28
              Prepayment Distribution Percentage.........................28
              Prepayment Distribution Trigger............................30
              Prepayment Interest Shortfall..............................30
              Prepayment Period..........................................30
              Primary Insurance Policy...................................30
              Principal Prepayment.......................................31


NY1-202654.3
                                                   iii

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                                                              Page

              Principal Prepayment in Full..............................31
              Program Guide.............................................31
              Purchase Price............................................31
              Qualified Substitute Mortgage Loan........................31
              Rating Agency.............................................32
              Realized Loss.............................................32
              Record Date...............................................33
              Regular Certificate.......................................33
              REMIC.....................................................33
              REMIC Administrator.......................................33
              REMIC Provisions..........................................33
              REO Acquisition...........................................33
              REO Disposition...........................................33
              REO Imputed Interest......................................34
              REO Proceeds..............................................34
              REO Property..............................................34
              Request for Release.......................................34
              Required Insurance Policy.................................34
              Required Surety Payment...................................34
              Residential Funding.......................................34
              Responsible Officer.......................................34
              Schedule of Discount Fractions:...........................34
              Security Agreement........................................35
              Seller....................................................35
              Senior Accelerated Distribution Percentage................35
              Seller's Agreement........................................36
              Senior Percentage.........................................36
              Senior Principal Distribution Amount......................36
              Servicing Accounts........................................36
              Servicing Advances........................................36
              Servicing Fee.............................................37
              Servicing Officer.........................................37
              Special Hazard Amount.....................................37
              Special Hazard Loss.......................................38
              Special Hazard Percentage................................ 38
              Standard & Poor's.........................................38
              Stated Principal Balance..................................38
              Subclass Notional Amount..................................39
              Subordinate Percentage....................................39
              Subordinate Principal Distribution Amount.................39
              Subserviced Mortgage Loan.................................40
              Subservicer...............................................40
              Subservicer Advance.......................................40
              Subservicing Account......................................40
              Subservicing Agreement....................................40
              Subservicing Fee..........................................40
              Surety....................................................40
              Surety Bond...............................................40
              Tax Returns...............................................40
              Transfer..................................................41
              Transferee................................................41
              Transferor................................................41


NY1-202654.3
                                                    iv

                                                                   Page

              Trust Fund.................................................41
              Uncertificated REMIC Regular Interests.....................41
              Uniform Single Attestation Program for
              Mortgage Bankers:..........................................41
              Uninsured Cause............................................42
              United States Person.......................................42
              Voting Rights..............................................42

                                      ARTICLE II

                             CONVEYANCE OF MORTGAGE LOANS;
                           ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.Conveyance of Mortgage Loans..............................43
Section 2.02.Acceptance by Trustee.....................................48
Section 2.03.Representations, Warranties and
             Covenants of the Master Servicer and the
             Company...................................................50
Section 2.04.Representations and Warranties
             of Sellers................................................55
Section 2.05.Execution and Authentication of
             Certificates..............................................57

                             ARTICLE III

                    ADMINISTRATION AND SERVICING
                          OF MORTGAGE LOANS

Section 3.01.Master Servicer to Act as Servicer........................57
Section 3.02.Subservicing Agreements Between Master
             Servicer and Subservicers; Enforcement
             of Subservicers' and Sellers'
             Obligations...............................................59
Section 3.03.Successor Subservicers....................................60
Section 3.04.Liability of the Master Servicer..........................61
Section 3.05.No Contractual Relationship Between
             Subservicer and Trustee or
             Certificateholders.           ............................61
Section 3.06.Assumption or Termination of
             Subservicing Agreements by Trustee........................ 61
Section 3.07.Collection of Certain Mortgage Loan
             Payments; Deposits to Custodial Account................... 62
Section 3.08.Subservicing Accounts; Servicing
             Accounts................................................... 65
Section 3.09.Access to Certain Documentation and
             Information Regarding the Mortgage
             Loans.....................................................67
Section 3.10.Permitted Withdrawals from the
             Custodial Account.........................................67
Section 3.11.Maintenance of the Primary Insurance
             Policies; Collections Thereunder..........................69


NY1-202654.3
                                                    v

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                                                                      Page

Section 3.12. Maintenance of Fire Insurance and
              Omissions and Fidelity Coverage.  ........................ 70
Section 3.13. Enforcement of Due-on-Sale Clauses;
              Assumption and Modification Agreements;
              Certain Assignments....................................... 72
Section 3.14. Realization Upon Defaulted Mortgage
              Loans..................................................... 74
Section 3.15. Trustee to Cooperate;
              Release of Mortgage Files................................. 78
Section 3.16. Servicing and Other Compensation;
              Compensating Interest..................................... 80
Section 3.17. Reports to the Trustee and the Company.................... 81
Section 3.18. Annual Statement as to Compliance......................... 81
Section 3.19. Annual Independent Public Accountants'
              Servicing Report.......................................... 82
Section 3.20. Rights of the Company in Respect
              of the Master Servicer.         .......................... 82
Section 3.21. Administration of Buydown Funds........................... 83

                              ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01. Certificate Account....................................... 84
Section 4.02. Distributions............................................. 84
Section 4.03. Statements to Certificateholders.......................... 94
Section 4.04. Distribution of Reports to the
              Trustee and the Company; Advances
              by the Master Servicer.................................... 97
Section 4.05. Allocation of Realized Losses............................. 99
Section 4.06. Reports of Foreclosures and Abandonment
              of Mortgaged Property.                 ...................100
Section 4.07. Optional Purchase of Defaulted Mortgage
              Loans.                                 ...................100
Section 4.08. Surety Bond...............................................101

                               ARTICLE V

                           THE CERTIFICATES

Section 5.01. The Certificates..........................................102
Section 5.02. Registration of Transfer and Exchange of
              Certificates.   ..........................................105
Section 5.03. Mutilated, Destroyed, Lost or Stolen
              Certificates..............................................110
Section 5.04. Persons Deemed Owners.....................................111
Section 5.05. Appointment of Paying Agent...............................111
Section 5.06. Optional Purchase of Certificates.........................111

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER


NY1-202654.3
                                                        vi

                                                                       Page


Section 6.01. Respective Liabilities of the Company
              and the Master Servicer....................................114
Section 6.02. Merger or Consolidation of the
              Company or the Master Servicer;
              Assignment of Rights and Delegation
              of Duties by Master Servicer...............................114
Section 6.03. Limitation on Liability of the Company,
              the Master Servicer and Others.        ....................115
Section 6.04. Company and Master
              Servicer Not to Resign.....................................116

                              ARTICLE VII

                                DEFAULT

Section 7.01. Events of Default..........................................117
Section 7.02. Trustee or Company to Act; Appointment
              of Successor...............................................119
Section 7.03. Notification to Certificateholders.........................120
Section 7.04. Waiver of Events of Default................................120

                             ARTICLE VIII

                        CONCERNING THE TRUSTEE

Section 8.01. Duties of Trustee..........................................122
Section 8.02. Certain Matters Affecting the Trustee......................124
Section 8.03. Trustee Not Liable for Certificates or
              Mortgage Loans.............................................126
Section 8.04. Trustee May Own Certificates...............................126
Section 8.05. Master Servicer to Pay Trustee's Fees
              and Expenses; Indemnification.        .....................126
Section 8.06. Eligibility Requirements for Trustee.......................127
Section 8.07. Resignation and Removal of the Trustee.....................128
Section 8.08. Successor Trustee..........................................129
Section 8.09. Merger or Consolidation of Trustee.........................129
Section 8.10. Appointment of Co-Trustee or Separate
              Trustee....................................................130
Section 8.11. Appointment of Custodians..................................131
Section 8.12. Appointment of Office or Agency............................131

                              ARTICLE IX

                              TERMINATION

Section 9.01. Termination Upon Purchase by the Master
              Servicer or the Company or
              Liquidation of All Mortgage Loans..........................132
Section 9.02. Additional Termination Requirements........................135

                                    ARTICLE X



NY1-202654.3
                                                   vii

                                      Page

                                REMIC PROVISIONS

Section 10.01. REMIC Administration......................................136
Section 10.02. Master Servicer, REMIC Administrator and
               Trustee Indemnification...................................140

                               ARTICLE XI

                        MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.................................................142
Section 11.02. Recordation of Agreement; Counterparts....................145
Section 11.03. Limitation on Rights
               of Certificateholders.....................................145
Section 11.04. Governing Law.............................................146
Section 11.05. Notices...................................................146
Section 11.06. Notices to Rating Agency..................................147
Section 11.07. Severability of Provisions................................148
Section 11.08. Supplemental Provisions
               for Resecuritization......................................148



NY1-202654.3
                                                       viii

                                                     EXHIBITS

Exhibit A:                  Form of Class A Certificate
Exhibit B:                  Form of Class M Certificate
Exhibit C:                  Form of Class B Certificate
Exhibit D:                  Form of Class R Certificate
Exhibit E:                  Form of Custodial Agreement
Exhibit F:                  Mortgage Loan Schedule
Exhibit G:                  Form of Seller/Servicer Contract
Exhibit H:                  Forms of Request for Release
Exhibit I-1:                Form of Transfer Affidavit and Agreement
Exhibit I-2:                Form of Transferor Certificate
Exhibit J:                  Form of Investor Representation Letter
Exhibit K:                  Form of Transferor Representation Letter
Exhibit L:                  Form of Rule 144A Investment Representation
                            Letter
Exhibit M:                  Text of Amendment to Pooling and Servicing
                            Agreement Pursuant to Section 11.01(e) for a
                            Limited Guaranty
Exhibit N:                  Form of Limited Guaranty
Exhibit O:                  Form of Lender Certification for Assignment of
                            Mortgage Loan
Exhibit P:                  Schedule of Discount Fractions
Exhibit Q:                  Request for Exchange Form


NY1-202654.3
                                                        ix

         This is a Pooling and Servicing Agreement, dated as of April 1, 1997, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (together with its permitted successors and assigns, the "Trustee").

                                              PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be initially represented by the Class A-10 Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.



NY1-202654.3

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust
Fund created hereunder.

                                  Aggregate Initial
                              Certificate
               Pass-Through     Principal                                  Maturity      Standard
  Designation      Rate         Balance                Features               Date        & Poor's   Fitch
  -----------     ------       ---------               --------              ------       --------   -----
Class A-1         7.25%     $    32,109,000.00          Senior           April 25, 2027     AAA       AAA
Class A-2         7.50%     $    26,579,000.00          Senior           April 25, 2027     AAA       AAA
Class A-3         7.50%     $    16,821,000.00          Senior           April 25, 2027     AAA       AAA
Class A-4         7.75%     $    23,490,000.00          Senior           April 25, 2027     AAA       AAA
Class A-5         7.75%     $     7,138,000.00          Senior           April 25, 2027     AAA       AAA
Class A-6         7.75%     $     1,000,000.00          Senior           April 25, 2027     AAA       AAA
Class A-7         9.50%     $    15,374,000.00          Senior           April 25, 2027     AAA       AAA
Class A-8         7.75%     $    27,500,000.00      Lockout/Senior       April 25, 2027     AAA       AAA
Class A-9         0.00%     $       107,351.50   Principal Only/Senior   April 25, 2027     AAAr      AAA
Class A-10    Variable Rate $             0.00  Variable Strip/Interest  April 25, 2027     AAAr      AAA
                                                      Only/Senior
Class R           7.75%     $           100.00      Residual/Senior      April 25, 2027     AAA       AAA
Class M-1         7.75%     $     5,346,700.00         Mezzanine         April 25, 2027     N/A        AA
Class M-2         7.75%     $     4,112,900.00         Mezzanine         April 25, 2027     N/A        A
Class M-3         7.75%     $     2,632,200.00         Mezzanine         April 25, 2027     N/A       BBB
Class B-1         7.75%     $     1,069,400.00        Subordinate        April 25, 2027     N/A        BB
Class B-2         7.75%     $       411,200.00        Subordinate        April 25, 2027     N/A        B
Class B-3         7.75%     $       823,585.68        Subordinate        April 25, 2027     N/A       N/A


         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $164,514,437.18. The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.              Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-9 Certificates and Class A-10 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at


NY1-202654.3
                                                         2
the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-10 Certificates in the aggregate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-10 Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-10 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),
(ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-10 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

         Addendum and Assignment Agreement:  The Addendum and
Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.


NY1-202654.3
                                                         3

         Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

         Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property


NY1-202654.3
                                                         4
at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         Assignment Agreement:  The Assignment and Assumption
Agreement, dated April 30, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

         Bankruptcy Amount: As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or


NY1-202654.3
                                                         5
more specific Classes of Certificates in accordance with Section
4.05.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.


NY1-202654.3
                                                         6

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than any Class A-10 Certificate) and Class R
Certificate, on any date of determination, an amount equal to (i)


NY1-202654.3
                                                         7
the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of
(A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-10 Certificates will have no Certificate Principal Balance.



NY1-202654.3
                                                         8

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.

         Class: Collectively, all of the Certificates bearing the same designation.

         Class A-10 Certificates: The Class A Certificates designated as Class A-10 Certificates, including any Subclass thereof.

         Class A-10 Notional Amount: As of any Distribution Date, with respect to the Class A-10 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

         Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 or Class A-10 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-10 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-10 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-10 Certificates pursuant to
Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-10 Certificates pursuant to said Section.


         Class A-9 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

         Class A-9 Principal Distribution Amount:  As defined in
Section 4.02(b)(i).

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

         Class B-1 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of


NY1-202654.3
                                                         9
which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.40%.

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.75%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.50%.



NY1-202654.3
                                                        10

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 5.50%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3


NY1-202654.3
                                                        11

Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.00%.

         Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

         Closing Date:  April 30, 1997.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related


NY1-202654.3
                                                        12

Cooperative  Stock  Certificate,  (iii) an assignment of the Cooperative  Lease,
(iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund.

         Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Chicago, Illinois 60670,
Attention:
Residential Funding Corporation Series 1997-QS3.

         Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

         Cut-off Date: April 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.



NY1-202654.3
                                                        13

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defaulted Mortgage Loss: With respect to any Mortgage Loan, a Realized Loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, not including Special Hazard Losses, Extraordinary Losses (or any other loss resulting from damage to the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment)), Bankruptcy Losses, Fraud Losses and any other interest shortfalls not covered by the subordination described in Section 4.05, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations as in effect from time to time.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered
Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.


NY1-202654.3
                                                        14

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.75% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.75%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

         Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.75% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.



NY1-202654.3
                                                        15

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A Certificates and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-9 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.



NY1-202654.3
                                                        16

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                            1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or



NY1-202654.3
                                                        17

                            2.   by military, naval or air forces; or

                            3. by an agent of any such government, power, authority or forces;

                    (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus


NY1-202654.3
                                                        18
accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is


NY1-202654.3
                                                        19
not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Class A-10 Notional Amount. With respect to any Class A-10 Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-10 Certificate.

         Initial Monthly Payment Fund:  As defined in Section
2.01(g).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate, other than any Class A-9 Certificate and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds:  Amounts (other than Insurance
Proceeds) received by the Master Servicer in connection with the


NY1-202654.3
                                                        20
taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in May 2006, 0%; for any Distribution Date thereafter, 100%.

         Lockout Scheduled Percentage: For any Distribution Date occurring prior to the Distribution Date in May 2002, 0%; for any Distribution Date thereafter, 100%.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-10 Certificates which have no Certificate Principal Balance) representing a regular interest in the REMIC would be reduced to zero, which is April 25, 2027, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is April 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.


NY1-202654.3
                                                        21

         Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)                the Mortgage Loan identifying number ("RFC LOAN
                            #");

         (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

         (iii)              the maturity of the Mortgage Note ("MATURITY
                            DATE");

         (iv)               the Mortgage Rate ("ORIG RATE");

         (v)                the Subservicer pass-through rate ("CURR NET");

         (vi)               the Net Mortgage Rate ("NET MTG RT");

         (vii)              the Pool Strip Rate ("STRIP");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

         (ix)               the Cut-off Date Principal Balance ("PRINCIPAL
                            BAL");

         (x)                the Loan-to-Value Ratio at origination ("LTV");

         (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

         (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and



NY1-202654.3
                                                        22

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

         Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related
Cooperative Lease and Cooperative Stock.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United
States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the


NY1-202654.3
                                                        23
case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-9 Certificates and Class A-10 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-10 Certificates in the aggregate and any Distribution Date, a rate equal to the weighted average,


NY1-202654.3
                                                        24
expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the
Cut-off Date). With respect to the Class A-10 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.7508% per annum. With respect to any Subclass of Class A-10 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-9 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

         Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

         Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-10 Notional Amount thereof (in the case of any Class A-10 Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-10 Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;



NY1-202654.3
                                                        25

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such


NY1-202654.3
                                                        26

         Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

         Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pledged Asset Mortgage Servicing Agreement: The Pledged
Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.75% per annum (but not less than 0.00%).

         Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.


NY1-202654.3
                                                        27

         Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

         (i) For any Distribution Date prior to the Distribution Date in May 2002 (unless the Certificate Principal Balances of the Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates, have been reduced to zero), 0%.

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

         (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment


NY1-202654.3
                                                        28

                    Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective
                    Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment
Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).


NY1-202654.3
                                                        29

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

         Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's Expanded Criteria
Mortgage Program.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount


NY1-202654.3
                                                        30

Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-10 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a


NY1-202654.3
                                                        31

Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.



NY1-202654.3
                                                        32

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

         Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.



NY1-202654.3
                                                        33

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                                     Senior Accelerated
                   Distribution Date               Distribution Percentage
May 1997 through
April 2002..............................................   100%

May 2002 through
April 2003..............................................   Senior Percentage,
                                                             plus 70% of
                                                    the Subordinate Percentage

May 2003 through
April 2004..............................................   Senior Percentage,
                                                        plus 60% of
                                                    the Subordinate Percentage
May 2004 through
April 2005..............................................   Senior Percentage,
                                                        plus 40% of
                                                    the Subordinate Percentage
May 2005 through
April 2006..............................................   Senior Percentage,
                                                        plus 20% of
                                                    the Subordinate Percentage

May 2006 and
thereafter..............................................   Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage


NY1-202654.3
                                                        34
of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates, to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

         Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO


NY1-202654.3
                                                        35

Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $1,650,000 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 21.22% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located


NY1-202654.3
                                                        36
in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subclass: With respect to the Class A-10 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest


NY1-202654.3
                                                        37
or Interests specified by the initial Holder of the Class A-10 Certificates pursuant to Section 5.01(c).

         Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-10 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.

         Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the


NY1-202654.3
                                                        38
qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         Surety: AMBAC Indemnity Corporation, or its successors in interest.

         Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by AMBAC Indemnity Corporation for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.



NY1-202654.3
                                                        39

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

         (i)        the Mortgage Loans and the related Mortgage Files,

         (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

         (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

         (v)        all proceeds of clauses (i) through (iv) above.

         Uncertificated REMIC Regular Interests: The 1,481 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 1,481, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after
December 15, 1995.



NY1-202654.3
                                                        40

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-10 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-10 Certificates and the Holders of the Class R Certificates shall be entitled to 1% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.





NY1-202654.3
                                                        41

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                    (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                    (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified


NY1-202654.3
                                                        42
         by the public recording office in which such document has been recorded.

         and (II) with respect to each Cooperative Loan so assigned:

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)    The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and


NY1-202654.3
                                                        43

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.



NY1-202654.3
                                                        44

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

         (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in


NY1-202654.3
                                                        45
the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this


NY1-202654.3
                                                        46

Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

         (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $98,773 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in May 1997, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in May 1997. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC,
(2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

         Section 2.02.              Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank


NY1-202654.3
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



and an  Assignment  of  Mortgage  may be in blank)  and  declares  that it, or a
Custodian  as its  agent,  holds  and will  hold  such  documents  and the other documents  constituting  a part of the  Mortgage  Files  delivered  to it,  or a
Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by


NY1-202654.3
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



the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to
Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such


NY1-202654.3
                                                        49
         enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                  (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material


NY1-202654.3
                                                        50
respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                  (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                  (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

                  (iv) To the best of the Company's knowledge, except with respect to 13 Mortgage Loans representing approximately 1.1% of the Mortgage Loans by aggregate Stated Principal Balance, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                  (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;



NY1-202654.3
                                                        51

                  (vi) No more than 0.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.6% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and none of the Mortgage Loans is a Cooperative Loan;

                  (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                  (ix) Approximately 24.09% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program and approximately 25.89% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program;

                  (x) Approximately 36.12% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Mortgage Loans;

                  (xi) Approximately 0.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were Buydown Mortgage Loans;

                  (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

                  (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                  (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code)


NY1-202654.3
                                                        52
         in a cooperative housing corporation (as defined in Section 216 of the Code);

                  (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xvi) None of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage File a Destroyed Mortgage Note;

                  (xvii) Not more than 1.6% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

                  (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

                  (xix) None of the Mortgage Loans are Additional Collateral Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for


NY1-202654.3
                                                        53
substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.
Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04.              Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificate-holders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential


NY1-202654.3
                                                        54

Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this
Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of


NY1-202654.3
                                                        55
substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.     Execution and Authentication of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01.              Master Servicer to Act as Servicer.



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         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable


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compensation  therefor in accordance  with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related


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Subservicing  Agreement.  The Master  Servicer and a Subservicer  may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.              Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable


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efforts  to  have  the   successor   Subservicer   assume   liability   for  the
representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business
judgment,   release  the   terminated   Subservicer   from  liability  for  such
representations and warranties.

         Section 3.04.              Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                                    Certificateholders.


         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

         Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been


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entered  into.  The  Trustee,  its  designee or the  successor  servicer for the
Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07.   Collection of Certain Mortgage Loan Payments;
                                    Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however,


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that the Master Servicer may not modify  materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                    (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                    (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                    (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                    (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                    (v)     Any amounts required to be deposited pursuant to
         Section 3.07(c) or 3.21;


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                    (vi)    All amounts transferred from the Certificate
         Account to the Custodial Account in accordance with Section
         4.02(a); and

                    (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be


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



deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.              Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any


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



month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.



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         Section 3.09.              Access to Certain Documentation and
                                    Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.              Permitted Withdrawals from the
                                    Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                    (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
         4.01;

                    (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                    (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining


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         amount of such interest  being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                    (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                    (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                    (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
         Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);

                    (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                    (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.



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         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a


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policy is obtainable at a reasonable price. The Master Servicer shall not cancel
or  refuse  to  renew  any  such  Primary   Insurance  Policy  applicable  to  a
Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

         Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the


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Mortgagor in accordance with the Master Servicer's normal servicing  procedures)
shall be deposited in the Custodial Account,  subject to withdrawal  pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term


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



of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this
Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13.              Enforcement of Due-on-Sale Clauses;
                                    Assumption and Modification Agreements;
                                    Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                    (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                    (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and


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



deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged


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



Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.              Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments


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



pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the


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



Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related


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Mortgage  Note shall have been  discharged,  such  Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on


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the  Mortgage  Loan  (or  REO  Property)(provided  that  if any  such  Class  of
Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         Section 3.15.              Trustee to Cooperate;
                                    Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the


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forms attached as Exhibit H hereto,  requesting  that  possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

         (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.



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         Section 3.16.              Servicing and Other Compensation;
                                    Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b),


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respectively;  and third, to any amounts of servicing  compensation to which the
Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17.              Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18.              Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been


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



material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.              Annual Independent Public Accountants'
                                    Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.20.              Rights of the Company in Respect
                                    of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer


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hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.              Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.              Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.              Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution)  either  in  immediately  available  funds  (by wire  transfer  or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the
address  of  such   Holder   appearing   in  the   Certificate   Register   such
Certificateholder's share (which share (A) with respect to each Class of Certificates (other than the Class A-10 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to the Class A-10 Certificates, shall be equal to the amount (if any) distributed pursuant to
Section 4.02(a)(i) below to the initial Holder of the Class A-10 Certificate or to each Holder of a Subclass thereof, as applicable) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

                    (i) to the Class A Certificateholders (other than the Class A-9 Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclass, if any, with respect to the Class A-10 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                    (ii)    (X)     to the Class A-9 Certificateholders, the
         Class A-9 Principal Distribution Amount; and

                   (Y) to the Class A Certificateholders (other than the Class A-9 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through
         (iv) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                            (A) the Senior Percentage for such Distribution Date
                    times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                            Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the


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                            related  Determination  Date,  minus  the  principal
                            portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with
                            other  Bankruptcy   Losses  exceeds  the  Bankruptcy
                            Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                            Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                            2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                                    (3)  the  principal  portion  of  all  other
                            unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                            Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                            (B) with respect to each  Mortgage  Loan for which a
                    Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior
                    Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date


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                    times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as
                    recoveries  of  principal  of  the  related   Mortgage  Loan
                    pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i) (C));

                            (C) the Senior Accelerated  Distribution  Percentage
                    for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                            (D) any Excess Subordinate Principal Amount for such Distribution Date; and

                            (E) any amounts  described  in  subsection  (ii)(Y),
                    clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

                    (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                    (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-9


NY1-202654.3
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         Collection  Shortfalls for such  Distribution  Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
         (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                    (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-9 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                    (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
         (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

                    (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the


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



         extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                    (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                    (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-9 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xv) are insufficient therefor;

                    (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                    (xvi) to the Class A Certificateholders and Class R Certificateholders, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the


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



         Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                    (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                    (i)  first,  to  the  Class  A-9  Certificates,   until  the
         Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-9 Principal Distribution Amount") equal to the aggregate of:

                            (A) the related  Discount  Fraction of the principal
                    portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;



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



                            (B) the related  Discount  Fraction of the principal
                    portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                            (C) in connection  with the Cash  Liquidation or REO
                    Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                            (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses
                    (A) through (C) above) that remain undistributed; and

                            (E) the amount of any Class A-9 Collection Shortfalls for such Distribution Date and the amount of any Class A-9 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                    (ii) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                    (iii) from the balance, if any, of the Senior Principal Distribution Amount remaining after the distribution described in clause 4.02(b)(ii) above, there shall be distributed to the Class A-8 Certificates, in reduction of the Certificate Principal Balance thereof, an amount equal to the sum of the following:

                            (A) the Lockout  Scheduled  Percentage  of the Class
                    A-8 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the


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



                    aggregate Certificate Principal Balance of the Certificates (other than the Class A-9 Certificates)) of the aggregate of the collections described in Sections 4.02(a)(ii)(Y)(A), (B) and (E) (without giving effect to the Senior Percentage or Senior Accelerated Distribution Percentage); and

                            (B) the Lockout  Prepayment  Percentage of the Class
                    A-8 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Certificates (other than the Class A-9 Certificates)) of the aggregate of the collections described in Section 4.02(a)(ii)(Y)(C) (without giving effect to the Senior Accelerated Distribution Percentage);

         provided that, if the aggregate of the amounts set forth in Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Section 4.02(a)(i) and Section 4.02(b)(i) have been distributed, the amount paid to the Class A-8 Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Class A-8 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates) of such difference; and

                    (iv) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii) and (iii) above shall be distributed as follows:

                            (A) first, 77.7777777778% and 22.2222222222% of such
                    amount shall be distributed concurrently to the Class A-1 and Class A-7 Certificates, respectively, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                            (B) second,  87.5% and 12.5% of such amount shall be
                    distributed concurrently to the Class A-2 and Class A-7 Certificates, respectively, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                            (C) third,  87.5% and 12.5% of such amount  shall be
                    distributed concurrently to the Class A-3 and Class A-7 Certificates, respectively, until the Certificate Principal Balances of each such Class of Certificates has been reduced to zero;



NY1-202654.3
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



                            (D) fourth, such amount shall be distributed sequentially to the Class A-4, Class A-5 and Class A- 6 Certificates, in that order, in each case until the Certificate Principal Balances of each such Class of Certificates has been reduced to zero; and

                            (E) fifth,  such amount shall be  distributed to the
                    Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates will be disregarded, and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-9 Certificates, the Senior Principal Distribution Amount will be distributed to all Classes of Class A Certificates (other than the Class A-9 Certificates) and the Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

         (d) After reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-9, Class A-10, Class M and Class B Certificates, in each case as described herein.

         (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated, if applicable, (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated),


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



subject to the following: No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-10 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-10 Certificates, to the Class A-10 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution,


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



notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.              Statements to Certificateholders.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

                    (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                    (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                    (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                    (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

                    (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                    (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B
         Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;


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                    (vii)           the related Subordinate Principal
         Distribution Amount and Prepayment Distribution Percentage, if applicable;

                    (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
         (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                    (ix) the number, aggregate principal balance and book value of any REO Properties;

                    (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                    (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                    (xii)  the  weighted   average  Pool  Strip  Rate  for  such
         Distribution Date and the Pass-Through Rate with respect to the Class A-10 Certificates and each Subclass, if any, thereof;

                    (xiii) the Class A-10 Notional Amount and each Subclass Notional Amount;

                    (xiv)           the occurrence of the Credit Support
         Depletion Date;

                    (xv)    the Senior Accelerated Distribution
         Percentage applicable to such distribution;

                    (xvi)           the Senior Percentage for such Distribution
         Date;

                    (xvii) the aggregate amount of Realized Losses for such Distribution Date;

                    (xviii)         the aggregate amount of any recoveries on
         previously foreclosed loans from Sellers due to a breach of representation or warranty;

                    (xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and



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                    (xx) the  weighted  average  Mortgage  Rates of the Mortgage
         Loans  after  giving  effect  to  the  amounts   distributed   on  such
         Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section 4.04.              Distribution of Reports to the Trustee and
                             the Company; Advances by the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying


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Agent and the Company (the information in such statement to be made available to
Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive


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for purposes of  reimbursement to the Master Servicer from recoveries on related
Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.

         Section 4.05.              Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until


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



the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-9 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-9 Certificates) and Class R Certificates, on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-9 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans and the entire amount of such losses on Non-Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-9 Certificates), Class M, Class B and Class R Certificates, on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. In the event any


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



Subclasses of the Class A-10 Certificates have been issued pursuant to Section 5.01(c), all Realized Losses and other losses allocated to the Subclasses of such Class shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.


         Section 4.07.              Optional Purchase of Defaulted Mortgage
                                    Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master


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



Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section 4.08.              Surety Bond.
     (a) If a Required SuretyPayment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.
         (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.




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                                                     ARTICLE V

                                                 THE CERTIFICATES

         Section 5.01.              The Certificates.

         (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Class A-10 Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates, other than the Class A-9 Certificates and Class A-10 Certificates) and $1,000 (in the case of the Class A-9, Class M and Class B Certificates) in excess thereof, except that one Certificate of each of the Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

Class A-9                                          $25,351.50
Class M-1                                          $25,700.00
Class M-2                                         $250,900.00
Class M-3                                         $250,200.00
Class B-1                                         $250,400.00
Class B-2                                         $411,200.00
Class B-3                                         $250,585.68

The Class R Certificates and Class A-10 Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-10 Certificates shall be issuable in minimum denominations of not less than a 100% Percentage Interest, except as provided in Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this


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Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates, other than the Class A-9 Certificates and Class A-10 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-9 Certificates and Class A-10 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge


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



its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time Residential Funding, as the initial Holder of the Class A-10 Certificates, may exchange such Holder's Class A-10 Certificates for Subclasses of Class A-10 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-10 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-10-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC Regular Interests corresponding to any Subclass, the initial Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on an Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to


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the satisfaction of the Trustee and the Certificate  Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-10 Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

         Section 5.02.              Registration of Transfer and Exchange of
                                    Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with


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said Act and laws. In the event that a transfer of a Class B  Certificate  is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not


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be an expense of the  Trustee,  the  Company or the Master  Servicer or (ii) the
prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J (with respect to any Class M Certificate or any Class B Certificate) or with a certification to the effect set forth in paragraph five of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership
         Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(f) and agrees


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         to be bound  by them,  and  (II) a  certificate,  in the form  attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

         (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

         (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to


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the date of  registration  of such  Transfer of such Class R  Certificate.  If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such


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



information may be required by the Master Servicer from such Person.

         (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen


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Certificate,  a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05.              Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.



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         Section 5.06.              Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                  (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                  (ii)              the purchase price therefor, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related


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



Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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



                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

         Section 6.01. Respective Liabilities of the Company and the Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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



Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in


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the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.              Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01.              Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee


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for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.              Trustee or Company to Act; Appointment of
                                    Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate


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



Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         Section 7.03.              Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.              Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the


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



manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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



                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.              Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and


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



         obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on


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



the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02.              Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;



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



                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).



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



         Section 8.03.              Trustee Not Liable for Certificates or
                                    Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.              Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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misconduct on its part,  arising out of, or in connection  with,  the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

         Section 8.06.              Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.              Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint


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a successor trustee by written instrument or instruments, in triplicate,  signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.              Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09.              Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association


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resulting  from any merger,  conversion  or  consolidation  to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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




         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12.              Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at [14 Wall Street, 8th Floor, New York, New York, 10005], for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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



                                   ARTICLE IX

                                   TERMINATION

         Section 9.01.  Termination Upon Purchase by the Master
                        Servicer or the Company or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                  (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer


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



shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in


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



immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class M and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate
Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.


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




         Section 9.02.              Additional Termination Requirements.

         (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under
         Section 860F of the Code and regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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



                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01.             REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A (other than the Class A-10 Certificates), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.



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                  (d) The  REMIC  Administrator  shall  prepare  or  cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC
Administrator   without  any  right  of   reimbursement   therefor.   The  REMIC
Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator
may  from  time  to  time   request  for  the  purpose  of  enabling  the  REMIC
Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the


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Master  Servicer or the REMIC  Administrator,  as  applicable,  determines  that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not
authorized   hereunder)   as  to  which  the  Master   Servicer   or  the  REMIC
Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any


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other tax is imposed by the Code or any applicable  provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-10 Certificates) representing a regular interest in the REMIC would be reduced to zero is April 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is April 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue


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Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the REMIC.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X and with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust


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Fund,  the Company,  the REMIC  Administrator  or the Trustee,  as a result of a breach of the  Master  Servicer's  covenants  set forth in this  Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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



                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                  (i)               to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as


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



         evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be


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



necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such


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



exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02.             Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or


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



proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, One First National Plaza, Chicago, Illinois 60670, Attention: Residential Accredit Loans, Inc.


NY1-202654.3
                                                        146

Series 1997-QS3 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master
Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.             Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

                  (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

                  (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section
         4.03,

                  (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

                  (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from


NY1-202654.3
                                                        147
         the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

                  (i)      the occurrence of the Final Distribution Date, and

                  (j)      the repurchase of or substitution for any Mortgage
         Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08.             Supplemental Provisions
                                    for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new


NY1-202654.3
                                                        148
certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).



NY1-202654.3
                                                        149

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                        RESIDENTIAL ACCREDIT LOANS, INC.

[Seal]
                                                     By:
                                                      Name:   Randy Van Zee
                                                     Title: Vice President

Attest:
    Name:  Diane S. Wold
    Title: Vice President


                         RESIDENTIAL FUNDING CORPORATION

[Seal]
                                                     By:
                                                     Name:   Diane S. Wold
                                                      Title:  Director


Attest:
    Name:   Randy Van Zee
    Title:  Director


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                                     as Trustee

[Seal]
                                                     By:
                                                       Name:
                                                       Title: Vice President

Attest:
     Name:
     Title: Assistant Secretary



NY1-202654.3

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of April, 1997 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




NY1-202654.3

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of April, 1997 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-202654.3

STATE OF ILLINOIS                     )
                                      ) ss.:
COUNTY OF COOK                        )


                  On the 30th day of April, 1997 before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-202654.3

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]




NY1-202654.3

Certificate No. ____                [____%][Variable] Pass-Through
                                    Rate [based on a Notional Amount]

Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:            [Percentage Interest: ___%]
April 1, 1997
                         Aggregate Initial [Certificate
                         Principal Balance] [Class A-10
                           Notional Amount] [Subclass
                          Notional Amount] of the Class
                               A-__ Certificates:

First Distribution Date:
May 25, 1997


Master Servicer:             [Initial] [Certificate Principal
Residential Funding          Balance] [[Class A-10] [Subclass]
Corporation                  Notional Amount] of this
                          Certificate: $_____________]

Assumed Final
Distribution Date:                                       CUSIP 76110F-_____
[April 25, 2027]


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES 1997-QS3

         evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate


NY1-202654.3
                                                        A-2

Principal Balance] [Initial Class A-10 Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A-___ Certificates] [Initial Class A-10 Notional Amounts of all Class A-10 Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Class A-10 Notional Amount of the Class A-10 Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-10 Certificates.] [The Subclass Notional Amount of the Class A-10-_ Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-10-_ Certificates immediately prior to such date.] [The Class A-10[-_] Certificates have no Certificate Principal Balance.]

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the


NY1-202654.3
                                                        A-3

Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class A-10 Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.


NY1-202654.3
                                                        A-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates


NY1-202654.3
                                                        A-5
from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-202654.3
                                                        A-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                   THE FIRST NATIONAL BANK OF
                                         CHICAGO,
                                          as Trustee


                                         By:
                                                       Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                            By:
                                                          Authorized Signatory


NY1-202654.3
                                           A-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                             Signature by or on behalf of assignor




                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $
        PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE,
COMPUTED UNDER THE APPROXIMATE METHOD.  NO REPRESENTATION IS MADE
THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-202654.3

Certificate No. ___                      [___]% Pass-Through Rate

Class M-    Subordinate                  Aggregate Certificate
                                         Principal Balance
                                         of the Class M Certificates:
Date of Pooling and Servicing            $_______________
Agreement and Cut-off Date:
April 1, 1997                            Initial Certificate Principal
                                         Balance of this Certificate:
First Distribution Date:                $_______________
May 25, 1997
                                         CUSIP: 76110F-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
April 25, 2027



                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS3

         evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement


NY1-202654.3
                                                        B-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-202654.3
                                                        B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-202654.3
                                                        B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-202654.3
                                                        B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-202654.3
                                                        B-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                THE FIRST NATIONAL BANK OF CHICAGO,

                                       as Trustee


                                      By:
                                                    Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                                         By:
                                                 Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                         Signature by or on behalf of assignor




                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.


NY1-202654.3

Certificate No. __                    [___]% Pass-Through Rate

Class B-__ Subordinate                Aggregate Certificate
                                      Principal Balance
                                      of the Class B-__
                                      Certificates as of
Date of Pooling and Servicing         the Cut-off Date:
Agreement and Cut-off Date:           $_______________
April 1, 1997
                                      Initial Certificate Principal
                                      Balance of this Certificate:
First Distribution Date:              $_______________
May 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
April 25, 2027


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS3

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company,"


NY1-202654.3
                                                        C-2
which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-202654.3
                                                        C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-202654.3
                                                        C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-202654.3
                                                        C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-202654.3
                                                        C-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                 THE FIRST NATIONAL BANK OF CHICAGO,

                                        as Trustee


                                       By:
                                                     Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                                         By:
                                                        Authorized Signatory


NY1-202654.3
                                                        C-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                             Signature by or on behalf of assignor




                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


NY1-202654.3

Certificate No. ___                     [___]% Pass-Through Rate

Class R Senior                          Aggregate Initial Certificate
                                        Principal Balance of the
                                        Class R Certificates:
Date of Pooling and Servicing           $100.00
Agreement and Cut-off Date:
April 1, 1997                           Initial Certificate Principal
                                        Balance of this Certificate:
First Distribution Date:                   $_______________
May 25, 1997
                                        Percentage Interest:
Master Servicer:                        _______%
Residential Funding Corporation
                                        CUSIP 76110F-_____
Assumed Final Distribution Date:
April 25, 2027


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS3

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified


NY1-202654.3
                                                        D-2
above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the


NY1-202654.3
                                                        D-3

Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing


NY1-202654.3
                                                        D-4
in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to


NY1-202654.3
                                                        D-5
the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to
(i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-202654.3
                                                        D-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                           THE FIRST NATIONAL BANK OF CHICAGO
                                  as Trustee


                                 By:
                                               Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                    By:
                                                  Authorized Signatory


NY1-202654.3
                                   D-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
         Signature by or on behalf of assignor




                                  Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of April 1, 1997, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of April 1, 1997, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-202654.3

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian


NY1-202654.3
                                                        E-2
shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other


NY1-202654.3
                                                        E-3
documents   constituting  the  Mortgage  File  with  respect  to  any  Qualified
Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.




NY1-202654.3
                                                        E-4

                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly


NY1-202654.3
                                                        E-5
in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                                ------------------------------------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


NY1-202654.3
                                                        E-6

                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this


NY1-202654.3
                                                        E-7

Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-202654.3
                                                        E-8

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                       THE FIRST NATIONAL BANK OF
CHICAGO,
                                               as Trustee
One First National Plaza
Chicago, Illinois  60670
Attention:  Residential Funding Corporation
              Series 1997-QS3
                                               By:
                                               Name:
                                               Title:


Address:                                       RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                               By:
                                               Name:
                                               Title: Vice President


Address:                                                 RESIDENTIAL FUNDING
                         CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                                         By:
                                                         Name:
                                                         Title:  Director


Address:                                                 NORWEST BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                                         By:
                                                         Name:
                                                         Title:

STATE OF                                    )
                                            ) ss.:
COUNTY OF                                   )


                  On the 30th day of April, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                 Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 30th day of April, 1997, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                          Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 30th day of April, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )


                  On the 30th day of April, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                 April 30, 1997


The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

                  Re: Custodial Agreement dated as of April 1, 1997, by and among The First National Bank of Chicago, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                               By:
                               Name:
                               Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                           ________________ ____, 1997



The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

                  Re: Custodial Agreement dated as of April 1, 1997, by and among The First National Bank of Chicago, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                  NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                                  By:
                                  Name:
                                  Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                     _____________ ___, 1997




The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

                  Re: Custodial Agreement dated as of April 1, 1997, by and among The First National Bank of Chicago, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)               The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                        NORWEST BANK MINNESOTA, NATIONAL
                                                     ASSOCIATION


                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE


  RUN ON     : 04/18/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 11.41.24          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS3 - 30 YEAR                        CUTOFF : 04/01/97
  POOL       : 0004244
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1447809          757/757             F           60,000.00         ZZ
                                         360         59,416.79          1
    2120 NORTH LANDING COURT           9.375            499.05         62
                                       9.125            499.05       97,000.00
    MARIETTA         GA   30066          2            09/29/95         00
    2592434                              05           11/01/95          0
    2592434                              N            10/01/25
    0


    1457617          747/G02             F           66,650.00         ZZ
                                         350         66,559.33          1
    24033 RODAS DRIVE                  8.000            492.46         75
                                       7.750            492.46       89,000.00
    BONITA SPRINGS   FL   33923          4            02/26/97         00
    0430175984                           05           04/01/97          0
    173063                               O            05/01/26
    0


    1516287          F41/G02             F          192,500.00         ZZ
                                         360        191,821.27          4
    168-170 NORTHAMPTON STREET         9.500          1,618.64         70
                                       9.250          1,618.64      275,000.00
    BOSTON           MA   02118          2            08/30/96         00
    0430036731                           05           10/01/96          0
    24182                                N            09/01/26
    0


    1521359          B30/G02             F          121,700.00         ZZ
                                         360        121,573.32          1
    495 CHANNEL COURT                  9.250          1,001.20         74
                                       9.000          1,001.20      166,000.00
    ERIE             CO   80516          2            01/03/97         00
    0430112458                           05           03/01/97          0
1


    0208602                              N            02/01/27
    0


    1524050          180/G02             F           42,000.00         ZZ
                                         360         41,904.77          1
    33453 MORRIS                       8.875            334.17         84
                                       8.625            334.17       50,500.00
    WAYNE            MI   48184          1            11/20/96         04
    0430173112                           05           01/01/97         25
    4253274                              N            12/01/26
    0


    1528982          882/G02             F          102,600.00         ZZ
                                         360        101,091.00          1
    9555 JAMAICA DRIVE                 8.125            761.80         95
                                       7.875            761.80      108,000.00
    MIAMI            FL   33189          1            07/10/95         14
    0430182212                           05           09/01/95         30
    UNKNOWN                              O            08/01/25
    0


    1530435          180/G02             F          171,000.00         ZZ
                                         360        170,817.31          1
    707 LA CRUZ LANE                   9.125          1,391.31         90
                                       8.875          1,391.31      190,000.00
    VACAVILLE        CA   95687          2            01/30/97         10
    0430169110                           05           03/01/97         25
    4520862                              N            02/01/27
    0


    1533141          F27/G02             F          114,750.00         ZZ
                                         360        114,359.84          1
    6458 ROCKSHIRE STREET              8.000            842.00         85
                                       7.750            842.00      135,000.00
    ALEXANDRIA       VA   22315          5            10/25/96         04
    0430184341                           09           12/01/96         12
    6217822                              O            11/01/26
    0


    1533581          180/G02             F           43,650.00         ZZ
                                         360         43,535.08          1
    5112 MAIN                          9.250            359.10         90
                                       9.000            359.10       48,500.00
    KANSAS CITY      MO   64112          1            10/28/96         04
    0430169516                           05           12/01/96         25
    10000000000875                       N            11/01/26
    0


1


    1533828          B24/G02             F           91,800.00         ZZ
                                         360         91,612.37          1
    36 FORD AVE                        9.375            763.55         85
                                       9.125            763.55      108,000.00
    BERKELEY TOWNSH  NJ   08721          5            11/13/96         23
    0430071209                           05           01/01/97          0
    174615                               O            12/01/26
    0


    1533831          180/G02             F           50,550.00         ZZ
                                         360         50,413.44          1
    29 BRANCH STREET                   9.125            411.29         90
                                       8.875            411.29       56,203.00
    MEDFORD TOWNSHI  NJ   08055          1            10/31/96         01
    0430178624                           05           12/01/96         17
    UNKNOWN                              N            11/01/26
    0


    1534650          926/926             F          212,000.00         ZZ
                                         360        211,396.88          1
    18 KING RAIL LANE                  8.875          1,686.77         79
                                       8.625          1,686.77      270,000.00
    HILTON HEAD ISL  SC   29926          2            10/11/96         00
    UNKNOWN                              03           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1534797          E01/G02             F          262,000.00         ZZ
                                         360        261,841.28          3
    3901 ROMBOUTS AVENUE               8.500          2,014.55         75
                                       8.250          2,014.55      350,000.00
    BRONX            NY   10469          1            02/03/97         00
    0430138321                           05           04/01/97          0
    962186                               O            03/01/27
    0


    1535760          A91/G02             F          279,000.00         ZZ
                                         360        279,000.00          3
    108-23 51ST AVENUE                 9.250          2,295.26         90
                                       9.000          2,295.26      310,000.00
    CORONA           NY   11368          1            03/05/97         04
    0430168237                           05           05/01/97         25
    UNKNOWN                              O            04/01/27
    0


    1535889          964/G02             F          224,000.00         ZZ
                                         360        223,328.93          1
    2494 CRESTLINE ROAD                8.875          1,782.24         70
                                       8.625          1,782.24      320,000.00
1


    PLEASANTON       CA   94566          2            10/09/96         00
    0430189753                           05           12/01/96          0
    20474                                O            11/01/26
    0


    1536202          076/076             F          140,000.00         ZZ
                                         360        139,816.22          1
    39 DREAHOOK ROAD                   8.125          1,039.50         45
                                       7.875          1,039.50      315,000.00
    BRANCHBURG       NJ   08876          2            01/09/97         00
    7065397                              05           03/01/97          0
    7065397                              O            02/01/27
    0


    1537806          638/G02             F          110,000.00         ZZ
                                         360        109,933.37          1
    LOT 2 GOSHEN WAY                   8.500            845.80         80
                                       8.250            845.80      139,000.00
    MIDDLEBORO       MA   02346          1            02/28/97         00
    0430180208                           05           04/01/97          0
    08608392                             O            03/01/27
    0


    1540999          A93/G02             F          108,750.00         ZZ
                                         360        108,624.40          1
    38 CLAY LANE                       8.750            855.54         75
                                       8.500            855.54      145,000.00
    LEVITTOWN        NY   11756          5            01/14/97         00
    0430122069                           05           03/01/97          0
    105541                               O            02/01/27
    0


    1541369          560/560             F           54,000.00         ZZ
                                         360         53,834.06          1
    6751 KAMALI AVENUE                 8.500            415.22         79
                                       8.250            415.22       68,500.00
    MEMPHIS          TN   38134          2            10/31/96         04
    450564521                            05           12/01/96         12
    450564521                            N            11/01/26
    0


    1541710          F27/G02             F           63,700.00         ZZ
                                         360         63,577.30          1
    #2 LONGWOOD DRIVE                  8.250            478.56         65
                                       8.000            478.56       98,000.00
    PALMYRA          VA   22963          5            12/20/96         00
    0430184325                           03           02/01/97          0
    6231435                              N            01/01/27
    0
1




    1541745          B26/G02             F          191,000.00         ZZ
                                         360        190,741.38          1
    18 GORDON AVENUE                   8.000          1,401.49         85
                                       7.750          1,401.49      225,000.00
    WESTBURY         NY   11590          5            01/30/97         10
    0430146068                           05           03/01/97         25
    116548357                            O            02/01/27
    0


    1542246          G80/G80             F           21,950.00         ZZ
                                         360         21,913.75          1
    510 EUCLID                         9.000            176.62         90
                                       8.750            176.62       24,400.00
    TOLEDO           OH   43605          1            12/20/96         01
    803084800                            05           02/01/97         25
    803084800                            N            01/01/27
    0


    1542445          B24/G02             F          209,600.00         ZZ
                                         360        209,208.17          1
    67 BINGHAM AVE                     8.500          1,611.64         80
                                       8.250          1,611.64      262,000.00
    RUMSON           NJ   07760          5            12/20/96         00
    0430101709                           05           02/01/97          0
    181341                               O            01/01/27
    0


    1542701          593/593             F          131,300.00         ZZ
                                         360        131,071.72          3
    1446 SOUTH 1300 EAST               8.750          1,032.94         65
                                       8.500          1,032.94      202,000.00
    SALT LAKE CITY   UT   84105          5            12/12/96         00
    6456909                              05           02/01/97          0
    6456909                              N            01/01/27
    0


    1543445          B75/G02             F          113,500.00         ZZ
                                         360        113,255.63          1
    3258 MOONFLOWER DRIVE              9.125            923.47         78
                                       8.875            923.47      146,000.00
    LAS VEGAS        NV   89102          2            11/20/96         11
    0430151407                           05           01/01/97         25
    2713451                              N            12/01/26
    0


    1543561          076/076             F           60,000.00         T
                                         360         59,932.47          1
1


    15441 N 50TH STREET                8.875            477.39         55
                                       8.625            477.39      110,000.00
    SCOTTSDALE       AZ   85254          1            01/15/97         00
    7070881                              03           03/01/97          0
    7070881                              O            02/01/27
    0


    1543707          765/G02             F           65,250.00         ZZ
                                         360         65,098.15          4
    21485 #1,2,3 AND 4 BEAR VALLEY     8.750            513.33         75
    ROAD                               8.500            513.33       87,000.00
    APPLE VALLEY     CA   92308          1            11/25/96         00
    0430185132                           05           01/01/97          0
    318868                               N            12/01/26
    0


    1543783          638/G02             F          119,850.00         ZZ
                                         360        119,782.81          1
    24 SOMERSET PLACE                  8.875            953.58         85
                                       8.625            953.58      141,000.00
    NORTH PLAINFIEL  NJ   07060          5            01/29/97         14
    0430169318                           05           04/01/97         12
    24473                                O            03/01/27
    0


    1544268          B99/G02             F          257,000.00         ZZ
                                         360        256,718.19          1
    14 FALES ROAD                      9.000          2,067.88         78
                                       8.750          2,067.88      330,000.00
    SHARON           MA   02067          1            01/27/97         00
    0430128918                           05           03/01/97          0
    LM965499                             O            02/01/27
    0


    1544275          B26/G02             F          148,400.00         ZZ
                                         360        147,899.52          2
    31 CLARK LANE                      9.000          1,194.86         90
                                       8.750          1,194.86      165,000.00
    STATEN ISLAND    NY   10304          1            09/19/96         10
    0430163279                           09           11/01/96         25
    1544275                              N            10/01/26
    0


    1544381          B24/G02             F          118,750.00         ZZ
                                         360        118,629.60          2
    12 PARADISCO STREET                9.375            987.70         95
                                       9.125            987.70      125,000.00
    NORWALK          CT   06854          1            01/31/97         04
    0430136382                           05           03/01/97         30
1


    UNKNOWN                              O            02/01/27
    0


    1544837          862/G02             F          234,000.00         ZZ
                                         360        233,858.24          1
    5667 COMANCHE DRIVE                8.500          1,799.26         90
                                       8.250          1,799.26      260,000.00
    SAN JOSE         CA   95123          1            02/13/97         01
    0430183285                           05           04/01/97         25
    4308086                              O            03/01/27
    0


    1545121          F27/G02             F           94,850.00         ZZ
                                         360         94,728.61          2
    1700 & 1702 INGLEWOOD DRIVE        8.250            712.58         70
                                       8.000            712.58      135,500.00
    CHARLOTTESVILLE  VA   22901          1            01/07/97         00
    0430184226                           05           03/01/97          0
    6234850                              N            02/01/27
    0


    1545281          E58/G02             F           44,900.00         ZZ
                                         360         44,876.10          1
    2202 CASTLE ROCK SQUARE #1B        9.125            365.33         90
                                       8.875            365.33       49,900.00
    RESTON           VA   20191          1            02/27/97         10
    0430170878                           01           04/01/97         25
    8939001                              N            03/01/27
    0


    1545971          638/G02             F          114,750.00         ZZ
                                         360        114,617.48          2
    6623 SOUTH WHIPPLE AVENUE          8.750            902.74         85
                                       8.500            902.74      135,000.00
    CHICAGO          IL   60629          5            01/22/97         10
    0430148114                           05           03/01/97         12
    08615698                             O            02/01/27
    0


    1545975          A71/G02             F          131,900.00         ZZ
                                         360        131,739.62          3
    1130 1130 1/2 WEST 88TH STREET     8.500          1,014.20         80
                                       8.250          1,014.20      165,000.00
    LOS ANGELES      CA   90044          1            01/07/97         00
    0430114710                           05           03/01/97          0
    1545975                              O            02/01/27
    0


1


    1546154          E86/G02             F          139,400.00         ZZ
                                         360        139,331.43          3
    128 DEPEW AVENUE                   9.500          1,172.15         85
                                       9.250          1,172.15      164,000.00
    NYACK            NY   10960          1            02/24/97         04
    0430157313                           05           04/01/97         20
    15107                                N            03/01/27
    0


    1546318          A52/G02             F          112,500.00         ZZ
                                         360        112,376.64          1
    4115 CHERRY RIDGE WALK             9.000            905.20         75
                                       8.750            905.20      150,000.00
    SUWANEE          GA   30174          5            01/08/97         00
    0430114637                           05           03/01/97          0
    183197                               O            02/01/27
    0


    1546330          664/G02             F          102,000.00         ZZ
                                         360        101,891.02          1
    1560 W. HILLIARD LANE              9.125            829.91         85
                                       8.875            829.91      120,000.00
    EUGENE           OR   97404          5            01/06/97         23
    0430132357                           05           03/01/97          0
    2245777                              O            02/01/27
    0


    1546481          377/377             F           54,900.00         ZZ
                                         360         54,811.67          1
    1755 15TH AVE NORTH                9.125            446.69         90
                                       8.875            446.69       61,000.00
    LAKE WORTH       FL   33460          1            12/17/96         01
    3555117                              05           02/01/97         25
    3555117                              N            01/01/27
    0


    1546528          828/G02             F          109,360.00         ZZ
                                         360        109,360.00          1
    1143 WOODALL CIRCLE                8.500            840.89         80
                                       8.250            840.89      137,000.00
    NEW BRAUNFELS    TX   78130          2            03/21/97         00
    0430188011                           05           05/01/97          0
    66080089                             O            04/01/27
    0


    1546785          E75/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    9 SENECA COURT                     8.500          1,076.48         70
                                       8.250          1,076.48      200,000.00
1


    PORT JEFFERSON   NY   11776          1            03/11/97         00
    0430172999                           05           05/01/97          0
    116581048                            O            04/01/27
    0


    1546793          201/G02             F          137,250.00         ZZ
                                         360        137,099.49          2
    110 LOUIS STREET                   9.000          1,104.35         85
                                       8.750          1,104.35      161,500.00
    NEW BRUNSWICK    NJ   08901          1            01/10/97         12
    0430152017                           05           03/01/97         20
    1300943725                           N            02/01/27
    0


    1546829          498/G02             F           98,900.00         ZZ
                                         360         98,728.04          1
    600 CHERRY LAUREL COURT            8.750            778.05         90
                                       8.500            778.05      109,900.00
    WILMINGTON       NC   28405          1            12/13/96         01
    0430113993                           05           02/01/97         25
    1467872                              N            01/01/27
    0


    1547165          633/G02             F           86,250.00         ZZ
                                         360         86,201.65          4
    1018 SOUTH BELLE AVE A,B,C &       8.875            686.24         75
    1020 SOUTH BELLE AVENUE            8.625            686.24      115,000.00
    CORONA           CA   91720          1            02/14/97         00
    0430168609                           05           04/01/97          0
    674341                               N            03/01/27
    0


    1547552          526/G02             F           48,450.00         ZZ
                                         360         48,348.97          1
    7290 REGENCY SQUARE COURT          9.000            389.84         95
                                       8.750            389.84       51,000.00
    HOUSTON          TX   77036          1            12/06/96         10
    0430112615                           01           02/01/97         30
    160403                               O            01/01/27
    0


    1547701          A38/G02             F           37,800.00         ZZ
                                         360         37,763.63          1
    4306 DALLAS AVENUE                 9.625            321.30         90
                                       9.375            321.30       42,000.00
    HOUSTON          TX   77023          1            01/20/97         10
    0430154963                           05           03/01/97         25
    960549                               N            02/01/27
    0
1




    1547927          B24/G02             F          156,000.00         ZZ
                                         360        155,765.21          1
    47 OAKLAND AVENUE                  8.875          1,241.21         78
                                       8.625          1,241.21      200,000.00
    STAMFORD         CT   06905          2            01/10/97         00
    0430118166                           05           03/01/97          0
    183373                               O            02/01/27
    0


    1547982          737/G02             F           47,700.00         ZZ
                                         360         47,554.42          1
    1921 KAREN LANE                    9.250            392.42         90
                                       9.000            392.42       53,000.00
    TALLAHASSEE      FL   32304          1            12/20/96         01
    0430176826                           05           02/01/97         25
    558676                               N            01/01/27
    0


    1548236          180/G02             F           63,000.00         ZZ
                                         360         62,884.44          1
    2871 OLD SOUTH DRIVE               9.125            512.59         90
                                       8.875            512.59       70,000.00
    JONESBORO        GA   30236          1            01/20/97         01
    0430183970                           05           03/01/97         25
    4613006                              N            02/01/27
    0


    1548254          076/076             F           54,000.00         ZZ
                                         360         53,943.78          4
    4700 HAZEL AVENUE                  9.250            444.25         90
                                       9.000            444.25       60,000.00
    PHILADELPHIA     PA   19143          1            01/15/97         10
    7073625                              07           03/01/97         25
    7073625                              N            02/01/27
    0


    1548367          F03/G02             F          112,750.00         ZZ
                                         360        112,691.54          4
    3248 58 ELIZABETH STREET           9.250            927.57         85
                                       9.000            927.57      132,700.00
    DENVER           CO   80205          1            02/05/97         01
    0430149385                           09           04/01/97         20
    DEN10430                             N            03/01/27
    0


    1548497          B49/G02             F          119,700.00         ZZ
                                         360        119,568.73          4
1


    4310 LOOMIS AVE                    9.000            963.14         90
                                       8.750            963.14      133,000.00
    COLORADO SPRING  CO   80906          1            01/27/97         04
    0430128249                           05           03/01/97         25
    184798                               N            02/01/27
    0


    1548538          575/G02             F           96,050.00         ZZ
                                         360         95,910.86          1
    138-140 MARINE DRIVE               9.625            816.41         81
                                       9.375            816.41      120,000.00
    AMHERST          NY   14228          1            12/13/96         10
    0430167437                           05           02/01/97         12
    962204832                            N            01/01/27
    0


    1548628          E86/G02             F          330,000.00         ZZ
                                         360        330,000.00          2
    210 KENWOOD AVENUE                 8.750          2,596.11         76
                                       8.500          2,596.11      439,900.00
    STATEN ISLAND    NY   10312          1            03/28/97         00
    0430190454                           05           05/01/97          0
    15286                                O            04/01/27
    0


    1548750          G80/G80             F           95,000.00         ZZ
                                         360         94,895.81          1
    25 WADE TERRACE                    9.000            764.40         76
                                       8.750            764.40      125,000.00
    BRIDGEPORT       CT   06604          1            01/22/97         00
    UNKNOWN                              05           03/01/97          0
    UNKNOWN                              O            02/01/27
    0


    1548824          757/757             F           96,200.00         ZZ
                                         360         96,036.98          1
    431 BELLINGHAM DRIVE               8.875            765.42         90
                                       8.625            765.42      106,900.00
    SUGAR HILL       GA   30518          1            12/23/96         10
    2878866                              05           02/01/97         25
    2878866                              N            01/01/27
    0


    1548869          B24/G02             F          167,200.00         ZZ
                                         360        167,011.83          1
    152 WEED HILL AVENUE               8.875          1,330.32         80
                                       8.625          1,330.32      209,000.00
    STAMFORD         CT   06907          1            02/04/97         00
    0430138446                           05           03/01/97          0
1


    UNKNOWN                              O            02/01/27
    0


    1549166          800/G02             F          121,500.00         ZZ
                                         360        121,437.00          3
    34 WILLSON STREET                  9.250            999.56         65
                                       9.000            999.56      187,000.00
    SALEM            MA   01970          2            02/21/97         00
    0430162974                           05           04/01/97          0
    010301195                            O            03/01/27
    0


    1549193          737/G02             F           34,200.00         ZZ
                                         360         34,167.97          1
    1385 OLD COACH                     9.750            293.83         90
                                       9.500            293.83       38,000.00
    MARIETTA         GA   30060          1            01/14/97         01
    0430165514                           01           03/01/97         25
    559036                               N            02/01/27
    0


    1549223          965/G02             F           63,000.00         ZZ
                                         360         62,893.25          1
    914 SOUTH UNA AVENUE               8.875            501.26         90
                                       8.625            501.26       70,000.00
    TEMPE            AZ   85281          1            12/18/96         01
    0430170209                           05           02/01/97         25
    181072                               N            01/01/27
    0


    1549247          B68/G02             F           93,750.00         ZZ
                                         360         93,647.21          1
    618 N AVENUE 54                    9.000            754.33         75
                                       8.750            754.33      125,000.00
    LOS ANGELES      CA   90042          5            01/17/97         00
    0430143719                           05           03/01/97          0
    17027021                             O            02/01/27
    0


    1549345          575/G02             F           61,950.00         ZZ
                                         360         61,852.89          2
    19442 SLEMMER ROAD                 9.250            509.65         85
                                       9.000            509.65       72,900.00
    COVINGTON        LA   70433          1            12/27/96         10
    0430151852                           05           02/01/97         25
    962233252                            N            01/01/27
    0


1


    1549456          B24/G02             F          300,000.00         ZZ
                                         360        299,822.88          1
    38 RAVEN ROAD                      8.625          2,333.37         75
                                       8.375          2,333.37      400,000.00
    COLTS NECK       NJ   07722          1            02/24/97         00
    0430152272                           05           04/01/97          0
    187796                               O            03/01/27
    0


    1549518          G65/G02             F          159,000.00         ZZ
                                         360        159,000.00          2
    374 MONMOUTH STREET                8.875          1,265.08         95
                                       8.625          1,265.08      167,375.00
    JERSEY CITY      NJ   07302          1            03/06/97         04
    0430168054                           05           05/01/97         30
    219584549                            O            04/01/27
    0


    1549530          731/G02             F          166,400.00         ZZ
                                         360        166,207.83          1
    1237 PRESIDIO BOULEVARD            8.750          1,309.07         80
                                       8.500          1,309.07      208,000.00
    PACIFIC GROVE    CA   93950          2            01/22/97         95
    0430169425                           05           03/01/97          0
    111753332                            N            02/01/27
    0


    1549754          076/076             F           50,000.00         ZZ
                                         360         49,973.39          1
    417 NORTH RODNEY STREET            9.125            406.82         84
                                       8.875            406.82       60,000.00
    WILMINGTON       DE   19805          1            02/26/97         10
    7074633                              05           04/01/97         20
    7074633                              N            03/01/27
    0


    1549852          F03/G02             F          162,500.00         ZZ
                                         360        162,500.00          1
    1221 CHARWEST DRIVE                8.500          1,249.49         63
                                       8.250          1,249.49      260,000.00
    WOODLAND PARK    CO   80863          5            03/11/97         00
    0430182238                           05           05/01/97          0
    DEN10394                             O            04/01/27
    0


    1549859          896/G02             F          141,100.00         ZZ
                                         360        140,841.73          1
    403 WEST MAIN STREET               8.500          1,084.94         85
                                       8.250          1,084.94      166,000.00
1


    LEXINGTON        GA   30648          5            12/27/96         23
    0430122176                           05           02/01/97          0
    12725                                O            01/01/27
    0


    1549933          076/076             F           31,900.00         ZZ
                                         360         31,864.08          1
    2214 ORCHID ROAD                   8.875            253.82         80
                                       8.625            253.82       39,900.00
    LEHIGH ACRES     FL   33936          1            01/31/97         00
    6819452                              01           03/01/97          0
    6819452                              O            02/01/27
    0


    1550017          771/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1039 EAST MAIN STREET              8.875            795.64         58
                                       8.625            795.64      175,000.00
    SHRUB OAK        NY   10588          2            03/07/97         00
    0430172403                           05           05/01/97          0
    960883G                              O            04/01/27
    0


    1550158          F59/G02             F          260,800.00         ZZ
                                         360        260,653.79          1
    35 DOVER ROAD                      8.875          2,075.04         79
                                       8.625          2,075.04      332,000.00
    DOVER            MA   02030          1            02/28/97         00
    0430156232                           05           04/01/97          0
    960103                               O            03/01/27
    0


    1550161          A80/G02             F           96,200.00         ZZ
                                         360         96,200.00          1
    1404 CORONADO ROAD                 9.000            774.05         90
                                       8.750            774.05      106,900.00
    WESTON           FL   33327          1            03/03/97         12
    0430177246                           09           05/01/97         25
    9750688                              O            04/01/27
    0


    1550293          E22/G02             F          106,250.00         ZZ
                                         360        106,068.59          1
    1428 TELLICO DRIVE                 9.375            883.73         85
                                       9.125            883.73      125,000.00
    WOLVERINE        MI   48390          5            12/19/96         23
    0410167019                           05           02/01/97          0
    410167019                            O            01/01/27
    0
1




    1550342          313/G02             F          145,150.00         ZZ
                                         360        144,986.65          2
    13365 SW OAKWOOD ST                8.875          1,154.88         90
                                       8.625          1,154.88      161,300.00
    BEAVERTON        OR   97005          1            01/29/97         10
    0430149104                           05           03/01/97         25
    6011191                              N            02/01/27
    0


    1550361          A78/G02             F           89,250.00         ZZ
                                         360         89,141.47          1
    176 CALABRIA DRIVE                 8.500            686.26         75
                                       8.250            686.26      119,000.00
    WINDSOR          CO   80550          4            01/24/97         00
    0430190785                           05           03/01/97          0
    300571328                            N            02/01/27
    0


    1550433          225/225             F          120,000.00         ZZ
                                         360        119,934.45          1
    110 GARDEN STREET                  9.000            965.55         50
                                       8.750            965.55      240,000.00
    DUMONT           NJ   07628          5            02/13/97         00
    803538100                            05           04/01/97          0
    803538100                            O            03/01/27
    0


    1550454          180/G02             F           68,850.00         ZZ
                                         360         68,772.52          1
    5246 WEST WILLIS ROAD              8.875            547.80         85
                                       8.625            547.80       81,000.00
    GEORGETOWN       IN   47122          5            01/24/97         23
    0430152777                           05           03/01/97         12
    4550190                              O            02/01/27
    0


    1550505          076/076             F           34,000.00         ZZ
                                         360         33,924.84          2
    891 893 KOSSUTH STREET             9.000            273.58         85
                                       8.750            273.58       40,000.00
    BRIDGEPORT       CT   06608          1            11/13/96         01
    7058015                              05           01/01/97         20
    7058015                              N            12/01/26
    0


    1550523          076/076             F           53,550.00         ZZ
                                         360         52,062.60          2
1


    40 A & B RUSSELL STREET            9.375            445.41         85
                                       9.125            445.41       63,000.00
    PLYMOUTH         NH   03264          1            11/08/96         10
    6341242                              05           01/01/97         20
    6341242                              N            12/01/26
    0


    1550661          E22/G02             F           32,000.00         ZZ
                                         360         31,949.84          1
    810 CLARISSA PLACE                 9.250            263.26         80
                                       9.000            263.26       40,000.00
    GARLAND          TX   75040          1            12/18/96         10
    0410325534                           05           02/01/97         12
    410325534                            N            01/01/27
    0


    1550710          526/G02             F          135,000.00         ZZ
                                         360        134,782.82          4
    119 ZABRISKIE STREET               9.125          1,098.41         95
                                       8.875          1,098.41      143,000.00
    JERSEY CITY      NJ   07307          1            12/24/96         10
    0430169128                           05           02/01/97         30
    0157064                              O            01/01/27
    0


    1550851          G66/G02             F          126,900.00         ZZ
                                         360        126,760.84          3
    405 ALLEN AVE                      9.000          1,021.07         90
                                       8.750          1,021.07      141,000.00
    GLENDALE         CA   91201          1            01/28/97         23
    0430140749                           05           03/01/97          0
    242                                  O            02/01/27
    0


    1550924          765/G02             F           97,750.00         ZZ
                                         360         97,695.19          1
    4491 ECULID AVENUE                 8.875            777.75         85
                                       8.625            777.75      115,000.00
    SAN DIEGO        CA   92115          2            02/03/97         10
    0430163022                           05           04/01/97         20
    140316                               N            03/01/27
    0


    1550957          E46/G02             F           98,550.00         ZZ
                                         360         98,501.53          2
    329 8TH STREET                     9.500            828.66         90
                                       9.250            828.66      109,500.00
    JERSEY CITY      NJ   07302          1            02/28/97         04
    0430168013                           07           04/01/97         25
1


    24426                                N            03/01/27
    0


    1550999          638/G02             F          165,000.00         ZZ
                                         360        164,914.46          2
    39 IRVING STREET                   9.250          1,357.41         77
                                       9.000          1,357.41      215,000.00
    MONTCLAIR        NJ   07042          2            02/20/97         00
    0430169466                           05           04/01/97          0
    08619756                             O            03/01/27
    0


    1551002          225/225             F           51,900.00         ZZ
                                         360         51,870.14          1
    854 NW 87 AVENUE                   8.750            408.30         82
    UNIT 102                           8.500            408.30       63,900.00
    MIAMI            FL   33172          1            02/06/97         14
    803535900                            01           04/01/97         25
    803535900                            N            03/01/27
    0


    1551017          201/G02             F           91,200.00         ZZ
                                         360         90,914.29          1
    818 NORTHPARK RIDGE                8.625            709.35         80
                                       8.375            709.35      114,000.00
    NEW BRAUNFELS    TX   78130          1            12/10/96         00
    0430127837                           05           02/01/97          0
    4200953570                           O            01/01/27
    0


    1551098          B24/G02             F           37,200.00         ZZ
                                         360         37,180.71          1
    69 COVE ROAD                       9.250            306.04         80
                                       9.000            306.04       46,500.00
    STAMFORD         CT   06902          1            02/07/97         04
    0430146365                           01           04/01/97         12
    184570                               N            03/01/27
    0


    1551169          E22/G02             F           48,600.00         ZZ
                                         360         48,550.73          1
    5526 GIRNIGOE DRIVE                9.375            404.23         90
                                       9.125            404.23       54,000.00
    HOUSTON          TX   77084          1            01/07/97         10
    0410321368                           03           03/01/97         25
    410321368                            N            02/01/27
    0


1


    1551224          624/G02             F           67,150.00         ZZ
                                         360         67,005.10          1
    2816 1ST AVENUE SOUTH              8.875            534.28         85
                                       8.625            534.28       79,000.00
    GREAT FALLS      MT   59405          5            02/03/97         01
    0430149872                           05           04/01/97         17
    76000160153                          O            03/01/27
    0


    1551250          201/G02             F           41,400.00         ZZ
                                         360         41,377.96          1
    312 TOWNSEND STREET                9.125            336.85         90
                                       8.875            336.85       46,000.00
    NEW BRUNSWICK    NJ   08901          1            02/18/97         01
    0430171736                           05           04/01/97         25
    4631                                 N            03/01/27
    0


    1551254          A38/G02             F           40,000.00         ZZ
                                         360         39,979.80          2
    7011 AND 7013 SOUTH GESSNER        9.375            332.70         80
    ROAD                               9.125            332.70       50,000.00
    HOUSTON          TX   77036          1            02/26/97         04
    0430165050                           09           04/01/97         12
    960483                               N            03/01/27
    0


    1551290          560/560             F          116,250.00         ZZ
                                         360        116,122.52          1
    226 BARONE AVE                     9.000            935.38         75
                                       8.750            935.38      155,000.00
    SOUTH PLAINFIEL  NJ   07080          5            01/29/97         00
    458419702                            05           03/01/97          0
    458419702                            O            02/01/27
    0


    1551295          G80/G80             F          108,000.00         ZZ
                                         360        107,872.00          4
    256 WEST KELSO STREET              8.625            840.02         90
                                       8.375            840.02      120,000.00
    TUCSON           AZ   85705          1            01/28/97         10
    803431900                            09           03/01/97         25
    803431900                            N            02/01/27
    0


    1551319          B75/G02             F           50,000.00         ZZ
                                         360         49,970.49          1
    1850 BAYBERRY DRIVE                8.625            388.89         57
                                       8.375            388.89       88,000.00
1


    PEMBROKE PINES   FL   33024          1            02/28/97         00
    0430173617                           09           04/01/97          0
    2930717                              O            03/01/27
    0


    1551338          A06/G02             F          181,000.00         ZZ
                                         360        180,785.51          1
    4037 PINEHURST                     8.625          1,407.80         85
                                       8.375          1,407.80      213,000.00
    WEST BLOOMFIELD  MI   48322          2            01/13/97         10
    0430123992                           05           03/01/97         25
    1000009606445                        N            02/01/27
    0


    1551416          776/G02             F           40,000.00         T
                                         360         39,933.96          1
    6283 DAISY AVENUE                  9.000            321.85         80
                                       8.750            321.85       50,000.00
    TWENTYNINE PALM  CA   92277          1            12/30/96         01
    0430127969                           05           02/01/97         12
    6139868                              O            01/01/27
    0


    1552018          526/G02             F           14,231.00         ZZ
                                         360         14,201.13          1
    5819-5821 E 16TH TERRACE           9.250            117.08         70
                                       9.000            117.08       20,330.00
    KANSAS CITY      MO   64129          1            11/26/96         00
    0430185256                           05           01/01/97          0
    0158572                              N            12/01/26
    0


    1552079          180/G02             F           33,300.00         ZZ
                                         360         33,282.28          1
    132 WINDTREE LANE                  9.125            270.94         90
                                       8.875            270.94       37,000.00
    WINTER GARDEN    FL   34787          1            02/14/97         10
    0430167890                           01           04/01/97         25
    4736708                              O            03/01/27
    0


    1552127          575/G02             F           76,800.00         ZZ
                                         360         76,800.00          2
    653 BORDEN ROAD                    8.750            604.19         61
                                       8.500            604.19      127,000.00
    CHEEKTOWAGA      NY   14227          5            03/04/97         00
    0430177568                           05           05/01/97          0
    456007042                            O            04/01/27
    0
1




    1552173          E22/G02             F          200,000.00         ZZ
                                         360        199,678.25          1
    20 WILTON STREET                   9.125          1,627.27         65
                                       8.875          1,627.27      310,000.00
    PRINCETON        NJ   08540          5            12/20/96         00
    0410255210                           05           02/01/97          0
    410255210                            O            01/01/27
    0


    1552240          180/G02             F           76,500.00         ZZ
                                         360         76,500.00          3
    329 JERU BOULEVARD                 9.125            622.43         90
                                       8.875            622.43       85,000.00
    TARPON SPRINGS   FL   34689          1            03/12/97         01
    0430189274                           05           05/01/97         25
    4737086                              N            04/01/27
    0


    1552254          E86/G02             F          112,100.00         ZZ
                                         360        112,100.00          2
    32 BALLARD AVENUE                  9.250            922.22         81
                                       9.000            922.22      140,000.00
    SLOATSBURG       NY   10974          1            03/11/97         10
    0430177303                           05           05/01/97         20
    15868                                N            04/01/27
    0


    1552265          074/G02             F           46,800.00         ZZ
                                         360         46,693.89          1
    638 COVINGTON COURT                8.875            372.36         90
                                       8.625            372.36       52,000.00
    WASHINGTON TWP   NJ   08080          1            11/07/96         12
    0430142471                           01           01/01/97         25
    1161225905                           N            12/01/26
    0


    1552316          074/G02             F           37,600.00         ZZ
                                         360         37,504.74          1
    1311 F KINGSBURY                   9.000            302.54         80
                                       8.750            302.54       47,000.00
    HANOVER PARK     IL   60103          1            11/12/96         10
    0430142968                           01           01/01/97         12
    1612034568                           N            12/01/26
    0


    1552411          526/G02             F           43,875.00         ZZ
                                         360         43,802.55          1
1


    214 N MAIN STREET #9               9.000            353.03         75
                                       8.750            353.03       58,500.00
    BRECKENRIDGE     CO   80424          1            12/20/96         00
    0430145458                           01           02/01/97          0
    158969                               N            01/01/27
    0


    1552418          E48/E48             F          101,250.00         ZZ
                                         360        101,159.69          1
    5048 META DRIVE                    8.750            796.53         90
                                       8.500            796.53      112,500.00
    NASHVILLE        TN   37211          1            02/14/97         01
    9474                                 05           04/01/97         25
    9474                                 N            03/01/27
    0


    1552433          B75/G02             F          116,250.00         ZZ
                                         360        116,104.99          1
    EAST 421 DANIELS ROAD              8.375            883.58         75
                                       8.125            883.58      155,000.00
    SHELTON          WA   98584          1            01/03/97         00
    0430136044                           05           03/01/97          0
    2648608                              O            02/01/27
    0


    1552442          E22/G02             F           29,250.00         ZZ
                                         360         29,221.11          1
    1115 N. JONES AVE.                 9.500            245.95         90
                                       9.250            245.95       32,500.00
    NORMAN           OK   73069          1            01/14/97         10
    0410322317                           05           03/01/97         25
    410322317                            N            02/01/27
    0


    1552447          E22/G02             F           59,650.00         ZZ
                                         360         59,591.09          1
    7 SAWMILL GROVE LANE               9.500            501.57         90
                                       9.250            501.57       66,300.00
    THE WOODLANDS    TX   77380          1            01/10/97         01
    0410278261                           03           03/01/97         25
    410278261                            N            02/01/27
    0


    1552461          A80/G02             F          130,000.00         T
                                         360        130,000.00          1
    511 MISTY OAKS DRIVE               9.375          1,081.28         73
                                       9.125          1,081.28      180,000.00
    POMPANO BEACH    FL   33069          1            03/06/97         00
    0430185876                           03           05/01/97          0
1


    9750711                              O            04/01/27
    0


    1552771          638/G02             F           57,500.00         ZZ
                                         360         57,473.18          2
    258 ROSS STREET                    9.750            494.01         90
                                       9.500            494.01       63,900.00
    JOLIET           IL   60435          1            02/07/97         10
    0430157826                           09           04/01/97         25
    08620759                             N            03/01/27
    0


    1552776          F25/G02             F          182,750.00         ZZ
                                         360        182,657.70          1
    11 MANCHESTER DRIVE                9.375          1,520.03         85
                                       9.125          1,520.03      215,000.00
    MOUNT KISCO      NY   10549          2            02/03/97         01
    0430145847                           05           04/01/97         20
    R9701024                             N            03/01/27
    0


    1552860          952/G02             F          196,800.00         ZZ
                                         360        196,800.00          1
    10 THOUSANDS OAK TERRACE           8.125          1,461.23         80
                                       7.875          1,461.23      246,000.00
    HOWELL           NJ   07731          2            03/21/97         00
    0430186635                           05           05/01/97          0
    97011608                             O            04/01/27
    0


    1552864          B68/G02             F          142,800.00         ZZ
                                         360        142,800.00          1
    1148 CHESTNUT AVENUE               8.625          1,110.68         80
                                       8.375          1,110.68      178,500.00
    LONG BEACH       CA   90813          1            03/03/97         04
    0430173260                           05           05/01/97         12
    17027118                             N            04/01/27
    0


    1552865          E22/G02             F           81,700.00         ZZ
                                         360         81,557.97          1
    10021 TRAILRIDGE DR                8.750            642.73         59
                                       8.500            642.73      138,500.00
    SHREVEPORT       LA   71106          1            12/31/96         00
    0410324693                           05           02/01/97          0
    410324693                            N            01/01/27
    0


1


    1552978          927/G02             F           99,750.00         ZZ
                                         360         99,692.60          4
    4225 LOOMIS AVENUE                 8.750            784.74         75
                                       8.500            784.74      133,000.00
    COLORADO SPRING  CO   80906          1            02/28/97         00
    0430172536                           05           04/01/97          0
    293670                               N            03/01/27
    0


    1552980          927/G02             F          119,700.00         ZZ
                                         360        119,631.12          4
    4205 LOOMIS AVENUE                 8.750            941.69         90
                                       8.500            941.69      133,000.00
    COLORADO SPRING  CO   80906          1            02/26/97         10
    0430172577                           05           04/01/97         30
    293605                               N            03/01/27
    0


    1552981          927/G02             F           99,750.00         ZZ
                                         360         99,692.60          4
    4245 LOOMIS AVENUE                 8.750            784.74         75
                                       8.500            784.74      133,000.00
    COLORADO SPRING  CO   80906          1            02/26/97         00
    0430172692                           05           04/01/97          0
    293613                               N            03/01/27
    0


    1552983          927/G02             F          119,700.00         ZZ
                                         360        119,631.12          4
    4235 LOOMIS AVENUE                 8.750            941.69         90
                                       8.500            941.69      133,000.00
    COLORADO SPRING  CO   80906          1            02/26/97         10
    0430174540                           05           04/01/97         30
    293662                               N            03/01/27
    0


    1552984          E29/G02             F           75,565.00         ZZ
                                         360         75,482.15          1
    6475 SOUTH DAYTON STREET #301      9.000            608.01         85
                                       8.750            608.01       88,900.00
    ENGLEWOOD        CO   80111          1            01/31/97         04
    0430153213                           05           03/01/97         20
    19710151                             N            02/01/27
    0


    1552985          927/G02             F           97,500.00         ZZ
                                         360         97,443.90          4
    4255 LOOMIS AVENUE                 8.750            767.04         75
                                       8.500            767.04      130,000.00
1


    COLORADO SPRING  CO   80906          1            02/26/97         00
    0430177931                           05           04/01/97          0
    293597                               N            03/01/27
    0


    1552988          225/225             F           52,000.00         ZZ
                                         360         51,970.84          1
    9110 BROOKFIELD AVENUE             8.875            413.74         65
                                       8.625            413.74       81,000.00
    BROOKFIELD       IL   60513          1            02/13/97         00
    666244900                            09           04/01/97          0
    666244900                            O            03/01/27
    0


    1552994          B42/G02             F          154,000.00         ZZ
                                         360        153,904.28          1
    1783 LANIKEHA WAY                  8.375          1,170.51         71
                                       8.125          1,170.51      219,000.00
    PEARL CITY       HI   96782          5            02/26/97         00
    0430167783                           05           04/01/97          0
    33510                                O            03/01/27
    0


    1553187          131/G02             F          215,000.00         ZZ
                                         360        214,866.36          1
    19993 WELD COUNTY ROAD 5           8.375          1,634.16         53
                                       8.125          1,634.16      410,000.00
    BERTHOUD         CO   80513          5            02/18/97         00
    0430183475                           05           04/01/97          0
    3243266                              O            03/01/27
    0


    1553191          862/G02             F          144,000.00         ZZ
                                         360        143,617.20          1
    24842 STEM AVENUE                  8.750          1,132.85         80
                                       8.500          1,132.85      180,000.00
    LAKE FOREST      CA   92630          1            01/09/97         00
    0430166819                           05           03/01/97          0
    4350682                              O            02/01/27
    0


    1553193          129/G02             F           90,150.00         ZZ
                                         360         89,992.06          2
    660 VIRGINIA AVENUE                9.375            749.82         90
                                       9.125            749.82      100,200.00
    EAST LANSING     MI   48823          1            12/19/96         01
    0430132597                           05           02/01/97         25
    3800016572                           N            01/01/27
    0
1




    1553194          965/G02             F          153,000.00         ZZ
                                         360        152,823.31          1
    6152 NORTH 29TH STREET             8.750          1,203.65         91
                                       8.500          1,203.65      169,000.00
    PHEONIX          AZ   85016          1            01/13/97         01
    0430146688                           01           03/01/97         30
    184305                               N            02/01/27
    0


    1553232          776/G02             F          118,000.00         ZZ
                                         360        117,867.21          1
    2581 LANCASTER COURT               8.875            938.86         65
                                       8.625            938.86      183,000.00
    SANTA CLARA      CA   95051          5            01/14/97         00
    0430172064                           09           03/01/97          0
    6239400                              O            02/01/27
    0


    1553394          E22/G02             F           56,100.00         ZZ
                                         360         56,009.75          1
    1410 VOLID UNIT # 2C               9.125            456.45         85
                                       8.875            456.45       66,000.00
    HOFFMAN ESTATES  IL   60194          5            12/30/96         23
    0410205926                           01           02/01/97          0
    410205926                            O            01/01/27
    0


    1553456          E91/G02             F          143,000.00         ZZ
                                         360        142,904.05          1
    29356 STONEBROOK LANE              8.000          1,049.28         56
                                       7.750          1,049.28      258,900.00
    HAYWARD          CA   94544          1            02/05/97         00
    0430181990                           05           04/01/97          0
    86682                                O            03/01/27
    0


    1553471          623/623             F          166,350.00         T
                                         360        166,162.79          1
    232 SOUTH LINHAVEN CIRCLE          8.875          1,323.56         75
                                       8.625          1,323.56      222,000.00
    ANAHEIM          CA   92804          1            01/16/97         00
    04075703                             03           03/01/97          0
    04075703                             O            02/01/27
    0


    1553555          201/G02             F          231,400.00         ZZ
                                         360        231,132.77          1
1


    6706 MEADE DRIVE                   8.750          1,820.42         95
                                       8.500          1,820.42      243,600.00
    COLLEYVILLE      TX   76034          1            01/03/97         10
    0430167304                           05           03/01/97         30
    8800960836                           O            02/01/27
    0


    1553615          074/G02             F           95,200.00         ZZ
                                         360         95,038.68          1
    441 GRAVELLEY SHORE DRIVE          8.875            757.46         85
                                       8.625            757.46      112,000.00
    MYRTLE BEACH     SC   29577          5            12/18/96         11
    0430144931                           05           02/01/97         12
    1577060073                           O            01/01/27
    0


    1553626          129/G02             F           87,750.00         ZZ
                                         360         87,552.25          2
    672 VIRGINIA AVENUE                9.375            729.86         90
                                       9.125            729.86       97,500.00
    EAST LANSING     MI   48823          1            12/19/96         01
    0430134049                           05           02/01/97         25
    3800016580                           N            01/01/27
    0


    1553659          B35/G02             F          261,200.00         ZZ
                                         360        261,037.65          1
    2302 FRANKLIN'S CHANCE COURT       8.375          1,985.31         80
                                       8.125          1,985.31      326,500.00
    FALLSTON         MD   21047          1            02/27/97         00
    0430176164                           05           04/01/97          0
    9782010026                           O            03/01/27
    0


    1553660          942/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    50 MONTROSE AVE                    8.875          1,368.51         80
                                       8.625          1,368.51      215,000.00
    SUMMIT           NJ   07901          1            03/05/97         00
    0430167148                           05           05/01/97          0
    1030P7MC45                           O            04/01/27
    0


    1553665          666/G02             F          206,400.00         ZZ
                                         360        206,400.00          1
    1422 SOUTH BENTLEY AVENUE,         8.750          1,623.75         80
    NO. 102                            8.500          1,623.75      258,000.00
    LOS ANGELES      CA   90025          2            03/14/97         00
    0430187526                           01           05/01/97          0
1


    800021                               O            04/01/27
    0


    1553674          637/G02             F          108,000.00         ZZ
                                         360        107,932.87          1
    348 BERMUDA RUN DRIVE              8.375            820.88         90
                                       8.125            820.88      120,000.00
    ADVANCE          NC   27006          1            02/07/97         14
    0430166348                           05           04/01/97         25
    9460015                              N            03/01/27
    0


    1553694          626/G02             F           99,000.00         ZZ
                                         360         98,894.22          1
    4912 SE GRANT STREET               9.125            805.50         85
                                       8.875            805.50      117,000.00
    PORTLAND         OR   97215          1            01/08/97         01
    0430154989                           05           03/01/97         25
    6692487                              N            02/01/27
    0


    1553735          G26/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    4 CUTTER PLACE                     9.125          1,383.18         57
                                       8.875          1,383.18      302,000.00
    WEST BABYLON     NY   11704          5            03/12/97         00
    0430188052                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1553785          E22/G02             F          172,000.00         ZZ
                                         360        171,811.40          4
    3520-3526 N W 114TH TERRACE        9.000          1,383.95         80
                                       8.750          1,383.95      215,000.00
    CORAL SPRINGS    FL   33065          1            01/24/97         00
    0410348346                           05           03/01/97          0
    410348346                            O            02/01/27
    0


    1553879          757/757             F           43,500.00         ZZ
                                         360         43,474.32          1
    4651 NEBO ROAD                     8.625            338.34         75
                                       8.375            338.34       58,000.00
    WALLAND          TN   37886          2            02/25/97         00
    UNKNOWN                              05           04/01/97          0
    UNKNOWN                              N            03/01/27
    0


1


    1553884          757/757             F           38,100.00         ZZ
                                         360         38,077.50          1
    2209 REAGAN MILL ROAD              8.625            296.34         70
                                       8.375            296.34       55,000.00
    MARYVILLE        TN   37803          2            02/25/97         00
    UNKNOWN                              05           04/01/97          0
    UNKNOWN                              N            03/01/27
    0


    1553920          E22/G02             F           78,750.00         ZZ
                                         360         78,678.16          2
    1809-1811 BRANARD AVENUE           9.875            683.82         90
                                       9.625            683.82       87,500.00
    HOUSTON          TX   77098          1            01/03/97         04
    0410326086                           05           03/01/97         25
    410326086                            N            02/01/27
    0


    1553952          253/253             F          197,000.00         ZZ
                                         360        196,883.69          1
    5101 SUMMIT DRIVE                  8.625          1,532.25         76
                                       8.375          1,532.25      260,000.00
    EDMOND           OK   73034          2            02/28/97         00
    325749                               05           04/01/97          0
    325749                               O            03/01/27
    0


    1553963          776/G02             F          290,200.00         ZZ
                                         360        290,037.31          1
    14883 SUGARWOOD TRAIL DRIVE        8.875          2,308.96         56
                                       8.625          2,308.96      525,000.00
    CHESTERFIELD     MO   63017          5            02/24/97         00
    0430185850                           03           04/01/97          0
    8240910                              O            03/01/27
    0


    1553972          907/907             F           88,000.00         ZZ
                                         360         87,954.38          1
    204 KEARNEY STREET                 9.250            723.95         80
                                       9.000            723.95      110,000.00
    PATERSON         NJ   07505          2            02/12/97         10
    10001282                             07           04/01/97         12
    10001282                             N            03/01/27
    0


    1554014          862/G02             F           47,450.00         ZZ
                                         360         47,400.61          1
    3839 VISTA CAMPANA SOUTH #76       9.250            390.36         65
                                       9.000            390.36       73,000.00
1


    OCEANSIDE        CA   92057          5            01/14/97         00
    0430162834                           02           03/01/97          0
    4349759                              N            02/01/27
    0


    1554041          604/G02             F          105,000.00         ZZ
                                         360        104,939.59          1
    30 TUCKAWAY SHORES ROAD            8.750            826.04         42
                                       8.500            826.04      250,000.00
    NOTTINGHAM       NH   03290          2            02/13/97         00
    0430169052                           05           04/01/97          0
    32100271                             O            03/01/27
    0


    1554055          A48/G02             F           87,500.00         ZZ
                                         360         87,500.00          1
    19777 AUBREY AVENUE                8.625            680.57         70
                                       8.375            680.57      125,000.00
    DOS PALOS        CA   93620          5            03/06/97         00
    0430179671                           05           05/01/97          0
    7024                                 O            04/01/27
    0


    1554086          D03/G02             F          165,000.00         ZZ
                                         360        164,894.79          1
    3271 MAPLE LEAF COURT              8.250          1,239.59         80
                                       8.000          1,239.59      208,000.00
    SAN JOSE         CA   95121          5            02/10/97         00
    0430173518                           05           04/01/97          0
    799155773                            O            03/01/27
    0


    1554091          G34/G02             F           60,000.00         ZZ
                                         360         59,939.16          1
    517 WEST MISSOURI AVENUE           9.375            499.05         80
                                       9.125            499.05       75,000.00
    EL PASO          TX   79935          1            01/20/97         12
    0430167452                           05           03/01/97         12
    6118555                              N            02/01/27
    0


    1554093          A78/G02             F           79,000.00         ZZ
                                         360         78,956.85          1
    4985 WHIMSICAL DRIVE               9.000            635.65         61
                                       8.750            635.65      130,000.00
    COLORADO SPRING  CO   80917          5            02/25/97         00
    0430186122                           05           04/01/97          0
    NG                                   N            03/01/27
    0
1




    1554101          526/G02             F          121,000.00         ZZ
                                         360        120,937.27          3
    3051 DOHR STREET                   9.250            995.44         90
                                       9.000            995.44      135,000.00
    BERKELEY         CA   94702          1            02/14/97         12
    0430170571                           05           04/01/97         25
    00164760                             O            03/01/27
    0


    1554111          E46/G02             F          152,000.00         ZZ
                                         360        151,905.52          1
    5 FAWN RIDGE LANE                  8.375          1,155.31         80
                                       8.125          1,155.31      190,000.00
    WILTON           CT   06897          2            02/19/97         00
    0430167924                           01           04/01/97          0
    2827                                 O            03/01/27
    0


    1554121          811/G02             F           36,000.00         T
                                         360         36,000.00          1
    8490 SW 154TH CT CIR #425          9.250            296.16         75
                                       9.000            296.16       48,000.00
    MIAMI            FL   33193          1            03/14/97         00
    0430190512                           01           05/01/97          0
    FM00104775                           O            04/01/27
    0


    1554125          B35/G02             F          168,000.00         ZZ
                                         360        167,905.81          1
    2 JOAN ROAD                        8.875          1,336.69         70
                                       8.625          1,336.69      240,000.00
    LONG BEACH TWSP  NJ   08008          5            02/26/97         00
    0430167395                           05           04/01/97          0
    9782010074                           O            03/01/27
    0


    1554154          638/G02             F           76,500.00         ZZ
                                         360         76,458.21          2
    512 18TH STREET                    9.000            615.54         90
                                       8.750            615.54       85,000.00
    UNION CITY       NJ   07087          1            02/21/97         04
    0430177386                           05           04/01/97         25
    000234                               N            03/01/27
    0


    1554185          526/G02             F           43,650.00         ZZ
                                         360         43,577.94          1
1


    941 BEINER PLACE                   9.000            351.22         90
                                       8.750            351.22       48,500.00
    MASSILLON        OH   44646          1            12/23/96         10
    0430172254                           05           02/01/97         25
    159097                               N            01/01/27
    0


    1554288          624/G02             F           51,450.00         ZZ
                                         360         51,450.00          1
    709 WEST 7TH STREET                9.125            418.61         66
                                       8.875            418.61       79,000.00
    IDALOU           TX   78329          5            03/07/97         00
    0430183459                           05           05/01/97          0
    82004970033                          N            04/01/27
    0


    1554307          353/353             F          296,800.00         ZZ
                                         360        296,615.52          1
    138 NAWILIWILI STREET              8.375          2,255.90         80
                                       8.125          2,255.90      371,025.00
    HONOLULU         HI   96825          1            02/12/97         00
    6097574                              05           04/01/97          0
    6097574                              O            03/01/27
    0


    1554322          E19/G02             F           40,500.00         ZZ
                                         360         40,477.88          1
    13495 HABBARD STREET #7            9.000            325.87         90
                                       8.750            325.87       45,000.00
    SYLMAR AREA      CA   91342          1            02/10/97         10
    0430167072                           01           04/01/97         25
    100013573                            N            03/01/27
    0


    1554329          965/G02             F           78,400.00         ZZ
                                         360         78,360.41          4
    3402-3414 E WILLETTA ST            9.375            652.09         80
                                       9.125            652.09       98,000.00
    PHOENIX          AZ   85008          1            02/18/97         01
    0430170365                           05           04/01/97         17
    1554329                              N            03/01/27
    0


    1554348          F42/G02             F           87,300.00         ZZ
                                         360         87,258.18          1
    5 BUCKINGHAM COURT                 9.625            742.04         90
                                       9.375            742.04       97,000.00
    POMONA           NY   10970          1            02/28/97         01
    0430179747                           01           04/01/97         25
1


    55000037                             N            03/01/27
    0


    1554354          498/G02             F           99,000.00         ZZ
                                         360         98,944.50          1
    1121 COOPER ROAD                   8.875            787.69         66
                                       8.625            787.69      152,000.00
    SOCIAL CIRCLE    GA   30279          2            02/26/97         00
    0430170019                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1554394          E22/G02             F           41,800.00         ZZ
                                         360         41,754.17          1
    1601 SO. SHEPARD #53               9.000            336.33         95
                                       8.750            336.33       44,000.00
    HOUSTON          TX   77019          1            01/20/97         11
    0410324503                           01           03/01/97         30
    410324503                            O            02/01/27
    0


    1554428          E45/G02             F          123,000.00         ZZ
                                         360        122,842.60          1
    153 OAKLANDS DRIVE                 8.250            924.06         78
                                       8.000            924.06      159,500.00
    TALKING ROCK     GA   30175          1            01/21/97         00
    0430146704                           05           03/01/97          0
    70421                                O            02/01/27
    0


    1554488          G35/G02             F          196,000.00         ZZ
                                         360        195,895.70          1
    9357 S CENTRAL PARK                9.125          1,594.72         80
                                       8.875          1,594.72      245,000.00
    EVERGREEN PARK   IL   60805          5            02/18/97         00
    0430171066                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1554641          526/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    6420 HARDY                         9.125            488.18         75
                                       8.875            488.18       80,000.00
    RAYTOWN          MO   64133          1            03/26/97         00
    0430194027                           05           05/01/97          0
    00166148                             N            04/01/27
    0


1


    1554666          F03/G02             F           51,750.00         ZZ
                                         360         51,722.46          1
    2235 SIDEWINDER DRIVE UNIT 400     9.125            421.06         75
                                       8.875            421.06       69,000.00
    PARK CITY        UT   84060          1            02/26/97         00
    0430172585                           05           04/01/97          0
    UNKNOWN                              N            03/01/27
    0


    1554674          907/G02             F           41,800.00         ZZ
                                         360         41,773.35          2
    2104 GLENDALE AVENUE               8.250            314.03         95
                                       8.000            314.03       44,000.00
    BETHLEHEM        PA   18017          1            02/24/97         04
    0430175943                           05           04/01/97         30
    10001219                             O            03/01/27
    0


    1554695          180/G02             F           89,100.00         ZZ
                                         360         89,050.05          2
    1340 WEST 42ND STREET              8.875            708.92         90
                                       8.625            708.92       99,000.00
    NORFOLK          VA   23508          1            02/28/97         04
    0430193623                           05           04/01/97         25
    4694337                              N            03/01/27
    0


    1554767          140/G02             F           62,100.00         ZZ
                                         360         62,065.18          1
    1910 WELLINGTON ROAD               8.875            494.10         90
                                       8.625            494.10       69,000.00
    CAYCE            SC   29033          1            02/27/97         01
    0430175216                           05           04/01/97         25
    427642                               O            03/01/27
    0


    1554786          H22/G02             F          155,200.00         ZZ
                                         360        155,200.00          1
    25-43 76TH STREET                  8.500          1,193.35         80
                                       8.250          1,193.35      194,000.00
    JACKSON HEIGHTS  NY   11370          1            03/18/97         00
    0430179192                           07           05/01/97          0
    9701002                              O            04/01/27
    0


    1554827          E53/G02             F           40,000.00         ZZ
                                         360         39,973.83          1
    940 LANTERN TREE LANE              8.125            297.00         56
                                       7.875            297.00       72,000.00
1


    WELLINGTON       FL   33414          1            02/28/97         00
    0430168310                           03           04/01/97          0
    0011502015                           O            03/01/27
    0


    1554842          B75/G02             F          178,400.00         ZZ
                                         360        178,291.93          1
    13806 LANCASTER ROAD               8.500          1,371.74         80
                                       8.250          1,371.74      223,000.00
    OAKDALE          CA   95361          1            02/28/97         00
    0430189514                           05           04/01/97          0
    2782837                              O            03/01/27
    0


    1554852          637/G02             F           71,400.00         ZZ
                                         360         71,361.00          1
    748 62ND PLACE SOUTH               9.000            574.50         85
                                       8.750            574.50       84,000.00
    ST PETERSBURG    FL   33705          1            03/03/97         01
    0430172809                           05           04/01/97         20
    3007648                              N            03/01/27
    0


    1554862          420/G02             F          108,000.00         ZZ
                                         360        107,944.01          1
    2833 RIO GRANDE DRIVE              9.250            888.49         80
                                       9.000            888.49      135,000.00
    ANTIOCH          CA   94509          2            02/20/97         00
    0430176040                           05           04/01/97          0
    347336                               O            03/01/27
    0


    1554889          A19/G02             F          224,950.00         ZZ
                                         360        224,823.89          1
    ONE PICKERING STREET               8.875          1,789.80         65
                                       8.625          1,789.80      350,000.00
    SALEM            MA   01970          5            02/18/97         00
    0430152579                           05           04/01/97          0
    184867                               O            03/01/27
    0


    1554891          180/G02             F          112,950.00         ZZ
                                         360        112,889.89          1
    8835 WEST TETON CIRCLE             9.125            919.00         90
                                       8.875            919.00      125,500.00
    LITTLETON        CO   80123          1            02/28/97         04
    0430177279                           05           04/01/97         25
    4745212                              N            03/01/27
    0
1




    1554941          B40/G02             F           29,000.00         ZZ
                                         360         29,000.00          1
    381 MILTON AVENUE                  9.250            238.58         19
                                       9.000            238.58      154,000.00
    STATEN ISLAND    NY   10306          1            03/17/97         00
    0430180018                           05           05/01/97          0
    S7029                                O            04/01/27
    0


    1554963          626/G02             F           46,500.00         ZZ
                                         360         46,447.66          1
    24922 WOODLAND AVENUE              8.875            369.98         51
                                       8.625            369.98       91,500.00
    VENETA           OR   97487          1            01/08/97         00
    0430148288                           05           03/01/97          0
    6691943                              N            02/01/27
    0


    1555012          526/G02             F           30,750.00         ZZ
                                         360         30,734.05          1
    3824 DUCK CREEK DRIVE              9.250            252.98         75
                                       9.000            252.98       41,000.00
    GARLAND          TX   75043          1            02/11/97         00
    0430173740                           05           04/01/97          0
    00167272                             N            03/01/27
    0


    1555014          526/G02             F           36,675.00         ZZ
                                         360         36,655.98          1
    11808 AVERY LANE                   9.250            301.72         75
                                       9.000            301.72       48,900.00
    BALCH SPRINGS    TX   75180          1            02/11/97         00
    0430170316                           05           04/01/97          0
    167267                               N            03/01/27
    0


    1555019          526/G02             F           32,700.00         ZZ
                                         360         32,683.04          1
    2102 RODNEY LANE                   9.250            269.02         75
                                       9.000            269.02       43,600.00
    BALCH SPRINGS    TX   75180          1            02/11/97         00
    0430173575                           05           04/01/97          0
    167273                               N            03/01/27
    0


    1555021          526/G02             F           23,437.00         ZZ
                                         360         23,424.84          1
1


    10228 RIDGE OAK STREET             9.250            192.82         75
                                       9.000            192.82       31,250.00
    DALLAS           TX   75227          1            02/11/97         00
    0430170332                           05           04/01/97          0
    167269                               N            03/01/27
    0


    1555065          862/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    616 SOUTH WOODLAND STREET          8.625          1,306.69         75
                                       8.375          1,306.69      224,000.00
    ORANGE           CA   92869          5            03/14/97         00
    0430189308                           09           05/01/97          0
    4386207                              O            04/01/27
    0


    1555090          965/G02             F           78,400.00         ZZ
                                         360         78,360.41          4
    3428-3436 WILLETA STREET           9.375            652.09         80
                                       9.125            652.09       98,000.00
    PHOENIX          AZ   85008          1            02/18/97         01
    0430181222                           05           04/01/97         17
    1555090                              N            03/01/27
    0


    1555093          927/G02             F           81,000.00         ZZ
                                         360         80,955.75          1
    2951 EDMOND STREET                 9.000            651.75         90
                                       8.750            651.75       90,000.00
    LAS VEGAS        NV   89102          1            02/27/97         01
    0430181198                           05           04/01/97         25
    313098                               N            03/01/27
    0


    1555098          G51/G02             F           46,200.00         ZZ
                                         360         46,200.00          1
    1135 FLORIDA ROAD C 26             9.125            375.90         70
                                       8.875            375.90       66,000.00
    DURANGO          CO   81301          5            03/10/97         00
    0430176552                           01           05/01/97          0
    UNKNOWN                              N            04/01/27
    0


    1555099          638/G02             F          112,000.00         ZZ
                                         360        112,000.00          4
    204 206 JEPSON STREET              9.250            921.40         80
                                       9.000            921.40      140,000.00
    FALL RIVER       MA   02723          2            03/10/97         04
    0430192435                           05           05/01/97         12
1


    08618099                             N            04/01/27
    0


    1555101          225/225             F           79,400.00         ZZ
                                         360         79,350.65          1
    238 E RIDGEGATE DRIVE              8.375            603.50         90
                                       8.125            603.50       88,300.00
    GARLAND          TX   75040          1            02/13/97         10
    803724600                            05           04/01/97         25
    803724600                            N            03/01/27
    0


    1555118          911/G02             F           41,200.00         ZZ
                                         360         41,175.68          1
    8400 SW 133 RD                     8.625            320.45         80
    UNIT 203                           8.375            320.45       51,500.00
    MIAMI            FL   33183          1            02/27/97         00
    0430179036                           01           04/01/97          0
    1970133                              O            03/01/27
    0


    1555122          225/225             F           85,000.00         ZZ
                                         360         84,948.50          1
    1458 FLORENCE                      8.500            653.58         49
                                       8.250            653.58      175,000.00
    EVANSTON         IL   60201          5            02/27/97         00
    803718700                            05           04/01/97          0
    803718700                            N            03/01/27
    0


    1555197          591/G02             F           70,000.00         ZZ
                                         360         70,000.00          2
    181 SAINT ANN DRIVE                8.125            519.75         80
                                       7.875            519.75       87,500.00
    LEXINGTON        KY   40502          1            03/11/97         00
    0430176685                           05           05/01/97          0
    103901425                            O            04/01/27
    0


    1555200          F42/G02             F          106,200.00         ZZ
                                         360        106,200.00          3
    510 NEW YORK AVENUE                9.250            873.68         90
                                       9.000            873.68      118,000.00
    UNION CITY       NJ   07087          1            03/04/97         04
    0430181123                           05           05/01/97         25
    000231                               N            04/01/27
    0


1


    1555236          225/225             F           42,750.00         ZZ
                                         360         42,726.03          1
    920 JONATHAN CT #205               8.875            340.14         73
                                       8.625            340.14       59,000.00
    PROSPECT HEIGHT  IL   60070          2            02/26/97         00
    803417400                            01           04/01/97          0
    803417400                            O            03/01/27
    0


    1555244          590/G02             F          120,000.00         T
                                         360        120,000.00          1
    17275 COLLINS AVENUE               9.250            987.21         60
    UNIT 701                           9.000            987.21      202,500.00
    NORTH MIAMI BEA  FL   33160          1            03/10/97         00
    0430177212                           06           05/01/97          0
    0501016207                           O            04/01/27
    0


    1555248          624/G02             F           65,000.00         ZZ
                                         360         65,000.00          2
    7359 & 7361 GIGI PLACE             8.750            511.36         64
                                       8.500            511.36      102,000.00
    SACRAMENTO       CA   95828          5            03/03/97         00
    0430177956                           05           05/01/97          0
    32055670013                          N            04/01/27
    0


    1555250          896/G02             F          116,250.00         T
                                         360        116,184.83          1
    3645 MOON SHINE WAY                8.875            924.94         75
                                       8.625            924.94      155,000.00
    GATLINBURG       TN   37738          1            02/28/97         00
    0430177329                           05           04/01/97          0
    UNKNWON                              O            03/01/27
    0


    1555259          624/G02             F           57,800.00         ZZ
                                         360         57,765.88          1
    1106 3RD AVENUE SOUTH              8.625            449.56         85
                                       8.375            449.56       68,000.00
    GREAT FALLS      MT   59405          5            02/21/97         01
    0430176644                           05           04/01/97         12
    76000160033                          O            03/01/27
    0


    1555268          225/225             F          148,000.00         ZZ
                                         360        147,921.24          3
    4554 NORTH DRAKE AVENUE            9.125          1,204.18         80
                                       8.875          1,204.18      185,000.00
1


    CHICAGO          IL   60625          1            02/24/97         00
    803639100                            05           04/01/97          0
    803639100                            O            03/01/27
    0


    1555269          G44/G02             F           76,500.00         ZZ
                                         360         76,458.21          1
    4141 NE 4TH TERRACE                9.000            615.54         90
                                       8.750            615.54       85,000.00
    POMPANO BEACH    FL   33064          1            02/20/97         01
    0430167460                           05           04/01/97         25
    0297001                              N            03/01/27
    0


    1555284          731/G02             F          148,000.00         ZZ
                                         360        147,714.94          1
    109 ANKENY HILL ROAD SE            8.250          1,111.87         80
                                       8.000          1,111.87      185,000.00
    JEFFERSON        OR   97352          5            12/02/96         11
    0430191015                           05           02/01/97         17
    220340283                            O            01/01/27
    0


    1555295          E26/G02             F          119,000.00         ZZ
                                         360        118,851.54          1
    139 & 141 PINE MEADOW LANE         8.375            904.49         85
                                       8.125            904.49      140,000.00
    MOORESVILLE      NC   28115          1            01/31/97         04
    0430154724                           05           03/01/97         17
    50700222                             N            02/01/27
    0


    1555310          638/G02             F          112,950.00         ZZ
                                         360        112,950.00          1
    115 WEST URNER STREET              8.500            868.49         90
                                       8.250            868.49      125,500.00
    NORTH CONVENTRY  PA   19465          1            03/03/97         10
    0430173591                           05           05/01/97         30
    8623622                              N            04/01/27
    0


    1555331          E22/G02             F           34,650.00         ZZ
                                         360         34,588.73          1
    1450 ANN ARBOR ROAD UNIT #1        9.500            291.36         90
                                       9.250            291.36       38,500.00
    PLYMOUTH         MI   48170          1            01/28/97         10
    0410279178                           01           03/01/97         25
    410279178                            N            02/01/27
    0
1




    1555379          225/225             F           46,000.00         ZZ
                                         360         45,970.66          1
    4708 GLENDALE ROAD NW              8.250            345.59         65
                                       8.000            345.59       71,500.00
    ALBUQUERQUE      NM   87105          1            02/18/97         00
    803738100                            05           04/01/97          0
    803738100                            N            03/01/27
    0


    1555385          702/702             F           91,000.00         ZZ
                                         360         90,947.64          1
    OFF ROUTE 103 SOUTH                8.750            715.90         74
                                       8.500            715.90      124,000.00
    CHESTER          VT   05143          2            02/24/97         00
    2019644                              05           04/01/97          0
    2019644                              O            03/01/27
    0


    1555391          286/286             F           72,000.00         ZZ
                                         360         71,960.67          1
    806 EAST NORFOLK                   9.000            579.33         90
                                       8.750            579.33       80,000.00
    TAMPA            FL   33604          2            02/14/97         04
    9161675                              05           04/01/97         25
    9161675                              N            03/01/27
    0


    1555518          405/405             F          130,400.00         ZZ
                                         360        130,400.00          1
    30871 MEADE RIVER COURT            8.500          1,002.67         80
                                       8.250          1,002.67      163,000.00
    TEMECULA         CA   92521          2            03/07/97         00
    004127098                            03           05/01/97          0
    004127098                            O            04/01/27
    0


    1555523          964/G02             F           56,000.00         ZZ
                                         360         55,933.64          1
    30651 DESERT MOON DRIVE            8.625            435.56         80
                                       8.375            435.56       70,000.00
    THOUSAND PALMS   CA   92276          1            01/16/97         00
    0430145664                           05           03/01/97          0
    22317                                O            02/01/27
    0


    1555534          E22/G02             F          101,700.00         ZZ
                                         360        101,604.72          4
1


    12606 ASHFORD MEADOWS DRI          9.750            873.76         90
                                       9.500            873.76      113,000.00
    HOUSTON          TX   77082          1            01/17/97         04
    0410288682                           05           03/01/97         25
    410288682                            N            02/01/27
    0


    1555541          E22/G02             F          124,400.00         ZZ
                                         360        124,252.59          1
    11390 SOUTHWEST 108TH AVE          8.625            967.57         80
                                       8.375            967.57      155,500.00
    TIGARD           OR   97223          1            01/16/97         00
    0410279509                           05           03/01/97          0
    410279509                            O            02/01/27
    0


    1555542          225/225             F          224,900.00         ZZ
                                         360        224,780.31          1
    4104 W OSAGE WAY                   9.125          1,829.87         95
                                       8.875          1,829.87      238,000.00
    SPOKANE          WA   99208          2            02/27/97         10
    803794000                            05           04/01/97         30
    803794000                            O            03/01/27
    0


    1555543          E22/G02             F          133,600.00         ZZ
                                         360        133,441.67          1
    144 FLEETWOOD TERRACE              8.625          1,039.13         80
                                       8.375          1,039.13      167,000.00
    SILVER SPRING    MD   20910          5            01/28/97         00
    0410339493                           05           03/01/97          0
    410339493                            O            02/01/27
    0


    1555573          E19/G02             F          117,500.00         ZZ
                                         360        117,434.13          2
    233 & 235 WEST 67TH WAY            8.875            934.88         80
                                       8.625            934.88      148,000.00
    LONG BEACH       CA   90813          2            02/13/97         10
    0430161257                           05           04/01/97         12
    100016163                            N            03/01/27
    0


    1555574          225/225             F           84,350.00         ZZ
                                         360         84,300.20          1
    4926 EAST GARY STREET              8.625            656.07         75
                                       8.375            656.07      112,500.00
    MESA             AZ   85205          1            02/18/97         00
    803750900                            05           04/01/97          0
1


    803750900                            O            03/01/27
    0


    1555597          964/G02             F          252,600.00         ZZ
                                         360        252,292.86          1
    5 PETRIA                           8.500          1,942.28         80
                                       8.250          1,942.28      315,800.00
    IRVINE           CA   92606          1            01/22/97         00
    0430147256                           03           03/01/97          0
    21916                                O            02/01/27
    0


    1555626          201/G02             F          111,700.00         ZZ
                                         360        111,586.74          2
    230 NORTH 3RD AVENUE               9.375            929.07         85
    COUNTY OF SOMERSET                 9.125            929.07      131,500.00
    BOROUGH/MANVILL  NJ   08835          1            01/30/97         10
    0430146621                           05           03/01/97         20
    2000950705                           N            02/01/27
    0


    1555630          480/G02             F           33,900.00         ZZ
                                         360         33,881.48          1
    4609 I CORONADO DRIVE              9.000            272.77         85
                                       8.750            272.77       40,000.00
    CHARLOTTE        NC   28212          1            02/25/97         10
    0430174490                           08           04/01/97         20
    2012847                              N            03/01/27
    0


    1555633          560/560             F           94,500.00         ZZ
                                         360         94,445.62          1
    22 REYNOLDS AVENUE                 8.750            743.44         70
                                       8.500            743.44      135,000.00
    BRANFORD         CT   06405          1            02/28/97         00
    450656921                            05           04/01/97          0
    450656921                            O            03/01/27
    0


    1555645          737/G02             F          116,000.00         ZZ
                                         360        115,818.31          1
    1990 GARFIELD AVENUE               8.875            922.95         80
                                       8.625            922.95      145,000.00
    LOUISVILLE       CO   80027          1            01/31/97         00
    0430147504                           05           03/01/97          0
    573128                               O            02/01/27
    0


1


    1555671          737/G02             F           55,350.00         ZZ
                                         360         55,295.34          1
    5122 N 31ST WAY #218               9.500            465.41         90
                                       9.250            465.41       61,500.00
    PHOENIX          AZ   85016          1            01/22/97         04
    0430151928                           01           03/01/97         25
    512261                               N            02/01/27
    0


    1555733          129/G02             F          148,000.00         ZZ
                                         360        147,845.95          1
    322 FISK AVENUE                    9.250          1,217.56         80
                                       9.000          1,217.56      185,000.00
    BRIELLE          NJ   08730          2            01/21/97         00
    0430146175                           05           03/01/97          0
    3900062500                           O            02/01/27
    0


    1555754          E22/G02             F           75,600.00         ZZ
                                         360         75,486.79          1
    126 NORTH CYPRESS STREET           8.875            601.51         80
                                       8.625            601.51       94,500.00
    WENDELL          NC   27591          2            01/31/97         00
    0410348767                           05           03/01/97          0
    410348767                            O            02/01/27
    0


    1555769          811/G02             F           63,200.00         T
                                         360         63,164.57          1
    11529 ORANGE BLOSSOM LANE          8.875            502.85         80
                                       8.625            502.85       79,000.00
    BOCA RATON       FL   33428          1            02/21/97         95
    0430175927                           05           04/01/97          0
    FM00105238                           O            03/01/27
    0


    1555781          225/225             F           39,150.00         ZZ
                                         360         39,150.00          1
    2744 PEACHCREST                    9.000            315.01         90
                                       8.750            315.01       43,500.00
    YPSILANTI        MI   48197          1            03/24/97         04
    8037923                              05           05/01/97         25
    8037923                              N            04/01/27
    0


    1555791          F03/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
    5390 EAST 65TH WAY                 9.375            432.51         70
                                       9.125            432.51       75,000.00
1


    COMMERCE CITY    CO   80022          5            03/12/97         00
    0430180802                           05           05/01/97          0
    DEN10560                             N            04/01/27
    0


    1555801          F27/G02             F          134,000.00         ZZ
                                         360        133,916.71          1
    7200 N STARCREST DRIVE             8.375          1,018.50         84
                                       8.125          1,018.50      160,000.00
    WARRENTON        VA   20187          5            02/14/97         01
    0430184176                           05           04/01/97         12
    6244594                              O            03/01/27
    0


    1555808          A19/G02             F           85,500.00         ZZ
                                         360         85,452.06          3
    77-79 COTTAGE STREET               8.875            680.28         90
                                       8.625            680.28       95,000.00
    LYNN             MA   01905          1            02/28/97         04
    0430156042                           05           04/01/97         25
    189054                               N            03/01/27
    0


    1555821          E89/G02             F          268,000.00         ZZ
                                         360        267,837.64          1
    844 BRIDGEWATER LANE               8.500          2,060.69         80
                                       8.250          2,060.69      335,000.00
    WALNUT           CA   91789          1            02/20/97         00
    0430180034                           05           04/01/97          0
    15483                                O            03/01/27
    0


    1555852          700/G02             F          126,000.00         ZZ
                                         360        125,854.49          1
    2610 ABALONE COVE                  8.750            991.24         80
                                       8.500            991.24      157,500.00
    PORT HUENEME     CA   93041          2            01/22/97         00
    0430147363                           09           03/01/97          0
    130274                               O            02/01/27
    0


    1555855          F34/G02             F          213,000.00         ZZ
                                         360        212,760.28          1
    815 LAGOON LANE                    8.875          1,694.73         80
                                       8.625          1,694.73      267,000.00
    LANTANA          FL   33462          2            01/28/97         00
    0430148130                           05           03/01/97          0
    9690165                              O            02/01/27
    0
1




    1555862          637/G02             F           50,000.00         ZZ
                                         360         49,942.25          1
    21233 81ST AVENUE NW               8.750            393.35         33
                                       8.500            393.35      152,000.00
    STANWOOD         WA   98292          5            01/22/97         00
    0430147397                           05           03/01/97          0
    9490202                              N            02/01/27
    0


    1555882          664/G02             F          142,400.00         ZZ
                                         360        142,215.92          1
    63556 BRIDLE LANE                  8.625          1,107.58         80
                                       8.375          1,107.58      178,000.00
    BEND             OR   97701          1            02/03/97         00
    0430149021                           03           04/01/97          0
    2247666                              O            03/01/27
    0


    1555899          F25/G02             F          111,200.00         ZZ
                                         360        111,200.00          3
    55 SWARTSWOODS ROAD                9.750            955.38         89
                                       9.500            955.38      126,000.00
    NEWTON           NJ   07860          1            03/21/97         10
    0430191510                           05           05/01/97         25
    9702029                              N            04/01/27
    0


    1555900          209/G02             F          153,600.00         ZZ
                                         360        153,494.29          1
    10005 HALL ROAD                    7.875          1,113.71         39
                                       7.625          1,113.71      400,000.00
    POTOMAC          MD   20854          2            02/20/97         00
    0430160911                           05           04/01/97          0
    966237838                            O            03/01/27
    0


    1555906          120/G02             F           57,500.00         ZZ
                                         360         57,500.00          1
    840 BROOKSIDE AVENUE               8.125            426.94         63
                                       7.875            426.94       91,500.00
    POTTSTOWN        PA   19464          5            03/05/97         00
    0430171645                           05           05/01/97          0
    7016041                              O            04/01/27
    0


    1555921          A52/A52             F          107,000.00         ZZ
                                         360        106,938.44          2
1


    1426 MCLENDON AVENUE               8.750            841.77         59
                                       8.500            841.77      182,000.00
    ATLANTA          GA   30307          2            02/21/97         00
    189242                               05           04/01/97          0
    189242                               O            03/01/27
    0


    1555960          147/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    1717 MOTT SMITH DRIVE              8.625            894.46         58
    UNIT #1211                         8.375            894.46      200,000.00
    HONOLULU         HI   96822          2            03/10/97         00
    0430190470                           06           05/01/97          0
    872517                               O            04/01/27
    0


    1555962          F30/G02             F           97,100.00         ZZ
                                         360         97,046.96          1
    5002 WEST WAKE ROBIN DRIVE         9.000            781.29         90
                                       8.750            781.29      107,900.00
    WEST JORDAN      UT   84084          1            02/18/97         12
    0430167361                           05           04/01/97         25
    10317                                N            03/01/27
    0


    1555986          766/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
    5707 S INDIAN RIVER DRIVE          9.125          3,905.44         80
                                       8.875          3,905.44      600,000.00
    FT PIERCE        FL   34982          1            03/10/97         00
    0430180851                           05           05/01/97          0
    97DA0075                             O            04/01/27
    0


    1555993          A52/A52             F           55,000.00         ZZ
                                         360         54,969.96          1
    2933 EIGHTH STREET                 9.000            442.54         78
                                       8.750            442.54       71,000.00
    EAST POINT       GA   30344          2            02/24/97         95
    189243                               05           04/01/97          0
    189243                               N            03/01/27
    0


    1555998          F64/G02             F           79,100.00         ZZ
                                         360         79,048.25          1
    1612 KATHERINE KIKER ROAD          8.125            587.32         90
                                       7.875            587.32       87,900.00
    CHARLOTTE        NC   28213          1            02/28/97         04
    0430169995                           05           04/01/97         25
1


    1555998                              N            03/01/27
    0


    1556005          147/G02             F          232,000.00         ZZ
                                         360        231,859.45          1
    5441 FALLBROOK AVENUE              8.500          1,783.88         80
                                       8.250          1,783.88      290,000.00
    LOS ANGELES      CA   91367          1            02/25/97         00
    0430189860                           05           04/01/97          0
    552270                               O            03/01/27
    0


    1556007          526/G02             F           35,000.00         ZZ
                                         300         34,936.01          1
    771 ACADEMY TERRACE                8.875            290.73         47
                                       8.625            290.73       75,000.00
    SHARON HILL      PA   19079          2            01/10/97         00
    0430173534                           05           03/01/97          0
    161807                               N            02/01/22
    0


    1556008          229/G02             F           91,000.00         ZZ
                                         360         90,941.97          1
    1480 170TH AVENUE                  8.250            683.66         56
                                       8.000            683.66      165,000.00
    HAYWARD          CA   94541          5            02/19/97         00
    0430172858                           05           04/01/97          0
    7377203                              O            03/01/27
    0


    1556010          225/225             F          100,279.00         ZZ
                                         360        100,279.00          2
    1707 NORTH RICHMOND STREET         9.000            806.87         70
                                       8.750            806.87      145,000.00
    CHICAGO          IL   60647          5            03/05/97         00
    803791400                            05           05/01/97          0
    803791400                            N            04/01/27
    0


    1556026          638/G02             F           26,900.00         ZZ
                                         360         26,886.77          1
    2322 NORTH WEBSTER STREET          9.500            226.19         90
                                       9.250            226.19       29,900.00
    KOKOMO           IN   46901          1            02/27/97         10
    0430173476                           05           04/01/97         25
    08623124                             N            03/01/27
    0


1


    1556039          225/225             F          163,100.00         ZZ
                                         360        162,900.02          1
    6632 W FROST AVENUE                9.125          1,327.04         90
                                       8.875          1,327.04      181,250.00
    LITTLETON        CO   80123          1            02/14/97         04
    803820500                            05           04/01/97         25
    803820500                            N            03/01/27
    0


    1556040          638/G02             F          117,300.00         ZZ
                                         360        117,234.24          1
    248 5TH STREET                     8.875            933.29         85
                                       8.625            933.29      138,000.00
    BERNVILLE BOROU  PA   19506          5            02/21/97         10
    0430170274                           05           04/01/97         12
    08621784                             O            03/01/27
    0


    1556075          918/G02             F          219,450.00         ZZ
                                         360        219,183.18          2
    32-45 104TH STREET                 8.500          1,687.38         95
                                       8.250          1,687.38      231,000.00
    EAST ELMHURST    NY   11369          1            01/23/97         04
    0430166678                           07           03/01/97         30
    30045                                O            02/01/27
    0


    1556131          638/G02             F          130,500.00         ZZ
                                         360        130,432.35          2
    326 328 WEST GOLDEN EAGLE WAY      9.250          1,073.59         90
                                       9.000          1,073.59      145,000.00
    PUEBLO WEST      CO   81007          1            02/19/97         10
    0430168161                           05           04/01/97         25
    08622820                             N            03/01/27
    0


    1556132          129/G02             F          304,000.00         ZZ
                                         360        303,471.46          1
    7 NORWOOD AVENUE                   8.750          2,391.57         78
                                       8.500          2,391.57      390,000.00
    CRANSTON         RI   02905          2            12/06/96         00
    0430147496                           05           02/01/97          0
    3900060090                           O            01/01/27
    0


    1556148          633/G02             F           85,000.00         ZZ
                                         360         84,955.94          1
    6003 GRAYWOOD AVENUE               9.250            699.27         50
                                       9.000            699.27      171,000.00
1


    LAKEWOOD         CA   90712          5            02/24/97         00
    0430167999                           05           04/01/97          0
    675371                               O            03/01/27
    0


    1556163          624/G02             F          136,000.00         ZZ
                                         360        135,911.03          1
    1634 NEWPORT COURT                 8.125          1,009.80         80
                                       7.875          1,009.80      170,000.00
    SALINAS          CA   93906          2            02/21/97         00
    0430169235                           05           04/01/97          0
    870000170023                         O            03/01/27
    0


    1556171          964/G02             F          200,000.00         ZZ
                                         360        199,865.80          1
    5603 OBISPO AVENUE                 8.000          1,467.53         80
                                       7.750          1,467.53      250,000.00
    LAKENWOOD        CA   90712          1            02/26/97         00
    0430167833                           05           04/01/97          0
    22978                                O            03/01/27
    0


    1556178          637/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    29 FAIRWAY PLACE                   8.500            768.92         73
                                       8.250            768.92      137,000.00
    MONTAUK          NY   11954          1            03/17/97         00
    0430191007                           01           05/01/97          0
    9525007                              O            04/01/27
    0


    1556184          526/G02             F           60,000.00         ZZ
                                         360         59,935.90          2
    600 & 600 1/2 N. CENTER STREET     9.125            488.18         79
                                       8.875            488.18       76,000.00
    EUSTIS           FL   32726          5            01/24/97         00
    0430175711                           05           03/01/97          0
    163668                               O            02/01/27
    0


    1556189          405/405             F          447,000.00         ZZ
                                         360        446,496.94          1
    316 BAYVIEW AVENUE                 8.875          3,556.54         80
                                       8.625          3,556.54      559,000.00
    DOUGLASTON       NY   11363          1            01/21/97         00
    4099214                              05           03/01/97          0
    4099214                              O            02/01/27
    0
1




    1556190          526/G02             F          278,400.00         ZZ
                                         360        278,086.69          1
    25911 PACIFIC POINT                8.875          2,215.08         80
                                       8.625          2,215.08      348,000.00
    MISSION VIEJO    CA   92691          1            01/21/97         00
    0430150789                           03           03/01/97          0
    0165410                              O            02/01/27
    0


    1556209          F22/G02             F           49,950.00         ZZ
                                         360         49,638.67          1
    18030 NW 53 AVENUE                 9.500            420.01         64
                                       9.250            420.01       79,000.00
    MIAMI            FL   33055          2            06/18/96         00
    0430153635                           05           08/01/96          0
    6800045042                           O            07/01/26
    0


    1556238          E22/G02             F           91,000.00         ZZ
                                         360         90,905.29          1
    536 CHATTOOGA PLACE DRIVE          9.250            748.63         85
                                       9.000            748.63      107,300.00
    WILMINGTON       NC   28412          1            02/07/97         04
    0410348742                           03           03/01/97         20
    410348742                            N            02/01/27
    0


    1556245          E22/G02             F          240,000.00         ZZ
                                         360        239,861.92          1
    18 BIRCHWOOD LANE                  8.750          1,888.08         78
                                       8.500          1,888.08      310,000.00
    BOONTON TOWNSHI  NJ   07005          1            02/10/97         00
    0410348049                           05           04/01/97          0
    410348049                            O            03/01/27
    0


    1556250          A33/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    6910 EVANGELINE                    9.500            514.60         90
                                       9.250            514.60       68,000.00
    DEARBORN HEIGHT  MI   48127          1            03/03/97         04
    0430168740                           05           05/01/97         25
    HO015036610                          N            04/01/27
    0


    1556286          B75/G02             F          138,000.00         ZZ
                                         360        137,848.67          4
1


    801 EAST 14TH AVENUE               9.000          1,110.38         85
                                       8.750          1,110.38      162,500.00
    DENVER           CO   80203          1            01/31/97         04
    0430149781                           05           03/01/97         20
    2525079                              N            02/01/27
    0


    1556291          927/G02             F           39,100.00         ZZ
                                         360         39,057.12          1
    9034 NORTH 51ST LANE               9.000            314.61         90
                                       8.750            314.61       43,500.00
    GLENDALE         AZ   85302          1            01/31/97         01
    0430149484                           09           03/01/97         25
    252742                               N            02/01/27
    0


    1556305          591/G02             F          124,000.00         ZZ
                                         360        123,918.88          1
    6216 ORCHARD ROAD                  8.125            920.70         80
                                       7.875            920.70      155,000.00
    LINTHICUM        MD   21090          1            02/27/97         00
    0430162784                           05           04/01/97          0
    102803113                            O            03/01/27
    0


    1556307          G15/G15             F           75,000.00         ZZ
                                         360         74,955.71          1
    80 COUNTY STREET UNIT 6-B          8.625            583.35         66
                                       8.375            583.35      115,000.00
    NORWALK          CT   06851          1            02/27/97         00
    049544683                            01           04/01/97          0
    049544683                            O            03/01/27
    0


    1556326          766/G02             F           44,000.00         ZZ
                                         360         43,954.20          1
    10815 SW 112 AVENUE #105           9.250            361.98         79
                                       9.000            361.98       56,000.00
    MIAMI            FL   33176          1            01/27/97         00
    0430151910                           01           03/01/97          0
    96OZ0890                             O            02/01/27
    0


    1556328          766/G02             F          248,000.00         ZZ
                                         360        247,706.11          1
    1621 WEST 21ST ST                  8.625          1,928.92         80
                                       8.375          1,928.92      310,000.00
    MIAMI BEACH      FL   33140          1            02/07/97         00
    0430152280                           05           03/01/97          0
1


    96HA1320                             O            02/01/27
    0


    1556333          B23/G02             F          359,000.00         ZZ
                                         360        358,798.73          1
    11 CHAPARRAL COURT                 8.875          2,856.37         80
                                       8.625          2,856.37      448,777.00
    LAS FLORES       CA   92688          1            02/10/97         00
    0430147926                           03           04/01/97          0
    88001641                             O            03/01/27
    0


    1556337          G41/G02             F          196,000.00         ZZ
                                         360        195,801.27          1
    2 CHERRY LANE                      9.375          1,630.23         80
                                       9.125          1,630.23      245,000.00
    WADING RIVER     NY   11972          1            01/30/97         00
    0430147983                           05           03/01/97          0
    61000064                             O            02/01/27
    0


    1556343          526/G02             F           27,000.00         ZZ
                                         360         26,986.71          1
    62 TEMPLE STREET                   9.500            227.04         90
                                       9.250            227.04       30,000.00
    SPRINGFIELD      MA   01105          1            02/28/97         12
    0430173567                           05           04/01/97         25
    00166626                             N            03/01/27
    0


    1556355          470/G02             F          375,000.00         ZZ
                                         360        374,760.88          1
    7823 WEST 79TH STREET              8.250          2,817.25         80
                                       8.000          2,817.25      469,000.00
    LOS ANGELES      CA   90293          5            02/21/97         00
    0430171041                           05           04/01/97          0
    23001954                             O            03/01/27
    0


    1556360          B57/G02             F          131,250.00         ZZ
                                         360        131,174.48          4
    1012 DRIFTWOOD DRIVE               8.750          1,032.55         75
                                       8.500          1,032.55      175,000.00
    FORT COLLINS     CO   80525          1            02/20/97         00
    0430170993                           05           04/01/97          0
    9710218                              N            03/01/27
    0


1


    1556364          E38/G02             F          214,000.00         ZZ
                                         360        213,873.66          1
    876 NORTH 500 EAST                 8.625          1,664.47         67
                                       8.375          1,664.47      320,000.00
    SPRINGVILLE      UT   84663          2            02/24/97         00
    0430175406                           05           04/01/97          0
    970788                               O            03/01/27
    0


    1556375          638/G02             F          224,500.00         ZZ
                                         360        224,370.84          1
    11989 SOUTH 3600 WEST              8.750          1,766.14         76
                                       8.500          1,766.14      297,500.00
    RIVERTON         UT   84065          2            02/26/97         00
    0430179226                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1556377          638/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    776 EAST 800 SOUTH                 9.250            863.81         70
                                       9.000            863.81      150,000.00
    OREM             UT   84097          2            03/04/97         00
    0430182402                           05           05/01/97          0
    8623151                              N            04/01/27
    0


    1556379          638/G02             F           94,500.00         ZZ
                                         360         94,500.00          2
    450 AND 452 EAST 300 NORTH         9.500            794.61         70
                                       9.250            794.61      135,000.00
    PROVO            UT   84601          5            03/04/97         00
    0430189381                           05           05/01/97          0
    8623204                              N            04/01/27
    0


    1556383          638/G02             F          147,500.00         ZZ
                                         360        147,425.51          3
    1709 NORTH 200 WEST                9.375          1,226.83         87
                                       9.125          1,226.83      170,000.00
    BOUNTIFUL        UT   84010          2            02/21/97         04
    0430170001                           05           04/01/97         25
    08621053                             N            03/01/27
    0


    1556389          225/225             F          105,750.00         ZZ
                                         360        105,690.71          1
    55 NORTH LINDEN AVENUE             8.875            841.40         90
                                       8.625            841.40      117,500.00
1


    PALATINE         IL   60067          1            02/27/97         04
    803834400                            05           04/01/97         25
    803834400                            N            03/01/27
    0


    1556391          638/G02             F          221,000.00         ZZ
                                         360        220,859.08          1
    4171 HOLLY KNOLL DRIVE             8.250          1,660.30         75
                                       8.000          1,660.30      295,000.00
    LOS ANGELES      CA   90027          2            02/21/97         00
    0430184762                           05           04/01/97          0
    08622062                             O            03/01/27
    0


    1556404          638/G02             F          136,000.00         ZZ
                                         360        135,921.76          1
    0500 ALPINE ROAD                   8.750          1,069.91         80
                                       8.500          1,069.91      170,000.00
    DILLON           CO   80435          1            02/20/97         00
    0430168138                           05           04/01/97          0
    08623020                             O            03/01/27
    0


    1556405          526/G02             F           82,800.00         ZZ
                                         360         82,800.00          3
    117-119 HIGHLAND AVENUE            9.500            696.23         90
                                       9.250            696.23       92,000.00
    WATERBURY        CT   06708          1            03/12/97         04
    0430177584                           05           05/01/97         25
    00166752                             N            04/01/27
    0


    1556407          638/G02             F           58,500.00         ZZ
                                         360         58,468.86          4
    2146 YALE AVENUE                   9.125            475.98         90
                                       8.875            475.98       65,000.00
    MAPLEWOOD        MO   63143          1            02/25/97         10
    0430169987                           05           04/01/97         25
    08624805                             N            03/01/27
    0


    1556408          638/G02             F          148,500.00         ZZ
                                         360        148,416.75          4
    2040 WEST BIRCHWOOD                8.875          1,181.53         90
                                       8.625          1,181.53      165,000.00
    CHICAGO          IL   60645          1            02/28/97         10
    0430185421                           05           04/01/97         25
    08624812                             N            03/01/27
    0
1




    1556415          140/G02             F           93,500.00         ZZ
                                         360         93,500.00          1
    3414 NORTH 78TH STREET             8.750            735.56         80
                                       8.500            735.56      117,000.00
    SCOTTSDALE       AZ   85251          5            02/26/97         00
    0430169193                           05           05/01/97          0
    430596                               O            04/01/27
    0


    1556416          526/G02             F          156,000.00         ZZ
                                         360        155,819.83          1
    266 ROFF AVENUE                    8.750          1,227.26         80
                                       8.500          1,227.26      195,000.00
    PALISADES PARK   NJ   07650          1            01/23/97         00
    0430153262                           05           03/01/97          0
    0165089                              O            02/01/27
    0


    1556536          664/G02             F           87,500.00         ZZ
                                         360         87,448.34          1
    6755 S.W. PRINCESS AVENUE          8.625            680.57         70
                                       8.375            680.57      125,000.00
    BEAVERTON        OR   97008          5            02/20/97         00
    0430167916                           05           04/01/97          0
    2248730                              O            03/01/27
    0


    1556600          480/G02             F           87,700.00         ZZ
                                         360         87,613.38          1
    1105 ATLAS CIRCLE                  9.500            737.43         60
                                       9.250            737.43      147,000.00
    LAFAYETTE        CO   80026          5            01/29/97         00
    0430177592                           05           03/01/97          0
    2105120                              N            02/01/27
    0


    1556617          131/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    1903 AND 1907 27TH STREET          8.625            350.01         90
                                       8.375            350.01       50,000.00
    MOLINE           IL   61265          1            03/26/97         10
    0430189399                           05           05/01/97         25
    5668074                              N            04/01/27
    0


    1556620          638/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
1


    201 HILLCREST LANE                 9.250            740.41         77
                                       9.000            740.41      117,900.00
    STEGER           IL   60475          1            03/07/97         00
    0430176776                           05           05/01/97          0
    08625413                             O            04/01/27
    0


    1556625          180/G02             F          260,000.00         ZZ
                                         360        259,838.39          1
    6605 PATRICK COURT                 8.375          1,976.19         80
                                       8.125          1,976.19      325,000.00
    CENTREVILLE      VA   20120          1            02/27/97         00
    0430173682                           03           04/01/97          0
    4797809                              O            03/01/27
    0


    1556633          480/G02             F          115,300.00         ZZ
                                         360        115,237.02          1
    2138 TERRACE DRIVE                 9.000            927.73         77
                                       8.750            927.73      150,500.00
    HIGHLAND         IN   46322          2            02/28/97         00
    0430175729                           05           04/01/97          0
    2099364                              O            03/01/27
    0


    1556644          G51/G02             F           36,900.00         ZZ
                                         360         36,900.00          2
    26 SEVENTH AVENUE                  9.250            303.57         90
                                       9.000            303.57       41,000.00
    NORTH TONAWANDA  NY   14120          1            03/31/97         01
    0430193003                           05           05/01/97         25
    189684                               N            04/01/27
    0


    1556653          F03/G02             F          513,500.00         T
                                         360        513,233.79          1
    0292 EAST MEADOW DRIVE             9.250          4,224.44         65
    #691                               9.000          4,224.44      790,000.00
    VAIL             CO   81657          1            02/25/97         00
    0430167866                           08           04/01/97          0
    DEN10576                             O            03/01/27
    0


    1556662          F03/G02             F           51,800.00         ZZ
                                         360         51,773.14          1
    801 OAKLAND STREET                 9.250            426.15         70
                                       9.000            426.15       74,000.00
    AURORA           CO   80010          5            02/26/97         00
    0430167973                           05           04/01/97          0
1


    DEN10551                             O            03/01/27
    0


    1556664          F03/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
    19855 TOP O'THE MOOR DRIVE         8.875          1,790.21         75
    WEST                               8.625          1,790.21      300,000.00
    MONUMENT         CO   80132          5            03/14/97         00
    0430186205                           03           05/01/97          0
    DEN10511                             O            04/01/27
    0


    1556666          638/G02             F           63,400.00         ZZ
                                         360         63,400.00          1
    2743 WEST 5275 NORTH               8.875            504.44         90
                                       8.625            504.44       70,462.00
    CEDAR CITY       UT   84720          1            03/03/97         04
    0430181941                           05           05/01/97         25
    8619914                              N            04/01/27
    0


    1556669          F03/G02             F          116,100.00         ZZ
                                         360        116,041.36          1
    2936 ALBION STREET                 9.375            965.67         90
                                       9.125            965.67      129,000.00
    DENVER           CO   80207          1            02/28/97         01
    0430170498                           05           04/01/97         25
    DEN10531                             N            03/01/27
    0


    1556670          514/G02             F          108,750.00         ZZ
                                         360        108,692.12          1
    4806 BUTTONBUSH DRIVE              9.125            884.83         75
                                       8.875            884.83      145,000.00
    DURHAM           NC   27712          5            02/24/97         00
    0430175497                           05           04/01/97          0
    360083                               O            03/01/27
    0


    1556671          313/G02             F          240,000.00         ZZ
                                         360        239,861.91          1
    106 N. RAINSONG ROAD               8.750          1,888.09         80
                                       8.500          1,888.09      300,000.00
    DALTON           GA   30720          1            03/07/97         00
    0430174391                           05           04/01/97          0
    5962139                              O            03/01/27
    0


1


    1556689          944/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    825 CROMPTON ROAD                  7.875          1,160.11         38
                                       7.625          1,160.11      432,000.00
    REDWOOD CITY     CA   94061          1            03/01/97         00
    0430172932                           05           05/01/97          0
    188324                               O            04/01/27
    0


    1556695          E29/G02             F           87,000.00         ZZ
                                         360         86,952.48          1
    5368 SOUTH TRUCKEE COURT           9.000            700.02         75
                                       8.750            700.02      116,000.00
    AURORA           CO   80015          1            02/26/97         00
    0430184929                           05           04/01/97          0
    9701012                              N            03/01/27
    0


    1556697          E29/G02             F           82,650.00         ZZ
                                         360         82,604.86          1
    2745 SOUTH SEDALIA STREET          9.000            665.02         75
                                       8.750            665.02      110,200.00
    AURORA           CO   80013          1            02/26/97         00
    0430183822                           05           04/01/97          0
    185254                               N            03/01/27
    0


    1556700          575/G02             F           30,600.00         ZZ
                                         360         30,557.74          1
    39303 SABLE LANE                   7.875            221.87         85
                                       7.625            221.87       36,000.00
    PONCHATOULA      LA   70454          1            01/31/97         10
    0430150300                           05           03/01/97         20
    245000029                            N            02/01/27
    0


    1556702          A17/G02             F          167,000.00         ZZ
                                         360        167,000.00          1
    3 HEATH BROOK ROAD                 7.625          1,182.02         60
                                       7.375          1,182.02      280,000.00
    MERRIMAC         MA   01860          2            02/27/97         00
    0430170183                           05           05/01/97          0
    1556702                              O            04/01/27
    0


    1556710          934/G02             F           88,000.00         ZZ
                                         360         87,949.37          1
    3200 COLLINS AVE                   8.750            692.30         80
    UNIT 7-7                           8.500            692.30      110,000.00
1


    MIAMI BEACH      FL   33140          1            02/28/97         00
    0430179135                           06           04/01/97          0
    71000116                             O            03/01/27
    0


    1556711          934/G02             F          172,000.00         ZZ
                                         360        171,901.04          1
    112 FOURTH LANE                    8.750          1,353.13         80
                                       8.500          1,353.13      215,000.00
    KEY LARGO        FL   33037          1            02/26/97         00
    0430175935                           05           04/01/97          0
    71000152                             O            03/01/27
    0


    1556729          201/G02             F           70,000.00         ZZ
                                         360         69,964.65          2
    1320 SW 76TH AVENUE                9.375            582.23         47
                                       9.125            582.23      151,000.00
    MIAMI            FL   33144          5            02/28/97         00
    0430177428                           05           04/01/97          0
    4100966243                           N            03/01/27
    0


    1556742          129/G02             F          183,750.00         T
                                         360        183,543.20          1
    1000 CHRISTMAS TREE LN             8.875          1,462.00         75
                                       8.625          1,462.00      245,000.00
    BAGLEY TWP       MI   48735          2            01/17/97         00
    0430149112                           05           03/01/97          0
    3600042166                           O            02/01/27
    0


    1556746          E22/G02             F           67,000.00         ZZ
                                         360         66,930.27          3
    803 NORTH MAIN STREET              9.250            551.19         90
                                       9.000            551.19       74,500.00
    MISHAWAKA        IN   46545          1            02/03/97         10
    0410344527                           05           03/01/97         25
    410344527                            N            02/01/27
    0


    1556773          F25/G02             F          159,800.00         ZZ
                                         360        159,800.00          2
    39 TAYLORTOWN RD                   9.750          1,372.93         85
                                       9.500          1,372.93      188,000.00
    MONTVILLE        NJ   07045          1            03/25/97         01
    0430193326                           05           05/01/97         25
    0005902                              N            04/01/27
    0
1




    1556777          E46/G02             F           92,950.00         ZZ
                                         360         92,950.00          1
    2121 HORSESHOE ROAD                7.875            673.95         58
                                       7.625            673.95      161,000.00
    WARRINGTON       PA   18976          1            03/10/97         00
    0430170852                           05           05/01/97          0
    24630                                O            04/01/27
    0


    1556798          G52/G02             F           80,550.00         ZZ
                                         360         80,459.33          1
    3328 WEST IRONWOOD DRIVE           8.875            640.90         90
                                       8.625            640.90       89,500.00
    PHOENIX          AZ   85051          1            01/10/97         04
    0430170548                           05           03/01/97         25
    184490                               N            02/01/27
    0


    1556812          F03/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    7701 WURZBACH UNIT 2003 & 2004     8.500            795.83         75
                                       8.250            795.83      138,000.00
    SAN ANTONIO      TX   78229          2            03/25/97         00
    0430191767                           06           05/01/97          0
    SAT10197                             N            04/01/27
    0


    1556831          208/G02             F          103,620.00         ZZ
                                         360        103,560.38          3
    321 MCKENZIE                       8.750            815.18         48
                                       8.500            815.18      220,000.00
    SANTA FE         NM   87501          5            02/11/97         00
    0430153296                           05           04/01/97          0
    34120                                N            03/01/27
    0


    1556871          E22/G02             F           36,900.00         ZZ
                                         360         36,861.85          1
    13051 ALBANY                       9.500            310.28         90
                                       9.250            310.28       41,000.00
    OAKPARK          MI   48237          2            02/06/97         12
    0410355499                           05           04/01/97         25
    410355499                            N            03/01/27
    0


    1556890          E22/G02             F           58,500.00         ZZ
                                         360         58,471.98          1
1


    4206 GLENBROOK EAST                9.625            497.24         90
                                       9.375            497.24       65,000.00
    NEW ALBANY       IN   47150          1            02/07/97         04
    0410165583                           05           04/01/97         25
    410165583                            N            03/01/27
    0


    1556903          229/G02             F           93,750.00         ZZ
                                         360         93,697.44          1
    1044 WEST 5TH STREET               8.875            745.92         75
                                       8.625            745.92      125,000.00
    TEMPE            AZ   85281          1            02/21/97         00
    0430169557                           05           04/01/97          0
    7384183                              N            03/01/27
    0


    1556917          140/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
    6219 MATIC ROAD                    8.875            362.81         76
                                       8.625            362.81       60,000.00
    HUNTSVILLE       AL   35810          2            03/07/97         04
    0430176453                           05           05/01/97         12
    426003                               N            04/01/27
    0


    1556928          105/G02             F           35,100.00         ZZ
                                         360         35,080.83          1
    630 HIGH DRIVE                     9.000            282.42         90
                                       8.750            282.42       39,000.00
    SPRING BRANCH    TX   78070          1            02/25/97         10
    0430176420                           05           04/01/97         25
    0934984                              N            03/01/27
    0


    1556970          229/G02             F           54,600.00         ZZ
                                         360         54,600.00          1
    1214 RICHMOND                      9.125            444.25         70
                                       8.875            444.25       78,000.00
    JOLIET           IL   60435          5            03/12/97         00
    0430186767                           05           05/01/97          0
    7400666                              N            04/01/27
    0


    1557008          874/G02             F           91,800.00         ZZ
                                         360         91,752.40          1
    975 STEWART STREET                 9.250            755.22         90
                                       9.000            755.22      102,000.00
    RENO             NV   89502          1            02/24/97         10
    0430181172                           05           04/01/97         25
1


    3703989                              N            03/01/27
    0


    1557013          E67/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    1284 NORTHWEST CITY HEIGHTS DR     8.375          1,276.92         80
                                       8.125          1,276.92      210,000.00
    BEND             OR   97701          1            03/05/97         00
    0430170621                           03           05/01/97          0
    06041                                O            04/01/27
    0


    1557014          526/G02             F           99,000.00         ZZ
                                         360         98,902.21          1
    14009 PERDIDO KEY DRIVE #109       9.500            832.45         90
                                       9.250            832.45      110,000.00
    PENSACOLA        FL   32507          1            02/01/97         01
    0430167080                           01           03/01/97         25
    165147                               N            02/01/27
    0


    1557022          E57/G02             F          251,250.00         ZZ
                                         360        251,250.00          1
    20572 TROON LANE                   8.750          1,976.58         75
                                       8.500          1,976.58      335,000.00
    HUNTINGTON BEAC  CA   92646          2            03/01/97         00
    0430175828                           05           05/01/97          0
    91662005308                          O            04/01/27
    0


    1557034          687/G02             F           25,650.00         ZZ
                                         360         25,636.70          1
    398 OGDEN AVENUE SOUTH             9.250            211.02         90
                                       9.000            211.02       28,500.00
    COLUMBUS         OH   43204          1            02/28/97         10
    0430182758                           05           04/01/97         25
    542177                               N            03/01/27
    0


    1557036          966/G02             F           65,400.00         ZZ
                                         360         65,400.00          4
    1307 N OCHOA STREET                9.375            543.96         85
                                       9.125            543.96       77,000.00
    EL PASO          TX   79902          1            03/07/97         04
    0430182253                           05           05/01/97         25
    30003084                             N            04/01/27
    0


1


    1557039          229/G02             F          255,400.00         ZZ
                                         360        255,228.63          1
    6122 BAYVIEW DRIVE                 8.000          1,874.04         80
                                       7.750          1,874.04      319,250.00
    MUKILTEO         WA   98275          1            02/25/97         00
    0430178004                           05           04/01/97          0
    7384274                              O            03/01/27
    0


    1557073          B35/G02             F           80,000.00         ZZ
                                         360         79,952.76          1
    7141 8TH STREET NW                 8.625            622.24         38
                                       8.375            622.24      215,000.00
    WASHINGTON       DC   20012          5            02/26/97         00
    0430172312                           05           04/01/97          0
    97820100007                          O            03/01/27
    0


    1557106          664/G02             F           70,650.00         ZZ
                                         360         70,601.37          1
    666 COLLEGE STREET                 7.875            512.27         90
                                       7.625            512.27       78,500.00
    PHILOMATH        OR   97370          1            01/31/97         01
    0430154286                           05           04/01/97         30
    2247708                              N            03/01/27
    0


    1557377          E22/G02             F          120,000.00         ZZ
                                         360        119,944.01          1
    2904 DANCY STREET                  9.750          1,030.99         80
                                       9.500          1,030.99      150,000.00
    AUSTIN           TX   78722          5            02/11/97         23
    0410280325                           05           04/01/97          0
    410280325                            N            03/01/27
    0


    1557405          229/G02             F          100,800.00         ZZ
                                         360        100,743.48          1
    ROUTE 4 BOX 377                    8.875            802.02         80
                                       8.625            802.02      126,000.00
    CLAREMORE        OK   74017          1            02/27/97         00
    0430177345                           05           04/01/97          0
    7378821                              O            03/01/27
    0


    1557410          A33/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
    42541 I-94 SERVICE DR              8.750          2,360.10         50
                                       8.500          2,360.10      604,000.00
1


    BELLEVILLE       MI   48111          5            03/06/97         00
    0430171322                           05           05/01/97          0
    HO015036308                          O            04/01/27
    0


    1557419          A33/G02             F           29,250.00         ZZ
                                         360         29,250.00          1
    13070 SIDONIE                      8.750            230.11         90
                                       8.500            230.11       32,500.00
    WARREN           MI   48089          1            03/05/97         04
    0430170423                           05           05/01/97         25
    HO007036613                          N            04/01/27
    0


    1557425          A78/G02             F           72,900.00         ZZ
                                         360         72,860.18          1
    1225 WEST PROSPECT ROAD P-15       9.000            586.57         90
                                       8.750            586.57       81,000.00
    FORT COLLINS     CO   80526          1            02/28/97         01
    0430170639                           01           04/01/97         25
    020013989                            N            03/01/27
    0


    1557431          F03/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    5515 SOUTH ALKIRE STREET           8.625          1,275.58         73
                                       8.375          1,275.58      225,000.00
    LITTLETON        CO   80127          5            03/14/97         00
    0430190181                           05           05/01/97          0
    DEN10538                             O            04/01/27
    0


    1557439          369/G02             F           60,000.00         ZZ
                                         360         59,962.70          1
    5126 RAYMOND JAYS ROAD             8.375            456.05         80
                                       8.125            456.05       75,000.00
    EL PASO          TX   79903          1            02/28/97         00
    0430182873                           05           04/01/97          0
    0060121969                           O            03/01/27
    0


    1557443          140/G02             F          196,650.00         ZZ
                                         360        196,542.59          4
    4131 ALABAMA AVENUE                9.000          1,582.29         95
                                       8.750          1,582.29      207,000.00
    KENNER           LA   70065          1            02/28/97         01
    0430184390                           05           04/01/97         30
    432395                               O            03/01/27
    0
1




    1557449          225/225             F          171,200.00         ZZ
                                         360        171,093.59          1
    23909 HIGH MEADOW DRIVE            8.375          1,301.24         80
                                       8.125          1,301.24      214,000.00
    GOLDEN           CO   80401          1            02/21/97         00
    8039079                              03           04/01/97          0
    8039079                              O            03/01/27
    0


    1557450          225/225             F           51,650.00         ZZ
                                         360         51,619.50          1
    2118 CRESSWELL DRIVE               8.625            401.73         75
                                       8.375            401.73       68,900.00
    AUGUSTA          GA   30904          1            02/27/97         00
    803716100                            05           04/01/97          0
    803716100                            N            03/01/27
    0


    1557467          637/G02             F           39,250.00         ZZ
                                         360         39,250.00          1
    158 SE PLACITA COURT               9.250            322.90         90
                                       9.000            322.90       43,650.00
    PORT ST LUCIE    FL   34983          1            03/07/97         01
    0430184572                           05           05/01/97         25
    9456336                              N            04/01/27
    0


    1557477          624/G02             F          276,000.00         ZZ
                                         360        275,832.80          1
    2205 EAST 6525 SOUTH               8.500          2,122.20         80
                                       8.250          2,122.20      345,000.00
    SALT LAKE CITY   UT   84121          5            02/25/97         00
    0430171074                           05           04/01/97          0
    65024970013                          O            03/01/27
    0


    1557483          874/G02             F           96,750.00         ZZ
                                         360         96,695.76          2
    940A & 940B COSGRAVE AVENUE        8.875            769.79         90
                                       8.625            769.79      107,500.00
    WINNEMUCCA       NV   89445          1            02/20/97         01
    0430170860                           05           04/01/97         25
    3684118                              N            03/01/27
    0


    1557485          828/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
1


    2321 CRIPPLE CREEK DRIVE           9.375            262.01         90
                                       9.125            262.01       35,000.00
    ARLINGTON        TX   76014          1            03/14/97         10
    0430183764                           05           05/01/97         25
    70040070                             N            04/01/27
    0


    1557487          624/G02             F           87,300.00         ZZ
                                         360         87,300.00          2
    12111 & 12113 TROULON DRIVE        9.250            718.20         90
                                       9.000            718.20       97,000.00
    HOUSTON          TX   77072          1            03/07/97         10
    0430182675                           05           05/01/97         25
    82005070033                          N            04/01/27
    0


    1557489          666/G02             F          323,100.00         ZZ
                                         360        322,918.86          2
    10561 & 10563 AYRES AVENUE         8.875          2,570.73         90
    1                                  8.625          2,570.73      359,000.00
    LOS ANGELES      CA   90064          1            02/25/97         11
    0430167965                           05           04/01/97         25
    591164                               O            03/01/27
    0


    1557490          F64/G02             F           40,050.00         ZZ
                                         360         40,050.00          1
    1725 WILMINGTON AVENUE             9.250            329.49         55
                                       9.000            329.49       73,000.00
    RICHMOND         VA   23227          1            03/10/97         00
    0430176693                           05           05/01/97          0
    1141                                 O            04/01/27
    0


    1557493          E97/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    1720 PLUMERIA DRIVE                8.250            262.94         26
                                       8.000            262.94      135,000.00
    EL CAJON         CA   92021          5            03/03/97         00
    0430168815                           05           05/01/97          0
    972066                               O            04/01/27
    0


    1557494          828/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
    6146 WOODCREST LANE                8.500            422.14         90
                                       8.250            422.14       61,000.00
    DALLAS           TX   75214          1            03/13/97         10
    0430185835                           09           05/01/97         30
1


    75380001                             N            04/01/27
    0


    1557496          G81/G02             F          116,750.00         ZZ
                                         360        116,750.00          1
    14832 SW 104 STREET                8.500            897.71         80
    UNIT 10                            8.250            897.71      145,990.00
    MIAMI            FL   33196          1            03/10/97         00
    0430175794                           05           05/01/97          0
    021702067                            O            04/01/27
    0


    1557499          811/G02             F          107,750.00         T
                                         360        107,750.00          1
    1577 SALERNO CIRCLE                8.750            847.67         80
                                       8.500            847.67      134,740.00
    FT LAUDERDALE    FL   33327          1            03/07/97         23
    0430187567                           03           05/01/97          0
    FM00103924                           O            04/01/27
    0


    1557531          120/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    234 ROBERTS AVENUE                 8.000          1,320.78         70
                                       7.750          1,320.78      260,000.00
    GLENSIDE         PA   19038          5            02/26/97         00
    0430171587                           05           05/01/97          0
    7016603                              O            04/01/27
    0


    1557549          783/G02             F          132,750.00         ZZ
                                         360        132,675.58          1
    19010 74TH AVENUE WEST             8.875          1,056.22         90
                                       8.625          1,056.22      147,500.00
    LYNNWOOD         WA   98036          1            02/25/97         04
    0430186999                           05           04/01/97         30
    9770121221                           N            03/01/27
    0


    1557558          E13/G02             F          240,000.00         ZZ
                                         360        240,000.00          2
    6037-6039 CLAREMONT AVENUE         8.625          1,866.70         80
                                       8.375          1,866.70      300,000.00
    OAKLAND          CA   94618          2            03/01/97         00
    0430172494                           05           05/01/97          0
    0189325                              O            04/01/27
    0


1


    1557569          B37/G02             F           95,000.00         ZZ
                                         360         94,890.28          2
    2636 2638 S W 31ST PLACE           8.750            747.37         95
                                       8.500            747.37      100,000.00
    MIAMI            FL   33133          1            01/16/97         04
    0430163782                           09           03/01/97         30
    W961005                              O            02/01/27
    0


    1557603          B23/G02             F          400,000.00         ZZ
                                         360        399,724.72          1
    33992 LAS PALMAS DEL MAR           7.875          2,900.28         80
                                       7.625          2,900.28      500,200.00
    SAN JUAN CAPIST  CA   92675          1            02/19/97         00
    0430152256                           03           04/01/97          0
    88001688                             O            03/01/27
    0


    1557621          965/G02             F          237,000.00         ZZ
                                         360        236,844.97          1
    3702 EAST MEDLOCK DRIVE            8.125          1,759.72         68
                                       7.875          1,759.72      350,000.00
    PHOENIX          AZ   85018          5            02/07/97         00
    0430152959                           05           04/01/97          0
    188467                               O            03/01/27
    0


    1557655          074/G02             F           23,625.00         ZZ
                                         360         23,599.10          1
    1420 ATLANTIC SHORES BLVD 234      9.000            190.09         75
                                       8.750            190.09       31,500.00
    HALLANDALE       FL   33009          1            01/22/97         00
    0430156463                           01           03/01/97          0
    1312025652                           N            02/01/27
    0


    1557678          074/G02             F           60,350.00         ZZ
                                         360         60,280.29          1
    225 LORRAINE DRIVE                 8.750            474.78         85
                                       8.500            474.78       71,000.00
    TRAVELERS REST   SC   29690          5            01/15/97         10
    0430157040                           05           03/01/97         12
    1577061881                           O            02/01/27
    0


    1557683          074/G02             F           79,200.00         ZZ
                                         360         79,113.14          1
    21815 LAKEVIEW                     9.000            637.27         90
                                       8.750            637.27       88,000.00
1


    SAINT CLAIR SHO  MI   48080          1            01/13/97         12
    0430156604                           05           03/01/97         25
    1581084010                           N            02/01/27
    0


    1557686          074/G02             F           52,850.00         ZZ
                                         360         52,793.53          1
    1927 FERNWOOD STREET               9.125            430.01         90
                                       8.875            430.01       58,750.00
    MIDDLETOWN       OH   45044          1            01/08/97         01
    0430156646                           05           03/01/97         25
    1581084632                           N            02/01/27
    0


    1557688          074/G02             F           44,500.00         ZZ
                                         360         44,445.89          1
    11 DOGWOOD LANE                    8.500            342.17         89
                                       8.250            342.17       50,000.00
    SAINT PETERS     MO   63376          1            01/10/97         04
    0430156661                           05           03/01/97         25
    1583039990                           N            02/01/27
    0


    1557694          074/G02             F           48,450.00         ZZ
                                         360         48,395.48          1
    6245 SUWANNEE ROAD                 8.875            385.49         85
                                       8.625            385.49       57,000.00
    JACKSONVILLE     FL   32217          1            01/13/97         12
    0430156711                           05           03/01/97         20
    1590030430                           N            02/01/27
    0


    1557698          074/G02             F          130,950.00         ZZ
                                         360        130,806.42          1
    6203 S KILPATRICK                  9.000          1,053.65         90
                                       8.750          1,053.65      145,500.00
    CHICAGO          IL   60629          1            01/14/97         04
    0430156737                           05           03/01/97         25
    1621137798                           N            02/01/27
    0


    1557700          074/G02             F           23,900.00         ZZ
                                         360         23,874.46          1
    4540 FLAD                          9.125            194.46         90
                                       8.875            194.46       26,600.00
    ST LOUIS         MO   63110          1            01/10/97         01
    0430156745                           05           03/01/97         25
    1632020930                           N            02/01/27
    0
1




    1557702          074/G02             F           35,000.00         ZZ
                                         360         34,958.51          1
    10038 BALBOA                       8.625            272.23         90
                                       8.375            272.23       38,900.00
    ST LOUIS         MO   63136          1            01/10/97         01
    0430156919                           05           03/01/97         25
    1633008307                           N            02/01/27
    0


    1557827          638/G02             F           76,700.00         ZZ
                                         360         76,660.24          1
    7720 NIGHTINGALE WAY               9.250            630.99         65
                                       9.000            630.99      119,000.00
    SAN DIEGO        CA   92123          5            02/25/97         00
    0430170217                           01           04/01/97          0
    08622047                             N            03/01/27
    0


    1557841          225/225             F           99,750.00         ZZ
                                         360         99,750.00          1
    5291 CARTARO DRIVE                 8.625            775.85         70
                                       8.375            775.85      142,500.00
    LAS VEGAS        NV   89103          5            03/10/97         00
    803761100                            05           05/01/97          0
    803761100                            N            04/01/27
    0


    1557843          G28/G02             F          470,400.00         ZZ
                                         360        470,115.03          1
    3417 IONE DRIVE                    8.500          3,616.97         80
                                       8.250          3,616.97      588,000.00
    LOS ANGELES      CA   90068          1            02/24/97         00
    0430163295                           05           04/01/97          0
    1557843                              O            03/01/27
    0


    1557844          910/G02             F          125,900.00         ZZ
                                         360        125,836.42          2
    3123 & 3125 WEST LEHMAN AVENUE     9.375          1,047.17         90
                                       9.125          1,047.17      139,900.00
    WEST VALLEY CIT  UT   84119          1            02/27/97         12
    0430176669                           05           04/01/97         25
    112109                               N            03/01/27
    0


    1557850          766/G02             F          144,800.00         T
                                         360        144,800.00          1
1


    1775 WASHINGTON AVE #14B           9.250          1,191.23         90
                                       9.000          1,191.23      160,900.00
    MIAMI BEACH      FL   33139          1            03/03/97         11
    0430172460                           06           05/01/97         25
    96SG1151                             O            04/01/27
    0


    1557860          470/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
    920 HELLAM STREET                  8.875          1,137.78         65
                                       8.625          1,137.78      220,000.00
    MONTEREY         CA   93940          5            03/04/97         00
    0430183632                           05           05/01/97          0
    22010266                             N            04/01/27
    0


    1557865          A17/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    49 DOUGLAS STREET                  8.875            795.64         59
                                       8.625            795.64      171,000.00
    REVERE           MA   02151          5            03/14/97         00
    0430177360                           05           05/01/97          0
    1557865                              N            04/01/27
    0


    1557866          F30/G02             F           94,500.00         ZZ
                                         360         94,500.00          2
    3813 AND 3815 SOUTH 300 EAST       9.375            786.00         90
                                       9.125            786.00      105,000.00
    SALT LAKE CITY   UT   84115          1            03/12/97         01
    0430180315                           05           05/01/97         30
    10559                                N            04/01/27
    0


    1557867          A17/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    539 MALDEN STREET                  8.875            875.21         60
                                       8.625            875.21      185,000.00
    REVERE           MA   02151          5            03/14/97         00
    0430176842                           05           05/01/97          0
    1557867                              N            04/01/27
    0


    1557870          624/G02             F          117,900.00         ZZ
                                         360        117,900.00          1
    646 DOYLE LANE                     8.750            927.52         90
                                       8.500            927.52      131,000.00
    VENTURA          CA   93003          1            02/26/97         10
    0430173724                           01           05/01/97         25
1


    36001920026                          N            04/01/27
    0


    1557878          B43/G02             F           93,850.00         ZZ
                                         360         93,850.00          1
    8334 SW MOHAWK STREET              9.000            755.14         95
                                       8.750            755.14       98,803.00
    TUALATIN         OR   97062          1            03/14/97         10
    0430181958                           01           05/01/97         30
    1557878                              O            04/01/27
    0


    1557881          638/G02             F           64,800.00         ZZ
                                         360         64,765.52          1
    228 13TH ST                        9.125            527.23         90
                                       8.875            527.23       72,000.00
    GREELEY          CO   80631          1            02/28/97         10
    0430176636                           05           04/01/97         25
    08626342                             N            03/01/27
    0


    1557885          F03/G02             F          119,400.00         ZZ
                                         360        119,333.05          1
    1756 HIGH STREET                   8.875            950.01         80
                                       8.625            950.01      149,300.00
    DENVER           CO   80218          1            02/27/97         00
    0430173674                           05           04/01/97          0
    DEN10601                             O            03/01/27
    0


    1557906          526/G02             F          126,650.00         ZZ
                                         360        126,518.17          2
    220 WAKELEE AVENUE                 9.250          1,041.92         85
                                       9.000          1,041.92      149,000.00
    ANSONIA          CT   06401          1            02/01/97         10
    0430153205                           05           03/01/97         20
    166261                               N            02/01/27
    0


    1557911          F41/G02             F           22,400.00         ZZ
                                         360         22,400.00          1
    5028 S CHIQUITA BLVD #B 102        8.500            172.24         70
                                       8.250            172.24       32,000.00
    CAPE CORAL       FL   33914          1            03/04/97         00
    0430176206                           01           05/01/97          0
    00039602                             O            04/01/27
    0


1


    1557941          E22/G02             F          123,000.00         ZZ
                                         360        122,929.24          1
    8482 STEELHEAD AVENUE              8.750            967.64         79
                                       8.500            967.64      156,000.00
    KINGS BEACH      CA   96143          2            02/07/97         00
    0410276836                           05           04/01/97          0
    410276836                            O            03/01/27
    0


    1557958          638/G02             F           47,800.00         ZZ
                                         360         47,800.00          3
    111 SOUTH 2ND STREET               9.500            401.93         90
                                       9.250            401.93       53,200.00
    PHILADELPHIA     PA   19104          1            03/10/97         10
    0430177337                           05           05/01/97         25
    08626278                             N            04/01/27
    0


    1557978          003/G02             F          153,000.00         ZZ
                                         360        152,747.37          1
    1280 STILLWOOD DRIVE               9.000          1,231.08         90
                                       8.750          1,231.08      170,000.00
    ATLANTA          GA   30306          1            12/27/96         04
    0430176495                           05           02/01/97         25
    0003771169                           N            01/01/27
    0


    1557988          G81/G02             F          120,000.00         ZZ
                                         360        119,934.45          4
    2625 SW 24 AVENUE                  9.000            965.55         80
                                       8.750            965.55      150,000.00
    MIAMI            FL   33133          1            02/25/97         04
    0430170308                           05           04/01/97         25
    021702028                            N            03/01/27
    0


    1557989          E86/G02             F          198,750.00         ZZ
                                         360        198,750.00          1
    10848 FAIRMONT VILLAGE DR          8.625          1,545.86         75
                                       8.375          1,545.86      265,000.00
    LAKE WORTH       FL   33467          5            03/13/97         00
    0430187013                           03           05/01/97          0
    16008                                O            04/01/27
    0


    1557990          942/G02             F          160,000.00         ZZ
                                         360        159,910.29          1
    950 CENTRAL AVENUE                 8.875          1,273.04         80
                                       8.625          1,273.04      200,000.00
1


    NEW PROVIDENCE   NJ   07974          1            02/28/97         00
    0430167403                           05           04/01/97          0
    1065P7SAXX                           O            03/01/27
    0


    1557992          907/907             F          119,200.00         ZZ
                                         360        119,138.20          1
    735 BRENDA COURT                   9.250            980.63         80
                                       9.000            980.63      149,000.00
    PUNTA GORDA      FL   33950          1            02/26/97         00
    279328590                            05           04/01/97          0
    279328590                            O            03/01/27
    0


    1557994          907/G02             F           42,800.00         ZZ
                                         360         42,800.00          1
    3444 NW 37TH AVENUE                9.250            352.11         80
                                       9.000            352.11       53,500.00
    GAINESVILLE      FL   32653          1            03/06/97         04
    0430176578                           07           05/01/97         12
    1557994                              N            04/01/27
    0


    1558008          180/G02             F           50,200.00         ZZ
                                         360         50,147.76          2
    504 506 CEDAR STREET               9.250            412.98         80
                                       9.000            412.98       62,750.00
    ARLINGTON        TX   76011          1            01/30/97         95
    0430161166                           05           03/01/97          0
    4726733                              N            02/01/27
    0


    1558009          608/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    1801 COLLINS AVENUE                9.625            424.99         60
    #1408                              9.375            424.99       84,000.00
    MIAMI BEACH      FL   33139          1            03/01/97         00
    0430174433                           22           05/01/97          0
    95331                                N            04/01/27
    0


    1558012          G60/G02             F           61,200.00         ZZ
                                         360         61,200.00          2
    905 EAST PHIL ELLENA STREET        8.375            465.16         90
                                       8.125            465.16       68,000.00
    PHILADELPHIA     PA   19150          1            03/14/97         01
    0430176610                           07           05/01/97         25
    100768801                            N            04/01/27
    0
1




    1558048          003/G02             F          103,500.00         ZZ
                                         360        103,386.50          1
    3372 3374 CRUSE ROAD               9.000            832.79         90
                                       8.750            832.79      115,000.00
    LAWRENCEVILLE    GA   30244          1            01/17/97         10
    0430191999                           05           03/01/97         25
    0003781069                           N            02/01/27
    0


    1558065          B75/G02             F           48,000.00         ZZ
                                         360         47,941.63          1
    415 ATHERTON DRIVE                 8.500            369.08         85
                                       8.250            369.08       56,500.00
    GARLAND          TX   75043          1            01/29/97         01
    0430154104                           03           03/01/97         25
    2738334                              N            02/01/27
    0


    1558075          H05/H05             F          146,250.00         ZZ
                                         360        146,250.00          4
    1230 COMMONWEALTH                  8.875          1,163.63         65
                                       8.625          1,163.63      225,000.00
    BRONX            NY   10473          2            03/21/97         00
    NG                                   05           05/01/97          0
    NG                                   N            04/01/27
    0


    1558103          F30/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
    56 SOUTH 150 EAST                  8.500            903.47         77
                                       8.250            903.47      154,000.00
    BURLEY           ID   83318          2            03/10/97         00
    0430187005                           05           05/01/97          0
    10324                                O            04/01/27
    0


    1558108          964/G02             F          825,000.00         ZZ
                                         360        825,000.00          1
    8 PINEHURST LANE                   9.000          6,638.14         55
                                       8.750          6,638.14    1,500,000.00
    NEWPORT BEACH    CA   92660          5            03/14/97         00
    0430187708                           03           05/01/97          0
    23268                                O            04/01/27
    0


    1558124          E50/G02             F          142,400.00         ZZ
                                         360        142,304.45          1
1


    1616 DIMARE COURT                  8.000          1,044.88         80
                                       7.750          1,044.88      178,994.00
    BAKERSFIELD      CA   93312          1            02/27/97         00
    0430168708                           05           04/01/97          0
    9147448                              O            03/01/27
    0


    1558125          624/G02             F          118,000.00         ZZ
                                         360        117,933.85          4
    211 BRIARWOOD DRIVE                8.875            938.86         80
                                       8.625            938.86      147,500.00
    GEORGETOWN       TX   78628          1            02/27/97         04
    0430174177                           05           04/01/97         12
    82005170033                          N            03/01/27
    0


    1558127          624/G02             F           82,250.00         ZZ
                                         360         82,250.00          1
    705 CAVU ROAD                      9.000            661.80         95
                                       8.750            661.80       86,900.00
    GEORGETOWN       TX   78628          1            03/11/97         04
    0430181305                           05           05/01/97         25
    82001070013                          N            04/01/27
    0


    1558145          526/G02             F          144,300.00         ZZ
                                         360        144,229.02          4
    30 SOUTH BLEEKER STREET            9.500          1,213.36         85
                                       9.250          1,213.36      170,000.00
    MT VERNON        NY   10553          2            02/03/97         04
    0430154211                           05           04/01/97         20
    163951                               N            03/01/27
    0


    1558155          E22/G02             F           52,900.00         ZZ
                                         360         52,869.57          1
    4244 EDGELAND ROAD                 8.750            416.16         79
                                       8.500            416.16       67,000.00
    EDGEMOOR         SC   29712          5            02/12/97         00
    0410336929                           05           04/01/97          0
    410336929                            O            03/01/27
    0


    1558184          E08/G02             F          402,680.00         ZZ
                                         360        402,680.00          1
    14570 LURAY ROAD                   8.750          3,167.89         80
                                       8.500          3,167.89      508,350.00
    FT LAUDERDALE    FL   33330          4            03/21/97         00
    0430184853                           05           05/01/97          0
1


    UNKNOWN                              O            04/01/27
    0


    1558201          638/G02             F           49,500.00         ZZ
                                         360         49,475.66          1
    5021 N GUILFORD AVE                9.500            416.22         90
                                       9.250            416.22       55,000.00
    INDIANAPOLIS     IN   46205          1            02/28/97         04
    0430174938                           05           04/01/97         25
    08623358                             O            03/01/27
    0


    1558232          934/G02             F           73,150.00         ZZ
                                         360         73,107.91          1
    10452 SW 14 TERRACE #9 31          8.750            575.48         70
                                       8.500            575.48      104,500.00
    MIAMI            FL   33174          1            02/28/97         00
    0430182352                           05           04/01/97          0
    71000172                             O            03/01/27
    0


    1558234          638/G02             F          168,000.00         ZZ
                                         360        167,895.58          1
    1193 APPLETON ROAD                 8.375          1,276.92         80
                                       8.125          1,276.92      210,000.00
    SIMI VALLEY      CA   93065          2            02/28/97         00
    0430177295                           05           04/01/97          0
    08624117                             O            03/01/27
    0


    1558253          225/225             F           92,250.00         ZZ
                                         360         92,250.00          4
    362 368 WARFORD AVENUE             8.875            733.99         90
                                       8.625            733.99      102,550.00
    FERGUSON         MO   63135          1            03/17/97         04
    803919600                            05           05/01/97         25
    803919600                            N            04/01/27
    0


    1558257          180/G02             F           64,600.00         ZZ
                                         360         64,600.00          1
    248 WEST GLEN AVENUE               9.000            519.79         85
                                       8.750            519.79       76,000.00
    LAYTON           UT   84041          1            03/06/97         10
    0430192591                           05           05/01/97         20
    4785598                              N            04/01/27
    0


1


    1558258          180/G02             F          151,200.00         ZZ
                                         360        151,119.53          4
    1618 SO PARK STREET                9.125          1,230.22         90
                                       8.875          1,230.22      168,000.00
    SALT LAKE CITY   UT   84105          1            02/27/97         10
    0430184416                           05           04/01/97         25
    7JK010                               N            03/01/27
    0


    1558262          896/G02             F          204,100.00         ZZ
                                         360        203,973.14          1
    312 WINDSOR FALLS DRIVE            8.375          1,551.31         80
                                       8.125          1,551.31      255,145.00
    CANTON           GA   30114          1            02/27/97         00
    0430176008                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1558280          G81/G02             F           21,450.00         ZZ
                                         360         21,450.00          1
    16465 NE 22 AVENUE 219             9.250            176.46         65
                                       9.000            176.46       33,000.00
    NORTH MIAMI BEA  FL   33160          1            03/20/97         00
    0430185967                           08           05/01/97          0
    021702063                            N            04/01/27
    0


    1558286          F41/G02             F           32,800.00         ZZ
                                         360         32,800.00          2
    629 WALK HILL STREET               9.500            275.80         80
                                       9.250            275.80       41,000.00
    MATTAPAN         MA   02126          1            03/07/97         04
    0430182782                           05           05/01/97         12
    00040147                             N            04/01/27
    0


    1558296          457/G02             F          112,400.00         ZZ
                                         360        112,330.13          3
    115 MAIN STREET                    8.375            854.33         90
                                       8.125            854.33      124,900.00
    MILFORD          MA   01757          1            02/28/97         04
    0430173492                           05           04/01/97         25
    971317650                            N            03/01/27
    0


    1558319          420/G02             F           50,000.00         ZZ
                                         360         48,278.91          1
    480 MENDOCINO DRIVE                8.625            388.90         47
                                       8.375            388.90      108,500.00
1


    UKIAH            CA   95482          1            01/24/97         00
    0430161208                           05           03/01/97          0
    0000346825                           O            02/01/27
    0


    1558358          074/G02             F           54,900.00         ZZ
                                         360         54,844.32          1
    3719 SUNSET TRACE CR SW            9.375            456.64         90
                                       9.125            456.64       61,000.00
    PALM CITY        FL   34990          1            01/21/97         01
    0430157388                           09           03/01/97         25
    1589090796                           N            02/01/27
    0


    1558417          074/G02             F           68,000.00         ZZ
                                         360         67,923.47          1
    24522 NOBOTTOM ROAD                8.875            541.04         78
                                       8.625            541.04       88,000.00
    OLMSTEAD TOWNSH  OH   44138          5            01/14/97         00
    0430158238                           05           03/01/97          0
    1581082976                           O            02/01/27
    0


    1558420          074/G02             F           57,750.00         ZZ
                                         360         57,717.62          1
    203 NORTH HARRISON                 8.875            459.49         89
                                       8.625            459.49       64,900.00
    LUDINGTON        MI   49431          1            02/03/97         10
    0430158261                           05           04/01/97         25
    1581084392                           N            03/01/27
    0


    1558421          074/G02             F           83,300.00         ZZ
                                         360         83,198.70          1
    958 CENTER ROAD                    8.500            640.51         85
                                       8.250            640.51       98,000.00
    EASTLAKE         OH   44095          5            01/21/97         14
    0430158592                           05           03/01/97         12
    1581084439                           O            02/01/27
    0


    1558424          074/G02             F          119,000.00         ZZ
                                         360        118,872.85          1
    2672 WINDSOR                       9.125            968.23         85
                                       8.875            968.23      140,000.00
    TROY             MI   48098          5            01/23/97         01
    0430155325                           05           03/01/97         12
    1581085125                           O            02/01/27
    0
1




    1558426          074/G02             F           77,750.00         ZZ
                                         360         77,664.74          1
    30278 ROSEBRIAR                    9.000            625.60         85
                                       8.750            625.60       91,500.00
    SAINT CLAIR SHO  MI   48082          5            01/21/97         14
    0430155317                           05           03/01/97         12
    1581085431                           O            02/01/27
    0


    1558693          B75/G02             F           34,650.00         ZZ
                                         360         34,616.67          2
    101 A & B OAKDALE DRIVE            9.625            294.52         90
                                       9.375            294.52       38,500.00
    FORT WORTH       TX   76108          1            01/30/97         01
    0430172841                           05           03/01/97         25
    2738227                              N            02/01/27
    0


    1558760          568/G02             F           50,040.00         ZZ
                                         360         50,040.00          1
    3303 TUCHASEEGEE ROAD              9.375            416.21         90
                                       9.125            416.21       55,600.00
    CHARLOTTE        NC   28208          1            03/13/97         01
    0430179366                           05           05/01/97         25
    808461E                              N            04/01/27
    0


    1558761          568/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    1101 STATE STREET                  9.375            374.29         90
                                       9.125            374.29       50,000.00
    CHARLOTTE        NC   28208          1            03/13/97         01
    0430185140                           05           05/01/97         25
    808460                               N            04/01/27
    0


    1558763          568/G02             F           45,720.00         ZZ
                                         360         45,720.00          1
    1616 WILMORE DRIVE                 9.375            380.28         90
                                       9.125            380.28       50,800.00
    CHARLOTTE        NC   28203          1            03/13/97         01
    0430179283                           05           05/01/97         25
    808459E                              N            04/01/27
    0


    1558764          568/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
1


    720 MATHESON AVENUE                9.375            389.26         90
                                       9.125            389.26       52,000.00
    CHARLOTTE        NC   28205          1            03/13/97         01
    0430177113                           05           05/01/97         25
    808458                               N            04/01/27
    0


    1558769          E19/G02             F          100,000.00         ZZ
                                         360         99,936.23          1
    1337 OAHU STREET                   8.250            751.27         80
                                       8.000            751.27      125,000.00
    WEST COVINA      CA   91792          2            02/21/97         01
    0430183863                           03           04/01/97         12
    100017698                            N            03/01/27
    0


    1558775          966/G02             F          115,850.00         ZZ
                                         360        115,786.72          1
    4008 HEDGEROW DRIVE                9.000            932.16         90
                                       8.750            932.16      128,750.00
    PLANO            TX   75024          1            03/03/97         10
    0430170779                           05           04/01/97         25
    30003176                             N            03/01/27
    0


    1558783          E38/G02             F           56,000.00         ZZ
                                         360         55,970.97          1
    2660 WEST 3965 SOUTH               9.250            460.70         51
                                       9.000            460.70      110,000.00
    WEST VALLEY CIT  UT   84119          5            03/05/97         00
    0430174912                           05           04/01/97          0
    1558783                              N            03/01/27
    0


    1558785          E53/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    2131 NW 188 TERRACE                8.750            660.83         80
                                       8.500            660.83      105,000.00
    PEMBROKE PINES   FL   33029          1            03/14/97         00
    0430179481                           03           05/01/97          0
    0011108325                           O            04/01/27
    0


    1558791          F41/G02             F           32,900.00         ZZ
                                         360         32,900.00          1
    131 PARK DRIVE                     9.500            276.64         70
    UNIT 131 35                        9.250            276.64       47,000.00
    BOSTON           MA   02215          1            03/10/97         00
    0430185991                           08           05/01/97          0
1


    00039644                             N            04/01/27
    0


    1558798          638/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
    814 11TH STREET                    9.125            457.67         90
                                       8.875            457.67       62,500.00
    COLUMBUS         IN   47201          1            03/06/97         10
    0430187120                           05           05/01/97         25
    08627577                             N            04/01/27
    0


    1558801          526/G02             F           28,500.00         ZZ
                                         360         28,471.84          1
    3505 STANFORD                      9.500            239.65         75
                                       9.250            239.65       38,000.00
    HOUSTON          TX   77006          1            01/31/97         00
    0430173526                           05           03/01/97          0
    166457                               N            02/01/27
    0


    1558802          526/G02             F           23,400.00         ZZ
                                         360         23,387.21          1
    9538 SOUTH AVALON AVENUE           9.000            188.29         90
                                       8.750            188.29       26,000.00
    CHICAGO          IL   60628          1            02/07/97         10
    0430173716                           05           04/01/97         25
    159985                               N            03/01/27
    0


    1558831          E22/G02             F          101,500.00         ZZ
                                         360        101,450.07          1
    1107 EAST 6TH AVENUE               9.500            853.47         89
                                       9.250            853.47      115,000.00
    LANCASTER        OH   43130          2            02/13/97         04
    0410343958                           05           04/01/97         25
    410343958                            N            03/01/27
    0


    1558847          E22/G02             F           94,400.00         T
                                         360         94,349.76          1
    134 DILLON WAY                     9.125            768.07         80
                                       8.875            768.07      118,000.00
    DAVENPORT        FL   33837          1            02/06/97         95
    0410194880                           03           04/01/97          0
    410194880                            O            03/01/27
    0


1


    1558899          568/G02             F          121,500.00         ZZ
                                         360        121,441.79          4
    2604  DORIAN DRIVE                 9.625          1,032.74         90
                                       9.375          1,032.74      135,000.00
    SNELLVILLE       GA   30278          1            02/14/97         01
    0430155648                           05           04/01/97         25
    808289                               N            03/01/27
    0


    1558906          638/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    165 NORTH PINE RIDGE DRIVE         9.125            805.50         75
                                       8.875            805.50      132,000.00
    MIDDLE SMITHFIE  PA   18301          5            03/06/97         00
    0430180869                           03           05/01/97          0
    08626174                             O            04/01/27
    0


    1558908          776/G02             F           62,100.00         ZZ
                                         360         62,069.46          1
    3810 SODA SPRINGS DRIVE            9.500            522.17         90
                                       9.250            522.17       69,000.00
    LAS VEGAS        NV   89115          1            02/05/97         01
    0430158014                           09           04/01/97         25
    6337996                              N            03/01/27
    0


    1558923          E48/G02             F           50,550.00         ZZ
                                         360         50,550.00          1
    127 OAKWOOD CIRCLE                 8.500            388.69         90
                                       8.250            388.69       56,500.00
    DICKSON          TN   37055          1            03/07/97         01
    0430187658                           05           05/01/97         25
    1558923                              N            04/01/27
    0


    1558926          140/G02             F           38,400.00         ZZ
                                         360         38,400.00          1
    1131 NORTH HAROLD STREET           8.625            298.67         80
                                       8.375            298.67       48,000.00
    TEMPE            AZ   85281          1            03/13/97         00
    0430185918                           05           05/01/97          0
    433347                               O            04/01/27
    0


    1559031          E86/G02             F          289,000.00         ZZ
                                         360        289,000.00          1
    135 EAST 54TH STREET               8.125          2,145.82         85
    UNIT 9B                            7.875          2,145.82      340,000.00
1


    NEW YORK         NY   10022          5            03/26/97         10
    0430192781                           06           05/01/97         12
    16355                                O            04/01/27
    0


    1559071          731/G02             F           56,000.00         ZZ
                                         360         56,000.00          2
    217 AND 219 EAST MALONE STREET     9.250            460.70         70
                                       9.000            460.70       80,000.00
    HANFORD          CA   93230          1            03/04/97         00
    0430177667                           05           05/01/97          0
    114141336                            N            04/01/27
    0


    1559103          966/G02             F           48,600.00         ZZ
                                         360         48,600.00          1
    1612 N WADDILL STREET              9.250            399.82         90
                                       9.000            399.82       54,000.00
    MCKINNEY         TX   75069          1            03/07/97         10
    0430191239                           05           05/01/97         25
    30003191                             N            04/01/27
    0


    1559155          637/G02             F           90,000.00         ZZ
                                         360         89,949.54          1
    7665 SOUTHWEST 67TH AVENUE         8.875            716.08         59
                                       8.625            716.08      155,000.00
    PORTLAND         OR   97223          5            02/07/97         00
    0430157289                           05           04/01/97          0
    2998342                              O            03/01/27
    0


    1559156          966/G02             F           58,350.00         ZZ
                                         360         58,350.00          1
    2208 OVERGLEN DRIVE                8.625            453.84         80
                                       8.375            453.84       72,990.00
    PLANO            TX   75074          1            03/11/97         00
    0430185900                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1559179          765/G02             F          117,000.00         ZZ
                                         360        116,927.27          1
    8339 WILBUR AVENUE                 8.375            889.29         58
                                       8.125            889.29      203,000.00
    NORTHRIDGE       CA   91324          2            02/11/97         00
    0430162826                           05           04/01/97          0
    320553                               O            03/01/27
    0
1




    1559190          624/G02             F          208,500.00         ZZ
                                         360        208,394.71          4
    725 AZTEC DRIVE                    9.375          1,734.20         75
                                       9.125          1,734.20      278,000.00
    FORT COLLINS     CO   80521          1            03/02/97         00
    0430175422                           05           04/01/97          0
    73011470043                          N            03/01/27
    0


    1559205          575/G02             F          169,900.29         ZZ
                                         290        169,047.03          1
    609 N SUTRO TERRACE                8.875          1,424.70         62
                                       8.625          1,424.70      275,000.00
    CARSON CITY      NV   89706          1            09/10/96         00
    0430157859                           05           12/01/96          0
    962220564                            O            01/01/21
    0


    1559207          E86/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    1524 SHORE BOULEVARD               8.625          1,151.13         80
                                       8.375          1,151.13      185,000.00
    BROOKLYN         NY   11235          1            03/28/97         00
    0430188417                           05           05/01/97          0
    16048                                O            04/01/27
    0


    1559221          591/G02             F           55,000.00         ZZ
                                         360         54,965.81          1
    259 WEST BROADWAY                  8.375            418.04         71
                                       8.125            418.04       78,000.00
    RED LION         PA   17356          1            02/28/97         00
    0430167601                           05           04/01/97          0
    103503088                            O            03/01/27
    0


    1559239          129/G02             F           54,000.00         ZZ
                                         360         53,942.30          1
    201 WEST CHERRY STREET             9.125            439.37         90
                                       8.875            439.37       60,000.00
    GEORGETOWN       OH   45121          1            01/18/97         04
    0430155267                           05           03/01/97         25
    3800018206                           N            02/01/27
    0


    1559294          B57/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
1


    2302 WEST 79TH STREET #1,2,3,4     9.375          1,235.15         90
                                       9.125          1,235.15      165,000.00
    INGLEWOOD        CA   90305          1            03/06/97         10
    0430175364                           05           05/01/97         25
    9710223                              N            04/01/27
    0


    1559350          A46/G02             F           18,900.00         ZZ
                                         360         18,900.00          1
    4208 SE 26TH STREEET               9.000            152.07         90
                                       8.750            152.07       21,000.00
    DEL CITY         OK   73115          1            03/06/97         10
    0430179788                           05           05/01/97         25
    UNKNOWN                              N            04/01/27
    0


    1559397          E22/G02             F           30,600.00         ZZ
                                         360         30,584.95          2
    286 N CASS                         9.500            257.30         90
                                       9.250            257.30       34,000.00
    PONTIAC          MI   48342          1            02/11/97         04
    0410168280                           05           04/01/97         25
    410168280                            N            03/01/27
    0


    1559418          E19/G02             F          135,000.00         ZZ
                                         360        134,907.10          1
    651 AVENIDA TERRAZO                7.875            978.84         70
                                       7.625            978.84      195,000.00
    CORONA           CA   91720          1            02/14/97         00
    0430164541                           05           04/01/97          0
    10017642                             O            03/01/27
    0


    1559423          A33/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
    14220 BARCLAY                      9.500            552.44         90
                                       9.250            552.44       73,000.00
    DEARBORN         MI   48126          1            03/26/97         04
    0430194530                           05           05/01/97         25
    HO015036618                          N            04/01/27
    0


    1559429          685/G02             F          180,800.00         ZZ
                                         360        180,543.97          1
    13341 SOUTH TRESTLE LANE           7.750          1,295.27         80
                                       7.500          1,295.27      226,000.00
    RIVERTON         UT   84065          5            01/07/97         00
    0430167502                           05           03/01/97          0
1


    106168                               O            02/01/27
    0


    1559430          B65/G02             F           88,500.00         ZZ
                                         360         88,500.00          1
    4930 WASHINGTON AVENUE             8.875            704.15         73
                                       8.625            704.15      122,000.00
    LORAIN           OH   44052          2            03/11/97         00
    0430165357                           05           05/01/97          0
    030297060                            N            04/01/27
    0


    1559450          731/G02             F          131,600.00         ZZ
                                         360        131,524.28          2
    1333-1335 N SIERRA BONITA AVE      8.750          1,035.30         80
                                       8.500          1,035.30      164,500.00
    LOS ANGELES      CA   90046          1            02/05/97         00
    0430162941                           05           04/01/97          0
    413313174                            O            03/01/27
    0


    1559451          201/G02             F           65,000.00         ZZ
                                         360         64,968.02          1
    2710 MIRANDA DRIVE                 9.500            546.56         77
                                       9.250            546.56       85,000.00
    MONROE           GA   30655          2            02/14/97         00
    0430159202                           05           04/01/97          0
    404983                               O            03/01/27
    0


    1559459          201/G02             F           76,550.00         ZZ
                                         360         76,512.34          2
    2389 & 2393 CRAGSTONE COURT        9.500            643.68         85
                                       9.250            643.68       90,092.00
    LITHONIA         GA   30058          1            02/12/97         04
    0430163832                           05           04/01/97         20
    404978                               N            03/01/27
    0


    1559685          811/G02             F          105,000.00         T
                                         360        105,000.00          1
    1528 SALERNO CIRCLE                8.875            835.43         75
                                       8.625            835.43      140,050.00
    FORT LAUDERDALE  FL   33327          1            03/07/97         00
    0430177311                           05           05/01/97          0
    FM00103177                           O            04/01/27
    0


1


    1559745          462/G02             F          136,800.00         ZZ
                                         360        136,800.00          4
    1845 SW 11 STREET                  9.125          1,113.05         90
                                       8.875          1,113.05      152,000.00
    MIAMI            FL   33135          1            03/06/97         01
    0430184861                           05           05/01/97         25
    4540951                              N            04/01/27
    0


    1559755          964/G02             F          284,400.00         ZZ
                                         360        284,400.00          1
    5570 VIA BRAVO                     8.500          2,186.79         80
                                       8.250          2,186.79      355,500.00
    YORBA LINDA      CA   92887          1            03/06/97         00
    0430185041                           05           05/01/97          0
    23360                                O            04/01/27
    0


    1559756          225/225             F           50,040.00         ZZ
                                         360         50,040.00          1
    4031 GLENDALE STREET               9.125            407.15         90
                                       8.875            407.15       55,600.00
    PHILADELPHIA     PA   19124          1            03/12/97         04
    803813700                            07           05/01/97         25
    803813700                            N            04/01/27
    0


    1559762          744/G02             F          131,250.00         ZZ
                                         360        131,178.31          1
    2448 WESTCLIFFE LANE               9.000          1,056.07         75
                                       8.750          1,056.07      175,000.00
    WALNUT CREEK     CA   94596          1            02/28/97         00
    0430180836                           05           04/01/97          0
    40190                                N            03/01/27
    0


    1559772          638/G02             F           64,800.00         ZZ
                                         360         64,800.00          3
    13 ALPINE STREET                   9.500            544.87         90
                                       9.250            544.87       72,500.00
    WORCESTER        MA   01604          1            03/14/97         01
    0430185751                           05           05/01/97         25
    08627938                             N            04/01/27
    0


    1559781          624/G02             F           88,450.00         ZZ
                                         360         88,450.00          1
    1380 MILHOUS STREET                8.875            703.75         80
                                       8.625            703.75      110,600.00
1


    TURLOCK          CA   95380          1            03/06/97         00
    0430182709                           05           05/01/97          0
    31300470016                          O            04/01/27
    0


    1559797          129/G02             F          116,250.00         ZZ
                                         360        116,129.00          1
    734 ALDEN STREET                   9.250            956.36         75
                                       9.000            956.36      155,000.00
    LUDLOW           MA   01056          5            01/22/97         00
    0430157461                           05           03/01/97          0
    3962641                              O            02/01/27
    0


    1559806          F03/G02             F          324,000.00         ZZ
                                         360        324,000.00          1
    34012 MEADOW MOUNTAIN ROAD         9.250          2,665.47         48
                                       9.000          2,665.47      680,000.00
    EVERGREEN        CO   80439          5            03/07/97         00
    0430174524                           05           05/01/97          0
    DEN10633                             O            04/01/27
    0


    1559823          687/G02             F           98,100.00         ZZ
                                         360         98,100.00          2
    3732 DRIFTWOOD DRIVE               9.000            789.33         90
                                       8.750            789.33      109,000.00
    CHARLOTTE        NC   28205          1            03/13/97         10
    0430184457                           05           05/01/97         25
    3W0507                               N            04/01/27
    0


    1559824          604/G02             F           78,300.00         ZZ
                                         360         78,300.00          1
    1197 ARCH COURT                    8.625            609.01         90
                                       8.375            609.01       87,000.00
    CONCORD          CA   94520          1            03/06/97         10
    0430193565                           05           05/01/97         25
    69960218                             N            04/01/27
    0


    1559837          F30/G02             F          149,500.00         ZZ
                                         360        149,413.98          1
    10852 SOUTH MARSHA KAYE CIRCLE     8.750          1,176.12         65
                                       8.500          1,176.12      230,000.00
    SANDY            UT   84070          1            02/05/97         00
    0430164715                           05           04/01/97          0
    10320                                N            03/01/27
    0
1




    1559857          E19/G02             F          125,000.00         ZZ
                                         360        124,929.92          1
    1590 FITZGERALD ROAD               8.875            994.56         79
                                       8.625            994.56      160,000.00
    SIMI VALLEY      CA   93065          2            02/14/97         01
    0430164566                           05           04/01/97         12
    100016079                            O            03/01/27
    0


    1559858          705/G02             F          130,000.00         ZZ
                                         360        130,000.00          2
    1140 SUTTER AVENUE                 9.000          1,046.01         64
                                       8.750          1,046.01      205,000.00
    BROOKLYN         NY   11208          5            03/21/97         00
    0430187716                           05           05/01/97          0
    97030032                             N            04/01/27
    0


    1559859          862/G02             F          117,000.00         ZZ
                                         360        116,939.33          4
    98 NORTHWEST RIVERSIDE BLVD        9.250            962.54         47
                                       9.000            962.54      250,000.00
    BEND             OR   97701          5            02/10/97         00
    0430163998                           05           04/01/97          0
    4360517                              N            03/01/27
    0


    1559861          862/G02             F           69,350.00         ZZ
                                         360         69,261.24          1
    4658 NORTH ANGUS STREET            8.250            521.01         75
                                       8.000            521.01       92,500.00
    FRESNO           CA   93726          2            01/29/97         00
    0430173203                           05           03/01/97          0
    4350120                              O            02/01/27
    0


    1559921          131/G02             F          136,000.00         ZZ
                                         360        135,917.61          1
    5535 ANNE LANE                     8.500          1,045.72         78
                                       8.250          1,045.72      175,000.00
    DAYTON           OH   45459          1            02/14/97         00
    0430159434                           05           04/01/97          0
    5615616                              O            03/01/27
    0


    1559963          E22/G02             F           46,400.00         ZZ
                                         360         46,373.99          1
1


    181 WHITE SANDY DRIVE              8.875            369.18         80
                                       8.625            369.18       58,000.00
    PANAMA CITY BEA  FL   32407          1            02/24/97         00
    0410351506                           09           04/01/97          0
    410351506                            O            03/01/27
    0


    1559988          758/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    12403 MUSTANG CHASE                8.500            768.91         58
                                       8.250            768.91      175,000.00
    AUSTIN           TX   78727          1            03/11/97         00
    0430176768                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1559997          638/G02             F          183,700.00         ZZ
                                         360        183,700.00          1
    25306 VIA CALINDA                  8.875          1,461.60         80
                                       8.625          1,461.60      232,000.00
    VALENCIA         CA   91355          2            03/07/97         00
    0430185744                           05           05/01/97          0
    08627792                             O            04/01/27
    0


    1560022          B75/G02             F           50,050.00         T
                                         360         50,022.67          1
    79114 US HIGHWAY 40 BLDG E         9.000            402.71         85
    UNIT 205                           8.750            402.71       58,900.00
    WINTER PARK      CO   80482          1            02/07/97         10
    0430164376                           01           04/01/97         20
    2909158                              O            03/01/27
    0


    1560050          369/G02             F          292,000.00         ZZ
                                         360        291,736.29          1
    1002 WALTERS MILL ROAD             8.875          2,323.29         80
                                       8.625          2,323.29      365,000.00
    FOREST HILL      MD   21050          1            02/05/97         00
    0430169490                           05           04/01/97          0
    0060311826                           O            03/01/27
    0


    1560081          129/G02             F           50,400.00         ZZ
                                         360         50,346.16          1
    6255 BUFFINGTON ROAD               9.125            410.07         70
                                       8.875            410.07       72,000.00
    COLLEGE PARK     GA   30349          5            01/28/97         00
    0430160598                           05           03/01/97          0
1


    3900064712                           O            02/01/27
    0


    1560084          G92/G02             F          125,000.00         ZZ
                                         360        124,898.44          1
    383 N SUNNYVALE AVENUE             8.625            972.24         66
                                       8.375            972.24      191,000.00
    SUNNYVALE        CA   94086          2            02/19/97         00
    0430167346                           05           04/01/97          0
    768882                               O            03/01/27
    0


    1560264          140/G02             F          110,250.00         ZZ
                                         360        110,195.77          1
    319  38TH STREET                   9.500            927.04         90
                                       9.250            927.04      122,500.00
    NEW ORLEANS      LA   70124          1            02/21/97         12
    0430164020                           05           04/01/97         25
    432372                               N            03/01/27
    0


    1560269          A91/G02             F          160,000.00         ZZ
                                         360        159,907.95          1
    118 GREENWICH STREET               8.750          1,258.72         67
                                       8.500          1,258.72      240,000.00
    MONTAUK          NY   11954          1            02/28/97         00
    0430172296                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1560272          624/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    801 COLBY COURT                    8.625            715.57         80
                                       8.375            715.57      115,000.00
    WOODLAND         CA   95695          1            03/11/97         04
    0430183483                           07           05/01/97         12
    66000170023                          N            04/01/27
    0


    1560274          624/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    805 COLBY COURT                    8.625            715.57         80
                                       8.375            715.57      115,000.00
    WOODLAND         CA   95695          1            03/11/97         04
    0430182980                           07           05/01/97         12
    66000170013                          N            04/01/27
    0


1


    1560284          B75/G02             F          265,500.00         ZZ
                                         360        265,365.93          1
    333 ARIZONA STREET                 9.375          2,208.29         90
                                       9.125          2,208.29      295,000.00
    HOLLYWOOD        FL   33019          1            02/10/97         04
    0430163642                           05           04/01/97         30
    2764900                              N            03/01/27
    0


    1560304          862/G02             F          225,000.00         ZZ
                                         360        224,870.55          1
    3589 VALENCIA AVENUE               8.750          1,770.08         71
                                       8.500          1,770.08      319,000.00
    SAN BERNARDINO   CA   92404          1            02/13/97         00
    0430167551                           05           04/01/97          0
    4364006                              O            03/01/27
    0


    1560320          E22/G02             F           55,300.00         ZZ
                                         360         55,198.78          1
    1764 CRICKET HOLLOW DRIVE          8.500            425.21         67
                                       8.250            425.21       83,000.00
    AUSTIN           TX   78758          2            12/26/96         00
    0410323752                           05           02/01/97          0
    410323752                            N            01/01/27
    0


    1560352          A83/G02             F          107,550.00         ZZ
                                         360        107,428.96          1
    17 DICK PHELPS ROAD                8.875            855.72         65
                                       8.625            855.72      168,000.00
    WATSONVILLE      CA   95076          5            01/23/97         00
    0430162438                           05           03/01/97          0
    153706                               N            02/01/27
    0


    1560358          A83/G02             F          435,000.00         ZZ
                                         360        434,510.45          1
    939 PROVIDENCE COURT               8.875          3,461.06         68
                                       8.625          3,461.06      640,000.00
    CUPERTINO        CA   95014          2            01/13/97         00
    0430162594                           05           03/01/97          0
    153724                               O            02/01/27
    0


    1560373          687/G02             F           28,800.00         ZZ
                                         360         28,785.83          2
    714 PLYMOUTH AVENUE N              9.500            242.17         90
                                       9.250            242.17       32,000.00
1


    ROCHESTER        NY   14608          1            02/13/97         01
    0430164178                           05           04/01/97         25
    NG                                   N            03/01/27
    0


    1560381          G81/G02             F          112,950.00         ZZ
                                         360        112,950.00          1
    13330 SW 78 STREET                 8.750            888.58         90
                                       8.500            888.58      125,500.00
    MIAMI            FL   33183          1            03/25/97         01
    0430190983                           05           05/01/97         25
    021702098                            O            04/01/27
    0


    1560402          E22/G02             F          127,200.00         ZZ
                                         360        127,124.90          1
    7795 CHURCH RD.                    8.625            989.35         75
                                       8.375            989.35      169,600.00
    GROSSE ILE       MI   48138          5            02/06/97         00
    0410343123                           05           04/01/97          0
    410343123                            O            03/01/27
    0


    1560417          526/G02             F           40,500.00         ZZ
                                         360         40,462.05          2
    564 CHESTNUT STREET                9.750            347.96         90
                                       9.500            347.96       45,000.00
    SPRINGFIELD      MA   01107          1            01/10/97         10
    0430179093                           05           03/01/97         25
    148541                               N            02/01/27
    0


    1560427          E22/G02             F          121,500.00         ZZ
                                         360        121,438.64          4
    6005 COUGAR DRIVE                  9.375          1,010.58         90
                                       9.125          1,010.58      135,000.00
    AUSTIN           TX   78745          1            02/19/97         10
    0410347009                           05           04/01/97         25
    410347009                            N            03/01/27
    0


    1560429          E19/G02             F          320,000.00         ZZ
                                         360        319,806.15          1
    1602 WOLLACOTT STREET              8.500          2,460.52         80
                                       8.250          2,460.52      400,000.00
    REDONDO BEACH    CA   90278          5            02/21/97         00
    0430170589                           05           04/01/97          0
    10019990                             O            03/01/27
    0
1




    1560431          E22/G02             F           47,250.00         ZZ
                                         360         47,227.36          1
    8478 BUCKTHORN                     9.625            401.62         90
                                       9.375            401.62       52,500.00
    ST LOUIS         MO   63134          1            02/24/97         10
    0410344659                           05           04/01/97         25
    410344659                            N            03/01/27
    0


    1560440          623/623             F          324,000.00         ZZ
                                         360        322,654.69          1
    475 COLUMBIA PLACE                 9.375          2,694.87         90
                                       9.125          2,694.87      360,000.00
    BEXLEY           OH   43209          2            07/08/96         95
    NG                                   05           09/01/96          0
    NG                                   O            08/01/26
    0


    1560468          896/G02             F           49,050.00         ZZ
                                         360         49,023.21          1
    793 MURPHY STREET                  9.000            394.67         90
                                       8.750            394.67       54,500.00
    SCOTTDALE        GA   30079          1            02/26/97         01
    0430168468                           05           04/01/97         25
    UNKNOWN                              N            03/01/27
    0


    1560479          E45/G02             F           63,000.00         ZZ
                                         360         62,964.68          1
    2005 SCOTLAND DR                   8.875            501.26         80
                                       8.625            501.26       78,800.00
    CLEARWATER       FL   34623          1            02/18/97         00
    0430167064                           03           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1560488          624/G02             F          230,200.00         ZZ
                                         360        230,200.00          2
    1014 MAKANI ROAD                   8.625          1,790.47         52
                                       8.375          1,790.47      445,000.00
    MAKAWAO          HI   96768          5            03/19/97         00
    0430192179                           05           05/01/97          0
    70014870073                          O            04/01/27
    0


    1560520          664/G02             F           56,700.00         ZZ
                                         360         56,668.20          1
1


    1661 S. 2ND STREET                 8.875            451.14         90
                                       8.625            451.14       63,000.00
    LEBANON          OR   97355          1            02/18/97         01
    0430167809                           05           04/01/97         25
    2246908                              N            03/01/27
    0


    1560521          664/G02             F           66,700.00         ZZ
                                         360         66,662.60          2
    718-718 1/2 SOUTH HOLLY STREET     8.875            530.70         85
                                       8.625            530.70       78,500.00
    MEDFORD          OR   97501          1            02/18/97         01
    0430165027                           05           04/01/97         20
    2248664                              N            03/01/27
    0


    1560540          229/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
    309 SW RED HILLS DRIVE             9.000          1,898.91         80
                                       8.750          1,898.91      295,000.00
    DUNDEE           OR   97115          1            03/14/97         00
    0430188060                           05           05/01/97          0
    7405665                              O            04/01/27
    0


    1560572          129/G02             F           18,000.00         ZZ
                                         360         17,948.22          1
    119 SOMERSET AVENUE                9.375            149.72         90
                                       9.125            149.72       20,000.00
    BATTLE CREEK     MI   49017          1            12/30/96         10
    0430184721                           05           02/01/97         25
    3800018628                           N            01/01/27
    0


    1560573          B75/G02             F           44,900.00         ZZ
                                         360         44,876.72          1
    79114 US HWY 40 BLDG E             9.250            369.38         75
    UNIT 309                           9.000            369.38       59,900.00
    WINTER PARK      CO   80482          1            02/07/97         00
    0430163626                           01           04/01/97          0
    2909166                              N            03/01/27
    0


    1560597          910/G02             F          120,600.00         ZZ
                                         360        120,600.00          2
    3502 WEST WESTLAKE CIRCLE          9.125            981.24         90
                                       8.875            981.24      134,000.00
    WEST VALLEY CIT  UT   84119          1            03/07/97         10
    0430184630                           05           05/01/97         25
1


    115309                               N            04/01/27
    0


    1560610          731/G02             F           40,500.00         ZZ
                                         360         40,500.00          2
    477-479 RAMONA AVENUE              9.375            336.86         90
                                       9.125            336.86       45,000.00
    MARIETTA         GA   30060          1            03/12/97         01
    0430177121                           05           05/01/97         25
    3140663528                           N            04/01/27
    0


    1560630          E22/G02             F          240,000.00         BB
                                         360        240,000.00          1
    19702 DORADO DRIVE                 8.375          1,824.17         80
                                       8.125          1,824.17      300,468.00
    TRABUCO CANYON   CA   92679          1            02/25/97         00
    0410295075                           03           05/01/97          0
    410295075                            O            04/01/27
    0


    1560643          E22/G02             F          173,000.00         ZZ
                                         360        172,892.48          1
    3717 CAMINO DIABLO ROAD            8.375          1,314.92         73
                                       8.125          1,314.92      239,000.00
    BYRON            CA   94514          5            02/18/97         00
    0410278048                           05           04/01/97          0
    410278048                            O            03/01/27
    0


    1560654          E22/G02             F           59,900.00         ZZ
                                         360         59,900.00          1
    7557 NW 173RD STREET               8.625            465.90         68
                                       8.375            465.90       89,000.00
    MIAMI            FL   33015          1            02/21/97         00
    0410351183                           09           05/01/97          0
    410351183                            O            04/01/27
    0


    1560657          E22/G02             F          310,000.00         ZZ
                                         360        309,821.65          1
    6 KRISTIN COURT                    8.750          2,438.77         61
                                       8.500          2,438.77      510,000.00
    WAYNE            NJ   07470          1            02/24/97         00
    0410340699                           05           04/01/97          0
    410340699                            O            03/01/27
    0


1


    1560666          E22/G02             F           90,000.00         ZZ
                                         360         89,954.56          2
    2 RAYDOL AVENUE                    9.375            748.57         40
                                       9.125            748.57      230,000.00
    SECAUCUS         NJ   07094          5            02/24/97         00
    0410350177                           05           04/01/97          0
    410350177                            N            03/01/27
    0


    1560676          H05/H05             F          240,000.00         ZZ
                                         360        240,000.00          2
    16 BALSAM PLACE                    8.750          1,888.08         74
                                       8.500          1,888.08      325,000.00
    STATEN ISLAND    NY   10309          1            03/13/97         00
    054247241                            05           05/01/97          0
    054247241                            O            04/01/27
    0


    1560678          591/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    1306 HOWARD ROAD                   8.625            388.90         56
                                       8.375            388.90       90,000.00
    GLEN BURNIE      MD   21060          5            03/11/97         00
    0430183806                           03           05/01/97          0
    101405277                            O            04/01/27
    0


    1560696          896/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    4082 ARBOR HILL ROAD               8.500          1,038.03         30
                                       8.250          1,038.03      460,000.00
    CANTON           GA   30115          5            03/06/97         00
    0430170514                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1560714          731/G02             F           53,550.00         ZZ
                                         360         53,514.97          1
    267 CRENSHAW STREET                8.125            397.61         85
                                       7.875            397.61       63,000.00
    MOBILE           AL   36606          5            02/21/97         01
    0430166322                           05           04/01/97         12
    3153663525                           O            03/01/27
    0


    1560719          965/G02             F           73,350.00         ZZ
                                         360         73,310.97          1
    1359 WEST NOPAL AVENUE             9.125            596.80         90
                                       8.875            596.80       81,500.00
1


    MESA             AZ   85202          1            02/27/97         01
    0430169482                           03           04/01/97         25
    190665                               N            03/01/27
    0


    1560721          G52/G02             F           74,250.00         ZZ
                                         360         74,208.37          1
    912 NORTH ROSEMONT BLVD            8.875            590.77         90
                                       8.625            590.77       82,500.00
    TUCSON           AZ   85711          1            02/12/97         10
    0430165837                           05           04/01/97         25
    186489                               N            03/01/27
    0


    1560728          664/G02             F           54,400.00         ZZ
                                         360         54,365.31          1
    3008 PENNY LANE                    8.250            408.69         85
                                       8.000            408.69       64,000.00
    EULESS           TX   76039          2            02/25/97         04
    0430166413                           05           04/01/97         20
    2207652                              N            03/01/27
    0


    1560732          688/G02             F           67,500.00         ZZ
                                         360         67,462.16          2
    5701 5703 LIVE OAK STREET          8.875            537.06         90
                                       8.625            537.06       75,000.00
    DALLAS           TX   75206          1            02/20/97         12
    0430168286                           05           04/01/97         25
    0043482                              N            03/01/27
    0


    1560734          766/G02             F           38,500.00         ZZ
                                         360         38,480.04          1
    3707 GREENERY COURT                9.250            316.73         70
    #207                               9.000            316.73       55,000.00
    TAMPA            FL   33618          1            02/25/97         00
    0430176263                           01           04/01/97          0
    97DA0054                             O            03/01/27
    0


    1560737          229/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    1130 WEST 61ST NORTH               9.500            317.85         84
                                       9.250            317.85       45,000.00
    WICHITA          KS   67204          1            03/11/97         10
    0430186825                           05           05/01/97         25
    7406630                              N            04/01/27
    0
1




    1560742          F34/G02             F          100,000.00         ZZ
                                         360         99,937.84          1
    10248 BROOKVILLE LANE              8.375            760.08         67
                                       8.125            760.08      150,000.00
    BOCA RATON       FL   33428          1            02/25/97         00
    0430168443                           03           04/01/97          0
    9700065                              O            03/01/27
    0


    1560748          F34/G02             F          104,500.00         ZZ
                                         360        104,439.87          1
    1345 HARRISON STREET               8.750            822.11         65
                                       8.500            822.11      163,000.00
    HOLLYWOOD        FL   33020          2            02/26/97         00
    0430176289                           05           04/01/97          0
    9760012                              N            03/01/27
    0


    1560752          E45/G02             F           61,850.00         ZZ
                                         360         61,809.55          1
    2812 70TH STREET SO                8.125            459.23         75
                                       7.875            459.23       82,500.00
    TAMPA            FL   33619          1            02/27/97         00
    0430167122                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1560758          757/757             F           75,780.00         ZZ
                                         360         75,737.52          1
    1309 SMOKERISE LANE                8.875            602.94         90
                                       8.625            602.94       84,200.00
    AUBURN           GA   30203          1            02/28/97         10
    2880110                              05           04/01/97         25
    2880110                              N            03/01/27
    0


    1560762          757/757             F           50,850.00         ZZ
                                         360         50,820.74          1
    562 MANNING ROAD                   8.750            400.04         90
                                       8.500            400.04       56,500.00
    MARIETTA         GA   30064          1            02/28/97         10
    2879922                              07           04/01/97         25
    2879922                              N            03/01/27
    0


    1560763          B75/G02             F          113,900.00         ZZ
                                         360        113,827.37          1
1


    1717 TULIP STREET                  8.250            855.69         85
                                       8.000            855.69      134,000.00
    LONGMONT         CO   80501          5            02/21/97         11
    0430164368                           05           04/01/97         25
    2900298                              O            03/01/27
    0


    1560767          455/G02             F           66,500.00         ZZ
                                         360         66,465.52          2
    805 5TH AVE                        9.250            547.08         70
                                       9.000            547.08       95,000.00
    GREENSBORO       NC   27405          5            02/18/97         00
    0430164509                           05           04/01/97          0
    54670                                N            03/01/27
    0


    1560771          F34/G02             F           51,300.00         ZZ
                                         360         51,273.40          1
    4580 NW 3RD DRIVE                  9.250            422.04         90
                                       9.000            422.04       57,000.00
    DELRAY BEACH     FL   33445          1            02/27/97         10
    0430164632                           09           04/01/97         30
    9790003                              N            03/01/27
    0


    1560793          E82/G02             F          110,400.00         ZZ
                                         360        110,320.10          1
    625 15TH AVENUE SOUTHEAST          7.625            781.40         80
                                       7.375            781.40      138,000.00
    MINNEAPOLIS      MN   55414          1            03/03/97         23
    0400025714                           05           04/01/97          0
    002571                               N            03/01/27
    0


    1560801          E82/G02             F          101,600.00         ZZ
                                         360        101,526.46          1
    621 15TH AVENUE SOUTHEAST          7.625            719.12         80
                                       7.375            719.12      127,000.00
    MINNEAPOLIS      MN   55414          1            03/03/97         23
    0400025706                           05           04/01/97          0
    0400025706                           N            03/01/27
    0


    1560808          227/G02             F          148,000.00         ZZ
                                         360        147,914.85          1
    134 CHERRYVIEW DRIVE               8.750          1,164.32         80
                                       8.500          1,164.32      185,000.00
    PORTAGE          MI   49024          1            02/14/97         00
    0430163600                           05           04/01/97          0
1


    1697795                              O            03/01/27
    0


    1560819          G41/G02             F          360,000.00         ZZ
                                         360        359,758.44          1
    107 SWARTHMORE DRIVE               8.000          2,641.56         80
                                       7.750          2,641.56      450,000.00
    DELRAN           NJ   08057          5            02/20/97         00
    0430163774                           05           04/01/97          0
    60000171                             O            03/01/27
    0


    1560820          911/G02             F          107,150.00         ZZ
                                         360        107,150.00          1
    14811 SW 138 TERRACE               9.500            900.98         80
                                       9.250            900.98      133,990.00
    MIAMI            FL   33196          1            03/20/97         01
    0430187351                           05           05/01/97         12
    UNKNOWN                              N            04/01/27
    0


    1560873          225/225             F          163,000.00         ZZ
                                         360        163,000.00          4
    171 WHIPPLE STREET EXTENSION       9.125          1,326.23         82
                                       8.875          1,326.23      200,000.00
    PRESCOTT         AZ   86301          1            03/11/97         04
    803744000                            05           05/01/97         20
    803744000                            N            04/01/27
    0


    1560878          B65/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
    240 W SUMMIT STREET                8.750            298.95         85
                                       8.500            298.95       45,000.00
    ALLIANCE         OH   44601          1            03/18/97         12
    0430173179                           05           05/01/97         12
    30297100                             N            04/01/27
    0


    1560897          E22/G02             F           52,500.00         T
                                         360         52,470.57          1
    210-172 STREET UNIT #544           8.875            417.71         75
                                       8.625            417.71       70,000.00
    N MIAMI BEACH    FL   33160          5            02/26/97         00
    0410348189                           08           04/01/97          0
    410348189                            O            03/01/27
    0


1


    1560906          225/225             F          117,525.00         ZZ
                                         360        117,525.00          1
    15939 DEBBIE LANE                  7.875            852.14         79
                                       7.625            852.14      150,000.00
    SOUTH HOLLAND    IL   60473          2            03/12/97         00
    803882300                            05           05/01/97          0
    803882300                            O            04/01/27
    0


    1560909          E22/G02             F           79,200.00         ZZ
                                         360         79,161.04          2
    1513 BEAUFIELD                     9.500            665.96         90
                                       9.250            665.96       88,000.00
    FERNDALE         MI   48220          1            02/24/97         10
    0410356851                           05           04/01/97         25
    410356851                            N            03/01/27
    0


    1560912          E22/G02             F           64,800.00         ZZ
                                         360         64,765.52          2
    250-254 WEST MCNEELY AVENUE        9.125            527.23         90
                                       8.875            527.23       72,000.00
    MOORESVILLE      NC   28115          1            02/26/97         12
    0410348692                           05           04/01/97         25
    410348692                            N            03/01/27
    0


    1560917          E08/G02             F           39,900.00         ZZ
                                         360         39,900.00          1
    430 COMMODORE DRIVE #302           9.250            328.25         62
                                       9.000            328.25       64,900.00
    PLANTATION       FL   33325          1            03/27/97         00
    0430191205                           01           05/01/97          0
    193613                               O            04/01/27
    0


    1560938          H05/G02             F          163,275.00         ZZ
                                         360        163,275.00          1
    9328 TALISMAN DRIVE                7.750          1,169.73         70
                                       7.500          1,169.73      233,250.00
    VIENNA           VA   22182          1            03/12/97         00
    0430188029                           05           05/01/97          0
    7020011                              O            04/01/27
    0


    1560956          129/G02             F           32,000.00         ZZ
                                         360         31,983.84          1
    1113 W LAKE LANSING ROAD           9.375            266.16         90
                                       9.125            266.16       35,556.00
1


    LANSING          MI   48906          1            02/13/97         01
    0430168963                           05           04/01/97         25
    3800019584                           N            03/01/27
    0


    1560960          624/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
    1384 VADO WAY                      8.875          1,133.79         94
                                       8.625          1,133.79      153,000.00
    SAN DIEGO        CA   92114          2            03/18/97         01
    0430192138                           05           05/01/97         30
    37012470013                          O            04/01/27
    0


    1560963          E67/G02             F           74,500.00         ZZ
                                         360         74,500.00          1
    1352 TYLER STREET                  8.250            559.69         68
                                       8.000            559.69      110,000.00
    EUGENE           OR   97402          5            02/26/97         00
    0430164921                           05           05/01/97          0
    6208                                 O            04/01/27
    0


    1560965          F16/G02             F           86,800.00         ZZ
                                         360         86,800.00          1
    19380 CONSUL AVENUE                8.750            682.86         80
                                       8.500            682.86      108,500.00
    CORONA           CA   91719          1            03/13/97         10
    0430184663                           05           05/01/97         12
    97316912                             N            04/01/27
    0


    1560976          E57/G02             F          192,000.00         ZZ
                                         360        191,895.12          1
    20 CRESTA VERDE DRIVE              9.000          1,544.88         80
                                       8.750          1,544.88      240,000.00
    RANCHO MIRAGE    CA   92270          1            02/25/97         00
    0430169375                           03           04/01/97          0
    E57                                  O            03/01/27
    0


    1560979          731/G02             F          157,200.00         ZZ
                                         360        157,102.30          1
    3891 WILLOWVIEW DRIVE              8.375          1,194.83         80
                                       8.125          1,194.83      196,500.00
    SAN JOSE         CA   95118          1            02/19/97         00
    0430182865                           05           04/01/97          0
    731                                  O            03/01/27
    0
1




    1560982          G52/G02             F          127,800.00         ZZ
                                         360        127,735.46          1
    1310 WEST INA ROAD                 9.375          1,062.98         90
                                       9.125          1,062.98      142,000.00
    TUCSON           AZ   85704          1            02/27/97         10
    0430166165                           05           04/01/97         25
    KOVACS                               N            03/01/27
    0


    1560996          B98/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    13433 JACKSON STREET               8.750            944.04         78
                                       8.500            944.04      155,000.00
    SALINAS          CA   93906          2            03/17/97         00
    0430183954                           05           05/01/97          0
    193229                               O            04/01/27
    0


    1561014          B75/G02             F           82,800.00         T
                                         360         82,800.00          1
    4715 THOMAS DRIVE UNIT 803         9.000            666.23         57
                                       8.750            666.23      147,000.00
    PANAMA CITY      FL   32408          2            03/18/97         00
    0430190413                           06           05/01/97          0
    2915890                              O            04/01/27
    0


    1561032          G92/G02             F          224,750.00         ZZ
                                         360        224,613.85          1
    2788 GLEN HEATHER DRIVE            8.500          1,728.13         79
                                       8.250          1,728.13      285,000.00
    SAN JOSE         CA   95133          5            02/24/97         00
    0430169045                           05           04/01/97          0
    G9200                                O            03/01/27
    0


    1561050          F03/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    3114 BELLFLOWER DR W ONE HALF      8.875          1,495.82         80
                                       8.625          1,495.82      235,000.00
    VAIL             CO   81657          1            03/24/97         00
    0430188763                           09           05/01/97          0
    DEN10650                             O            04/01/27
    0


    1561110          688/G02             F           78,750.00         ZZ
                                         360         78,708.09          2
1


    6216 6218 WINTON STREET            9.125            640.74         90
                                       8.875            640.74       87,500.00
    DALLAS           TX   75214          1            02/25/97         01
    0430169458                           05           04/01/97         30
    0045649                              N            03/01/27
    0


    1561115          B75/G02             F           94,500.00         ZZ
                                         360         94,448.38          1
    9240 WEST 100TH CIRCLE             9.000            760.37         90
                                       8.750            760.37      105,000.00
    WESTMINSTER      CO   80021          1            02/21/97         04
    0430177402                           05           04/01/97         25
    2901049                              N            03/01/27
    0


    1561117          830/830             F           67,900.00         ZZ
                                         360         67,857.80          1
    6452 WEST KINGS ESTATE DRIVE       8.375            516.09         70
                                       8.125            516.09       97,000.00
    WEST VALLEY CIT  UT   84128          1            02/20/97         00
    1875384                              05           04/01/97          0
    1875384                              N            03/01/27
    0


    1561123          766/G02             F          182,000.00         ZZ
                                         360        181,897.97          1
    2608 MAYVIEW ROAD                  8.875          1,448.07         72
                                       8.625          1,448.07      253,000.00
    RALEIGH          NC   27607          5            02/12/97         00
    0430167981                           05           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1561125          225/225             F          266,000.00         ZZ
                                         360        265,676.58          1
    116 CARYL COURT                    8.500          2,045.31         95
                                       8.250          2,045.31      280,000.00
    HOLLISTER        CA   95023          1            01/27/97         11
    803480300                            03           03/01/97         30
    803480300                            O            02/01/27
    0


    1561152          E22/G02             F           48,000.00         ZZ
                                         360         47,971.66          1
    203 STEWART STREET                 8.625            373.34         80
                                       8.375            373.34       60,000.00
    GREENVILLE       SC   29605          1            02/26/97         00
    0410349518                           05           04/01/97          0
1


    410349518                            O            03/01/27
    0


    1561159          E22/G02             F           57,400.00         ZZ
                                         360         57,371.77          2
    7616-20 STATE STREET               9.500            482.65         70
                                       9.250            482.65       82,000.00
    RALSTON          NE   68127          5            02/20/97         00
    0410324685                           05           04/01/97          0
    410324685                            N            03/01/27
    0


    1561163          F30/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    6568 SOUTH 2275 EAST               9.250            533.09         90
                                       9.000            533.09       72,000.00
    UINTAH           UT   84405          1            03/14/97         01
    0430180885                           05           05/01/97         30
    10732                                N            04/01/27
    0


    1561171          E22/G02             F           66,000.00         ZZ
                                         360         65,964.88          1
    314 VILLAGE CREEK DRIVE            9.125            537.00         89
                                       8.875            537.00       74,500.00
    WEBSTER          TX   77589          2            02/26/97         01
    0410312631                           05           04/01/97         25
    410312631                            N            03/01/27
    0


    1561181          910/G02             F          176,000.00         ZZ
                                         360        176,000.00          4
    3151 SOUTH 400 EAST                8.750          1,384.59         80
                                       8.500          1,384.59      220,000.00
    SALT LAKE CITY   UT   84115          2            03/20/97         10
    0430184887                           05           05/01/97         12
    484419                               N            04/01/27
    0


    1561184          637/G02             F           45,375.00         ZZ
                                         360         45,375.00          1
    480 NW 47TH STREET                 8.875            361.03         75
                                       8.625            361.03       60,500.00
    FORT LAUDERDALE  FL   33309          1            03/20/97         00
    0430191676                           05           05/01/97          0
    9456807                              O            04/01/27
    0


1


    1561190          637/G02             F           87,500.00         ZZ
                                         360         87,500.00          1
    3503 SAN JUAN STREET               9.500            735.75         70
                                       9.250            735.75      125,000.00
    TAMPA            FL   33629          5            03/12/97         00
    0430182741                           05           05/01/97          0
    3009552                              N            04/01/27
    0


    1561210          E22/G02             F           42,300.00         ZZ
                                         360         42,279.73          1
    2246 SONOMA                        9.625            359.55         90
                                       9.375            359.55       47,000.00
    FERNDALE         MI   48220          1            02/25/97         04
    0410344998                           05           04/01/97         25
    410344998                            N            03/01/27
    0


    1561213          F03/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
    5869 SOUTH RIVIERA COURT           8.500          1,008.82         80
                                       8.250          1,008.82      164,000.00
    AURORA           CO   80015          1            03/21/97         00
    0430184994                           05           05/01/97          0
    DEN10612                             O            04/01/27
    0


    1561215          881/G02             F          258,750.00         ZZ
                                         360        258,750.00          1
    4059 REEDHURST AVENUE              8.750          2,035.59         75
                                       8.500          2,035.59      345,000.00
    SAN JOSE         CA   95118          1            03/19/97         00
    0430193011                           05           05/01/97          0
    104344                               O            04/01/27
    0


    1561220          498/G02             F           60,500.00         ZZ
                                         360         60,468.63          1
    505 RICE LANE                      9.250            497.72         90
                                       9.000            497.72       67,250.00
    HAVELOCK         NC   28532          1            02/10/97         01
    0430167536                           05           04/01/97         25
    1473424                              N            03/01/27
    0


    1561225          E22/G02             F          268,000.00         ZZ
                                         360        268,000.00          3
    710-714 HAYES STREET               8.875          2,132.33         80
                                       8.625          2,132.33      335,000.00
1


    SAN FRANCISCO    CA   94102          1            02/26/97         00
    0410359251                           05           05/01/97          0
    410359251                            O            04/01/27
    0


    1561229          A78/G02             F          109,900.00         ZZ
                                         360        109,833.42          1
    2213 BRONSON STREET                8.500            845.04         80
                                       8.250            845.04      137,400.00
    FORT COLLINS     CO   80526          1            02/25/97         00
    0430168526                           03           04/01/97          0
    NG                                   O            03/01/27
    0


    1561231          369/G02             F          108,000.00         ZZ
                                         360        107,827.13          1
    1609  1611 HUNT STREET             9.250            888.49         75
                                       9.000            888.49      145,500.00
    MCKINNEY         TX   75069          2            01/24/97         00
    0430192096                           05           03/01/97          0
    0060416260                           N            02/01/27
    0


    1561234          E13/G02             F           86,450.00         ZZ
                                         360         86,450.00          1
    2427 NORTH CAPITOL STREET NE       8.875            687.84         70
                                       8.625            687.84      123,500.00
    WASHINGTON       DC   20002          5            03/19/97         00
    0430177394                           07           05/01/97          0
    190922                               N            04/01/27
    0


    1561238          369/G02             F           94,500.00         ZZ
                                         360         94,448.38          1
    9132 NE 3RD AVE                    9.000            760.37         90
                                       8.750            760.37      105,000.00
    MIAMI SHORES     FL   33138          1            02/14/97         01
    0430167650                           05           04/01/97         25
    0060431376                           N            03/01/27
    0


    1561240          369/G02             F           80,000.00         ZZ
                                         360         79,912.27          1
    5 TERRY LANE                       9.000            643.70         90
                                       8.750            643.70       88,900.00
    NEWARK           DE   19711          1            01/28/97         01
    0430167593                           05           03/01/97         25
    0060309739                           N            02/01/27
    0
1




    1561250          209/G02             F           30,900.00         ZZ
                                         360         30,879.78          1
    9647 WHITEACRE ROAD                8.125            229.44         75
    A2                                 7.875            229.44       41,200.00
    COLUMBIA         MD   21045          1            02/27/97         00
    0430168930                           08           04/01/97          0
    971714252                            N            03/01/27
    0


    1561252          688/G02             F           66,500.00         ZZ
                                         360         66,460.74          1
    11109 SAGEHOLLOW DRIVE             8.625            517.23         70
                                       8.375            517.23       95,000.00
    AUSTIN           TX   78752          5            02/24/97         00
    0430167957                           05           04/01/97          0
    0045793                              N            03/01/27
    0


    1561387          731/G02             F           82,600.00         ZZ
                                         360         82,553.70          1
    2128-2130 GOLFVIEW DRIVE           8.875            657.20         79
                                       8.625            657.20      105,000.00
    CONYERS          GA   30208          2            02/24/97         01
    0430167569                           05           04/01/97         12
    3140863544                           N            03/01/27
    0


    1561388          731/G02             F           65,200.00         ZZ
                                         360         65,155.13          1
    11629 100TH AVENUE N.E #B9         7.875            472.75         80
                                       7.625            472.75       81,500.00
    KIRKLAND         WA   98034          1            02/24/97         00
    0430176446                           01           04/01/97          0
    230333230                            O            03/01/27
    0


    1561389          201/G02             F          103,400.00         ZZ
                                         360        103,344.97          1
    3180 AVALON WALK DRIVE             9.125            841.30         90
                                       8.875            841.30      114,953.00
    LAWRENCEVILLE    GA   30244          1            02/28/97         01
    0430166934                           05           04/01/97         30
    295505146                            N            03/01/27
    0


    1561392          253/253             F           69,750.00         ZZ
                                         360         69,710.89          1
1


    8376 S UPHAM WAY                   8.875            554.97         90
    B 207                              8.625            554.97       77,500.00
    LITTLETON        CO   80123          1            02/27/97         10
    326717                               01           04/01/97         25
    326717                               N            03/01/27
    0


    1561395          253/253             F           44,400.00         ZZ
                                         360         44,373.79          1
    14800 ENTERPRISE DR                8.625            345.34         80
    6A                                 8.375            345.34       55,500.00
    FARMERS BRANCH   TX   75234          1            02/27/97         12
    326089                               01           04/01/97         12
    326089                               O            03/01/27
    0


    1561396          637/G02             F           83,200.00         ZZ
                                         360         83,150.87          1
    4139 SW HUBER STREET               8.625            647.13         70
                                       8.375            647.13      120,000.00
    PORTLAND         OR   97219          5            02/25/97         00
    0430168021                           05           04/01/97          0
    9092685                              N            03/01/27
    0


    1561403          862/G02             F          105,000.00         ZZ
                                         360        104,938.01          1
    6050 ODESSA AVENUE                 8.625            816.68         70
                                       8.375            816.68      150,000.00
    LA MESA          CA   91942          5            02/19/97         00
    0430168385                           05           04/01/97          0
    4351532                              O            03/01/27
    0


    1561405          862/G02             F           90,000.00         ZZ
                                         360         89,950.83          1
    11515 NORTH 91ST STREET #134       9.000            724.17         90
                                       8.750            724.17      100,000.00
    SCOTTSDALE       AZ   85260          1            02/12/97         04
    0430167171                           01           04/01/97         25
    4376166                              N            03/01/27
    0


    1561410          676/G02             F          312,000.00         ZZ
                                         360        311,810.98          1
    202 HAWAII LOA STREET              8.500          2,399.02         78
                                       8.250          2,399.02      400,000.00
    HONOLULU         HI   96821          2            02/21/97         00
    0430176677                           05           04/01/97          0
1


    3001290098                           O            03/01/27
    0


    1561411          765/G02             F          244,000.00         ZZ
                                         360        243,836.28          1
    12012 CHAUCER ROAD                 8.000          1,790.39         80
                                       7.750          1,790.39      305,000.00
    LOS ALAMITOS AR  CA   90720          1            02/26/97         00
    0430172890                           05           04/01/97          0
    320784                               O            03/01/27
    0


    1561413          765/G02             F          140,800.00         ZZ
                                         360        140,705.53          1
    6896 BLUEJAY COURT                 8.000          1,033.14         80
                                       7.750          1,033.14      176,000.00
    CHINO            CA   91710          1            02/26/97         00
    0430175430                           05           04/01/97          0
    320797                               O            03/01/27
    0


    1561414          776/G02             F           90,000.00         ZZ
                                         360         89,945.48          1
    130 SOUTH BARRANCA STREET #219     8.500            692.02         78
                                       8.250            692.02      115,900.00
    WEST COVINA      CA   91791          1            02/19/97         00
    0430178558                           01           04/01/97          0
    2142786                              O            03/01/27
    0


    1561417          G52/G02             F           80,800.00         ZZ
                                         360         80,752.29          1
    7314 NORTH HEATHCLIFF AVENUE       8.625            628.46         80
                                       8.375            628.46      101,000.00
    TUCSON           AZ   85741          1            02/25/97         00
    0430168039                           05           04/01/97          0
    188350                               O            03/01/27
    0


    1561425          626/G02             F          136,500.00         ZZ
                                         360        136,342.35          4
    2010-2016 SE JEFFERSON STREET      8.750          1,073.85         75
                                       8.500          1,073.85      182,000.00
    ALBANY           OR   97321          2            01/29/97         00
    0430169284                           05           03/01/97          0
    6696082                              N            02/01/27
    0


1


    1561427          776/G02             F           33,300.00         ZZ
                                         360         33,284.04          1
    323 DEGENHARDT AVENUE              9.625            283.05         90
                                       9.375            283.05       37,000.00
    ST LOUIS         MO   63125          1            02/07/97         10
    0430172056                           05           04/01/97         25
    8642598                              N            03/01/27
    0


    1561431          637/G02             F          132,000.00         ZZ
                                         360        131,917.95          1
    34 VIA MORELLA                     8.375          1,003.30         80
                                       8.125          1,003.30      165,000.00
    SAN LORENZO      CA   94580          1            02/18/97         00
    0430183848                           05           04/01/97          0
    9521956                              O            03/01/27
    0


    1561441          776/G02             F           62,000.00         ZZ
                                         360         61,966.13          1
    416 MAPLE STREET                   9.000            498.87         90
                                       8.750            498.87       68,900.00
    NAMPA            ID   83686          1            02/24/97         04
    0430167262                           05           04/01/97         25
    2541451                              N            03/01/27
    0


    1561443          E57/G02             F          106,000.00         ZZ
                                         360        105,942.10          1
    3015 N SEQUOIA DRIVE               9.000            852.90         80
                                       8.750            852.90      132,500.00
    PALM SPRINGS     CA   92262          1            02/25/97         00
    0430169276                           03           04/01/97          0
    53822011000                          O            03/01/27
    0


    1561445          731/G02             F           75,900.00         ZZ
                                         360         75,852.83          1
    8 SHIPWATCH POINT                  8.375            576.89         80
                                       8.125            576.89       94,900.00
    HILTON HEAD ISL  SC   29928          1            02/26/97         00
    0430175307                           01           04/01/97          0
    3170963461                           O            03/01/27
    0


    1561448          559/G02             F          248,000.00         ZZ
                                         360        247,845.85          1
    7277 SHARP ROAD                    8.375          1,884.98         80
                                       8.125          1,884.98      310,000.00
1


    CALISTOGA        CA   94515          1            02/22/97         00
    0430166512                           05           04/01/97          0
    5417944                              O            03/01/27
    0


    1561449          559/G02             F          216,950.00         ZZ
                                         360        216,821.91          1
    825 WINDSOR HILLS CIRCLE           8.625          1,687.42         76
                                       8.375          1,687.42      286,950.00
    SAN JOSE         CA   95123          1            02/25/97         00
    0430169144                           05           04/01/97          0
    5423090                              O            03/01/27
    0


    1561450          559/G02             F          113,200.00         ZZ
                                         360        113,133.17          1
    1669 MATHWIG DRIVE                 8.625            880.46         80
                                       8.375            880.46      141,500.00
    SANTA ROSA       CA   95407          2            02/12/97         95
    0430191163                           05           04/01/97          0
    5424841                              N            03/01/27
    0


    1561458          253/253             F           34,100.00         ZZ
                                         360         34,080.88          1
    14800 ENTERPRISE DR                8.875            271.32         90
    Q4                                 8.625            271.32       37,900.00
    FARMERS BRANCH   TX   75234          1            02/28/97         14
    326252                               01           04/01/97         25
    326252                               O            03/01/27
    0


    1561464          896/G02             F           57,600.00         ZZ
                                         360         57,570.91          1
    904 PINE ROC DRIVE                 9.375            479.09         82
                                       9.125            479.09       71,000.00
    STONE MOUNTAIN   GA   30083          2            02/26/97         10
    0430168260                           05           04/01/97         20
    UNKNOWN                              N            03/01/27
    0


    1561542          E22/G02             F          100,000.00         ZZ
                                         360         99,934.58          1
    116 MARCDALE BLVD.                 8.125            742.50         74
                                       7.875            742.50      136,285.00
    INDIAN ROCKS BE  FL   33785          1            02/27/97         00
    0410351811                           09           04/01/97          0
    410351811                            O            03/01/27
    0
1




    1561545          E22/G02             F           70,300.00         ZZ
                                         360         70,262.59          1
    6935 SONG DR.                      9.125            571.98         95
                                       8.875            571.98       74,000.00
    COCOA            FL   32927          2            02/21/97         04
    0410349815                           05           04/01/97         30
    410349815                            O            03/01/27
    0


    1561549          E22/G02             F          450,000.00         ZZ
                                         360        449,734.33          1
    428 29TH STREET                    8.625          3,500.05         90
                                       8.375          3,500.05      500,000.00
    WEST PALM BEACH  FL   33407          2            02/24/97         11
    0410351449                           05           04/01/97         25
    410351449                            O            03/01/27
    0


    1561551          E22/G02             F           84,150.00         ZZ
                                         360         84,105.22          1
    1461 ONECO AVENUE                  9.125            684.67         90
                                       8.875            684.67       93,500.00
    WINTER PARK      FL   32789          1            02/24/97         04
    0410353262                           05           04/01/97         25
    410353262                            N            03/01/27
    0


    1561560          E22/G02             F          159,900.00         ZZ
                                         360        159,800.61          1
    11776 WEST CROSS DRIVE             8.375          1,215.36         80
                                       8.125          1,215.36      199,900.00
    LITTLETON        CO   80127          1            02/28/97         00
    0410346951                           05           04/01/97          0
    410346951                            O            03/01/27
    0


    1561565          E22/G02             F           21,600.00         ZZ
                                         360         21,590.44          1
    88 MAIN STREET                    10.000            189.56         90
                                       9.750            189.56       24,000.00
    TRUXTON          MO   63381          1            02/28/97         10
    0410343974                           05           04/01/97         25
    410343974                            N            03/01/27
    0


    1561567          E22/G02             F           35,250.00         ZZ
                                         360         35,229.72          1
1


    24300 MELROSE                      8.750            277.31         80
                                       8.500            277.31       44,100.00
    EAST POINTE      MI   48021          1            02/28/97         04
    0410362602                           05           04/01/97         12
    410362602                            N            03/01/27
    0


    1561570          E22/G02             F          144,000.00         ZZ
                                         360        143,846.16          1
    699 EAST WHIPP ROAD                9.125          1,171.63         90
                                       8.875          1,171.63      160,000.00
    CENTERVILLE      OH   45459          1            01/23/97         04
    0410165153                           05           03/01/97         25
    410165153                            N            02/01/27
    0


    1561571          E22/G02             F           38,000.00         ZZ
                                         360         37,981.79          1
    29848 ROBERT DRIVE                 9.625            323.00         36
                                       9.375            323.00      107,500.00
    LIVONIA          MI   48150          5            02/28/97         00
    0410362461                           05           04/01/97          0
    410362461                            N            03/01/27
    0


    1561572          E22/G02             F           35,000.00         ZZ
                                         360         34,982.78          1
    1109 MOCASSIN TRAIL                9.500            294.30         67
                                       9.250            294.30       53,000.00
    KOKOMO           IN   46904          5            02/26/97         00
    0410362701                           05           04/01/97          0
    410362701                            N            03/01/27
    0


    1561574          E22/G02             F           80,000.00         ZZ
                                         360         79,956.30          1
    34805 AVONDALE                     9.000            643.70         80
                                       8.750            643.70      100,000.00
    WESTLAND         MI   48186          1            02/28/97         00
    0410168066                           05           04/01/97          0
    410168066                            O            03/01/27
    0


    1561575          E22/G02             F           40,500.00         ZZ
                                         360         40,480.08          1
    304 VALLEY NW                      9.500            340.55         90
                                       9.250            340.55       45,000.00
    GRAND RAPIDS     MI   49504          1            02/27/97         04
    0410362503                           05           04/01/97         25
1


    410362503                            N            03/01/27
    0


    1561582          E22/G02             F           85,000.00         ZZ
                                         360         84,955.94          1
    4107 WHITEHALL ESTATES             9.250            699.27         89
                                       9.000            699.27       95,500.00
    ARNOLD           MO   63010          2            02/28/97         04
    0410362818                           05           04/01/97         25
    410362818                            N            03/01/27
    0


    1561584          E22/G02             F           28,050.00         ZZ
                                         360         28,036.55          1
    2909 UPTON AVE                     9.625            238.43         90
                                       9.375            238.43       31,179.00
    TOLEDO           OH   43613          1            02/28/97         04
    0410357172                           05           04/01/97         25
    410357172                            N            03/01/27
    0


    1561589          E22/G02             F           67,300.00         ZZ
                                         360         67,261.28          1
    4431 HUNTINGTON WOODS              8.750            529.45         59
                                       8.500            529.45      115,000.00
    SAN ANTONIO      TX   78249          2            02/26/97         00
    0410320527                           05           04/01/97          0
    410320527                            N            03/01/27
    0


    1561591          E22/G02             F           54,000.00         ZZ
                                         360         53,969.72          1
    2228 CHARLESTON DRIVE              8.875            429.65         90
                                       8.625            429.65       60,000.00
    WICHITA          KS   67219          1            02/28/97         04
    0410357339                           05           04/01/97         25
    410357339                            N            03/01/27
    0


    1561594          A78/G02             F           57,500.00         ZZ
                                         360         57,466.92          1
    70 STOVEL CIRCLE                   8.750            452.35         80
                                       8.500            452.35       71,900.00
    COLORADO SPRING  CO   80916          1            02/28/97         00
    0430170035                           01           04/01/97          0
    NG                                   O            03/01/27
    0


1


    1561596          E22/G02             F           29,050.00         ZZ
                                         360         29,034.14          1
    1157 E DONALD STREET               9.000            233.74         90
                                       8.750            233.74       32,300.00
    SOUTH BEND       IN   46613          1            02/28/97         04
    0410345367                           05           04/01/97         25
    410345367                            N            03/01/27
    0


    1561597          E22/G02             F           22,500.00         ZZ
                                         360         22,488.02          1
    1648 NORTH ADAMS STREET            9.125            183.07         90
                                       8.875            183.07       25,000.00
    SOUTH BEND       IN   46628          1            02/28/97         10
    0410362644                           05           04/01/97         25
    410362644                            N            03/01/27
    0


    1561604          E22/G02             F          208,000.00         ZZ
                                         360        207,892.17          2
    901 ENGLAND STREET # A, B & C      9.250          1,711.16         80
                                       9.000          1,711.16      260,000.00
    HUNTINGTON BEAC  CA   92646          2            02/24/97         04
    0410280382                           05           04/01/97         12
    410280382                            N            03/01/27
    0


    1561607          405/405             F          125,000.00         ZZ
                                         360        124,929.92          1
    73 N. KIHEI ROAD #604              8.875            994.56         74
                                       8.625            994.56      170,000.00
    KIHEI            HI   96753          2            02/10/97         00
    4121364                              21           04/01/97          0
    4121364                              N            03/01/27
    0


    1561614          E22/G02             F           49,300.00         ZZ
                                         360         49,253.82          1
    16650 CARLISLE                     9.750            423.56         85
                                       9.500            423.56       58,000.00
    DETROIT          MI   48205          5            01/30/97         95
    0410279848                           05           03/01/97          0
    410279848                            O            02/01/27
    0


    1561616          B68/G02             F          112,500.00         ZZ
                                         360        112,440.13          4
    65 EAST SILVER STREET              9.125            915.34         90
                                       8.875            915.34      125,000.00
1


    WESTFIELD        MA   01085          1            02/28/97         01
    0430170340                           05           04/01/97         25
    013546301                            N            03/01/27
    0


    1561622          737/G02             F           90,000.00         ZZ
                                         360         89,948.22          1
    1130 BARDEAUX AVENUE               8.750            708.03         32
                                       8.500            708.03      290,000.00
    YUMA             AZ   85364          2            02/24/97         00
    0430168922                           05           04/01/97          0
    512390                               O            03/01/27
    0


    1561623          526/G02             F          115,000.00         ZZ
                                         360        114,870.56          2
    19 HOLLAND DRIVE                   8.875            915.00         60
                                       8.625            915.00      193,000.00
    WEST HURLEY      NY   12491          5            01/27/97         00
    0430167528                           05           03/01/97          0
    0162494                              O            02/01/27
    0


    1561626          737/G02             F           98,500.00         ZZ
                                         360         98,448.93          1
    220 REDSTONE DRIVE                 9.250            810.34         60
                                       9.000            810.34      165,000.00
    SEDONA           AZ   86336          2            02/26/97         00
    0430168880                           03           04/01/97          0
    512497                               N            03/01/27
    0


    1561629          737/G02             F           52,000.00         ZZ
                                         360         51,973.04          1
    2226 POST STREET                   9.250            427.79         80
                                       9.000            427.79       65,000.00
    JACKSONVILLE     FL   32205          1            02/28/97         01
    0430184606                           05           04/01/97         12
    559313                               N            03/01/27
    0


    1561630          369/G02             F           74,400.00         T
                                         360         74,358.29          1
    2721 MINT DRIVE                    8.875            591.96         80
                                       8.625            591.96       93,000.00
    ORLANDO          FL   32837          1            02/14/97         01
    0430167379                           05           04/01/97         12
    60433174                             O            03/01/27
    0
1




    1561632          369/G02             F           85,600.00         ZZ
                                         360         85,552.00          1
    2832 OAK SHORE ROAD                8.875            681.08         80
                                       8.625            681.08      107,000.00
    OVIEDO           FL   32766          1            02/21/97         00
    0430169102                           03           04/01/97          0
    60426434                             O            03/01/27
    0


    1561634          369/G02             F          223,500.00         ZZ
                                         360        223,368.05          1
    95 158 KAHELA STREET               8.625          1,738.36         62
                                       8.375          1,738.36      362,000.00
    MILILANI         HI   96789          2            02/14/97         00
    0430168799                           03           04/01/97          0
    60103033                             O            03/01/27
    0


    1561635          526/G02             F           88,650.00         ZZ
                                         360         88,600.30          1
    4050 FRANKFORD ROAD #402           8.875            705.34         90
                                       8.625            705.34       98,500.00
    DALLAS           TX   75287          1            02/14/97         04
    0430167445                           01           04/01/97         25
    0167396                              O            03/01/27
    0


    1561637          766/G02             F          107,700.00         ZZ
                                         360        107,593.64          1
    1971 SW 104TH TERRACE              9.500            905.60         80
                                       9.250            905.60      134,717.00
    MIRAMAR          FL   33025          1            01/27/97         00
    0430181115                           03           03/01/97          0
    97OZ0016                             O            02/01/27
    0


    1561644          575/G02             F           44,250.00         T
                                         360         43,959.58          1
    3559 RAIN FOREST DRIVE WEST        8.750            348.11         75
                                       8.500            348.11       59,000.00
    JACKSONVILLE     FL   32277          1            04/25/96         00
    0430167049                           09           06/01/96          0
    425007251                            O            05/01/26
    0


    1561645          377/377             F           37,800.00         ZZ
                                         360         37,613.28          1
1


    1630 WAKELING STREET               9.125            307.56         90
                                       8.875            307.56       42,000.00
    CITY OF PHILADE  PA   19124          1            02/28/97         01
    3604469                              05           04/01/97         25
    3604469                              N            03/01/27
    0


    1561646          377/377             F          103,900.00         ZZ
                                         360        103,833.74          1
    10 MONTROSE LANE                   8.250            780.57         80
                                       8.000            780.57      129,900.00
    SHARPSBURG       GA   30277          1            02/28/97         00
    3654944                              03           04/01/97          0
    3654944                              O            03/01/27
    0


    1561648          A78/G02             F          180,000.00         ZZ
                                         360        179,890.96          1
    1249 TWIN PEAKS CIRCLE             8.500          1,384.04         75
                                       8.250          1,384.04      240,000.00
    LONGMONT         CO   80503          1            02/27/97         00
    0430165902                           05           04/01/97          0
    050370345                            O            03/01/27
    0


    1561661          862/G02             F          241,750.00         ZZ
                                         360        241,607.27          1
    1050 NORTH CORDOVA STREET          8.625          1,880.31         95
                                       8.375          1,880.31      254,500.00
    BURBANK          CA   91505          1            02/14/97         01
    0430168211                           05           04/01/97         30
    4381612                              O            03/01/27
    0


    1561663          862/G02             F           38,500.00         ZZ
                                         360         38,478.41          1
    2330 S.E. BROOKWOOD AVENUE         8.875            306.33         65
    UNIT #208                          8.625            306.33       60,000.00
    HILLSBORO        OR   97123          5            02/14/97         00
    0430168229                           01           04/01/97          0
    4362844                              N            03/01/27
    0


    1561664          664/G02             F           62,100.00         ZZ
                                         360         62,065.18          1
    2961 MILLS PARK DRIVE              8.875            494.10         90
                                       8.625            494.10       69,000.00
    RANCHO CORDOVA   CA   95670          1            02/20/97         04
    0430169359                           05           04/01/97         25
1


    2155851                              N            03/01/27
    0


    1561666          664/G02             F          240,000.00         ZZ
                                         360        239,846.96          1
    3228 241ST AVENUE SOUTHEAST        8.250          1,803.04         80
                                       8.000          1,803.04      300,000.00
    ISSAQUAH         WA   98029          2            02/20/97         00
    0430175745                           03           04/01/97          0
    2263010                              O            03/01/27
    0


    1561670          731/G02             F           43,500.00         ZZ
                                         360         43,475.61          1
    1292 RIDGE CREST LANE              8.875            346.11         75
                                       8.625            346.11       58,000.00
    SMYRNA           GA   30080          1            03/03/97         00
    0430169441                           05           04/01/97          0
    3140863527                           N            03/01/27
    0


    1561671          731/G02             F          111,600.00         ZZ
                                         360        111,535.79          1
    5056 CASH ROAD                     8.750            877.96         90
                                       8.500            877.96      124,000.00
    FLOWERY BRANCH   GA   30542          1            03/03/97         01
    0430175612                           05           04/01/97         25
    3140863533                           N            03/01/27
    0


    1561673          731/G02             F          117,360.00         ZZ
                                         360        117,299.16          1
    189 PLANTATION TRACE               9.250            965.49         90
                                       9.000            965.49      130,400.00
    WOODSTOCK        GA   30188          1            03/03/97         01
    0430168351                           03           04/01/97         25
    3140663486                           N            03/01/27
    0


    1561674          776/G02             F           60,300.00         ZZ
                                         360         60,270.34          1
    3827 TERRAZZO AVENUE               9.500            507.04         90
                                       9.250            507.04       67,000.00
    LAS VEGAS        NV   89115          1            02/05/97         04
    0430168591                           09           04/01/97         25
    6337999                              N            03/01/27
    0


1


    1561681          776/G02             F          160,000.00         ZZ
                                         360        159,900.55          1
    15411 VICTORY BOULEVARD            8.375          1,216.12         80
    (VAN NUYS AREA)                    8.125          1,216.12      200,000.00
    LOS ANGELES      CA   91406          5            02/20/97         00
    0430170084                           05           04/01/97          0
    6143133                              O            03/01/27
    0


    1561684          776/G02             F           69,300.00         ZZ
                                         360         69,262.15          1
    559 LINCOLN STREET                 9.000            557.60         90
                                       8.750            557.60       77,000.00
    TWIN FALLS       ID   83301          1            02/22/97         01
    0430170068                           05           04/01/97         25
    2543056                              N            03/01/27
    0


    1561689          637/G02             F          318,500.00         ZZ
                                         360        318,316.76          1
    9009 ROLLING KNOLL COURT           8.750          2,505.64         70
                                       8.500          2,505.64      455,000.00
    LAS VEGAS        NV   89134          1            02/11/97         00
    0430168484                           03           04/01/97          0
    9412180                              O            03/01/27
    0


    1561690          637/G02             F          220,000.00         ZZ
                                         360        219,870.11          1
    949 BIDWELL AVENUE                 8.625          1,711.14         80
                                       8.375          1,711.14      275,000.00
    SUNNYVALE        CA   94086          1            02/18/97         00
    0430179168                           05           04/01/97          0
    9520958                              O            03/01/27
    0


    1561693          E19/G02             F          123,750.00         ZZ
                                         360        123,671.09          1
    5128 SULTANA AVENUE                8.250            929.69         75
                                       8.000            929.69      165,000.00
    TEMPLE CITY      CA   91780          2            02/13/97         00
    0430170464                           05           04/01/97          0
    100017580                            N            03/01/27
    0


    1561700          731/G02             F           40,500.00         ZZ
                                         360         40,479.01          1
    169 WEST PARK STREET               9.250            333.18         75
                                       9.000            333.18       54,000.00
1


    BUFORD           GA   30518          1            02/28/97         00
    0430172882                           05           04/01/97          0
    3140863600                           N            03/01/27
    0


    1561701          731/G02             F           53,500.00         ZZ
                                         360         53,472.27          1
    940 MARY ALICE PARK ROAD           9.250            440.13         70
                                       9.000            440.13       77,000.00
    CUMMING          GA   30131          5            02/28/97         00
    0430172874                           05           04/01/97          0
    3140863599                           N            03/01/27
    0


    1561702          654/G02             F          322,800.00         ZZ
                                         360        322,800.00          1
    201 AVOCADO PLACE                  8.125          2,396.78         80
                                       7.875          2,396.78      403,500.00
    CAMARILLO        CA   93010          1            03/03/97         00
    0430170431                           05           05/01/97          0
    071001589                            O            04/01/27
    0


    1561705          731/G02             F           85,050.00         ZZ
                                         360         85,008.16          1
    156 SHARON DRIVE                   9.500            715.15         90
                                       9.250            715.15       94,500.00
    CANTON           GA   30115          1            03/08/97         01
    0430168427                           05           04/01/97         25
    3140963495                           N            03/01/27
    0


    1561710          H05/H05             F          115,500.00         ZZ
                                         360        115,500.00          1
    31 MOHEGAN DRIVE                   8.500            888.10         75
                                       8.250            888.10      154,000.00
    WEST HARTFORD    CT   06117          5            03/25/97         00
    046526521                            05           05/01/97          0
    046526521                            O            04/01/27
    0


    1561718          526/G02             F           75,000.00         ZZ
                                         360         74,953.38          1
    LOT #13 TRADEWINDS ESTATES         8.375            570.06         76
                                       8.125            570.06       99,623.00
    LEWES            DE   19958          1            02/26/97         00
    0430168377                           05           04/01/97          0
    0154238                              O            03/01/27
    0
1




    1561720          526/G02             F          216,615.00         ZZ
                                         360        216,505.60          2
    19 WOODROSE LANE                   9.375          1,801.70         70
                                       9.125          1,801.70      309,450.00
    STATEN ISLAND    NY   10309          1            02/24/97         00
    0430177469                           03           04/01/97          0
    0157308                              O            03/01/27
    0


    1561722          896/G02             F           56,800.00         ZZ
                                         360         56,800.00          1
    4053 COOPER RIDGE COURT            8.875            451.93         80
                                       8.625            451.93       71,000.00
    SMYRNA           GA   30080          1            03/19/97         00
    0430181768                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1561723          526/G02             F           42,300.00         ZZ
                                         360         42,258.21          2
    36-38 TRACY STREET                 9.500            355.69         90
                                       9.250            355.69       47,000.00
    ROCHESTER        NY   14607          1            01/23/97         12
    0430168328                           05           03/01/97         25
    0159650                              N            02/01/27
    0


    1561729          963/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
    3143 DAY AVENUE                    8.875          1,448.08         80
                                       8.625          1,448.08      227,500.00
    MIAMI            FL   33133          1            03/26/97         00
    0430191700                           01           05/01/97          0
    970071                               O            04/01/27
    0


    1561735          H05/H05             F          109,450.00         ZZ
                                         360        109,450.00          2
    62 OSBORNE AVENUE                  8.750            861.04         55
                                       8.500            861.04      199,000.00
    NORWALK          CT   06855          2            03/19/97         00
    044342524                            05           05/01/97          0
    044342524                            N            04/01/27
    0


    1561756          638/G02             F          142,600.00         ZZ
                                         360        142,600.00          1
1


    802 SOUTH HIGH STREET              8.750          1,121.83         85
    5                                  8.500          1,121.83      168,000.00
    GOSHEN TOWNSHIP  PA   19603          2            03/13/97         10
    0430187146                           05           05/01/97         12
    08628836                             O            04/01/27
    0


    1561783          201/G02             F           89,900.00         ZZ
                                         360         89,849.60          1
    1948 WICKLIFFE PLACE               8.875            715.29         90
                                       8.625            715.29       99,900.00
    SNELLVILLE       GA   30278          1            02/28/97         01
    0430167874                           05           04/01/97         25
    405105                               N            03/01/27
    0


    1561788          E22/G02             F           76,000.00         ZZ
                                         360         75,956.28          1
    410 S AYCOCK STREET                8.750            597.89         80
                                       8.500            597.89       95,000.00
    GREENSBORO       NC   27403          1            02/28/97         04
    0410353759                           05           04/01/97         12
    410353759                            N            03/01/27
    0


    1561791          E22/G02             F           90,000.00         ZZ
                                         360         89,956.88          1
    420 YORK ROAD (RT2 BOX 55N)        9.625            764.99         90
                                       9.375            764.99      100,000.00
    COMBINE          TX   75159          1            02/28/97         10
    0410346969                           05           04/01/97         25
    410346969                            N            03/01/27
    0


    1561792          E22/G02             F          116,800.00         ZZ
                                         360        116,732.80          1
    2514 N EMERALD WAY                 8.750            918.87         80
                                       8.500            918.87      146,000.00
    DEERFIELD BEACH  FL   33442          1            02/28/97         00
    0410350276                           09           04/01/97          0
    410350276                            O            03/01/27
    0


    1561798          E22/G02             F          173,600.00         ZZ
                                         360        173,502.68          1
    1831 HARRIS AVENUE                 8.875          1,381.24         80
                                       8.625          1,381.24      217,000.00
    KEY WEST         FL   33040          5            02/24/97         00
    0410349963                           05           04/01/97          0
1


    410349963                            O            03/01/27
    0


    1561804          E22/G02             F          148,000.00         ZZ
                                         360        147,917.03          1
    736 KIOWA DRIVE WEST               8.875          1,177.56         80
                                       8.625          1,177.56      185,000.00
    LAKE KIOWA       TX   76240          2            02/13/97         00
    0410324768                           03           04/01/97          0
    410324768                            O            03/01/27
    0


    1561805          E22/G02             F          114,300.00         ZZ
                                         360        114,239.18          4
    7620 SW 10TH COURT                 9.125            929.98         90
                                       8.875            929.98      127,000.00
    NORTH LAUDERDAL  FL   33068          1            02/28/97         04
    0410348890                           05           04/01/97         25
    410348890                            N            03/01/27
    0


    1561807          E22/G02             F          125,100.00         ZZ
                                         360        125,036.82          4
    6001 COUGAR DRIVE                  9.375          1,040.52         90
                                       9.125          1,040.52      140,000.00
    AUSTIN           TX   78745          1            02/28/97         04
    0410367825                           05           04/01/97         25
    410367825                            N            03/01/27
    0


    1561808          E22/G02             F           65,700.00         ZZ
                                         360         65,665.94          1
    1145 NORTH ANDREWS AVENUE          9.250            540.50         90
                                       9.000            540.50       73,000.00
    FORT LAUDERDALE  FL   33311          1            02/26/97         04
    0410353171                           05           04/01/97         25
    410353171                            N            03/01/27
    0


    1561811          E22/G02             F          650,000.00         ZZ
                                         360        649,644.95          1
    1021 SINGER DRIVE                  9.000          5,230.05         77
                                       8.750          5,230.05      849,700.00
    RIVIERA BEACH    FL   33404          1            02/28/97         00
    0410353858                           05           04/01/97          0
    410353858                            O            03/01/27
    0


1


    1561812          E22/G02             F           30,100.00         ZZ
                                         360         30,100.00          1
    20467 HANNA                        9.625            255.85         70
                                       9.375            255.85       43,000.00
    DETROIT          MI   48203          5            03/03/97         00
    0410353973                           05           05/01/97          0
    410353973                            N            04/01/27
    0


    1561817          E22/G02             F           55,600.00         T
                                         360         55,568.01          1
    68 SPINNING WHEEL LANE             8.750            437.41         80
                                       8.500            437.41       69,500.00
    TAMARAC          FL   33319          1            02/28/97         23
    0410350441                           01           04/01/97          0
    410350441                            O            03/01/27
    0


    1561818          E22/G02             F           90,000.00         ZZ
                                         360         89,955.73          4
    10206 BROWNIE DRIVE                9.500            756.77         80
                                       9.250            756.77      112,500.00
    AUSTIN           TX   78753          1            02/11/97         10
    0410356414                           05           04/01/97         12
    410356414                            N            03/01/27
    0


    1561819          E22/G02             F           90,000.00         ZZ
                                         360         89,955.73          4
    10208 BROWNIE DRIVE                9.500            756.77         80
                                       9.250            756.77      112,500.00
    AUSTIN           TX   78753          1            02/11/97         10
    0410356422                           05           04/01/97         12
    410356422                            N            03/01/27
    0


    1561820          E22/G02             F          440,000.00         ZZ
                                         360        439,740.23          1
    5114 LONGFELLOW AVENUE             8.625          3,422.27         80
                                       8.375          3,422.27      550,000.00
    TAMPA            FL   33629          1            02/28/97         00
    0410353981                           05           04/01/97          0
    410353981                            O            03/01/27
    0


    1561824          E22/G02             F           38,250.00         ZZ
                                         360         38,232.15          1
    1801 SPRINGCREEK PARKWAY #C1       9.750            328.63         90
                                       9.500            328.63       42,500.00
1


    PLANO            TX   75023          1            03/03/97         10
    0410314215                           01           04/01/97         25
    410314215                            N            03/01/27
    0


    1561825          E22/G02             F           76,500.00         ZZ
                                         360         76,457.11          2
    6207 EMERALD FOREST DRIVE          8.875            608.67         90
                                       8.625            608.67       85,000.00
    AUSTIN           TX   78745          1            02/28/97         10
    0410355994                           05           04/01/97         25
    410355994                            N            03/01/27
    0


    1561826          E22/G02             F          112,000.00         ZZ
                                         360        111,889.38          1
    14121 WEDGEWOOD                    9.500            941.76         80
                                       9.250            941.76      140,000.00
    STERLING HEIGHT  MI   48312          5            01/27/97         00
    0410279194                           05           03/01/97          0
    410279194                            O            02/01/27
    0


    1561828          E22/G02             F           27,000.00         ZZ
                                         360         26,985.25          2
    1826-1828 TEXAS AVENUE             9.000            217.25         90
                                       8.750            217.25       30,000.00
    SAN ANTONIO      TX   78228          1            02/14/97         10
    0410320741                           05           04/01/97         25
    410320741                            N            03/01/27
    0


    1561832          E22/G02             F           43,000.00         ZZ
                                         360         42,979.40          1
    11425 HILARO SPRINGS ROAD          9.625            365.50         90
                                       9.375            365.50       48,000.00
    LITTLE ROCK      AR   72206          1            02/28/97         10
    0410356596                           05           04/01/97         25
    410356596                            N            03/01/27
    0


    1561833          E22/G02             F          177,457.00         ZZ
                                         360        177,365.00          1
    613 BROOKING CT                    9.250          1,459.90         80
                                       9.000          1,459.90      221,977.00
    LAKE VILLA       IL   60046          1            02/28/97         00
    0410173033                           03           04/01/97          0
    410173033                            O            03/01/27
    0
1




    1561834          E22/G02             F          400,000.00         ZZ
                                         360        399,775.75          1
    30 OCEAN POINTE                    8.875          3,182.58         67
                                       8.625          3,182.58      605,000.00
    ISLE OF PALMS    SC   29451          1            02/28/97         00
    0410255061                           03           04/01/97          0
    410255061                            O            03/01/27
    0


    1561837          E22/G02             F           39,900.00         ZZ
                                         360         39,877.63          1
    8411 ELSIE COURT UNIT #6           8.875            317.46         50
                                       8.625            317.46       79,900.00
    LOUISVILLE       KY   40228          1            03/03/97         00
    0410352736                           01           04/01/97          0
    410352736                            O            03/01/27
    0


    1561843          E22/G02             F           75,400.00         ZZ
                                         360         75,356.62          1
    305 DOVE TRAIL                     8.750            593.17         80
                                       8.500            593.17       94,250.00
    BERTRAM          TX   78605          1            03/03/97         00
    0410368377                           05           04/01/97          0
    410368377                            O            03/01/27
    0


    1561844          E22/G02             F          118,400.00         T
                                         360        118,336.99          1
    217 NEW MEXICO LANE                9.125            963.34         80
                                       8.875            963.34      148,000.00
    DAVENPORT        FL   33837          1            02/25/97         95
    0410350748                           03           04/01/97          0
    410350748                            O            03/01/27
    0


    1561846          E22/G02             F           86,400.00         ZZ
                                         360         86,359.69          3
    15117 S PAGE AVENUE                9.750            742.31         90
                                       9.500            742.31       96,000.00
    HARVEY           IL   60426          1            02/28/97         04
    0410206643                           05           04/01/97         25
    410206643                            N            03/01/27
    0


    1561848          E22/G02             F           20,800.00         ZZ
                                         360         20,788.64          1
1


    19001 NE 14TH AVENUE #144          9.000            167.36         80
                                       8.750            167.36       26,000.00
    MIAMI            FL   33179          1            02/28/97         00
    0410349617                           01           04/01/97          0
    410349617                            O            03/01/27
    0


    1561849          E88/G02             F          120,800.00         ZZ
                                         360        120,800.00          1
    10960 NW LINCOLN AVENUE            8.500            928.85         80
                                       8.250            928.85      152,000.00
    CLIVE            IA   50325          1            03/03/97         00
    0430168252                           05           05/01/97          0
    0200098122                           O            04/01/27
    0


    1561853          E22/G02             F           55,800.00         ZZ
                                         360         55,773.27          1
    2 EAST OAK STREET UNIT #3209       9.625            474.29         60
                                       9.375            474.29       93,000.00
    CHICAGO          IL   60611          1            02/28/97         00
    0410207559                           06           04/01/97          0
    410207559                            N            03/01/27
    0


    1561856          E22/G02             F          200,000.00         ZZ
                                         360        199,884.93          1
    3199 BORDENTOWN AVENUE             8.750          1,573.40         80
                                       8.500          1,573.40      251,000.00
    SAYREVILLE       NJ   08859          1            02/28/97         00
    0410336689                           05           04/01/97          0
    410336689                            O            03/01/27
    0


    1561858          E22/G02             F           92,000.00         ZZ
                                         360         91,944.27          1
    W163 S7973 BAY LANE PLACE          8.500            707.40         80
                                       8.250            707.40      115,000.00
    MUSKEGO          WI   53150          1            02/27/97         00
    0410209076                           05           04/01/97          0
    410209076                            O            03/01/27
    0


    1561859          E22/G02             F          120,000.00         ZZ
                                         360        119,932.73          1
    1297 OAKWOOD COURT                 8.875            954.77         72
                                       8.625            954.77      168,000.00
    ROCHESTER HILLS  MI   48307          5            02/26/97         00
    0410167142                           01           04/01/97          0
1


    410167142                            O            03/01/27
    0


    1561861          E22/G02             F          128,600.00         ZZ
                                         360        128,527.90          1
    2407 AMIGO DRIVE                   8.875          1,023.20         75
                                       8.625          1,023.20      171,500.00
    FAYETTEVILLE     NC   28305          5            02/24/97         00
    0410348551                           05           04/01/97          0
    410348551                            O            03/01/27
    0


    1561863          E22/G02             F           26,700.00         ZZ
                                         360         26,686.16          1
    6609 SW FIELDWOOD DRIVE            9.250            219.65         70
                                       9.000            219.65       38,200.00
    TOPEKA           KS   66619          1            02/28/97         00
    0410312722                           05           04/01/97          0
    410312722                            N            03/01/27
    0


    1561864          E22/G02             F           36,000.00         ZZ
                                         360         35,981.82          1
    2510 DRUMMOND AVENUE               9.375            299.43         90
                                       9.125            299.43       40,000.00
    PANAMA CITY      FL   32405          1            02/28/97         12
    0410348932                           05           04/01/97         25
    410348932                            N            03/01/27
    0


    1561866          757/757             F          125,490.00         ZZ
                                         360        125,490.00          1
    147 149 151 HIGHLAND PARK DR       8.875            998.46         89
                                       8.625            998.46      141,000.00
    ATHENS           GA   30605          1            03/05/97         10
    2879997                              05           05/01/97         25
    2879997                              N            04/01/27
    0


    1561867          E22/G02             F          105,300.00         ZZ
                                         360        105,248.21          4
    11507 MEADOW LANE                  9.500            885.42         90
                                       9.250            885.42      117,000.00
    HOUSTON          TX   77099          1            02/27/97         10
    0410314009                           05           04/01/97         25
    410314009                            N            03/01/27
    0


1


    1561869          E22/G02             F           46,500.00         ZZ
                                         360         46,475.25          1
    5563 SLASH PINE COURT              9.125            378.34         90
                                       8.875            378.34       52,000.00
    ORLANDO          FL   32811          2            02/28/97         14
    0410354617                           01           04/01/97         30
    410354617                            O            03/01/27
    0


    1561873          737/G02             F          131,850.00         ZZ
                                         360        131,786.83          4
    4024-24 1/2&4026-26 1/2            9.625          1,120.72         90
    DELGADO DRIVE                      9.375          1,120.72      146,500.00
    NEW ORLEANS      LA   70119          1            02/28/97         01
    0430173641                           05           04/01/97         25
    559171                               N            03/01/27
    0


    1561874          E22/G02             F          194,000.00         ZZ
                                         360        193,891.24          4
    422-440 8TH STREET WEST            8.875          1,543.55         80
                                       8.625          1,543.55      243,000.00
    COLUMBIA FALLS   MT   59912          2            02/20/97         00
    0410222863                           05           04/01/97          0
    410222863                            O            03/01/27
    0


    1561879          003/G02             F           55,200.00         ZZ
                                         360         55,169.05          1
    310 RACQUET CLUB RD                8.875            439.20         80
    UNIT 205                           8.625            439.20       69,000.00
    FORT LAUDERDALE  FL   33326          2            02/17/97         00
    0430168914                           01           04/01/97          0
    0003784436                           O            03/01/27
    0


    1561880          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    2646 DRIFTWOOD COURT               8.625            466.67         75
                                       8.375            466.67       81,000.00
    WEST SACRAMENTO  CA   95691          5            02/27/97         00
    0410277347                           09           05/01/97          0
    410277347                            O            04/01/27
    0


    1561883          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    1661 PEE ROAD UNIT # 101           8.750          1,022.71         57
                                       8.500          1,022.71      230,000.00
1


    KOLOA            HI   96756          1            02/26/97         00
    0410356794                           20           05/01/97          0
    410356794                            O            04/01/27
    0


    1561884          B75/G02             F          100,000.00         ZZ
                                         360         99,942.47          1
    11283 N SAWTOOTH ROAD              8.750            786.70         68
                                       8.500            786.70      147,161.00
    TUCSON           AZ   85737          1            02/19/97         00
    0430170142                           03           04/01/97          0
    2910651                              O            03/01/27
    0


    1561888          480/G02             F           58,500.00         ZZ
                                         360         58,467.21          1
    18 RIDGEVIEW COURT                 8.875            465.45         90
                                       8.625            465.45       65,000.00
    CARTERSVILLE     GA   30120          1            02/26/97         12
    0430168948                           05           04/01/97         25
    2034916                              N            03/01/27
    0


    1561890          480/G02             F          130,000.00         ZZ
                                         360        129,925.21          1
    8200 SW 102 STREET                 8.750          1,022.71         79
                                       8.500          1,022.71      165,000.00
    MIAMI            FL   33156          1            02/27/97         00
    0430168955                           05           04/01/97          0
    1995745                              O            03/01/27
    0


    1561891          286/286             F           28,000.00         ZZ
                                         360         27,984.70          1
    114 W MAIN ST                      9.000            225.30         50
                                       8.750            225.30       57,000.00
    MIDDLETOWN       PA   17057          1            02/10/97         00
    8596757                              05           04/01/97          0
    8596757                              N            03/01/27
    0


    1561892          608/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    39 TILIA COURT                     9.375            389.26         90
                                       9.125            389.26       52,000.00
    HAMILTON         NJ   08690          1            03/03/97         10
    0430168518                           01           05/01/97         25
    95357                                N            04/01/27
    0
1




    1561893          737/G02             F           67,050.00         ZZ
                                         360         67,012.41          1
    1316C OCALA ROAD                   8.875            533.48         85
                                       8.625            533.48       78,900.00
    TALLAHASSEE      FL   32304          1            02/28/97         01
    0430169342                           05           04/01/97         20
    559392                               O            03/01/27
    0


    1561894          737/G02             F           64,800.00         ZZ
                                         360         64,765.52          1
    2013 KINGSBRIDGE COURT             9.125            527.23         90
                                       8.875            527.23       72,000.00
    TALLAHASSEE      FL   32311          1            02/28/97         25
    0430170191                           05           04/01/97         25
    559167                               N            03/01/27
    0


    1561897          B75/G02             F           54,000.00         ZZ
                                         360         53,970.50          1
    8814 SAN BENITO WAY                9.000            434.50         90
                                       8.750            434.50       60,000.00
    DALLAS           TX   75218          1            02/21/97         01
    0430172288                           05           04/01/97         25
    2900652                              N            03/01/27
    0


    1561898          480/G02             F          155,100.00         ZZ
                                         360        155,023.72          1
    336 S CRESCENT AVENUE              9.500          1,304.16         85
                                       9.250          1,304.16      182,500.00
    PALATINE         IL   60067          1            02/21/97         12
    0430168971                           05           04/01/97         20
    2116820                              O            03/01/27
    0


    1561902          737/G02             F           68,400.00         ZZ
                                         360         68,358.56          2
    2099 VALLEY OAKS DRIVE             8.500            525.94         90
                                       8.250            525.94       76,000.00
    SMYRNA           GA   30080          1            02/28/97         01
    0430173633                           05           04/01/97         25
    559100                               N            03/01/27
    0


    1561904          737/G02             F           78,750.00         ZZ
                                         360         78,710.23          1
1


    1195 TERRAMONT DRIVE               9.375            655.00         90
                                       9.125            655.00       87,500.00
    ROSWELL          GA   30076          1            02/27/97         04
    0430170258                           05           04/01/97         25
    559315                               N            03/01/27
    0


    1561910          129/G02             F          105,000.00         ZZ
                                         360        104,942.65          1
    513 SUNSET                         9.000            844.85         64
                                       8.750            844.85      165,000.00
    EAST LANSING     MI   49923          5            02/26/97         00
    0430168294                           05           04/01/97          0
    3460007127                           N            03/01/27
    0


    1561916          420/G02             F           67,300.00         ZZ
                                         360         67,255.97          1
    12481 MOONBEAM MEADOW WAY          8.125            499.71         53
                                       7.875            499.71      127,000.00
    POTTER VALLEY    CA   95469          2            02/21/97         00
    0430175349                           05           04/01/97          0
    0346833                              O            03/01/27
    0


    1561922          E13/G02             F           41,600.00         ZZ
                                         360         41,600.00          2
    1101 CONGRESS AVENUE               9.250            342.24         90
                                       9.000            342.24       46,250.00
    INDIANAPOLIS     IN   46208          1            03/20/97         10
    0430179374                           05           05/01/97         25
    189565                               N            04/01/27
    0


    1561924          664/G02             F           90,450.00         ZZ
                                         360         90,401.86          4
    7419 VINTAGE HILLS DRIVE           9.125            735.94         90
                                       8.875            735.94      100,500.00
    AUSTIN           TX   78723          1            02/27/97         10
    0430172197                           05           04/01/97         25
    2149516                              N            03/01/27
    0


    1561925          664/G02             F          103,500.00         ZZ
                                         360        103,443.46          3
    430 EAST CENTER                    9.000            832.79         90
                                       8.750            832.79      115,000.00
    LOGAN            UT   84321          1            02/27/97         04
    0430172171                           05           04/01/97         25
1


    2156149                              N            03/01/27
    0


    1561928          776/G02             F          400,000.00         ZZ
                                         360        399,775.75          1
    2221 S. MONTE CRISTO WAY           8.875          3,182.58         79
                                       8.625          3,182.58      510,000.00
    LAS VEGAS        NV   89117          5            02/24/97         00
    0430172098                           05           04/01/97          0
    6338167                              O            03/01/27
    0


    1561936          573/G02             F           55,950.00         ZZ
                                         360         55,917.81          1
    7740 WHITE GRASS AVENUE            8.750            440.16         49
                                       8.500            440.16      115,950.00
    LAS VEGAS        NV   89131          1            02/21/97         00
    0430168989                           03           04/01/97          0
    113511                               O            03/01/27
    0


    1561965          936/G02             F          148,000.00         ZZ
                                         360        147,714.91          3
    109-111-113 SHORE DRIVE            8.250          1,111.88         80
                                       8.000          1,111.88      185,000.00
    BRANFORD         CT   06405          1            12/20/96         00
    0430172866                           05           02/01/97          0
    6128243                              O            01/01/27
    0


    1561966          E22/G02             F           61,600.00         ZZ
                                         360         61,564.56          1
    20310 WEYBRIDGE                    8.750            484.61         80
                                       8.500            484.61       77,000.00
    CLINTON TOWNSHI  MI   48036          5            02/26/97         00
    0410357156                           01           04/01/97          0
    410357156                            O            03/01/27
    0


    1561970          B35/G02             F           65,700.00         ZZ
                                         360         65,700.00          3
    5106 INTERBORO AVENUE              9.125            534.56         90
                                       8.875            534.56       73,000.00
    PITTSBURGH       PA   15207          1            03/27/97         01
    0430188540                           05           05/01/97         25
    9782010215                           N            04/01/27
    0


1


    1561971          B35/G02             F           58,500.00         ZZ
                                         360         58,500.00          3
    240 WALNUT STREET                  9.500            491.90         90
                                       9.250            491.90       65,000.00
    COLUMBIA         PA   17512          1            03/26/97         01
    0430188037                           05           05/01/97         25
    9782010207                           N            04/01/27
    0


    1561977          E46/G02             F          199,500.00         T
                                         360        199,500.00          1
    29 MICHELE DRIVE                   9.500          1,677.50         70
                                       9.250          1,677.50      285,000.00
    MIDDLETOWN       NJ   07748          1            03/19/97         00
    0430189985                           05           05/01/97          0
    23612                                O            04/01/27
    0


    1561978          227/G02             F           79,900.00         ZZ
                                         360         79,847.73          1
    2723 SERENDIPITY CIRCLE EAST       8.125            593.26         62
                                       7.875            593.26      129,900.00
    COLORADO SPRING  CO   80917          1            02/21/97         00
    0430168344                           05           04/01/97          0
    1701483                              O            03/01/27
    0


    1561981          G41/G02             F           80,000.00         ZZ
                                         360         79,956.30          1
    137 80TH STREET                    9.000            643.70         46
                                       8.750            643.70      177,000.00
    SEA ISLE CITY    NJ   08243          5            02/27/97         00
    0430168476                           01           04/01/97          0
    NG                                   N            03/01/27
    0


    1561986          129/G02             F          245,000.00         ZZ
                                         360        244,869.62          1
    9764 BLAUVELT                      9.125          1,993.40         75
                                       8.875          1,993.40      327,000.00
    GROSSE ILE TWP   MI   48138          5            02/14/97         00
    0430169094                           05           04/01/97          0
    3070073113                           O            03/01/27
    0


    1562050          405/405             F           31,500.00         ZZ
                                         360         31,482.79          1
    44 MERMONT CIRCLE                  9.000            253.46         90
                                       8.750            253.46       35,000.00
1


    DARBY            PA   19082          1            02/18/97         01
    4127130                              07           04/01/97         25
    4127130                              N            03/01/27
    0


    1562060          896/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    2417 DICKEY ROAD                   9.000            241.39         90
                                       8.750            241.39       33,350.00
    AUGUSTA          GA   30906          1            03/25/97         01
    0430190975                           05           05/01/97         25
    970092                               N            04/01/27
    0


    1562064          405/405             F           36,000.00         ZZ
                                         360         35,981.82          2
    9 SOUTH 5TH STREET                 9.375            299.43         90
                                       9.125            299.43       40,000.00
    DARBY            PA   19023          1            02/18/97         21
    4127148                              05           04/01/97         25
    4127148                              N            03/01/27
    0


    1562065          638/G02             F          130,500.00         ZZ
                                         360        130,500.00          2
    306 308 WEST GOLDEN EAGLE WAY      9.500          1,097.31         90
                                       9.250          1,097.31      145,000.00
    PUEBLO WEST      CO   81007          1            03/19/97         04
    0430188409                           09           05/01/97         25
    08630101                             N            04/01/27
    0


    1562071          405/405             F           76,000.00         ZZ
                                         360         75,956.27          1
    16 EVA LANE                        8.750            597.90         43
                                       8.500            597.90      180,000.00
    FARMINGVILLE     NY   11738          5            02/14/97         00
    4127338                              05           04/01/97          0
    4127338                              O            03/01/27
    0


    1562082          E22/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
    4171 GREEN VALLEY ROAD             9.000            862.56         80
                                       8.750            862.56      134,000.00
    RESCUE           CA   95672          1            03/04/97         23
    0410277453                           05           05/01/97          0
    410277453                            N            04/01/27
    0
1




    1562084          526/G02             F           30,150.00         ZZ
                                         360         30,135.93          2
    2012 N.W. 26TH STREET              9.750            259.04         90
                                       9.500            259.04       33,500.00
    OKLAHOMA CITY    OK   73106          1            02/05/97         10
    0430169268                           05           04/01/97         25
    165876                               N            03/01/27
    0


    1562099          664/G02             F          137,700.00         ZZ
                                         360        137,616.57          1
    16706 39TH AVENUE NORTHEAST        8.500          1,058.80         90
                                       8.250          1,058.80      153,000.00
    SEATTLE          WA   98155          1            02/26/97         04
    0430178541                           05           04/01/97         25
    2263226                              N            03/01/27
    0


    1562100          E22/G02             F           66,400.00         ZZ
                                         360         66,364.67          1
    1345 WEST AVENUE #202              9.125            540.25         80
                                       8.875            540.25       83,000.00
    MIAMI            FL   33139          5            02/27/97         00
    0410352660                           06           04/01/97          0
    410352660                            O            03/01/27
    0


    1562107          E22/G02             F           87,300.00         ZZ
                                         360         87,300.00          2
    12819 & 12821 DAIRY BROOK          9.625            742.04         90
    DRIVE                              9.375            742.04       97,000.00
    HOUSTON          TX   77099          1            03/03/97         01
    0410268395                           05           05/01/97         25
    410268395                            N            04/01/27
    0


    1562109          664/G02             F          120,000.00         ZZ
                                         360        119,934.45          1
    8063 CAPRA TRAIL UNIT 284          9.000            965.55         65
                                       8.750            965.55      187,000.00
    DARIEN           IL   60562          1            02/28/97         00
    0430173013                           09           04/01/97          0
    2278794                              O            03/01/27
    0


    1562114          E22/G02             F           65,750.00         ZZ
                                         360         65,750.00          1
1


    3307 CLINT COURT                   8.625            511.40         80
                                       8.375            511.40       82,247.00
    ROUND ROCK       TX   78664          1            03/04/97         23
    0410312839                           05           05/01/97          0
    410312839                            N            04/01/27
    0


    1562123          862/G02             F           49,000.00         ZZ
                                         360         48,941.93          1
    47 EAGLECREST DRIVE #34            8.625            381.12         69
                                       8.375            381.12       72,000.00
    LAKE OSWEGO      OR   97035          5            01/24/97         00
    0430193888                           01           03/01/97          0
    641621                               N            02/01/27
    0


    1562126          E22/G02             F          100,000.00         ZZ
                                         360         99,940.96          1
    545 GREENWOOD DRIVE                8.625            777.79         80
                                       8.375            777.79      125,000.00
    HAMMONTON        NJ   08037          2            02/27/97         00
    0410353197                           05           04/01/97          0
    410353197                            O            03/01/27
    0


    1562145          B75/G02             F          165,000.00         ZZ
                                         360        164,912.20          1
    538 CARIBOU DRIVE                  9.125          1,342.49         75
                                       8.875          1,342.49      220,000.00
    MOUNTAIN HOME    ID   83647          1            02/14/97         00
    0430175562                           05           04/01/97          0
    2928885                              N            03/01/27
    0


    1562158          455/G02             F           57,700.00         ZZ
                                         360         57,668.48          1
    380 C NORTH RIVER PARKWAY          9.000            464.27         95
                                       8.750            464.27       60,800.00
    DUNWOODY         GA   30350          1            02/28/97         04
    0430170290                           01           04/01/97         30
    54752                                O            03/01/27
    0


    1562172          498/G02             F           44,100.00         ZZ
                                         360         44,077.72          1
    1602 WOLFE ROAD                    9.375            366.81         90
                                       9.125            366.81       49,000.00
    GREENSBORO       NC   27405          1            02/03/97         01
    0430169961                           05           04/01/97         25
1


    1471645                              N            03/01/27
    0


    1562182          776/G02             F          135,000.00         ZZ
                                         360        134,924.32          1
    3808 ALPINE VILLAGE DRIVE #2       8.875          1,074.12         75
                                       8.625          1,074.12      180,000.00
    WHITEFISH        MT   59937          5            02/22/97         00
    0430171124                           01           04/01/97          0
    2543058                              O            03/01/27
    0


    1562192          731/G02             F           55,800.00         ZZ
                                         360         55,769.52          1
    255 AVIATION ROAD                  9.000            448.98         90
                                       8.750            448.98       62,000.00
    MARIETTA         GA   30060          1            02/26/97         01
    0430172916                           05           04/01/97         25
    3140963612                           O            03/01/27
    0


    1562195          455/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
    1492 FRAZIER ROAD                  9.000            426.45         67
                                       8.750            426.45       80,000.00
    DECATUR          GA   30033          2            02/28/97         00
    0430170282                           05           05/01/97          0
    54774                                O            04/01/27
    0


    1562211          E19/G02             F          150,000.00         ZZ
                                         360        149,909.13          1
    228 SLEEPY HOLLOW GLEN             8.500          1,153.37         55
                                       8.250          1,153.37      275,000.00
    ZEPHYR COVE      NV   89448          5            02/21/97         00
    0430190355                           05           04/01/97          0
    100024276                            N            03/01/27
    0


    1562215          286/286             F           34,100.00         ZZ
                                         360         34,081.37          1
    112 W MAIN ST                      9.000            274.38         55
                                       8.750            274.38       62,000.00
    MIDDLETOWN       PA   17057          2            02/10/97         00
    0008596758                           05           04/01/97          0
    0008596758                           N            03/01/27
    0


1


    1562224          F30/G02             F           91,100.00         ZZ
                                         360         91,050.24          1
    3922 SOUTH ATCHISON WAY #E         9.000            733.01         80
                                       8.750            733.01      114,000.00
    AURORA           CO   80014          1            02/20/97         00
    0430176750                           09           04/01/97          0
    300530                               O            03/01/27
    0


    1562230          253/253             F          112,800.00         ZZ
                                         360        112,736.76          1
    4764 SOUTH FRASER STREET           8.875            897.49         80
                                       8.625            897.49      141,000.00
    AURORA           CO   80015          1            02/28/97         00
    326513                               05           04/01/97          0
    326513                               O            03/01/27
    0


    1562231          B75/G02             F           83,250.00         ZZ
                                         360         83,199.57          1
    515 WEST 2000 NORTH                8.500            640.12         90
                                       8.250            640.12       92,500.00
    OREM             UT   84057          1            02/18/97         01
    0430177725                           05           04/01/97         25
    2900728                              N            03/01/27
    0


    1562235          253/253             F           38,000.00         ZZ
                                         360         37,974.49          1
    1881 BERING #18                    8.000            278.84         66
    BLDG C                             7.750            278.84       58,000.00
    HOUSTON          TX   77057          1            03/03/97         00
    326744                               01           04/01/97          0
    326744                               O            03/01/27
    0


    1562238          253/253             F           54,600.00         ZZ
                                         360         54,563.36          1
    5565 PRESTON OAKS ROAD             8.000            400.64         95
    #178                               7.750            400.64       57,500.00
    DALLAS           TX   75240          1            02/28/97         19
    326811                               01           04/01/97         30
    326811                               O            03/01/27
    0


    1562247          E26/G02             F           37,400.00         ZZ
                                         360         37,400.00          1
    211 POINT COMFORT AVENUE           8.875            297.58         75
                                       8.625            297.58       49,900.00
1


    HAMPTON          VA   23664          1            03/28/97         00
    0430193219                           05           05/01/97          0
    43700235                             N            04/01/27
    0


    1562268          F41/G02             F          174,375.00         ZZ
                                         360        174,284.60          2
    8  10 HOLBROOK STREET              9.250          1,434.54         75
                                       9.000          1,434.54      232,500.00
    JAMAICA PLAIN    MA   02130          1            02/28/97         00
    0430173872                           05           04/01/97          0
    00039040                             N            03/01/27
    0


    1562756          664/G02             F          152,000.00         ZZ
                                         360        151,919.10          1
    252 FINESTRA DRIVE                 9.125          1,236.73         80
                                       8.875          1,236.73      190,000.00
    HENDERSON        NV   89014          2            02/21/97         00
    0430177899                           05           04/01/97          0
    2156024                              O            03/01/27
    0


    1562828          A01/G02             F           95,000.00         ZZ
                                         360         94,946.73          1
    272 SOUTH 500 EAST                 8.875            755.87         80
                                       8.625            755.87      119,000.00
    AMERICAN FORK    UT   84003          2            02/25/97         04
    0430170837                           05           04/01/97         12
    NG                                   N            03/01/27
    0


    1562841          A78/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    2812 RAIL AVENUE                   8.125            519.75         67
                                       7.875            519.75      106,000.00
    RIFLE            CO   81650          5            03/20/97         00
    0430188110                           05           05/01/97          0
    300571640                            N            04/01/27
    0


    1562846          964/G02             F          165,000.00         ZZ
                                         360        164,894.79          1
    34 VIENNA STREET                   8.250          1,239.59         53
                                       8.000          1,239.59      315,000.00
    NEWPORT BEACH    CA   92660          1            02/20/97         00
    0430168898                           01           04/01/97          0
    23002                                O            03/01/27
    0
1




    1562853          E22/G02             F           22,500.00         ZZ
                                         360         22,500.00          2
    2916 8TH AVENUE SOUTH              9.625            191.25         90
                                       9.375            191.25       25,000.00
    BILLINGS         MT   59101          1            03/03/97         04
    0410219091                           05           05/01/97         25
    410219091                            N            04/01/27
    0


    1562859          E22/G02             F          199,500.00         ZZ
                                         360        199,500.00          1
    8672 BAMARCIA DRIVE                8.500          1,533.98         79
                                       8.250          1,533.98      255,000.00
    ELK GROVE        CA   95624          2            03/03/97         00
    0410276745                           05           05/01/97          0
    410276745                            O            04/01/27
    0


    1562869          560/560             F           91,000.00         ZZ
                                         360         90,946.27          1
    3604 CAMPUS BOULEVARD NE           8.625            707.79         70
                                       8.375            707.79      131,000.00
    ALBUQUERQUE      NM   87106          5            02/24/97         00
    450647193                            05           04/01/97          0
    450647193                            N            03/01/27
    0


    1562878          E22/G02             F           30,950.00         ZZ
                                         360         30,935.17          1
    310 NORTH JACKSON                  9.625            263.07         90
                                       9.375            263.07       34,400.00
    JANESVILLE       WI   53545          1            03/05/97         04
    0410207112                           05           04/01/97         25
    410207112                            N            03/01/27
    0


    1562880          E22/G02             F           35,100.00         ZZ
                                         360         35,084.47          1
    2038 CORONETTE                    10.000            308.03         90
                                       9.750            308.03       39,000.00
    DAYTON           OH   45414          1            03/05/97         04
    0410344576                           05           04/01/97         25
    410344576                            N            03/01/27
    0


    1562884          E22/G02             F           64,350.00         ZZ
                                         360         64,350.00          1
1


    707 WEST BURBANK STREET            9.750            552.87         90
                                       9.500            552.87       71,500.00
    HARVARD          IL   60033          1            03/07/97         10
    0410207146                           05           05/01/97         25
    410207146                            N            04/01/27
    0


    1562889          964/G02             F          343,200.00         ZZ
                                         360        342,992.09          1
    450 SOUTH CANYON RIDGE DRIVE       8.500          2,638.91         80
                                       8.250          2,638.91      429,000.00
    ANAHEIM          CA   92807          1            02/25/97         00
    0430168641                           03           04/01/97          0
    22379                                O            03/01/27
    0


    1562891          964/G02             F          375,000.00         ZZ
                                         360        374,772.82          1
    22467 MAJESTIC DRIVE               8.500          2,883.43         75
                                       8.250          2,883.43      500,000.00
    LOS GATOS        CA   95030          1            02/24/97         00
    0430168500                           05           04/01/97          0
    22997                                O            03/01/27
    0


    1562894          560/560             F          110,700.00         ZZ
                                         360        110,636.31          1
    1413 TRESCOTT                      8.750            870.88         90
                                       8.500            870.88      123,000.00
    MUNDELEIN        IL   60060          1            02/27/97         04
    450652037                            05           04/01/97         25
    450652037                            N            03/01/27
    0


    1562902          765/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
    380 FOSTER ROAD                    8.875            930.91         68
                                       8.625            930.91      173,000.00
    NAPA             CA   94558          2            03/20/97         00
    0430194340                           05           05/01/97          0
    321162                               O            04/01/27
    0


    1562913          E22/G02             F           21,600.00         ZZ
                                         360         21,590.44          1
    4353 WILCOX                       10.000            189.56         80
                                       9.750            189.56       27,000.00
    ST LOUIS         MO   63116          1            03/05/97         95
    0410344667                           05           04/01/97          0
1


    410344667                            N            03/01/27
    0


    1562915          E22/G02             F           29,250.00         ZZ
                                         360         29,235.61          1
    5559 SOUTH WASHTENAW AVENUE        9.500            245.95         65
                                       9.250            245.95       45,000.00
    CHICAGO          IL   60629          1            02/17/97         00
    0410278998                           05           04/01/97          0
    410278998                            N            03/01/27
    0


    1562927          405/405             F           64,800.00         ZZ
                                         360         64,766.40          2
    100-102 ALLEN ROAD                 9.250            533.10         90
                                       9.000            533.10       72,000.00
    MANHATTAN        KS   66502          1            02/28/97         21
    4128062                              05           04/01/97         25
    4128062                              N            03/01/27
    0


    1562931          E22/G02             F          124,950.00         ZZ
                                         360        124,801.32          1
    1020 N.W. 173RD AVENUE             8.500            960.76         85
                                       8.250            960.76      147,000.00
    PEMBROKE PINES   FL   33029          5            02/28/97         23
    0410352819                           03           04/01/97          0
    410352819                            O            03/01/27
    0


    1562932          E22/G02             F           61,650.00         ZZ
                                         360         61,616.33          1
    825 W. 2ND STREET UNIT # 6         9.000            496.05         95
                                       8.750            496.05       64,900.00
    WASHINGTON       NC   27889          1            03/05/97         12
    0410340806                           01           04/01/97         30
    410340806                            O            03/01/27
    0


    1562934          E22/G02             F          117,000.00         ZZ
                                         360        116,927.28          1
    3808 HARTNETT BLVD                 8.375            889.29         60
                                       8.125            889.29      195,000.00
    ISLE OF PALMS    SC   29451          1            02/28/97         00
    0410352496                           05           04/01/97          0
    410352496                            O            03/01/27
    0


1


    1562941          526/G02             F           95,850.00         ZZ
                                         360         95,755.33          1
    8041 LISA DAWN AVENUE              9.500            805.96         90
                                       9.250            805.96      106,500.00
    LAS VEGAS        NV   89117          1            01/31/97         04
    0430170472                           09           03/01/97         25
    0161024                              N            02/01/27
    0


    1562946          560/560             F           42,750.00         ZZ
                                         360         42,726.65          1
    411 W KIRKHAM AVENUE               9.000            343.98         90
                                       8.750            343.98       47,500.00
    WEBSTER GROVES   MO   63119          1            02/21/97         04
    450646922                            05           04/01/97         25
    450646922                            N            03/01/27
    0


    1562948          526/G02             F           37,500.00         ZZ
                                         360         37,459.92          1
    9415 RUTHERGLEN DRIVE              9.125            305.12         75
                                       8.875            305.12       50,000.00
    DALLAS           TX   75227          1            01/31/97         00
    0430170555                           05           03/01/97          0
    0166608                              N            02/01/27
    0


    1562956          G51/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    527 S MAGNOLIA LANE                8.375          1,064.11         80
                                       8.125          1,064.11      175,000.00
    DENVER           CO   80224          1            03/21/97         00
    0430189126                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1562957          560/560             F           69,800.00         ZZ
                                         360         69,758.79          1
    463  ANDOVER PLACE                 8.625            542.90         80
                                       8.375            542.90       87,250.00
    EAST BRUNSWICK   NJ   08816          1            02/24/97         00
    450648357                            01           04/01/97          0
    450648357                            O            03/01/27
    0


    1562958          E22/G02             F          118,400.00         ZZ
                                         360        118,333.63          1
    6630 S.W. 44TH STREET              8.875            942.04         80
                                       8.625            942.04      148,000.00
1


    MIAMI            FL   33155          5            02/27/97         00
    0410351324                           05           04/01/97          0
    410351324                            O            03/01/27
    0


    1562959          560/560             F           35,100.00         ZZ
                                         360         35,079.80          1
    514 HANOVER ST                     8.750            276.14         90
                                       8.500            276.14       39,000.00
    BETHLEHEM        PA   18015          1            02/27/97         04
    450652045                            05           04/01/97         25
    450652045                            N            03/01/27
    0


    1562973          526/G02             F           21,700.00         ZZ
                                         360         21,676.19          1
    3121 PARK LANE, UNIT 1105          9.000            174.61         66
                                       8.750            174.61       33,000.00
    DALLAS           TX   75220          2            01/23/97         00
    0430170399                           01           03/01/97          0
    164308                               N            02/01/27
    0


    1562987          560/560             F           46,350.00         ZZ
                                         360         46,323.33          1
    1203 7TH AVENUE SE                 8.750            364.64         90
                                       8.500            364.64       51,500.00
    DECATUR          AL   35601          1            02/28/97         04
    450657416                            05           04/01/97         25
    450657416                            N            03/01/27
    0


    1562988          514/G02             F          110,000.00         ZZ
                                         360        109,929.86          1
    10017 LORAIN AVENUE                8.250            826.39         80
                                       8.000            826.39      137,500.00
    SILVER SPRING    MD   20901          1            02/20/97         00
    0430170225                           05           04/01/97          0
    360069                               O            03/01/27
    0


    1562989          286/286             F           60,700.00         ZZ
                                         360         60,667.69          1
    708 BLENHEIM AVE                   9.125            493.88         79
                                       8.875            493.88       77,000.00
    CHARLOTTESVILLE  VA   22902          1            02/26/97         00
    8597793                              05           04/01/97          0
    8597793                              O            03/01/27
    0
1




    1562992          253/253             F          179,200.00         ZZ
                                         360        179,082.77          1
    9345 DIANE AVE                     8.125          1,330.56         80
                                       7.875          1,330.56      224,000.00
    SPRING VALLEY    CA   91977          1            02/26/97         00
    326667                               05           04/01/97          0
    326667                               O            03/01/27
    0


    1563014          560/560             F          284,000.00         ZZ
                                         360        283,831.46          4
    2721 NE 14TH STREET                8.625          2,208.93         80
                                       8.375          2,208.93      355,000.00
    FORT LAUDERDALE  FL   33304          1            02/27/97         00
    450650940                            05           04/01/97          0
    450650940                            O            03/01/27
    0


    1563016          560/560             F          116,900.00         ZZ
                                         360        116,832.74          1
    9 LILY POND ROAD                   8.750            919.66         60
                                       8.500            919.66      195,000.00
    SOMERSWORTH      NH   03878          5            02/27/97         00
    450651146                            05           04/01/97          0
    450651146                            O            03/01/27
    0


    1563018          201/G02             F          217,600.00         ZZ
                                         360        217,471.52          1
    316 WOLLSCHLAEGER DRIVE            8.625          1,692.48         80
                                       8.375          1,692.48      272,000.00
    BOERNE           TX   78006          1            02/27/97         00
    0430182618                           05           04/01/97          0
    147670                               O            03/01/27
    0


    1563020          560/560             F           44,000.00         ZZ
                                         360         43,975.33          1
    250 DONNA DRIVE  3A                8.875            350.09         90
                                       8.625            350.09       48,900.00
    HENDERSONVILLE   TN   37075          1            02/28/97         04
    450655790                            01           04/01/97         25
    450655790                            N            03/01/27
    0


    1563021          E67/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
1


    9060 CHANLDER RIDGE PLACE          8.250            697.18         80
                                       8.000            697.18      116,000.00
    CROOKED RIVER R  OR   97760          2            03/07/97         00
    0430170613                           03           05/01/97          0
    6261                                 O            04/01/27
    0


    1563030          560/560             F           68,650.00         ZZ
                                         360         68,610.50          4
    804 NW 21ST STREET                 8.750            540.07         90
                                       8.500            540.07       76,320.00
    OKLAHOMA CITY    OK   73106          1            02/28/97         04
    450652326                            05           04/01/97         25
    450652326                            O            03/01/27
    0


    1563033          560/560             F          131,400.00         ZZ
                                         360        131,320.39          2
    2211 NATCHEZ TRACE                 8.500          1,010.36         90
                                       8.250          1,010.36      146,000.00
    NASHVILLE        TN   37212          1            02/28/97         04
    450656202                            05           04/01/97         25
    450656202                            N            03/01/27
    0


    1563037          560/560             F           54,000.00         ZZ
                                         360         53,965.56          2
    619 N 64TH ST                      8.250            405.69         67
                                       8.000            405.69       81,000.00
    PHILADELPHIA     PA   19151          5            02/27/97         00
    450650916                            05           04/01/97          0
    450650916                            N            03/01/27
    0


    1563050          927/G02             F           68,300.00         ZZ
                                         360         68,263.64          1
    154 EAST MCLELLAN ROAD             9.125            555.72         90
                                       8.875            555.72       75,900.00
    MESA             AZ   85201          1            02/25/97         01
    0430174334                           05           04/01/97         25
    253096                               N            03/01/27
    0


    1563059          G34/G02             F          110,400.00         ZZ
                                         360        110,333.12          1
    360 OLD JUSTIN ROAD                8.500            848.88         80
                                       8.250            848.88      138,000.00
    ARGYLE           TX   76226          1            02/20/97         00
    0430179051                           05           04/01/97          0
1


    6118509                              O            03/01/27
    0


    1563065          696/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    42395 STUMPTOWN ROAD               8.500          1,168.75         80
                                       8.250          1,168.75      190,000.00
    LEESBURG         VA   20176          1            03/06/97         00
    0430168864                           05           05/01/97          0
    2409506                              O            04/01/27
    0


    1563067          253/253             F          185,000.00         ZZ
                                         360        184,872.68          1
    4261 EAST ORCHARD PLACE            7.875          1,341.38         55
                                       7.625          1,341.38      340,000.00
    ENGLEWOOD        CO   80121          2            02/24/97         00
    326555                               03           04/01/97          0
    326555                               O            03/01/27
    0


    1563068          B75/G02             F          176,000.00         ZZ
                                         360        175,887.77          1
    2203 177TH PLACE NORTHEAST         8.250          1,322.23         80
                                       8.000          1,322.23      220,000.00
    REDMOND          WA   98052          1            02/14/97         00
    0430173708                           05           04/01/97          0
    2910206                              O            03/01/27
    0


    1563072          B75/G02             F          256,000.00         ZZ
                                         360        255,848.86          1
    1701 92ND AVENUE NORTHEAST         8.625          1,991.14         80
                                       8.375          1,991.14      320,000.00
    BELLEVUE         WA   98004          1            02/14/97         00
    0430173559                           05           04/01/97          0
    2917110                              O            03/01/27
    0


    1563082          E22/G02             F           41,400.00         ZZ
                                         360         41,383.54          2
    1610-1612 N BOSART                10.500            378.71         90
                                      10.250            378.71       46,000.00
    INDIANAPOLIS     IN   46204          1            02/14/97         10
    0410357396                           05           04/01/97         25
    410357396                            N            03/01/27
    0


1


    1563085          E22/G02             F           93,750.00         T
                                         360         93,701.40          1
    20900 LEEWARD COURT UNIT #211      9.250            771.26         75
                                       9.000            771.26      125,000.00
    NORTH MIAMI BEA  FL   33180          1            02/28/97         00
    0410352827                           01           04/01/97          0
    410352827                            O            03/01/27
    0


    1563087          E22/G02             F          150,350.00         T
                                         360        150,267.88          1
    157 GREELEY LOOP                   9.000          1,209.75         80
                                       8.750          1,209.75      187,990.00
    DAVENPORT        FL   33837          1            02/26/97         95
    0410347934                           03           04/01/97          0
    410347934                            O            03/01/27
    0


    1563090          E22/G02             F          108,750.00         ZZ
                                         360        108,685.79          4
    718-720 THOMAS STREET              8.625            845.85         73
                                       8.375            845.85      149,000.00
    ELIZABETH        NJ   07202          1            03/06/97         00
    0410350821                           05           04/01/97          0
    410350821                            O            03/01/27
    0


    1563092          E22/G02             F          176,250.00         ZZ
                                         360        176,250.00          1
    6247 WILLOW ROAD                   8.750          1,386.56         75
                                       8.500          1,386.56      235,000.00
    WEST BLOOMFIELD  MI   48324          1            03/05/97         00
    0410362511                           05           05/01/97          0
    410362511                            O            04/01/27
    0


    1563094          E22/G02             F           85,950.00         ZZ
                                         360         85,905.44          1
    6918 CONCORD HWY                   9.250            707.09         90
                                       9.000            707.09       95,500.00
    MONROE           NC   28110          1            03/06/97         04
    0410348395                           05           04/01/97         25
    410348395                            N            03/01/27
    0


    1563097          E22/G02             F           28,000.00         ZZ
                                         360         27,984.71          1
    8720 N. SHERMAN CIR. # 202,        9.000            225.29         80
    UNIT # 202                         8.750            225.29       35,000.00
1


    MIRAMAR          FL   33025          1            02/26/97         00
    0410350169                           08           04/01/97          0
    410350169                            O            03/01/27
    0


    1563099          E22/G02             F           23,175.00         ZZ
                                         360         23,175.00          2
    1235 WOODLAND AVE NW              10.125            205.52         90
                                       9.875            205.52       25,750.00
    CANTON           OH   44703          1            03/04/97         01
    0410352835                           05           05/01/97         25
    410352835                            N            04/01/27
    0


    1563102          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    ALAMITOS CANYON ROAD               8.375            760.07         65
                                       8.125            760.07      155,000.00
    PECOS            NM   87552          1            03/05/97         00
    0410323026                           05           05/01/97          0
    410323026                            N            04/01/27
    0


    1563114          E22/G02             F          161,500.00         ZZ
                                         360        161,500.00          4
    7648 W 62ND STREET                 9.625          1,372.73         95
                                       9.375          1,372.73      170,000.00
    SUMMIT           IL   60501          1            03/07/97         04
    0410204663                           05           05/01/97         30
    410204663                            O            04/01/27
    0


    1563117          E22/G02             F           25,600.00         ZZ
                                         360         25,588.67          1
    7511 BLANDING DR                  10.000            224.66         80
                                       9.750            224.66       32,000.00
    ST LOUIS         MO   63135          1            03/05/97         23
    0410344642                           05           04/01/97          0
    410344642                            N            03/01/27
    0


    1563120          E22/G02             F          246,500.00         ZZ
                                         360        246,500.00          1
    1216 ORANGE GROVE AVENUE           8.500          1,895.37         85
                                       8.250          1,895.37      290,000.00
    SOUTH PASADENA   CA   91030          5            03/04/97         23
    0410358337                           05           05/01/97          0
    410358337                            O            04/01/27
    0
1




    1563128          G81/G02             F          104,400.00         ZZ
                                         360        104,400.00          1
    19710 SW 86 AVENUE                 9.000            840.03         90
                                       8.750            840.03      116,000.00
    MIAMI            FL   33189          1            03/21/97         01
    0430192757                           05           05/01/97         25
    021703025                            N            04/01/27
    0


    1563134          526/G02             F           36,000.00         ZZ
                                         360         35,980.33          2
    6520 S. STEWART AVENUE             9.000            289.67         90
                                       8.750            289.67       40,000.00
    CHICAGO          IL   60621          1            02/19/97         12
    0430179101                           05           04/01/97         25
    160646                               N            03/01/27
    0


    1563139          405/405             F           86,400.00         ZZ
                                         360         86,356.36          1
    77 MOSER ROAD                      9.375            718.64         90
                                       9.125            718.64       96,000.00
    WARRENTON        VA   20186          1            02/21/97         04
    4118428                              05           04/01/97         25
    4118428                              N            03/01/27
    0


    1563143          405/405             F          213,000.00         ZZ
                                         360        212,853.41          1
    2 ALTA MAR WAY                     7.875          1,544.40         71
                                       7.625          1,544.40      300,000.00
    SAN FRANSISCO    CA   94121          2            02/24/97         00
    4131777                              05           04/01/97          0
    4131777                              O            03/01/27
    0


    1563159          950/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    113 SOUTH CAMBRIAN AVENUE          9.250            444.24         90
                                       9.000            444.24       60,000.00
    BREMERTON        WA   98312          1            03/20/97         04
    0430192385                           05           05/01/97         25
    2249795                              N            04/01/27
    0


    1563182          B61/G02             F          318,000.00         ZZ
                                         360        315,960.22          1
1


    21 AMANDA LANE                     8.375          2,417.03         79
                                       8.125          2,417.03      405,000.00
    CITY OF NEW ROC  NY   10804          2            05/24/96         00
    0430184937                           05           07/01/96          0
    UNKNOWN                              O            06/01/26
    0


    1563190          964/G02             F          230,000.00         ZZ
                                         360        229,845.67          1
    7005 PURPLE RIDGE DRIVE            8.000          1,687.66         57
                                       7.750          1,687.66      405,000.00
    RANCHO PALOS VE  CA   90275          2            02/27/97         00
    0430169581                           05           04/01/97          0
    23084                                O            03/01/27
    0


    1563280          A46/G02             F           56,700.00         ZZ
                                         360         56,700.00          2
    318 EASY CIRCLE                    9.000            456.22         90
                                       8.750            456.22       63,000.00
    CORPUS CHRISTI   TX   78418          1            03/20/97         10
    0430192716                           05           05/01/97         25
    991400                               N            04/01/27
    0


    1563292          369/G02             F           66,400.00         ZZ
                                         360         66,364.66          1
    3100 S DROMEDARY DRIVE             9.125            540.26         80
                                       8.875            540.26       83,000.00
    TEMPE            AZ   85283          1            02/13/97         01
    0430176545                           05           04/01/97         12
    0060023348                           N            03/01/27
    0


    1563293          369/G02             F          207,000.00         ZZ
                                         360        206,871.34          1
    9010 TUSCANY WAY                   8.375          1,573.35         77
                                       8.125          1,573.35      269,534.00
    COLORADO SPRING  CO   80920          1            02/13/97         00
    0430175836                           05           04/01/97          0
    121685                               O            03/01/27
    0


    1563294          201/G02             F           76,500.00         ZZ
                                         360         76,457.11          1
    5946 BELMONT AVENUE                8.875            608.67         90
                                       8.625            608.67       85,000.00
    DALLAS           TX   75206          1            02/25/97         04
    0430173666                           05           04/01/97         30
1


    4303269                              N            03/01/27
    0


    1563296          369/G02             F           88,000.00         ZZ
                                         360         87,949.37          1
    5368 E 900 N                       8.750            692.30         80
                                       8.500            692.30      110,000.00
    KENDALLVILLE     IN   46755          1            02/25/97         00
    0430177733                           05           04/01/97          0
    0049791270                           O            03/01/27
    0


    1563299          369/G02             F          196,000.00         ZZ
                                         360        195,887.24          1
    7027 OVERLOOK DRIVE                8.750          1,541.93         80
                                       8.500          1,541.93      245,000.00
    SANTA ROSA       CA   95409          1            02/17/97         00
    0430174060                           09           04/01/97          0
    UNKNOWN                              O            03/01/27
    0


    1563300          369/G02             F           50,000.00         ZZ
                                         360         49,972.68          1
    65 WESTMINSTER DRIVE               9.000            402.32         55
                                       8.750            402.32       92,000.00
    PALM COAST       FL   32164          1            02/18/97         00
    0430174458                           05           04/01/97          0
    0060432390                           O            03/01/27
    0


    1563301          369/G02             F          152,000.00         ZZ
                                         360        151,898.00          1
    15061 JOSHUA TREE ROAD             8.000          1,115.33         75
                                       7.750          1,115.33      205,000.00
    NORTH POTOMAC    MD   20878          1            02/14/97         00
    0430174003                           03           04/01/97          0
    0049018161                           O            03/01/27
    0


    1563302          480/G02             F           55,500.00         ZZ
                                         360         55,467.24          1
    2083 41ST ST SW                    8.625            431.67         75
                                       8.375            431.67       74,000.00
    NAPLES           FL   34116          1            02/28/97         00
    0430193250                           05           04/01/97          0
    2077279                              N            03/01/27
    0


1


    1563305          480/G02             F           68,400.00         ZZ
                                         360         68,366.36          1
    2104 EAST FAIRVIEW AVENUE          9.500            575.14         90
                                       9.250            575.14       76,000.00
    MESA             AZ   85204          1            02/20/97         04
    0430173856                           03           04/01/97         25
    1970557                              N            03/01/27
    0


    1563307          369/G02             F          330,750.00         ZZ
                                         360        330,144.59          1
    5401 BACKLICK WOODS                8.500          2,543.19         75
                                       8.250          2,543.19      444,000.00
    SPRINGFIELD      VA   22151          1            12/17/96         00
    0430173823                           05           02/01/97          0
    0060305729                           O            01/01/27
    0


    1563308          480/G02             F          124,000.00         ZZ
                                         360        123,935.71          1
    19073 NORTH 89TH WAY               9.250          1,020.12         80
                                       9.000          1,020.12      155,000.00
    SCOTTSDALE       AZ   85255          1            02/26/97         00
    0430173625                           09           04/01/97          0
    2029957                              O            03/01/27
    0


    1563311          369/G02             F          129,600.00         ZZ
                                         360        129,531.03          2
    517 CLEMENTS BRIDGE ROAD           9.125          1,054.47         89
                                       8.875          1,054.47      146,000.00
    BOROUGH OF BARR  NJ   08007          1            02/28/97         01
    0430174268                           05           04/01/97         25
    0060405974                           N            03/01/27
    0


    1563321          253/253             F           77,750.00         ZZ
                                         360         77,701.67          1
    1316 116TH STREET SOUTH            8.375            590.96         85
                                       8.125            590.96       91,500.00
    TACOMA           WA   98444          5            02/25/97         01
    326343                               05           04/01/97         12
    326343                               O            03/01/27
    0


    1563332          480/G02             F           45,500.00         ZZ
                                         360         45,482.40          2
    15474 AVALON AVENUE               10.625            420.46         65
                                      10.375            420.46       70,000.00
1


    CLEARWATER       FL   34620          5            02/26/97         00
    0430175174                           05           04/01/97          0
    2056521                              N            03/01/27
    0


    1563336          514/G02             F          152,000.00         ZZ
                                         360        151,907.92          1
    2217 WARD PARKWAY                  8.500          1,168.75         75
                                       8.250          1,168.75      205,000.00
    FORT WORTH       TX   76110          1            02/28/97         00
    0430173690                           05           04/01/97          0
    359960                               O            03/01/27
    0


    1563337          105/G02             F           68,900.00         ZZ
                                         360         68,859.32          1
    11985 NW 12 STREET                 8.625            535.90         66
                                       8.375            535.90      105,000.00
    PEMBROKE PINES   FL   33026          1            02/28/97         00
    0430173732                           03           04/01/97          0
    1042266                              O            03/01/27
    0


    1563350          757/757             F           69,300.00         ZZ
                                         360         69,300.00          1
    2992 JEFFERSON STREET              9.000            557.61         90
                                       8.750            557.61       77,000.00
    ATLANTA          GA   30341          1            03/07/97         01
    2893113                              05           05/01/97         25
    2893113                              N            04/01/27
    0


    1563364          731/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
    202 WILLOW ROAD                    9.750            734.58         90
                                       9.500            734.58       95,000.00
    PEACHTREE CITY   GA   30269          1            03/07/97         01
    0430175455                           05           05/01/97         25
    3410963676                           N            04/01/27
    0


    1563365          731/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
    200 WILLOW ROAD                    9.750            734.58         90
                                       9.500            734.58       95,000.00
    PEACHTREE CITY   GA   30269          1            03/07/97         01
    0430175448                           05           05/01/97         25
    3410963678                           N            04/01/27
    0
1




    1563366          731/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
    204 WILLOW ROAD                    9.750            734.58         90
                                       9.500            734.58       95,000.00
    PEACHTREE CITY   GA   30269          1            03/07/97         01
    0430175463                           05           05/01/97         25
    3140963677                           N            04/01/27
    0


    1563373          965/G02             F           56,550.00         ZZ
                                         360         56,518.29          1
    711 EASY STREET                    8.875            449.94         65
                                       8.625            449.94       87,000.00
    PAYSON           AZ   85541          5            02/26/97         00
    0430185116                           05           04/01/97          0
    188853                               N            03/01/27
    0


    1563374          765/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
    2168 NORTH AGATE STREET            8.500          1,084.17         74
                                       8.250          1,084.17      191,000.00
    ORANGE           CA   92867          1            03/03/97         00
    0430177840                           05           05/01/97          0
    320897                               O            04/01/27
    0


    1563397          129/G02             F          236,400.00         ZZ
                                         360        236,153.94          1
    3805 RIVER ROAD                    9.250          1,944.81         94
                                       9.000          1,944.81      252,000.00
    HAZEL CREST      IL   60477          1            01/31/97         11
    0430181370                           05           03/01/97         30
    3120018027                           O            02/01/27
    0


    1563403          963/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    5611 COOLIDGE STREET               9.000            450.59         80
                                       8.750            450.59       70,000.00
    HOLLYWOOD        FL   33021          1            03/31/97         10
    0430193078                           05           05/01/97         12
    970075                               N            04/01/27
    0


    1563417          E22/G02             F           40,500.00         ZZ
                                         360         40,479.01          1
1


    402 ROBALO COURT                   9.250            333.18         90
                                       9.000            333.18       45,000.00
    STUART           FL   34996          1            03/03/97         04
    0410354187                           05           04/01/97         25
    410354187                            N            03/01/27
    0


    1563418          E22/G02             F           84,500.00         ZZ
                                         360         84,451.39          1
    19561 HIGHWAY 4                    8.750            664.76         65
                                       8.500            664.76      130,000.00
    JEMEZ SPRINGS    NM   87025          5            02/28/97         00
    0410320444                           05           04/01/97          0
    410320444                            O            03/01/27
    0


    1563420          E22/G02             F           63,000.00         ZZ
                                         360         62,966.47          2
    3471-73 OREGON CT                  9.125            512.59         90
                                       8.875            512.59       70,000.00
    MONROE           MI   48161          1            02/19/97         01
    0410345219                           05           04/01/97         25
    410345219                            N            03/01/27
    0


    1563425          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    1058 WATERFORD DRIVE               9.000            470.70         90
                                       8.750            470.70       65,000.00
    DALLAS           TX   75218          1            03/07/97         04
    0410314058                           05           05/01/97         25
    410314058                            N            04/01/27
    0


    1563428          E22/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    1520 E PARKER RD                   9.500            340.55         90
                                       9.250            340.55       45,000.00
    PLANO            TX   75074          1            03/05/97         10
    0410314603                           05           05/01/97         25
    410314603                            N            04/01/27
    0


    1563436          E22/G02             F          106,000.00         ZZ
                                         360        105,937.42          1
    1036 SW 120 AVENUE                 8.625            824.46         80
                                       8.375            824.46      132,900.00
    DAVIE            FL   33325          1            03/07/97         00
    0410351761                           05           04/01/97          0
1


    410351761                            O            03/01/27
    0


    1563442          E22/G02             F           53,950.00         ZZ
                                         360         53,950.00          1
    94 DRAPER                          9.625            458.57         65
                                       9.375            458.57       83,000.00
    WATERFORD        MI   48328          2            03/08/97         00
    0410363329                           05           05/01/97          0
    410363329                            N            04/01/27
    0


    1563447          E22/G02             F           32,800.00         ZZ
                                         360         32,800.00          1
    8941 NEWBY                        10.000            287.84         80
                                       9.750            287.84       41,000.00
    ST LOUIS         MO   63147          1            03/07/97         23
    0410344634                           05           05/01/97          0
    410344634                            N            04/01/27
    0


    1563458          253/253             F          169,500.00         ZZ
                                         360        169,386.26          1
    4465 PINE HILLS ROAD               8.000          1,243.74         75
                                       7.750          1,243.74      226,000.00
    JULIAN           CA   92036          2            02/25/97         00
    326265                               05           04/01/97          0
    326265                               O            03/01/27
    0


    1563460          069/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    1213 NEWPORT STREET                9.500            544.88         90
                                       9.250            544.88       72,000.00
    LAS VEGAS        NV   89110          1            03/20/97         01
    0430190157                           05           05/01/97         25
    2168789                              N            04/01/27
    0


    1563465          514/G02             F           50,400.00         ZZ
                                         360         50,371.00          1
    737 TIMBEROAKS DRIVE               8.750            396.50         80
                                       8.500            396.50       63,000.00
    AZLE             TX   76020          1            02/27/97         00
    0430179739                           05           04/01/97          0
    669426                               O            03/01/27
    0


1


    1563475          514/G02             F           80,000.00         ZZ
                                         360         79,953.97          1
    2401 SOUTH OAK PARK DRIVE          8.750            629.36         63
                                       8.500            629.36      129,000.00
    DELAND           FL   32724          1            02/28/97         00
    0430176941                           05           04/01/97          0
    360160                               O            03/01/27
    0


    1563476          E19/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    3000 GULF BLVD UNIT #410           9.750          1,288.73         60
                                       9.500          1,288.73      250,000.00
    SOUTH PADRE ISL  TX   78597          1            03/26/97         00
    0430193359                           06           05/01/97          0
    10008782                             N            04/01/27
    0


    1563491          003/G02             F           30,000.00         ZZ
                                         360         29,982.73          1
    5317 BUCKHEAD CIRCLE               8.750            236.02         29
    202                                8.500            236.02      105,000.00
    BOCA RATON       FL   33486          1            02/24/97         00
    0430175505                           01           04/01/97          0
    0003789567                           O            03/01/27
    0


    1563495          180/G02             F           84,600.00         ZZ
                                         360         84,554.98          2
    12127 & 12129 TROULON DRIVE        9.125            688.33         90
                                       8.875            688.33       94,000.00
    HOUSTON          TX   77072          1            02/28/97         04
    0430182022                           05           04/01/97         25
    4763363                              N            03/01/27
    0


    1563497          405/405             F           67,500.00         ZZ
                                         360         67,464.07          1
    19915 330TH AVENUE NORTHEAST       9.125            549.21         90
                                       8.875            549.21       75,000.00
    DUVALL           WA   98019          1            02/27/97         01
    4142071                              05           04/01/97         25
    4142071                              N            03/01/27
    0


    1563498          003/G02             F          168,000.00         ZZ
                                         360        167,910.59          4
    825 MONROE DRIVE NE                9.125          1,366.91         80
                                       8.875          1,366.91      210,000.00
1


    ATLANTA          GA   30308          1            02/27/97         10
    0430175521                           05           04/01/97         12
    0003791357                           N            03/01/27
    0


    1563505          514/G02             F           51,930.00         ZZ
                                         360         51,901.64          1
    1256 NORTHRIDGE ROAD               9.000            417.84         90
                                       8.750            417.84       57,700.00
    COLUMBUS         OH   43224          1            02/21/97         01
    0430176057                           05           04/01/97         30
    360059                               N            03/01/27
    0


    1563515          514/G02             F           57,200.00         ZZ
                                         360         57,167.93          1
    3321 NORTHWEST 49TH TERRACE        8.875            455.11         80
                                       8.625            455.11       71,500.00
    GAINESVILLE      FL   32606          1            02/28/97         01
    0430176180                           05           04/01/97         12
    359909                               N            03/01/27
    0


    1563524          737/G02             F           58,000.00         ZZ
                                         360         57,967.49          1
    8908 N 105TH DRIVE                 8.875            461.47         75
                                       8.625            461.47       77,500.00
    PEORIA           AZ   85345          2            02/25/97         00
    0430176891                           05           04/01/97          0
    512475                               O            03/01/27
    0


    1563530          766/G02             F           41,500.00         ZZ
                                         360         41,500.00          1
    1200 S W 125TH AVE                 9.375            345.18         79
    #403 L                             9.125            345.18       53,000.00
    PEMBROKE PINES   FL   33027          1            03/06/97         00
    0430177782                           01           05/01/97          0
    97SG0060                             O            04/01/27
    0


    1563534          766/G02             F           40,000.00         ZZ
                                         360         39,979.26          1
    320 A LAKEWOOD CIRCLE              9.250            329.07         55
                                       9.000            329.07       73,000.00
    MARGATE          FL   33063          5            02/21/97         00
    0430184002                           09           04/01/97          0
    97DA0072                             N            03/01/27
    0
1




    1563550          896/G02             F          159,900.00         ZZ
                                         360        159,900.00          1
    2036 CRESTHAVEN WALK               8.500          1,229.49         80
                                       8.250          1,229.49      199,900.00
    WOODSTOCK        GA   30189          1            03/28/97         00
    0430191114                           03           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1563706          664/G02             F          125,250.00         ZZ
                                         360        125,250.00          1
    8654 COUNTRY CROSSINGS STREET      8.875            996.55         75
                                       8.625            996.55      167,000.00
    LAS VEGAS        NV   89123          1            03/03/97         00
    0430183913                           03           05/01/97          0
    2156073                              N            04/01/27
    0


    1563792          664/G02             F          111,750.00         ZZ
                                         360        111,750.00          1
    8648 COUNTRY CROSSINGS STREET      8.875            889.14         75
                                       8.625            889.14      149,000.00
    LAS VEGAS        NV   89123          1            03/03/97         00
    0430183939                           03           05/01/97          0
    2156065                              N            04/01/27
    0


    1563794          664/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    8660 COUNTRY CROSSINGS STREET      8.875          1,050.26         75
                                       8.625          1,050.26      176,000.00
    LAS VEGAS        NV   89123          1            03/03/97         00
    0430183921                           03           05/01/97          0
    2156081                              N            04/01/27
    0


    1563795          927/G02             F          162,000.00         ZZ
                                         360        161,901.86          1
    6255 COPPER PENNY DRIVE            8.500          1,245.64         77
                                       8.250          1,245.64      212,000.00
    RENO             NV   89509          1            02/18/97         00
    0430176529                           09           04/01/97          0
    265405                               O            03/01/27
    0


    1563797          776/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
1


    203 BASELINE ROAD                  9.000          1,247.17         54
                                       8.750          1,247.17      290,000.00
    BELLEVUE         ID   83313          5            03/04/97         00
    0430179150                           05           05/01/97          0
    2543064                              O            04/01/27
    0


    1563800          637/G02             F          102,400.00         ZZ
                                         360        102,344.06          1
    2323 FAIRWAY DRIVE SOUTH           9.000            823.94         80
                                       8.750            823.94      128,600.00
    PLANT CITY       FL   33567          1            02/27/97         00
    0430175919                           09           04/01/97          0
    3010253                              O            03/01/27
    0


    1563803          961/G02             F          237,250.00         ZZ
                                         360        237,250.00          1
    10079 WESTWANDA DRIVE              8.750          1,866.45         65
    BEVERLY HILLS AREA                 8.500          1,866.45      365,000.00
    LOS ANGELES      CA   90210          2            03/03/97         00
    0430176347                           05           05/01/97          0
    09109725                             N            04/01/27
    0


    1563804          450/450             F          142,500.00         ZZ
                                         360        142,500.00          2
    2700-2701 ABBOTT RD                8.750          1,121.05         95
                                       8.500          1,121.05      150,000.00
    MIDLAND          MI   48642          1            03/07/97         10
    3260734                              05           05/01/97         30
    3260734                              O            04/01/27
    0


    1563813          568/G02             F           71,100.00         ZZ
                                         360         71,100.00          2
    708 & 710 N 10TH STREET            9.500            597.85         90
                                       9.250            597.85       79,000.00
    LAS VEGAS        NV   89101          1            03/04/97         01
    0430176487                           05           05/01/97         25
    808443L                              N            04/01/27
    0


    1563836          910/G02             F          114,750.00         ZZ
                                         360        114,750.00          1
    8056 SOUTH LAGUNA DRIVE            8.625            892.51         85
                                       8.375            892.51      135,000.00
    WEST JORDAN      UT   84088          1            03/21/97         01
    0430190108                           05           05/01/97         20
1


    477519                               N            04/01/27
    0


    1563849          561/G02             F           45,500.00         ZZ
                                         360         45,477.02          2
    117/119 N EUCLID AVENUE            9.375            378.45         70
                                       9.125            378.45       65,500.00
    INDIANAPOLIS     IN   46201          5            02/27/97         00
    0430175638                           05           04/01/97          0
    8988396                              N            03/01/27
    0


    1563860          638/G02             F           92,700.00         ZZ
                                         360         92,650.67          1
    717 DANA STREET                    9.125            754.24         81
                                       8.875            754.24      115,000.00
    REDLANDS         CA   92373          1            02/14/97         10
    0430184234                           05           04/01/97         25
    8619683                              N            03/01/27
    0


    1563902          758/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    2316 GREEN TEE DRIVE               8.500            953.45         80
                                       8.250            953.45      155,000.00
    PEARLAND         TX   77581          1            03/12/97         00
    0430185462                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1563904          405/405             F           46,400.00         ZZ
                                         360         46,376.56          1
    6809 WEAVER STREET                 9.375            385.94         80
                                       9.125            385.94       58,000.00
    RIVERSIDE        CA   92504          1            02/24/97         10
    4125589                              05           04/01/97         12
    4125589                              N            03/01/27
    0


    1563905          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    590 SOMOA LANE                     8.000            561.33         80
                                       7.750            561.33       96,000.00
    LATHROP          CA   95330          2            03/05/97         23
    0410276604                           05           05/01/97          0
    410276604                            N            04/01/27
    0


1


    1563924          E22/G02             F          216,000.00         T
                                         360        216,000.00          1
    543 HIBISCUS DRIVE                 9.375          1,796.58         80
                                       9.125          1,796.58      270,000.00
    HALLANDALE       FL   33009          1            03/10/97         95
    0410354518                           05           05/01/97          0
    410354518                            O            04/01/27
    0


    1563926          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          2
    15208 FLAMINGO DR SOUTH            8.750            975.51         80
                                       8.500            975.51      155,000.00
    AUSTIN           TX   78734          1            03/07/97         00
    0410324974                           05           05/01/97          0
    410324974                            O            04/01/27
    0


    1563933          E22/G02             F           39,600.00         ZZ
                                         360         39,600.00          1
    165 WEST 5TH STREET                9.500            332.98         90
                                       9.250            332.98       44,000.00
    KEMAH            TX   77565          1            03/07/97         01
    0410312854                           05           05/01/97         25
    410312854                            N            04/01/27
    0


    1563940          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
    1707 GLASTONBERRY ROAD             8.750          1,667.80         80
                                       8.500          1,667.80      265,000.00
    POTOMAC          MD   20854          1            03/10/97         00
    0410375471                           05           05/01/97          0
    410375471                            O            04/01/27
    0


    1563942          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          4
    1411-1413 RURAL ST.                9.250            740.41         75
                                       9.000            740.41      120,000.00
    ROCKFORD         IL   61107          1            03/13/97         00
    0410206122                           05           05/01/97          0
    410206122                            N            04/01/27
    0


    1563949          E22/G02             F           33,300.00         ZZ
                                         360         33,300.00          2
    9707 NORTH 15TH STREET             9.500            280.00         90
                                       9.250            280.00       37,000.00
1


    TAMPA            FL   33612          1            03/04/97         04
    0410352728                           05           05/01/97         25
    410352728                            N            04/01/27
    0


    1563952          E22/G02             F           62,550.00         ZZ
                                         360         62,550.00          1
    890 NASH                           9.125            508.93         90
                                       8.875            508.93       69,500.00
    YPSILANTI        MI   48198          1            03/10/97         04
    0410363139                           05           05/01/97         25
    410363139                            N            04/01/27
    0


    1563955          E22/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    819 GATES                          9.375            336.86         90
                                       9.125            336.86       45,000.00
    YPSILANTI        MI   48198          1            03/10/97         04
    0410363238                           05           05/01/97         25
    410363238                            N            04/01/27
    0


    1563958          E22/G02             F           29,700.00         ZZ
                                         360         29,700.00          2
    16524 BURNSIDE AVE                10.000            260.64         90
                                       9.750            260.64       33,000.00
    CLEVELAND        OH   44111          1            03/07/97         04
    0410356760                           05           05/01/97         25
    410356760                            N            04/01/27
    0


    1563960          E22/G02             F           75,200.00         ZZ
                                         360         75,200.00          3
    1570 NW 58TH TERRACE               9.000            605.08         80
                                       8.750            605.08       94,000.00
    SUNRISE          FL   33313          1            03/11/97         00
    0410353007                           05           05/01/97          0
    410353007                            O            04/01/27
    0


    1563963          E22/G02             F          144,900.00         ZZ
                                         360        144,900.00          1
    5700 DEAN ROAD                     9.000          1,165.90         90
                                       8.750          1,165.90      161,000.00
    OVIEDO           FL   32765          1            03/07/97         12
    0410351886                           05           05/01/97         25
    410351886                            N            04/01/27
    0
1




    1563971          E22/G02             F          132,750.00         ZZ
                                         360        132,750.00          1
    16161 ELIZABETH                    8.875          1,056.22         75
                                       8.625          1,056.22      177,000.00
    BEVERLY HILLS    MI   48025          5            03/05/97         00
    0410362529                           05           05/01/97          0
    410362529                            O            04/01/27
    0


    1563972          E22/G02             F           61,200.00         ZZ
                                         360         61,200.00          3
    931-933-935 MARKET STREET          9.625            520.19         90
                                       9.375            520.19       68,000.00
    WEST PALM BEACH  FL   33401          1            03/10/97         04
    0410352769                           05           05/01/97         25
    410352769                            N            04/01/27
    0


    1563973          455/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    614 SHERRY LANE                    9.250            518.29         70
                                       9.000            518.29       90,000.00
    LOGANVILLE       GA   30249          5            03/05/97         00
    0430176396                           05           05/01/97          0
    54853                                N            04/01/27
    0


    1563976          455/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    351 LEE BYRD RD                    9.250            518.29         70
                                       9.000            518.29       90,000.00
    LOGANVILLE       GA   30249          5            03/05/97         00
    0430176388                           05           05/01/97          0
    54799                                N            04/01/27
    0


    1563980          737/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
    101 SUNNY LANE                     9.250            429.44         90
                                       9.000            429.44       58,000.00
    COMMERCE         GA   30529          1            03/07/97         01
    0430182774                           05           05/01/97         25
    559412                               N            04/01/27
    0


    1563994          F34/G02             F          100,000.00         ZZ
                                         240        100,000.00          1
1


    15570 NW 12TH PLACE                8.375            859.93         56
                                       8.125            859.93      180,473.00
    PEMBROKE PINES   FL   33028          1            03/12/97         00
    0430176933                           03           05/01/97          0
    9700139                              O            04/01/17
    0


    1564028          229/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    2937 VEGAS DRIVE                   8.875            556.96         70
                                       8.625            556.96      100,000.00
    LAS VEGAS        NV   89106          5            03/21/97         00
    0430194183                           05           05/01/97          0
    7420037                              N            04/01/27
    0


    1564030          E18/G02             F           25,100.00         ZZ
                                         360         25,100.00          1
    6545 REEDLAND STREET               9.500            211.06         90
                                       9.250            211.06       28,000.00
    PHILADELPHIA     PA   19142          1            03/31/97         01
    0430191536                           05           05/01/97         25
    3100                                 N            04/01/27
    0


    1564035          A33/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    5128 WOODMARK DRIVE                9.250            355.40         90
                                       9.000            355.40       48,000.00
    FT WAYNE         IN   46815          1            03/21/97         04
    0430188854                           01           05/01/97         25
    009037246                            O            04/01/27
    0


    1564038          H05/H05             F          148,000.00         ZZ
                                         360        148,000.00          1
    LOT 65 BUCKHORN DRIVE              8.875          1,177.56         80
                                       8.625          1,177.56      185,000.00
    MILLERSBURG      OH   44654          1            03/21/97         00
    271705770                            05           05/01/97          0
    271705770                            O            04/01/27
    0


    1564076          G32/G32             F          120,000.00         ZZ
                                         360        120,000.00          1
    5849 N KOSTNER AVENUE              8.375            912.09         80
                                       8.125            912.09      150,000.00
    CHICAGO          IL   60646          1            03/13/97         00
    1000054                              05           05/01/97          0
1


    1000054                              O            04/01/27
    0


    1564077          G32/G32             F          207,000.00         ZZ
                                         360        207,000.00          3
    5958 S NARRAGANSETT                9.375          1,721.73         90
                                       9.125          1,721.73      230,000.00
    CHICAGO          IL   60638          1            03/12/97         10
    1000112                              09           05/01/97         25
    1000112                              N            04/01/27
    0


    1564082          975/G02             F          399,000.00         ZZ
                                         360        399,000.00          1
    18915 CADDINGTON CIRCLE            9.000          3,210.44         75
                                       8.750          3,210.44      532,000.00
    HUNTINGTON BEAC  CA   92648          1            03/10/97         00
    0430178590                           03           05/01/97          0
    970259                               O            04/01/27
    0


    1564084          E38/G02             F           67,500.00         ZZ
                                         360         67,463.13          1
    6135 NORTH 4700 WEST               9.000            543.12         90
                                       8.750            543.12       75,000.00
    BEAR RIVER CITY  UT   84301          1            02/19/97         04
    0430185124                           05           04/01/97         25
    970661                               N            03/01/27
    0


    1564089          E19/G02             F          199,200.00         ZZ
                                         360        199,200.00          4
    6949 KITTYHAWK AVENUE              8.875          1,584.93         80
                                       8.625          1,584.93      249,000.00
    LOS ANGELES      CA   90045          1            03/11/97         10
    0430181032                           05           05/01/97         12
    100017202                            N            04/01/27
    0


    1564097          201/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    RT 1 BOX 462 FM 2450               9.000            253.46         90
                                       8.750            253.46       35,000.00
    SANGER           TX   76266          1            03/06/97         04
    0430173245                           05           05/01/97         25
    8800972005                           N            04/01/27
    0


1


    1564102          F30/G02             F           57,000.00         ZZ
                                         360         56,967.21          1
    1417 SOUTH 500 EAST                8.750            448.42         56
                                       8.500            448.42      103,000.00
    SALT LAKE CITY   UT   84105          5            02/27/97         00
    0430177543                           05           04/01/97          0
    10433                                O            03/01/27
    0


    1564103          765/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
    6231 GREEN VALLEY CIRCLE           8.625            852.46         80
                                       8.375            852.46      137,000.00
    CULVER CITY      CA   90230          1            03/06/97         00
    0430176503                           01           05/01/97          0
    321065                               O            04/01/27
    0


    1564107          076/076             F           54,800.00         ZZ
                                         360         54,745.87          1
    1620 CLOVER STREET                 9.500            460.79         90
                                       9.250            460.79       60,895.00
    MANDEVILLE       LA   70448          1            01/30/97         11
    6837582                              05           03/01/97         25
    6837582                              N            02/01/27
    0


    1564116          076/076             F           33,300.00         ZZ
                                         360         33,153.44          1
    1352 ST. MICHAEL AVENUE            9.375            276.97         90
                                       9.125            276.97       37,000.00
    EAST POINT       GA   30344          1            01/30/97         12
    6832872                              05           03/01/97         25
    6832872                              N            02/01/27
    0


    1564118          076/076             F           20,400.00         ZZ
                                         360         20,378.76          1
    3609 PINE AVENUE                   9.250            167.83         90
                                       9.000            167.83       22,700.00
    WACO             TX   76708          1            01/15/97         10
    6792672                              05           03/01/97         25
    6792672                              N            02/01/27
    0


    1564121          076/076             F          300,000.00         ZZ
                                         360        299,635.21          1
    4085 SOM CENTER ROAD               8.500          2,306.75         72
                                       8.250          2,306.75      422,000.00
1


    MORELAND HILLS   OH   44022          2            01/20/97         00
    7073957                              05           03/01/97          0
    7073957                              O            02/01/27
    0


    1564122          076/076             F           53,900.00         ZZ
                                         360         53,839.33          1
    2126 DRIFTWOOD LANE                8.875            428.86         70
                                       8.625            428.86       77,000.00
    PUEBLO           CO   81005          5            01/23/97         00
    6835352                              05           03/01/97          0
    6835352                              N            02/01/27
    0


    1564123          076/076             F           44,900.00         ZZ
                                         360         44,854.46          1
    2105 MEMPHIS DRIVE                 9.375            373.46         90
                                       9.125            373.46       49,900.00
    NORMAN           OK   73071          1            01/10/97         10
    6792762                              05           03/01/97         25
    6792762                              N            02/01/27
    0


    1564124          076/076             F          163,400.00         ZZ
                                         360        163,190.90          1
    2603 WOODSVIEW DRIVE               8.250          1,227.57         75
                                       8.000          1,227.57      217,900.00
    BENSALEM         PA   19020          1            01/24/97         00
    6822972                              05           03/01/97          0
    6822972                              O            02/01/27
    0


    1564126          076/076             F           52,200.00         ZZ
                                         360         52,142.77          1
    529 HIGHTRAIL DRIVE                9.000            420.01         90
                                       8.750            420.01       58,000.00
    ALLEN            TX   75002          1            01/30/97         10
    6798882                              05           03/01/97         25
    6798882                              N            02/01/27
    0


    1564127          076/076             F          308,000.00         ZZ
                                         360        307,653.38          1
    1210 CLOVE STREET                  8.875          2,450.59         80
                                       8.625          2,450.59      385,000.00
    SAN DIEGO        CA   92106          2            01/17/97         00
    7074178                              05           03/01/97          0
    7074178                              O            02/01/27
    0
1




    1564136          076/076             F           41,400.00         ZZ
                                         360         41,356.90          1
    53 FORD STREET                     9.250            340.59         90
                                       9.000            340.59       46,000.00
    REVERE           MA   02151          1            01/07/97         10
    680462                               05           03/01/97         25
    680462                               N            02/01/27
    0


    1564138          076/076             F          148,500.00         ZZ
                                         360        148,353.34          1
    18205 S W CHEYENNE WAY             9.500          1,248.67         90
                                       9.250          1,248.67      165,000.00
    TUALATIN         OR   97062          1            01/08/97         10
    6811162                              03           03/01/97         25
    6811162                              N            02/01/27
    0


    1564141          076/076             F           72,000.00         ZZ
                                         360         71,916.84          1
    238 CENTER CHURCH ROAD             8.750            566.43         58
                                       8.500            566.43      126,000.00
    MCMURRAY         PA   15317          2            01/27/97         00
    7074555                              05           03/01/97          0
    7074555                              O            02/01/27
    0


    1564143          076/076             F           47,250.00         ZZ
                                         360         47,191.07          1
    5005 GEORGI LANE #129              8.375            359.13         90
                                       8.125            359.13       52,500.00
    HOUSTON          TX   77092          1            01/28/97         10
    6812942                              01           03/01/97         25
    6812942                              N            02/01/27
    0


    1564146          076/076             F           51,750.00         ZZ
                                         360         51,697.51          1
    3687 OAKWOOD MANOR                 9.375            430.44         75
                                       9.125            430.44       69,000.00
    DECATUR          GA   30032          1            01/20/97         00
    6819892                              05           03/01/97          0
    6819892                              N            02/01/27
    0


    1564155          076/076             F           37,800.00         ZZ
                                         360         37,761.67          1
1


    3851 ENOLA GAY AVENUE              9.375            314.40         90
                                       9.125            314.40       42,000.00
    DALLAS           TX   75227          1            01/30/97         04
    6857862                              05           03/01/97         25
    6857862                              N            02/01/27
    0


    1564163          076/076             F          112,000.00         ZZ
                                         360        111,750.82          1
    26 AMBER LANE                      9.125            911.27         70
                                       8.875            911.27      160,000.00
    LEVITTOWN        NY   11756          2            01/27/97         00
    7073386                              05           03/01/97          0
    7073386                              O            02/01/27
    0


    1564169          076/076             F           53,100.00         ZZ
                                         360         53,043.27          1
    2055 ORMOND AVE                    9.125            432.04         90
                                       8.875            432.04       59,000.00
    COLUMBUS         OH   43224          1            01/15/97         12
    7072683                              05           03/01/97         25
    7072683                              N            02/01/27
    0


    1564176          076/076             F           90,000.00         ZZ
                                         360         89,903.85          1
    10050 BERNHARDT DRIVE              9.125            732.27         90
                                       8.875            732.27      100,000.00
    OAKLAND          CA   94603          1            01/29/97         04
    017071990                            05           03/01/97         25
    017071990                            N            02/01/27
    0


    1564181          076/076             F           69,200.00         ZZ
                                         360         69,091.52          2
    1219 W TILGHMAN STREET             9.250            569.30         90
                                       9.000            569.30       76,900.00
    ALLENTOWN        PA   18102          1            12/30/96         04
    4204                                 05           02/01/97         25
    4204                                 N            01/01/27
    0


    1564182          076/076             F           55,800.00         ZZ
                                         360         55,712.53          1
    6114 TERRY DRIVE                   9.250            459.06         90
                                       9.000            459.06       62,000.00
    NASHVILLE        TN   37209          1            12/20/96         10
    6728852                              05           02/01/97         25
1


    6728852                              N            01/01/27
    0


    1564184          076/076             F           74,100.00         ZZ
                                         360         74,012.17          1
    5 CAMBRIDGE PLACE                  8.625            576.35         95
                                       8.375            576.35       78,000.00
    CATASAUQUA BORO  PA   18032          2            01/09/97         10
    17070944                             05           03/01/97         30
    17070944                             O            02/01/27
    0


    1564187          076/076             F           61,200.00         ZZ
                                         360         60,772.66          1
    6060 ROOSEVELT BOULEVARD           8.875            486.94         90
                                       8.625            486.94       68,000.00
    PHILADELPHIA     PA   19149          1            01/16/97         01
    6761522                              07           03/01/97         25
    6761522                              N            02/01/27
    0


    1564190          076/076             F           29,650.00         ZZ
                                         360         29,603.53          1
    6333 WASHINGTON STREET             9.250            243.92         90
                                       9.000            243.92       32,980.00
    UNION CITY       GA   30291          1            12/26/96         01
    6765422                              05           02/01/97         25
    6765422                              N            01/01/27
    0


    1564202          964/G02             F           94,250.00         ZZ
                                         360         94,189.90          1
    1937 LA VILLA ROSE CT.             8.250            708.07         65
                                       8.000            708.07      145,000.00
    MODESTO          CA   95350          2            02/19/97         00
    0430175133                           05           04/01/97          0
    22945                                O            03/01/27
    0


    1564207          964/G02             F          144,000.00         ZZ
                                         360        143,912.76          1
    1583 VALLEJO STREET                8.500          1,107.24         80
                                       8.250          1,107.24      180,000.00
    SEASIDE          CA   93955          2            02/21/97         00
    0430175513                           05           04/01/97          0
    22730                                O            03/01/27
    0


1


    1564228          E22/G02             F           39,000.00         ZZ
                                         360         39,000.00          1
    1113 CONE AVENUE                   9.375            324.38         62
                                       9.125            324.38       63,000.00
    PINEVILLE        NC   28134          5            03/13/97         00
    0410353163                           05           05/01/97          0
    410353163                            N            04/01/27
    0


    1564232          E22/G02             F           44,000.00         ZZ
                                         360         43,980.54          2
    334 A & B MILL CREEK              10.000            386.13         52
                                       9.750            386.13       86,000.00
    CHESTERFIELD     IN   46017          5            02/18/97         00
    0410279913                           05           04/01/97          0
    410279913                            N            03/01/27
    0


    1564233          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    1003 HONEYSUCKLE LANE              8.750          1,195.78         59
                                       8.500          1,195.78      260,000.00
    LOUISVILLE       CO   80027          5            03/06/97         00
    0410368476                           05           05/01/97          0
    410368476                            O            04/01/27
    0


    1564234          E22/G02             F           46,000.00         ZZ
                                         360         45,979.65          2
    317 A & B MILL CREEK              10.000            403.68         54
                                       9.750            403.68       86,000.00
    CHESTERFIELD     IN   46017          5            02/18/97         00
    0410279921                           05           04/01/97          0
    410279921                            N            03/01/27
    0


    1564235          E22/G02             F           49,000.00         ZZ
                                         360         49,000.00          1
    39676 MEADOWOOD LOOP               8.875            389.87         70
                                       8.625            389.87       70,000.00
    ZEPHYRHILLS      FL   33541          2            03/12/97         00
    0410353064                           05           05/01/97          0
    410353064                            N            04/01/27
    0


    1564240          E22/G02             F           87,500.00         T
                                         360         87,500.00          1
    3028 BLOOMSBURY DRIVE              9.250            719.84         77
                                       9.000            719.84      115,000.00
1


    KISSIMMEE        FL   34747          2            03/05/97         95
    0410352488                           05           05/01/97          0
    410352488                            O            04/01/27
    0


    1564243          E22/G02             F           42,400.00         ZZ
                                         360         42,400.00          1
    3 MCLENDON DRIVE                   9.000            341.16         80
                                       8.750            341.16       53,000.00
    GREENVILLE       SC   29611          1            03/11/97         00
    0410354286                           05           05/01/97          0
    410354286                            O            04/01/27
    0


    1564248          E22/G02             F           57,750.00         ZZ
                                         360         57,750.00          1
    20367 IVY HILL LANE                8.875            459.48         55
                                       8.625            459.48      105,000.00
    YORBA LINDA      CA   92886          5            03/07/97         00
    0410295919                           01           05/01/97          0
    410295919                            N            04/01/27
    0


    1564266          766/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    2721 S W 20 STREET                 9.000            804.62         60
                                       8.750            804.62      168,500.00
    MIAMI            FL   33145          5            03/06/97         00
    0430177451                           05           05/01/97          0
    96RC057                              O            04/01/27
    0


    1564268          624/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
    6205 ROWAN ROAD                    8.500            784.29         80
                                       8.250            784.29      127,500.00
    FLORENCE         MT   59833          1            03/24/97         00
    0430192401                           05           05/01/97          0
    76000270103                          O            04/01/27
    0


    1564273          766/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
    4010 GALT OCEAN DR                 9.750            564.46         90
    209                                9.500            564.46       73,000.00
    FORT LAUDERDALE  FL   33308          1            03/10/97         04
    0430180935                           06           05/01/97         25
    97DA0046                             N            04/01/27
    0
1




    1564280          225/225             F           53,000.00         ZZ
                                         360         52,969.50          1
    21407 PARK BISHOP DRIVE            8.750            416.96         90
                                       8.500            416.96       59,500.00
    KATY             TX   77450          1            02/27/97         04
    803848800                            03           04/01/97         25
    803848800                            N            03/01/27
    0


    1564285          225/225             F          147,000.00         ZZ
                                         360        146,915.43          1
    334 FAIRVIEW COURT                 8.750          1,156.45         80
                                       8.500          1,156.45      183,785.00
    COPPELL          TX   75019          1            02/27/97         00
    803766800                            05           04/01/97          0
    803766800                            O            03/01/27
    0


    1564288          B75/G02             F          119,200.00         ZZ
                                         360        119,127.79          1
    920 N E 34 STREET                  8.500            916.54         80
                                       8.250            916.54      149,000.00
    OAKLAND PARK     FL   33334          1            02/26/97         00
    0430183533                           05           04/01/97          0
    2916294                              O            03/01/27
    0


    1564298          E45/G02             F           49,600.00         ZZ
                                         360         49,600.00          1
    5560 SE 20TH ST                    8.750            390.20         80
                                       8.500            390.20       62,000.00
    OCALA            FL   34471          1            03/14/97         01
    0430182170                           05           05/01/97         12
    UNKNOWN                              N            04/01/27
    0


    1564306          018/G02             F           86,850.00         ZZ
                                         360         86,800.03          4
    8503 COLONY LOOP DRIVE             8.750            683.25         90
                                       8.500            683.25       96,500.00
    AUSTIN           TX   78724          1            02/27/97         10
    0430181487                           05           04/01/97         25
    UNKNOWN                              N            03/01/27
    0


    1564391          664/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
1


    11825 SW CHESHIRE ROAD             8.500            978.06         80
                                       8.250            978.06      159,000.00
    BEAVERTON        OR   97008          1            03/01/97         00
    0430177378                           05           05/01/97          0
    2249845                              O            04/01/27
    0


    1564401          076/076             F           66,550.00         ZZ
                                         360         66,464.83          1
    3113 WAYFARER ROAD                 8.250            499.97         80
                                       8.000            499.97       83,200.00
    BEDFORD          TX   76021          1            01/06/97         00
    6778692                              05           03/01/97          0
    6778692                              O            02/01/27
    0


    1564404          633/G02             F          253,000.00         ZZ
                                         360        252,842.75          1
    1211 THERESA AVENUE                8.375          1,922.98         91
                                       8.125          1,922.98      280,000.00
    CAMPBELL         CA   95008          2            02/25/97         01
    0430186379                           05           04/01/97         30
    675825                               O            03/01/27
    0


    1564406          731/G02             F          114,400.00         ZZ
                                         360        114,400.00          1
    10617 ELMCREST STREET              8.250            859.45         80
                                       8.000            859.45      143,000.00
    EL MONTE         CA   91731          2            03/06/97         00
    0430179184                           05           05/01/97          0
    412610592                            O            04/01/27
    0


    1564411          664/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    996 SOUTH 1000 EAST                9.000          1,086.25         90
                                       8.750          1,086.25      150,000.00
    OREM             UT   84058          1            03/03/97         04
    0430177352                           05           05/01/97         25
    2268746                              N            04/01/27
    0


    1564412          927/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    3691 GLEN ECHO COURT               8.375          1,102.11         66
                                       8.125          1,102.11      220,000.00
    RENO             NV   89509          1            03/03/97         00
    0430179804                           03           05/01/97          0
1


    265249                               O            04/01/27
    0


    1564424          909/G02             F          142,500.00         ZZ
                                         360        142,500.00          4
    3325, 3327, 3329 EAST 14TH ST      8.875          1,133.79         75
    AND 1403 REDONDO AVENUE            8.625          1,133.79      190,000.00
    LONG BEACH       CA   90804          1            03/05/97         00
    0430177907                           05           05/01/97          0
    6004346                              N            04/01/27
    0


    1564437          076/076             F          112,500.00         ZZ
                                         360        112,309.35          1
    7 BOIE AVENUE                      8.875            895.11         90
                                       8.625            895.11      125,000.00
    AMESBURY         MA   01913          1            12/27/96         12
    7066185                              05           02/01/97         25
    7066185                              N            01/01/27
    0


    1564449          076/076             F           55,000.00         ZZ
                                         360         54,929.61          1
    21 CHAUNCY STREET #43              8.250            413.20         46
                                       8.000            413.20      122,000.00
    CAMBRIDGE        MA   02138          2            01/31/97         00
    1236443                              01           03/01/97          0
    1236443                              N            02/01/27
    0


    1564450          076/076             F           70,000.00         ZZ
                                         360         69,868.53          1
    8 CUMMINGS ROAD                    8.375            532.06         47
                                       8.125            532.06      150,000.00
    MERRIMACK        NH   03054          2            12/16/96         00
    1246573                              05           02/01/97          0
    1246573                              O            01/01/27
    0


    1564452          076/076             F           43,800.00         ZZ
                                         360         43,741.02          1
    21 CHAUNCY STREET                  8.000            321.39         37
    UNIT 33                            7.750            321.39      120,000.00
    CAMBRIDGE        MA   02138          2            01/31/97         00
    1246813                              01           03/01/97          0
    1246813                              N            02/01/27
    0


1


    1564453          076/076             F          140,000.00         ZZ
                                         360        139,756.59          1
    10001 MILLSPAUGH WAY               8.750          1,101.38         64
                                       8.500          1,101.38      220,000.00
    OKLAHOMA CITY    OK   73099          2            12/23/96         00
    5640702                              03           02/01/97          0
    5640702                              O            01/01/27
    0


    1564455          076/076             F           71,000.00         ZZ
                                         360         70,911.41          1
    114 DEVONSHIRE DRIVE               8.375            539.66         63
                                       8.125            539.66      113,000.00
    CHESHIRE         MA   01225          2            01/10/97         00
    5962742                              05           03/01/97          0
    5962742                              O            02/01/27
    0


    1564458          129/G02             F          223,000.00         ZZ
                                         360        222,854.13          1
    5250 ROLLINGBROOK CT NE            8.125          1,655.77         66
                                       7.875          1,655.77      338,000.00
    ADA              MI   49301          2            02/24/97         00
    0430181404                           05           04/01/97          0
    3020074310                           O            03/01/27
    0


    1564462          076/076             F           51,300.00         ZZ
                                         360         51,223.70          1
    570 BROWN ST                       9.500            431.36         90
                                       9.250            431.36       57,000.00
    AKRON            OH   44311          1            12/26/96         04
    6569592                              05           02/01/97         25
    6569592                              N            01/01/27
    0


    1564466          076/076             F          214,500.00         ZZ
                                         360        214,072.94          1
    78 MOSS ROCK COURT                 9.500          1,803.63         69
                                       9.250          1,803.63      315,000.00
    DIVIDE           CO   80814          2            11/04/96         00
    6625642                              05           01/01/97          0
    6625642                              O            12/01/26
    0


    1564498          A46/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    1056 NW 6TH PLACE                  8.500            359.85         90
                                       8.250            359.85       52,000.00
1


    MOORE            OK   73160          1            03/25/97         10
    0430194829                           05           05/01/97         30
    UNKNOWN                              N            04/01/27
    0


    1564534          F03/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
    1954 GOMEZ DRIVE SOUTH WEST        9.000            572.09         90
                                       8.750            572.09       79,000.00
    LOS LUNAS        NM   87031          1            03/26/97         01
    0430189472                           07           05/01/97         25
    DEN10684                             N            04/01/27
    0


    1564544          526/G02             F           49,600.00         ZZ
                                         360         49,575.60          1
    8812 FORD AVENUE                   9.500            417.07         80
                                       9.250            417.07       62,000.00
    KANSAS CITY      MO   64138          5            02/18/97         00
    0430180950                           05           04/01/97          0
    0165946                              O            03/01/27
    0


    1564552          526/G02             F           22,500.00         ZZ
                                         360         22,500.00          1
    3141 WEYMOUTH STREET               8.750            177.01         90
                                       8.500            177.01       25,000.00
    PHILADELPHIA     PA   19134          1            03/05/97         04
    0430180968                           05           05/01/97         25
    0166888                              N            04/01/27
    0


    1564554          405/405             F           51,100.00         ZZ
                                         360         51,069.04          1
    1547 LARDNER STREET                8.500            392.92         80
                                       8.250            392.92       63,900.00
    PHILADELPHIA     PA   19494          1            02/25/97         00
    4130985                              05           04/01/97          0
    4130985                              O            03/01/27
    0


    1564628          G51/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    2124 SHERIMAR STREET               9.250            814.45         75
                                       9.000            814.45      132,000.00
    LONGMONT         CO   80501          5            03/28/97         00
    0430192765                           05           05/01/97          0
    UNKNOWN                              N            04/01/27
    0
1




    1564645          731/G02             F          147,800.00         ZZ
                                         360        147,800.00          1
    344 LOCKWOOD TRAIL                 8.375          1,123.39         82
                                       8.125          1,123.39      182,000.00
    LAWRENCEVILLE    GA   30245          5            03/07/97         01
    0430180927                           05           05/01/97         12
    3140663435                           O            04/01/27
    0


    1564655          003/G02             F           57,500.00         ZZ
                                         360         57,500.00          1
    106A/B RIDGEVIEW CIRCLE            9.250            473.04         75
                                       9.000            473.04       77,500.00
    CUMMING          GA   30130          1            03/14/97         00
    0430179200                           05           05/01/97          0
    0003827938                           N            04/01/27
    0


    1564663          927/G02             F          244,000.00         ZZ
                                         360        243,848.34          1
    9530 THOROUGHBRED DRIVE            8.375          1,854.58         80
                                       8.125          1,854.58      305,000.00
    COLORADO SPRING  CO   80908          2            02/21/97         00
    0430186502                           05           04/01/97          0
    295204                               O            03/01/27
    0


    1564664          286/286             F          112,050.00         ZZ
                                         360        111,983.84          1
    5302 ASPEN STREET                  8.625            871.52         90
                                       8.375            871.52      124,500.00
    BELLAIRE         TX   77401          1            02/25/97         10
    09162779                             05           04/01/97         25
    09162779                             N            03/01/27
    0


    1564665          862/G02             F           50,800.00         ZZ
                                         360         50,770.01          1
    10080 EAST MOUNTAIN VIEW LAKE      8.625            395.12         56
    DRIVE #111                         8.375            395.12       92,000.00
    SCOTTSDALE       AZ   85258          2            02/28/97         00
    0430181008                           01           04/01/97          0
    4377305                              O            03/01/27
    0


    1564668          E22/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
1


    9108 LAGRIMA DE ORO ROAD N E       9.250            644.98         70
                                       9.000            644.98      112,000.00
    ALBUQUERQUE      NM   87111          5            03/12/97         00
    0410368344                           05           05/01/97          0
    410368344                            N            04/01/27
    0


    1564669          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    3633 E. 70TH PL.                   8.625            684.45         80
                                       8.375            684.45      110,000.00
    TULSA            OK   74136          1            03/11/97         00
    0410314306                           05           05/01/97          0
    410314306                            O            04/01/27
    0


    1564670          881/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    3017 MASONWOOD STREET              8.500          1,384.04         75
                                       8.250          1,384.04      240,000.00
    SAN JOSE         CA   95148          2            03/05/97         00
    0430182485                           05           05/01/97          0
    104291                               O            04/01/27
    0


    1564675          E22/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
    4528 MOUNTAINVIEW TRAIL            8.250          1,190.01         80
                                       8.000          1,190.01      198,000.00
    CLARKSTON        MI   48348          5            03/07/97         00
    0410363121                           05           05/01/97          0
    410363121                            O            04/01/27
    0


    1564676          E22/G02             F           44,100.00         ZZ
                                         360         44,077.14          1
    510 COLLEGE STREET                 9.250            362.80         70
                                       9.000            362.80       63,000.00
    GEORGETOWN       TX   78626          5            02/24/97         00
    0410314298                           05           04/01/97          0
    410314298                            N            03/01/27
    0


    1564679          E22/G02             F          550,000.00         ZZ
                                         360        550,000.00          1
    1049 POLO DOWNS DRIVE              9.375          4,574.62         80
                                       9.125          4,574.62      687,500.00
    TOWN & COUNTRY   MO   63017          1            03/12/97         00
    0410363576                           03           05/01/97          0
1


    410363576                            O            04/01/27
    0


    1564682          E22/G02             F           37,500.00         ZZ
                                         360         37,500.00          1
    10045 NORTHGATE                    9.250            308.50         80
                                       9.000            308.50       46,900.00
    ST LOUIS         MO   63137          1            03/12/97         04
    0410345458                           05           05/01/97         12
    410345458                            N            04/01/27
    0


    1564683          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    1311 DELAWARE                      9.750            425.28         90
                                       9.500            425.28       55,000.00
    LAWRENCE         KS   66044          1            03/05/97         04
    0410356083                           05           05/01/97         25
    410356083                            N            04/01/27
    0


    1564684          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    4640 CROSSWINDS DRIVE SE           8.875            787.69         90
                                       8.625            787.69      110,000.00
    KENTWOOD         MI   49508          1            03/12/97         04
    0410363345                           05           05/01/97         25
    410363345                            O            04/01/27
    0


    1564685          862/G02             F          259,200.00         ZZ
                                         360        259,200.00          1
    10035 S.W. BALMER CIRCLE           8.500          1,993.03         90
                                       8.250          1,993.03      288,000.00
    PORTLAND         OR   97219          1            02/28/97         10
    0430185348                           05           05/01/97         25
    4323556                              O            04/01/27
    0


    1564687          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    1334 NEW YORK                      9.750            463.94         90
                                       9.500            463.94       60,000.00
    LAWRENCE         KS   66044          1            03/05/97         04
    0410356091                           05           05/01/97         25
    410356091                            N            04/01/27
    0


1


    1564688          862/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
    3580 COCONUT WAY                   8.750            415.38         80
                                       8.500            415.38       66,000.00
    OCEANSIDE        CA   92054          1            03/05/97         04
    0430188078                           01           05/01/97         12
    44087042530                          N            04/01/27
    0


    1564689          E22/G02             F           65,750.00         ZZ
                                         360         65,750.00          1
    3308 ROSS COVE                     8.625            511.40         80
                                       8.375            511.40       82,247.00
    ROUND ROCK       TX   78664          1            03/10/97         23
    0410314504                           05           05/01/97          0
    410314504                            N            04/01/27
    0


    1564691          E22/G02             F          148,550.00         ZZ
                                         360        148,550.00          1
    900 CLARENCE BOHLS LANE            8.500          1,142.22         92
                                       8.250          1,142.22      162,000.00
    PFLUGERVILLE     TX   78660          2            03/07/97         04
    0410320840                           05           05/01/97         30
    410320840                            O            04/01/27
    0


    1564692          731/G02             F           83,700.00         ZZ
                                         360         83,700.00          1
    2421 SNAPFINGER ROAD               9.250            688.58         90
                                       9.000            688.58       93,000.00
    DECATUR          GA   30034          2            03/07/97         01
    0430182857                           05           05/01/97         25
    3140963624                           N            04/01/27
    0


    1564694          E22/G02             F          152,950.00         ZZ
                                         360        152,950.00          4
    14 SE 10TH STREET                 10.375          1,384.82         95
                                      10.125          1,384.82      161,000.00
    FT. LAUDERDALE   FL   33316          1            03/13/97         23
    0410352470                           05           05/01/97          0
    410352470                            O            04/01/27
    0


    1564695          E22/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
    3551 SOUTH GRAPE STREET            8.750            981.80         80
                                       8.500            981.80      156,000.00
1


    DENVER           CO   80237          5            03/07/97         00
    0410324198                           05           05/01/97          0
    410324198                            O            04/01/27
    0


    1564706          E22/G02             F          126,350.00         ZZ
                                         360        126,350.00          1
    14925 SOUTHEAST 130TH DRIVE        8.875          1,005.30         75
                                       8.625          1,005.30      168,500.00
    CLACKAMAS        OR   97015          5            03/07/97         00
    0410219042                           03           05/01/97          0
    410219042                            O            04/01/27
    0


    1564714          862/G02             F           84,150.00         ZZ
                                         360         84,104.04          2
    8608 EAST CORONADO ROAD            9.000            677.09         90
                                       8.750            677.09       93,500.00
    SCOTTSDALE       AZ   85257          1            02/20/97         04
    0430186098                           05           04/01/97         25
    4376380200                           N            03/01/27
    0


    1564723          757/757             F          135,000.00         ZZ
                                         360        135,000.00          1
    1445 PINE RUDGE DRIVE              8.875          1,074.13         75
                                       8.625          1,074.13      180,000.00
    GULF SHORES      AL   36542          2            03/11/97         00
    2893097                              05           05/01/97          0
    2893097                              O            04/01/27
    0


    1564727          757/757             F           35,000.00         ZZ
                                         360         35,000.00          1
    1110 4TH AVENUE                    8.625            272.23         80
                                       8.375            272.23       44,000.00
    ALBANY           GA   31707          2            03/14/97         01
    2951812                              05           05/01/97         12
    2951812                              N            04/01/27
    0


    1564732          757/757             F           61,500.00         ZZ
                                         360         61,500.00          1
    306 TRIGONIA ROAD                  8.375            467.45         80
                                       8.125            467.45       76,900.00
    GREENBACK        TN   37742          1            03/17/97         00
    2879963                              05           05/01/97          0
    2879963                              O            04/01/27
    0
1




    1564753          561/G02             F          318,000.00         T
                                         360        318,000.00          1
    6309 S VIRGINIA DARE TRAIL         8.500          2,445.15         60
                                       8.250          2,445.15      530,000.00
    NAGS HEAD        NC   27959          1            03/03/97         00
    0430176909                           03           05/01/97          0
    8986739                              O            04/01/27
    0


    1564812          074/G02             F          231,200.00         ZZ
                                         360        231,063.50          1
    60 DEWEY STREET                    8.625          1,798.25         80
                                       8.375          1,798.25      289,000.00
    HUNTINGTON       NY   11743          1            02/27/97         00
    0430181578                           05           04/01/97          0
    1106046348                           O            03/01/27
    0


    1564813          074/G02             F           89,700.00         ZZ
                                         360         89,654.70          2
    8 CAMPUS PLACE                     9.375            746.08         65
                                       9.125            746.08      138,000.00
    BROOKLYN         NY   11208          1            02/11/97         00
    0430182881                           07           04/01/97          0
    1111083718                           O            03/01/27
    0


    1564814          074/G02             F           47,600.00         ZZ
                                         360         47,547.78          1
    4159 TOMMY'S TRAIL                 9.000            383.01         70
                                       8.750            383.01       68,000.00
    CLAY             NY   13090          5            01/24/97         00
    0430180794                           05           03/01/97          0
    1111085010                           N            02/01/27
    0


    1564816          074/G02             F          132,500.00         ZZ
                                         360        132,419.72          1
    10 SOUTHAVEN DRIVE                 8.500          1,018.82         80
                                       8.250          1,018.82      167,500.00
    EAST NORTHPORT   NY   11731          1            02/11/97         00
    0430181594                           05           04/01/97          0
    1111086895                           O            03/01/27
    0


    1564818          074/G02             F           45,000.00         ZZ
                                         360         44,974.76          1
1


    5 BEACON PARK, UNIT A              8.875            358.05         52
                                       8.625            358.05       86,800.00
    AMHERST          NY   14228          1            02/28/97         00
    0430178046                           01           04/01/97          0
    1111089929                           O            03/01/27
    0


    1564819          074/G02             F           54,000.00         ZZ
                                         360         53,970.50          1
    36 BROCKWAY PLACE                  9.000            434.50         90
                                       8.750            434.50       60,000.00
    BROCKPORT        NY   14420          1            02/28/97         04
    0430180299                           05           04/01/97         25
    1111090495                           N            03/01/27
    0


    1564820          074/G02             F          204,000.00         ZZ
                                         360        203,885.63          1
    159 WEST 53RD STREET               8.875          1,623.12         80
    UNIT #14-E                         8.625          1,623.12      255,000.00
    NEW YORK         NY   10019          1            02/26/97         96
    0430180331                           01           04/01/97          0
    1111090815                           N            03/01/27
    0


    1564821          074/G02             F          172,250.00         ZZ
                                         360        172,155.90          1
    11 KNOX PLACE                      9.000          1,385.97         65
                                       8.750          1,385.97      265,000.00
    STATEN ISLAND    NY   10314          1            02/12/97         00
    0430180455                           05           04/01/97          0
    1111090892                           N            03/01/27
    0


    1564824          074/G02             F          164,000.00         ZZ
                                         360        163,900.65          1
    155 SEAMAN ROAD                    8.500          1,261.02         80
                                       8.250          1,261.02      205,000.00
    STORMVILLE       NY   12582          1            02/25/97         00
    0430178467                           05           04/01/97          0
    1111093890                           O            03/01/27
    0


    1564825          074/G02             F           63,900.00         ZZ
                                         360         63,863.24          1
    5243 95TH                          8.750            502.70         80
                                       8.500            502.70       79,900.00
    LUBBOCK          TX   79424          1            02/21/97         96
    0430178020                           05           04/01/97          0
1


    1113039740                           N            03/01/27
    0


    1564826          074/G02             F           56,000.00         ZZ
                                         360         55,963.37          1
    12614 PETALUMA RD                  8.125            415.80         75
                                       7.875            415.80       75,000.00
    VICTORVILLE      CA   92392          2            02/07/97         00
    0430180133                           05           04/01/97          0
    1113039998                           N            03/01/27
    0


    1564829          074/G02             F           73,500.00         ZZ
                                         360         73,458.79          1
    49 COLUMBIA AVENUE                 8.875            584.80         70
                                       8.625            584.80      105,000.00
    HOPEWELL         NJ   08525          1            02/18/97         00
    0430180166                           01           04/01/97          0
    1175040238                           N            03/01/27
    0


    1564830          074/G02             F           31,500.00         ZZ
                                         360         31,481.88          1
    4721 LORING STREET                 8.750            247.81         90
                                       8.500            247.81       35,000.00
    PHILADELPHIA     PA   19136          1            02/04/97         04
    0430180190                           05           04/01/97         25
    1175040646                           N            03/01/27
    0


    1564834          074/G02             F           69,500.00         ZZ
                                         360         69,417.65          1
    6625 WEST OCOTILLO ROAD            8.625            540.56         78
                                       8.375            540.56       90,000.00
    GLENDALE         AZ   85301          2            01/27/97         04
    0430178491                           05           03/01/97         12
    1203009201                           N            02/01/27
    0


    1564836          074/G02             F           38,500.00         ZZ
                                         360         38,476.68          1
    3320 N 40TH DR                     8.500            296.03         70
                                       8.250            296.03       55,000.00
    PHOENIX          AZ   85019          5            02/19/97         00
    0430185702                           05           04/01/97          0
    1203009777                           N            03/01/27
    0


1


    1564838          074/G02             F           71,500.00         ZZ
                                         360         71,461.95          1
    19937 NORTH DENARO DRIVE           9.125            581.75         55
                                       8.875            581.75      130,000.00
    GLENDALE         AZ   85308          2            02/18/97         00
    0430178061                           03           04/01/97          0
    1204003969                           N            03/01/27
    0


    1564839          074/G02             F           71,500.00         ZZ
                                         360         71,461.95          1
    19943 NORTH DENARO DRIVE           9.125            581.75         55
                                       8.875            581.75      130,000.00
    GLENDALE         AZ   85308          2            02/14/97         00
    0430180232                           03           04/01/97          0
    1204003970                           N            03/01/27
    0


    1564840          074/G02             F           24,750.00         ZZ
                                         360         24,736.48          1
    1029 N VAN ALSTINE                 9.000            199.14         55
                                       8.750            199.14       45,000.00
    TUCSON           AZ   85705          2            02/19/97         00
    0430180224                           05           04/01/97          0
    1221161580                           N            03/01/27
    0


    1564844          074/G02             F           67,150.00         ZZ
                                         360         62,112.35          1
    3737 SMOKING GUN COURT             8.875            534.28         65
                                       8.625            534.28      103,950.00
    LAS VEGAS        NV   89129          1            02/03/97         00
    0430178525                           03           04/01/97          0
    1251123514                           N            03/01/27
    0


    1564847          074/G02             F          105,000.00         ZZ
                                         360        104,933.05          1
    5793 SOUTH GATEWAY ROAD            8.250            788.83         75
                                       8.000            788.83      140,000.00
    LAS VEGAS        NV   89120          1            02/26/97         00
    0430178137                           05           04/01/97          0
    1251128518                           N            03/01/27
    0


    1564848          074/G02             F           99,000.00         ZZ
                                         360         98,940.03          1
    1080 LEGATO DRIVE                  8.500            761.22         75
                                       8.250            761.22      132,000.00
1


    LAS VEGAS        NV   89123          1            02/20/97         00
    0430178228                           05           04/01/97          0
    1251130757                           N            03/01/27
    0


    1564849          074/G02             F          171,150.00         ZZ
                                         360        170,952.34          1
    409 PORT HOPE PLACE                8.750          1,346.44         80
                                       8.500          1,346.44      213,953.00
    LAS VEGAS        NV   89134          1            01/29/97         01
    0430180240                           03           03/01/97         12
    1251130768                           N            02/01/27
    0


    1564850          074/G02             F          138,500.00         ZZ
                                         360        137,416.09          1
    505 PORT HOPE PLACE                8.500          1,064.95         75
                                       8.250          1,064.95      185,000.00
    LAS VEGAS        NV   89134          1            02/14/97         00
    0430180497                           03           04/01/97          0
    1251130848                           N            03/01/27
    0


    1564852          074/G02             F          119,500.00         ZZ
                                         360        119,361.98          1
    4851 MONTE RIO COURT               8.750            940.11         74
                                       8.500            940.11      162,000.00
    SPARKS           NV   89436          2            01/16/97         00
    0430179994                           03           03/01/97          0
    1253044260                           O            02/01/27
    0


    1564855          074/G02             F           52,650.00         ZZ
                                         360         52,620.48          1
    1271 NW 170 TERR                   8.875            418.91         90
                                       8.625            418.91       58,500.00
    MIAMI            FL   33169          1            02/14/97         01
    0430179986                           05           04/01/97         25
    1302020131                           N            03/01/27
    0


    1564856          074/G02             F          260,000.00         ZZ
                                         360        259,829.93          1
    850 FOREST GLEN LANE               8.125          1,930.49         61
                                       7.875          1,930.49      433,000.00
    WELLINGTON       FL   33414          1            02/21/97         00
    0430180679                           03           04/01/97          0
    1303015920                           O            03/01/27
    0
1




    1564860          074/G02             F          153,000.00         ZZ
                                         360        152,827.81          4
    1771 55 TERRACE SW                 8.875          1,217.34         90
                                       8.625          1,217.34      170,000.00
    NAPLES           FL   34116          1            01/30/97         10
    0430179416                           05           03/01/97         30
    1311280814                           N            02/01/27
    0


    1564862          074/G02             F           47,600.00         ZZ
                                         360         47,571.17          1
    8431 SW 147 PLACE                  8.500            366.00         70
                                       8.250            366.00       68,000.00
    MIAMI            FL   33193          1            02/28/97         00
    0430180000                           03           04/01/97          0
    1311282026                           N            03/01/27
    0


    1564863          074/G02             F           81,900.00         ZZ
                                         360         81,854.09          1
    9932 SW 196 STREET                 8.875            651.63         90
                                       8.625            651.63       91,000.00
    MIAMI            FL   33157          1            02/27/97         12
    0430180059                           05           04/01/97         25
    1311282128                           N            03/01/27
    0


    1564866          074/G02             F           73,800.00         ZZ
                                         360         73,563.20          2
    3850 NE 15 AVE                     9.000            593.81         90
                                       8.750            593.81       82,000.00
    POMPANO BEACH    FL   33064          1            01/29/97         04
    0430180083                           05           03/01/97         25
    1312025630                           N            02/01/27
    0


    1564867          074/G02             F           58,500.00         ZZ
                                         360         58,466.34          1
    49 SW 14 STREET                    8.750            460.22         90
                                       8.500            460.22       65,000.00
    DANIA            FL   33004          1            02/27/97         04
    0430180687                           05           04/01/97         25
    1312025947                           N            03/01/27
    0


    1564868          074/G02             F           35,100.00         ZZ
                                         360         35,081.32          1
1


    601 THREE ISLANDS BLVD             9.125            285.59         90
    #114                               8.875            285.59       39,000.00
    HALLANDALE       FL   33009          1            02/14/97         12
    0430179952                           08           04/01/97         25
    1312026043                           N            03/01/27
    0


    1564869          074/G02             F          121,100.00         T
                                         360        121,032.11          1
    2017 BRIDGEVIEW CIRCLE             8.875            963.53         70
                                       8.625            963.53      173,000.00
    ORLANDO          FL   32824          1            02/21/97         00
    0430178194                           03           04/01/97          0
    1331154084                           O            03/01/27
    0


    1564871          074/G02             F           40,600.00         ZZ
                                         360         40,578.39          2
    1008 1010 CENTRAL VALLEY CT        9.125            330.34         63
                                       8.875            330.34       64,500.00
    HERMITAGE        TN   37076          5            02/26/97         00
    0430179432                           05           04/01/97          0
    1341026411                           N            03/01/27
    0


    1564872          074/G02             F           39,900.00         ZZ
                                         360         39,878.77          2
    1013 1015 CENTRAL VALLEY CT        9.125            324.64         62
                                       8.875            324.64       64,500.00
    HERMITAGE        TN   37076          5            02/26/97         00
    0430179424                           05           04/01/97          0
    1341026422                           N            03/01/27
    0


    1564874          074/G02             F           39,900.00         ZZ
                                         360         39,878.77          2
    1017 1019 CENTRAL VALLEY CT        9.125            324.64         62
                                       8.875            324.64       64,500.00
    HERMITAGE        TN   37076          5            02/26/97         00
    0430179440                           05           04/01/97          0
    1341026659                           N            03/01/27
    0


    1564876          074/G02             F           21,600.00         ZZ
                                         360         21,586.91          1
    8214 HILLSBOROUGH LN               8.500            166.09         90
                                       8.250            166.09       24,000.00
    TAMPA            FL   33604          1            02/27/97         01
    0430179945                           05           04/01/97         25
1


    1361077051                           N            03/01/27
    0


    1564879          074/G02             F           26,250.00         ZZ
                                         360         26,235.28          1
    310 TAYLOR AVE                     8.875            208.86         75
    UNIT 21 C3                         8.625            208.86       35,000.00
    CAPE CANAVERAL   FL   32920          1            02/14/97         00
    0430179911                           01           04/01/97          0
    1391030884                           N            03/01/27
    0


    1564880          074/G02             F           31,500.00         ZZ
                                         360         31,483.24          1
    1128 YALE AVE SE                   9.125            256.29         90
                                       8.875            256.29       35,000.00
    PALM BAY         FL   32909          1            02/14/97         04
    0430179903                           05           04/01/97         25
    1391041009                           N            03/01/27
    0


    1564881          074/G02             F           50,250.00         ZZ
                                         360         50,219.56          1
    8003 LAKESIDE WAY                  8.500            386.38         75
                                       8.250            386.38       67,000.00
    FORT PIERCE      FL   34951          1            02/21/97         00
    0430179465                           03           04/01/97          0
    1391041042                           N            03/01/27
    0


    1564884          074/G02             F           82,350.00         ZZ
                                         360         82,303.84          1
    400 TENTH AVENUE                   8.875            655.21         90
                                       8.625            655.21       91,500.00
    INDIALANTIC      FL   32903          1            02/14/97         04
    0430179473                           05           04/01/97         30
    1391041745                           N            03/01/27
    0


    1564885          074/G02             F           57,100.00         ZZ
                                         360         57,063.59          1
    100 CHERRY HILL DRIVE              8.250            428.97         70
                                       8.000            428.97       81,600.00
    DAPHNE           AL   36526          2            02/10/97         00
    0430179523                           05           04/01/97          0
    1445003351                           N            03/01/27
    0


1


    1564886          074/G02             F           49,000.00         ZZ
                                         360         48,970.31          1
    1701 NORTHFIELD SQUARE             8.500            376.77         45
    #B                                 8.250            376.77      109,000.00
    NORTHFIELD       IL   60093          1            02/11/97         00
    0430179515                           01           04/01/97          0
    1456003580                           N            03/01/27
    0


    1564887          074/G02             F           18,700.00         ZZ
                                         360         18,689.79          1
    5018 VISTA STREET                  9.000            150.46         90
                                       8.750            150.46       20,800.00
    KANSAS CITY      KS   66106          1            02/05/97         04
    0430179531                           03           04/01/97         30
    1456004709                           N            03/01/27
    0


    1564888          074/G02             F           24,000.00         ZZ
                                         360         23,931.34          1
    1007 E 83RD TERRACE                9.125            195.27         90
                                       8.875            195.27       26,700.00
    KANSAS CITY      MO   64131          1            02/12/97         04
    0430179556                           05           04/01/97         30
    1456004742                           N            03/01/27
    0


    1564893          074/G02             F           56,000.00         ZZ
                                         360         55,966.94          1
    5238 SOUTH STATE STREET            8.625            435.56         68
                                       8.375            435.56       83,000.00
    TACOMA           WA   98409          5            02/26/97         00
    0430180752                           05           04/01/97          0
    1472003365                           N            03/01/27
    0


    1564894          074/G02             F           40,000.00         ZZ
                                         360         39,976.38          1
    1026 4TH AVENUE SOUTHEAST          8.625            311.12         62
                                       8.375            311.12       65,000.00
    PUYALLUP         WA   98372          5            02/26/97         00
    0430180745                           05           04/01/97          0
    1472003376                           N            03/01/27
    0


    1564896          074/G02             F          142,200.00         ZZ
                                         360        142,039.97          4
    1530 NORTH TRAVIS PLACE            8.875          1,131.41         90
                                       8.625          1,131.41      158,000.00
1


    BOISE            ID   83713          1            01/27/97         01
    0430180737                           05           03/01/97         25
    1492001817                           N            02/01/27
    0


    1564898          074/G02             F           64,650.00         ZZ
                                         360         64,554.44          2
    696 EAST 1000 SOUTH                9.125            526.01         90
                                       8.875            526.01       71,872.00
    CLEARFIELD       UT   84015          1            01/24/97         04
    0430180109                           05           03/01/97         25
    1497002395                           N            02/01/27
    0


    1564905          074/G02             F          126,000.00         ZZ
                                         360        125,868.86          1
    3202 MEDINA DRIVE                  9.250          1,036.57         90
                                       9.000          1,036.57      140,000.00
    GARLAND          TX   75042          1            01/29/97         01
    0430178269                           05           03/01/97         25
    1524005703                           N            02/01/27
    0


    1564906          074/G02             F           33,500.00         ZZ
                                         360         33,478.08          1
    1832 LARIAT LANE                   8.125            248.74         70
                                       7.875            248.74       48,500.00
    BURLESON         TX   76028          1            02/07/97         00
    0430178186                           05           04/01/97          0
    1525005061                           N            03/01/27
    0


    1564907          074/G02             F          139,950.00         ZZ
                                         360        139,869.48          1
    2740 GENESEE DR                    8.750          1,100.99         90
                                       8.500          1,100.99      155,500.00
    ROCKLIN          CA   95677          1            02/24/97         10
    0430180612                           05           04/01/97         25
    1550003160                           N            03/01/27
    0


    1564908          074/G02             F           58,100.00         ZZ
                                         360         58,036.28          2
    2122 MONROE BLVD                   9.000            467.49         75
                                       8.750            467.49       77,500.00
    OGDEN            UT   84401          1            01/27/97         00
    0430179614                           05           03/01/97          0
    1552000333                           N            02/01/27
    0
1




    1564909          074/G02             F           60,300.00         ZZ
                                         360         60,270.34          2
    2802 ADAMS & 507 E 28TH ST         9.500            507.04         90
                                       9.250            507.04       67,000.00
    OGDEN            UT   84401          1            02/18/97         01
    0430179622                           05           04/01/97         25
    1552000388                           N            03/01/27
    0


    1564912          074/G02             F           45,000.00         ZZ
                                         360         44,974.10          1
    3286 JACKSON AVE                   8.750            354.02         53
                                       8.500            354.02       85,000.00
    OGDEN            UT   84403          5            02/14/97         00
    0430180638                           05           04/01/97          0
    1552002474                           N            03/01/27
    0


    1564913          074/G02             F           53,900.00         ZZ
                                         360         53,870.56          1
    3531 MADISON AVENUE                9.000            433.69         90
                                       8.750            433.69       59,900.00
    OGDEN            UT   84403          1            02/20/97         01
    0430180125                           05           04/01/97         25
    1552002689                           N            03/01/27
    0


    1564916          074/G02             F           79,200.00         ZZ
                                         360         79,154.43          2
    409 & 411 NIMROD                   8.750            623.07         90
                                       8.500            623.07       88,000.00
    EDMOND           OK   73034          1            02/19/97         04
    0430180281                           05           04/01/97         25
    1563144142                           N            03/01/27
    0


    1564921          074/G02             F           65,700.00         ZZ
                                         360         65,662.19          1
    6709 GREENSPRING DRIVE             8.750            516.87         90
                                       8.500            516.87       73,000.00
    ARLINGTON        TX   76016          1            02/14/97         04
    0430180596                           05           04/01/97         25
    1563145010                           N            03/01/27
    0


    1564924          074/G02             F           62,000.00         ZZ
                                         360         61,962.44          1
1


    851 EVA KENNEDY ROAD               8.500            476.73         80
                                       8.250            476.73       77,500.00
    SUWANEE          GA   30174          1            02/19/97         04
    0430180422                           05           04/01/97         12
    1566091177                           N            03/01/27
    0


    1564926          074/G02             F           33,550.00         ZZ
                                         360         33,532.14          1
    2724-26 KINGSTON STREET            9.125            272.98         60
                                       8.875            272.98       56,000.00
    KENNER           LA   70065          5            02/27/97         00
    0430180414                           05           04/01/97          0
    1566091665                           N            03/01/27
    0


    1564928          074/G02             F          143,600.00         ZZ
                                         360        143,519.49          1
    9140 EAST WRIGHTSTOWN ROAD         8.875          1,142.55         80
                                       8.625          1,142.55      179,500.00
    TUCSON           AZ   85715          1            02/03/97         00
    0430180349                           05           04/01/97          0
    1569159211                           O            03/01/27
    0


    1564929          074/G02             F           74,400.00         ZZ
                                         360         74,360.40          4
    1641 WEST YUCCA STREET             9.125            605.35         80
                                       8.875            605.35       93,000.00
    PHOENIX          AZ   85029          1            02/18/97         96
    0430180547                           05           04/01/97          0
    1569161246                           N            03/01/27
    0


    1564930          074/G02             F           78,400.00         ZZ
                                         360         78,358.28          4
    11235 NORTH 17TH AVENUE            9.125            637.89         80
                                       8.875            637.89       98,000.00
    PHOENIX          AZ   85029          1            02/18/97         96
    0430180521                           05           04/01/97          0
    1569161257                           N            03/01/27
    0


    1564932          074/G02             F           74,400.00         ZZ
                                         360         74,360.40          4
    1642 WEST YUCCA STREET             9.125            605.35         80
                                       8.875            605.35       93,000.00
    PHOENIX          AZ   85029          1            02/18/97         96
    0430180729                           05           04/01/97          0
1


    1569161279                           N            03/01/27
    0


    1564933          074/G02             F          196,000.00         T
                                         360        195,892.93          1
    3111 BEL AIR DRIVE                 9.000          1,577.07         70
    #10C                               8.750          1,577.07      280,000.00
    LAS VEGAS        NV   89109          1            02/28/97         00
    0430181297                           06           04/01/97          0
    1569161360                           O            03/01/27
    0


    1564937          074/G02             F           34,200.00         ZZ
                                         360         34,179.80          1
    2409 SOUTH HENRY STREET            8.625            266.01         90
                                       8.375            266.01       38,000.00
    SIOUX CITY       IA   51106          1            02/21/97         10
    0430181321                           05           04/01/97         25
    1576037098                           N            03/01/27
    0


    1564939          074/G02             F           58,050.00         ZZ
                                         360         58,019.90          1
    205 NORTHEAST ORCHARD              9.250            477.57         90
                                       9.000            477.57       64,500.00
    LEE'S SUMMIT     MO   64063          1            02/25/97         10
    0430181388                           05           04/01/97         25
    1576037393                           N            03/01/27
    0


    1564943          074/G02             F           53,100.00         ZZ
                                         360         53,070.23          1
    7129 LYNGATE BOULEVARD             8.875            422.49         90
                                       8.625            422.49       59,000.00
    POWELL           TN   37849          1            02/14/97         01
    0430183046                           09           04/01/97         25
    1577064187                           N            03/01/27
    0


    1564946          074/G02             F           65,700.00         ZZ
                                         360         65,659.16          1
    94 OLD BOSWELL ROAD                8.375            499.37         90
                                       8.125            499.37       73,000.00
    TRAVELERS REST   SC   29690          1            02/21/97         10
    0430177162                           05           04/01/97         25
    1577065077                           N            03/01/27
    0


1


    1564948          074/G02             F           66,150.00         ZZ
                                         360         66,113.87          2
    5107 KENTUCKY AVENUE               9.000            532.26         90
                                       8.750            532.26       73,500.00
    NASHVILLE        TN   37209          1            02/28/97         12
    0430181602                           05           04/01/97         25
    1577065714                           N            03/01/27
    0


    1564949          074/G02             F           67,950.00         ZZ
                                         360         67,914.77          1
    515 WEST BEND DRIVE                9.250            559.01         90
                                       9.000            559.01       75,500.00
    NASHVILLE        TN   37209          1            02/28/97         04
    0430183095                           05           04/01/97         25
    1577066331                           N            03/01/27
    0


    1564950          074/G02             F           58,350.00         ZZ
                                         360         58,319.73          1
    8201 BALD RIDGE DRIVE              9.250            480.03         90
                                       9.000            480.03       64,850.00
    CHARLOTTE        NC   28227          1            02/10/97         12
    0430181628                           05           04/01/97         25
    1577066444                           N            03/01/27
    0


    1564951          074/G02             F           68,400.00         ZZ
                                         360         68,362.63          1
    502 MARGUETTE DRIVE                9.000            550.37         90
                                       8.750            550.37       76,000.00
    LOUISVILLE       KY   40222          1            02/28/97         04
    0430183178                           05           04/01/97         25
    1577067709                           N            03/01/27
    0


    1564953          074/G02             F          117,200.00         ZZ
                                         360        117,134.29          1
    8 BRAINTREE AVENUE                 8.875            932.50         75
                                       8.625            932.50      158,000.00
    KINGSTON         MA   02364          2            02/07/97         00
    0430181669                           05           04/01/97          0
    1580044870                           O            03/01/27
    0


    1564956          074/G02             F           40,000.00         ZZ
                                         360         39,976.98          1
    86-3 LAUREL GLENN                  8.750            314.69         80
    74B BUDDINGTON ROAD                8.500            314.69       50,000.00
1


    GROTON           CT   06340          1            02/14/97         00
    0430181438                           01           04/01/97          0
    1580045090                           O            03/01/27
    0


    1564957          074/G02             F          124,000.00         ZZ
                                         360        123,937.38          1
    11 MANSION STREET                  9.375          1,031.37         90
                                       9.125          1,031.37      139,000.00
    WINOOSKI         VT   05404          1            02/03/97         10
    0430183061                           05           04/01/97         25
    1580045180                           N            03/01/27
    0


    1564959          074/G02             F          112,000.00         ZZ
                                         360        111,935.56          1
    335 BEACON STREET                  8.750            881.11         70
    UNIT 5                             8.500            881.11      160,000.00
    BOSTON           MA   02116          1            02/25/97         00
    0430181446                           01           04/01/97          0
    1580046106                           N            03/01/27
    0


    1564962          074/G02             F          132,300.00         ZZ
                                         360        132,221.89          1
    38550 BARTH                        8.625          1,029.02         90
                                       8.375          1,029.02      147,000.00
    ROMULUS          MI   48174          1            02/12/97         04
    0430181719                           05           04/01/97         25
    1581081850                           N            03/01/27
    0


    1564963          074/G02             F           40,500.00         ZZ
                                         360         40,477.87          1
    6311 THAXTON PLACE                 9.000            325.88         70
                                       8.750            325.88       58,000.00
    FORT WAYNE       IN   46825          2            02/25/97         00
    0430181701                           05           04/01/97          0
    1581084009                           N            03/01/27
    0


    1564965          074/G02             F           32,900.00         ZZ
                                         360         32,882.02          1
    1233 17TH STREET NE                9.000            264.73         90
                                       8.750            264.73       36,600.00
    CANTON           OH   44705          1            02/18/97         12
    0430181727                           05           04/01/97         25
    1581087346                           N            03/01/27
    0
1




    1564968          074/G02             F           31,100.00         ZZ
                                         360         31,062.22          1
    961 KENILWORTH                     9.000            250.24         90
                                       8.750            250.24       34,600.00
    PONTIAC          MI   48340          1            02/20/97         01
    0430183186                           05           04/01/97         25
    1581087991                           N            03/01/27
    0


    1564969          074/G02             F           58,500.00         ZZ
                                         360         58,470.45          1
    55 FIFTH AVENUE                    9.375            486.58         90
                                       9.125            486.58       65,000.00
    BEREA            OH   44017          1            02/21/97         04
    0430181479                           05           04/01/97         25
    1581088021                           N            03/01/27
    0


    1564970          074/G02             F           39,600.00         ZZ
                                         360         39,556.57          1
    664 PARKWOOD                       9.000            318.64         90
                                       8.750            318.64       44,000.00
    PONTIAC          MI   48340          1            02/14/97         01
    0430183103                           05           04/01/97         25
    1581088032                           N            03/01/27
    0


    1564972          074/G02             F           76,500.00         ZZ
                                         360         76,455.98          2
    1719 COVENTRY ROAD                 8.750            601.83         90
                                       8.500            601.83       85,000.00
    CLEVELAND HEIGH  OH   44118          1            02/26/97         04
    0430181453                           05           04/01/97         25
    1581089046                           N            03/01/27
    0


    1564973          074/G02             F           51,000.00         ZZ
                                         360         50,970.66          1
    5707 EAST 10TH STREET              8.750            401.22         75
                                       8.500            401.22       68,000.00
    INDIANAPOLIS     IN   46219          1            02/28/97         00
    0430183160                           05           04/01/97          0
    1581089862                           N            03/01/27
    0


    1564974          074/G02             F           48,150.00         ZZ
                                         360         48,119.29          1
1


    5416 CORAL STREET                  8.250            361.74         90
                                       8.000            361.74       53,500.00
    PITTSBURGH       PA   15224          1            02/28/97         10
    0430183129                           05           04/01/97         25
    1581091230                           N            03/01/27
    0


    1564975          074/G02             F          324,800.00         ZZ
                                         360        324,598.11          1
    10208 ADDISON COURT                8.375          2,468.72         80
                                       8.125          2,468.72      406,075.00
    BETHESDA         MD   20817          1            02/24/97         00
    0430183145                           09           04/01/97          0
    1587056582                           O            03/01/27
    0


    1564977          074/G02             F           61,200.00         ZZ
                                         360         61,163.86          1
    59 ETON WAY                        8.625            476.01         90
                                       8.375            476.01       68,000.00
    SOMERSET         NJ   08873          1            02/27/97         01
    0430181735                           01           04/01/97         25
    1587057734                           N            03/01/27
    0


    1564980          074/G02             F           30,800.00         T
                                         360         30,782.73          1
    717 THUNDERBIRD AVENUE             8.875            245.06         70
                                       8.625            245.06       44,000.00
    SUN CITY CENTER  FL   33573          1            02/13/97         00
    0430181792                           05           04/01/97          0
    1589093987                           O            03/01/27
    0


    1564981          074/G02             F           70,400.00         ZZ
                                         360         70,359.49          1
    8228 YARDLEY AVENUE NORTH          8.750            553.84         80
                                       8.500            553.84       88,000.00
    SAINT PETERSBUR  FL   33710          1            02/11/97         00
    0430181784                           05           04/01/97          0
    1589094458                           O            03/01/27
    0


    1564982          074/G02             F           65,000.00         ZZ
                                         360         64,963.56          1
    18181 NE 31ST COURT                8.875            517.17         62
    UNIT 1801                          8.625            517.17      105,000.00
    N. MIAMI BEACH   FL   33160          1            02/26/97         00
    0430178178                           06           04/01/97          0
1


    1589094742                           N            03/01/27
    0


    1564985          074/G02             F          140,000.00         ZZ
                                         360        139,921.51          1
    1900 SUNSET HARBOUR DRIVE          8.875          1,113.91         75
    UNIT 1709                          8.625          1,113.91      189,000.00
    MIAMI BEACH      FL   33139          1            02/27/97         00
    0430181503                           06           04/01/97          0
    1589097140                           O            03/01/27
    0


    1564986          074/G02             F           48,000.00         ZZ
                                         360         47,967.79          1
    1226 SW 1ST AVENUE                 8.000            352.21         80
                                       7.750            352.21       60,000.00
    FORT MYERS       FL   33991          1            02/28/97         00
    0430183079                           05           04/01/97          0
    1589098255                           O            03/01/27
    0


    1564988          074/G02             F           47,600.00         ZZ
                                         360         47,569.64          1
    1190 35TH AVENUE                   8.250            357.61         80
                                       8.000            357.61       59,500.00
    VERO BEACH       FL   32960          1            02/21/97         00
    0430181511                           05           04/01/97          0
    1590030995                           O            03/01/27
    0


    1564989          074/G02             F           55,900.00         ZZ
                                         360         55,868.66          1
    115 E OCEAN AVENUE                 8.875            444.77         80
                                       8.625            444.77       69,900.00
    EDGEWATER        FL   32132          1            02/25/97         00
    0430183004                           05           04/01/97          0
    1590033621                           O            03/01/27
    0


    1564994          074/G02             F          119,250.00         ZZ
                                         360        119,188.18          1
    688 LAKEWOOD FARMS                 9.250            981.04         90
                                       9.000            981.04      132,500.00
    BOLINGBROOK      IL   60440          1            02/25/97         04
    0430181529                           05           04/01/97         25
    1602095249                           N            03/01/27
    0


1


    1564995          074/G02             F           74,700.00         ZZ
                                         360         74,658.12          1
    35154 N RANDHILL DRIVE             8.875            594.35         90
                                       8.625            594.35       83,000.00
    INGELSIDE        IL   60041          1            02/28/97         14
    0430183038                           05           04/01/97         25
    1606076869                           N            03/01/27
    0


    1564997          074/G02             F           25,600.00         ZZ
                                         360         25,586.02          1
    364 E 117TH ST                     9.000            205.98         90
                                       8.750            205.98       28,500.00
    CHICAGO          IL   60628          1            02/21/97         04
    0430181545                           05           04/01/97         30
    1625008480                           N            03/01/27
    0


    1564998          074/G02             F           72,000.00         ZZ
                                         360         71,959.64          1
    964 ALDERSHOT                      8.875            572.86         90
                                       8.625            572.86       80,000.00
    ST CHARLES       MO   63304          1            02/03/97         01
    0430181552                           05           04/01/97         25
    1633008227                           N            03/01/27
    0


    1565000          074/G02             F           62,900.00         ZZ
                                         360         62,829.22          2
    10128-30 DOUGLAS COURT             8.875            500.46         90
                                       8.625            500.46       69,900.00
    ST ANN           MO   63074          1            01/30/97         01
    0430181859                           05           03/01/97         30
    1633009547                           N            02/01/27
    0


    1565001          074/G02             F           45,450.00         ZZ
                                         360         45,424.52          1
    1915 SHIRLENE DR                   8.875            361.62         90
                                       8.625            361.62       50,500.00
    FLORISSANT       MO   63031          1            02/26/97         01
    0430181867                           05           04/01/97         25
    1633009605                           N            03/01/27
    0


    1565003          074/G02             F           33,750.00         ZZ
                                         360         33,731.08          2
    3200 FIRST AVE S                   8.875            268.53         75
                                       8.625            268.53       45,000.00
1


    MINNEAPOLIS      MN   55408          1            02/13/97         00
    0430181883                           05           04/01/97          0
    1660050929                           N            03/01/27
    0


    1565007          074/G02             F          116,000.00         ZZ
                                         360        115,934.97          1
    8006 W SHERIDAN AVE                8.875            922.95         90
                                       8.625            922.95      128,900.00
    MILWAUKEE        WI   53218          1            02/07/97         10
    0430182956                           05           04/01/97         25
    1671082950                           N            03/01/27
    0


    1565009          074/G02             F           63,000.00         ZZ
                                         360         62,965.59          1
    6308 KENWOOD AVENUE                9.000            506.91         90
                                       8.750            506.91       70,000.00
    BALTIMORE        MD   21237          1            02/14/97         12
    0430181917                           05           04/01/97         25
    1741161764                           N            03/01/27
    0


    1565011          074/G02             F          197,000.00         ZZ
                                         360        196,874.38          1
    529 TIMBERLAKES LANE               8.250          1,480.00         45
                                       8.000          1,480.00      444,000.00
    CLEARBROOK       VA   22624          2            02/21/97         00
    0430182089                           05           04/01/97          0
    1761099448                           O            03/01/27
    0


    1565013          074/G02             F           19,425.00         ZZ
                                         360         19,411.84          1
    13 WOODLAND HILLS                  8.875            154.55         75
                                       8.625            154.55       25,900.00
    SOUTH BERWICK    ME   03908          1            02/14/97         00
    0430182063                           01           04/01/97          0
    1809001393                           N            03/01/27
    0


    1565014          074/G02             F          124,900.00         ZZ
                                         360        124,836.92          2
    94 SUMMER STREET                   9.375          1,038.86         90
                                       9.125          1,038.86      138,800.00
    KINGSTON         MA   02364          1            02/07/97         04
    0430182071                           05           04/01/97         25
    1811067565                           N            03/01/27
    0
1




    1565015          074/G02             F           91,000.00         ZZ
                                         360         90,897.58          4
    30 CRYSTAL COVE AVE                8.875            724.04         76
                                       8.625            724.04      120,000.00
    WINTHROP         MA   02152          2            01/27/97         04
    0430182105                           05           03/01/97         12
    1811068670                           N            02/01/27
    0


    1565016          074/G02             F           40,700.00         ZZ
                                         360         40,678.90          1
    91 PLEASANT STREET                 9.250            334.83         55
    UNIT 11                            9.000            334.83       74,000.00
    MEDFIELD         MA   02050          1            02/27/97         00
    0430182998                           01           04/01/97          0
    1813081330                           N            03/01/27
    0


    1565020          074/G02             F           90,000.00         ZZ
                                         360         89,942.61          1
    1310-1312 TOWER HILL ROAD          8.250            676.14         75
                                       8.000            676.14      120,000.00
    NORTH KINGSTOWN  RI   02852          1            02/07/97         00
    0430182972                           05           04/01/97          0
    1814059927                           N            03/01/27
    0


    1565021          074/G02             F           44,000.00         ZZ
                                         360         43,975.97          1
    7-5 LOUISBERG SQUARE               9.000            354.03         90
                                       8.750            354.03       48,900.00
    NASHUA           NH   03060          1            02/19/97         01
    0430182964                           01           04/01/97         25
    1815018903                           N            03/01/27
    0


    1565023          074/G02             F           67,500.00         ZZ
                                         360         67,464.06          3
    197 TO 201 TAFT AVENUE             9.125            549.20         45
                                       8.875            549.20      151,000.00
    BRIDGEPORT       CT   06606          2            02/20/97         00
    0430182162                           05           04/01/97          0
    1817112651                           O            03/01/27
    0


    1565031          A83/G02             F          176,250.00         ZZ
                                         360        176,051.66          1
1


    360 COLVILLE DRIVE                 8.875          1,402.32         75
                                       8.625          1,402.32      235,000.00
    SAN JOSE         CA   95123          5            01/17/97         00
    0430183996                           05           03/01/97          0
    153225                               O            02/01/27
    0


    1565033          A83/G02             F          600,000.00         ZZ
                                         360        599,654.80          1
    26344 ESPERANZA DRIVE              8.750          4,720.20         55
                                       8.500          4,720.20    1,100,000.00
    LOS ALTOS HILLS  CA   94022          5            02/13/97         00
    0430184036                           05           04/01/97          0
    154832                               O            03/01/27
    0


    1565034          A83/G02             F          475,000.00         ZZ
                                         360        474,712.24          1
    1244 SIOUX COURT                   8.500          3,652.34         61
                                       8.250          3,652.34      790,000.00
    FREMONT          CA   94539          5            02/07/97         00
    0430184077                           05           04/01/97          0
    153775                               O            03/01/27
    0


    1565037          A83/G02             F           34,000.00         T
                                         360         33,979.93          1
    600 KEGLE DRIVE                    8.625            264.45         47
                                       8.375            264.45       73,000.00
    WEST SACRAMENTO  CA   95605          2            01/29/97         00
    0430184051                           05           04/01/97          0
    153911                               O            03/01/27
    0


    1565040          A83/G02             F          214,000.00         ZZ
                                         360        213,860.02          1
    462 CORONADO AVENUE                8.125          1,588.94         80
                                       7.875          1,588.94      267,500.00
    EL GRANADA       CA   94018          1            02/17/97         00
    0430184028                           05           04/01/97          0
    155242                               O            03/01/27
    0


    1565046          A83/G02             F          530,000.00         ZZ
                                         360        529,702.87          1
    13673 OLD TREE WAY                 8.875          4,216.92         79
                                       8.625          4,216.92      672,000.00
    SARATOGA         CA   95070          5            02/20/97         00
    0430184119                           05           04/01/97          0
1


    154829                               O            03/01/27
    0


    1565048          F34/G02             F          161,600.00         ZZ
                                         360        161,504.59          1
    5535 SULLY LAKE DRIVE              8.625          1,256.91         80
                                       8.375          1,256.91      202,000.00
    CENTREVILLE      VA   20120          2            02/21/97         00
    0430180042                           09           04/01/97          0
    102497                               O            03/01/27
    0


    1565066          862/G02             F          108,750.00         ZZ
                                         360        108,750.00          1
    3758 GLENFELIZ BOULEVARD           9.125            884.83         75
                                       8.875            884.83      145,000.00
    LOS ANGELES      CA   90039          1            03/03/97         00
    0430187609                           05           05/01/97          0
    4396248                              N            04/01/27
    0


    1565084          862/G02             F          101,000.00         ZZ
                                         360        100,940.37          1
    435 BASETDALE AVENUE               8.625            785.57         66
                                       8.375            785.57      155,000.00
    LA PUENTE AREA   CA   91746          1            02/13/97         00
    0430187088                           05           04/01/97          0
    4342382                              O            03/01/27
    0


    1565085          862/G02             F          141,000.00         ZZ
                                         360        140,918.88          1
    401 MULBERRY AVENUE                8.750          1,109.25         77
                                       8.500          1,109.25      185,000.00
    LAKE HAVASU CIT  AZ   86403          1            02/25/97         00
    0430181081                           05           04/01/97          0
    4376778                              O            03/01/27
    0


    1565112          964/G02             F          112,200.00         ZZ
                                         360        112,200.00          1
    1284 WEST 23RD STREET              7.875            813.53         75
                                       7.625            813.53      150,000.00
    SAN PEDRO (AREA  CA   90731          2            03/01/97         00
    0430178657                           05           05/01/97          0
    23244                                O            04/01/27
    0


1


    1565125          E22/G02             F           62,000.00         ZZ
                                         360         61,971.07          1
    305 RUMELY STREET                  9.750            532.68         82
                                       9.500            532.68       76,000.00
    LAPORTE          IN   46350          2            02/28/97         04
    0410356430                           05           04/01/97         20
    410356430                            N            03/01/27
    0


    1565126          E22/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    1455 DESOTO                        9.500            294.30         70
                                       9.250            294.30       50,000.00
    YPSILANTI TOWNS  MI   48197          5            03/13/97         00
    0410307987                           05           05/01/97          0
    410307987                            N            04/01/27
    0


    1565127          E22/G02             F           20,800.00         ZZ
                                         360         20,800.00          1
    8040 SUNRISE LAKES DRIVE           9.000            167.36         80
    UNIT #203                          8.750            167.36       26,000.00
    SUNRISE          FL   33322          1            03/14/97         00
    0410376784                           01           05/01/97          0
    410376784                            O            04/01/27
    0


    1565129          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    9455 NW FLAGLER STREET             9.000            289.66         80
    UNIT # 305C                        8.750            289.66       45,000.00
    MIAMI            FL   33174          1            03/14/97         00
    0410354823                           08           05/01/97          0
    410354823                            O            04/01/27
    0


    1565132          E22/G02             F          176,950.00         T
                                         360        176,950.00          1
    12925 HYLAND CIRCLE                9.500          1,487.89         75
                                       9.250          1,487.89      235,962.00
    BOCA RATON       FL   33428          1            03/14/97         00
    0410244081                           03           05/01/97          0
    410244081                            O            04/01/27
    0


    1565133          E22/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
    515 NE 26 DRIVE                    9.125            626.50         70
                                       8.875            626.50      110,000.00
1


    WILTON MANORS    FL   33334          5            03/13/97         00
    0410354237                           05           05/01/97          0
    410354237                            N            04/01/27
    0


    1565140          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    18 DORCHESTER CIRCLE               8.875            795.64         63
                                       8.625            795.64      161,000.00
    PALM BEACH GARD  FL   33418          1            03/14/97         00
    0410354567                           03           05/01/97          0
    410354567                            O            04/01/27
    0


    1565143          E22/G02             F           28,000.00         ZZ
                                         360         28,000.00          1
    9650 SIMPLICITY DRIVE              8.750            220.28         80
                                       8.500            220.28       35,000.00
    SAN ANTONIO      TX   78245          2            03/05/97         04
    0410323356                           05           05/01/97         12
    410323356                            N            04/01/27
    0


    1565145          E22/G02             F           33,200.00         ZZ
                                         360         33,200.00          1
    9727 BRATTON DRIVE                 8.750            261.18         80
                                       8.500            261.18       41,500.00
    SAN ANTONIO      TX   78245          2            03/11/97         04
    0410320477                           05           05/01/97         12
    410320477                            N            04/01/27
    0


    1565146          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    9723 BRATTON DRIVE                 8.750            236.01         80
                                       8.500            236.01       37,500.00
    SAN ANTONIO      TX   78245          2            03/11/97         04
    0410323364                           05           05/01/97         12
    410323364                            N            04/01/27
    0


    1565158          E22/G02             F          126,900.00         ZZ
                                         360        126,900.00          1
    4028 ACADEMY STREET                9.500          1,067.04         90
                                       9.250          1,067.04      141,000.00
    BELLINGHAM       WA   98226          1            03/13/97         04
    0410218705                           05           05/01/97         25
    410218705                            N            04/01/27
    0
1




    1565160          E22/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
    10102 BEATRICE CIRCLE              9.000            977.62         90
                                       8.750            977.62      135,000.00
    BUENA PARK       CA   90620          1            03/11/97         04
    0410296255                           05           05/01/97         25
    410296255                            N            04/01/27
    0


    1565162          E22/G02             F          129,500.00         ZZ
                                         360        129,500.00          2
    6129 IVAR AVENUE                   8.750          1,018.78         58
                                       8.500          1,018.78      226,000.00
    TEMPLE CITY      CA   91780          2            03/13/97         00
    0410296511                           05           05/01/97          0
    410296511                            N            04/01/27
    0


    1565186          405/405             F           95,000.00         ZZ
                                         360         94,946.73          3
    410 NORTH STREET                   8.875            755.87         53
                                       8.625            755.87      182,000.00
    DOYLESTOWN       PA   18901          5            02/26/97         00
    4137329                              05           04/01/97          0
    4137329                              N            03/01/27
    0


    1565190          526/G02             F           23,850.00         ZZ
                                         360         23,837.95          1
    2152 SOUTH WACO STREET             9.375            198.38         90
                                       9.125            198.38       26,500.00
    WICHITA          KS   67213          1            02/26/97         10
    0430184549                           05           04/01/97         25
    167520                               N            03/01/27
    0


    1565206          526/G02             F           73,800.00         ZZ
                                         360         73,757.54          1
    17007 VALLEY LANE                  8.750            580.59         90
                                       8.500            580.59       82,000.00
    OKLAHOMA CITY    OK   73034          1            02/28/97         10
    0430185231                           05           04/01/97         25
    09161974                             N            03/01/27
    0


    1565208          369/G02             F           95,400.00         ZZ
                                         360         95,350.53          4
1


    156 E INGRAM STREET                9.250            784.84         90
                                       9.000            784.84      106,000.00
    MESA             AZ   85201          1            02/28/97         01
    0430181347                           05           04/01/97         25
    0060115730                           N            03/01/27
    0


    1565211          737/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
    11203 CONIFER MOUNTAIN ROAD        8.375            966.81         78
                                       8.125            966.81      165,000.00
    CONIFER          CO   80433          2            03/05/97         00
    0430181248                           05           05/01/97          0
    573276                               O            04/01/27
    0


    1565287          369/G02             F          208,000.00         ZZ
                                         360        207,883.38          1
    5701 CAMELOT DRIVE                 8.875          1,654.95         80
                                       8.625          1,654.95      260,000.00
    CHARLOTTE        NC   28270          1            02/27/97         00
    0430181206                           05           04/01/97          0
    0060082716                           O            03/01/27
    0


    1565288          568/G02             F           69,750.00         ZZ
                                         360         69,750.00          3
    305 S. ALLEN                       9.125            567.51         90
                                       8.875            567.51       77,500.00
    MESA             AZ   85203          1            03/26/97         01
    0430194654                           05           05/01/97         25
    808531                               N            04/01/27
    0


    1565291          637/G02             F          251,750.00         ZZ
                                         360        251,011.70          2
    595 E 3RD ST                       9.625          2,139.85         95
                                       9.375          2,139.85      265,000.00
    BROOKLYN         NY   11218          1            09/19/96         04
    0430179218                           05           11/01/96         30
    9225491                              O            10/01/26
    0


    1565293          568/G02             F           69,750.00         ZZ
                                         360         69,750.00          3
    301 S. ALLEN                       9.125            567.51         90
                                       8.875            567.51       77,500.00
    MESA             AZ   85203          1            03/26/97         01
    0430194670                           05           05/01/97         25
1


    808530                               N            04/01/27
    0


    1565296          961/G02             F           56,700.00         ZZ
                                         360         56,666.52          1
    6505 LOWRY LANE                    8.625            441.01         90
                                       8.375            441.01       63,000.00
    FRAZIER PARK     CA   93225          1            02/24/97         10
    0430193458                           05           04/01/97         25
    09109796                             N            03/01/27
    0


    1565297          227/G02             F          241,600.00         ZZ
                                         360        241,468.03          1
    8201 BELL LANE                     9.000          1,943.97         80
                                       8.750          1,943.97      302,000.00
    VIENNA           VA   22182          2            02/28/97         00
    0430179341                           05           04/01/97          0
    1666036                              O            03/01/27
    0


    1565300          H13/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    535 HUDSON AVENUE                  9.250            460.70         80
                                       9.000            460.70       70,000.00
    MILFORD          OH   45150          1            03/25/97         04
    0430191668                           05           05/01/97         12
    41140488                             N            04/01/27
    0


    1565351          267/267             F          179,200.00         ZZ
                                         360        179,200.00          1
    1356 THOMPSON AVENUE               7.750          1,283.82         80
                                       7.500          1,283.82      224,000.00
    GLENDALE         CA   91201          1            03/04/97         00
    4432429                              05           05/01/97          0
    4432429                              O            04/01/27
    0


    1565407          267/267             F          224,000.00         ZZ
                                         360        224,000.00          1
    250 S ARROYO BLVD                  7.750          1,604.77         34
                                       7.500          1,604.77      670,000.00
    PASADENA         CA   91105          2            02/24/97         00
    4435362                              05           05/01/97          0
    4435362                              O            04/01/27
    0


1


    1565415          776/G02             F           91,200.00         ZZ
                                         360         91,148.87          1
    4301 FULTON AVENUE #203            8.875            725.63         80
    (SHERMAN OAKS AREA)                8.625            725.63      114,000.00
    LOS ANGELES      CA   91423          1            02/26/97         00
    0430183251                           01           04/01/97          0
    2142844                              O            03/01/27
    0


    1565416          664/G02             F          144,900.00         ZZ
                                         360        144,900.00          1
    12 164TH STREET SOUTHWEST          8.875          1,152.89         90
                                       8.625          1,152.89      161,000.00
    BOTHELL          WA   98012          1            03/10/97         10
    0430182444                           05           05/01/97         25
    2264232                              N            04/01/27
    0


    1565419          776/G02             F          156,000.00         ZZ
                                         360        155,916.98          1
    410 TWELFTH AVENUE                 9.125          1,269.27         60
                                       8.875          1,269.27      260,000.00
    SANTA CRUZ       CA   95062          5            02/19/97         00
    0430183244                           05           04/01/97          0
    6243025                              N            03/01/27
    0


    1565430          881/G02             F          215,200.00         ZZ
                                         360        215,200.00          1
    32 SANTA VICTORIA AISLE            8.500          1,654.70         80
                                       8.250          1,654.70      269,000.00
    IRVINE           CA   92606          1            03/11/97         00
    0430183871                           03           05/01/97          0
    104245                               O            04/01/27
    0


    1565452          696/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    18578 DETTINGTON COURT             8.250          1,652.79         79
                                       8.000          1,652.79      281,650.00
    LEESBURG         VA   20175          1            03/14/97         00
    0430185108                           03           05/01/97          0
    3014971                              O            04/01/27
    0


    1565454          201/G02             F           46,450.00         ZZ
                                         360         46,397.72          1
    622 KING RICHARD ROAD              8.875            369.58         65
                                       8.625            369.58       71,500.00
1


    IRVING           TX   75061          5            01/30/97         00
    0430178376                           05           03/01/97          0
    8800964895                           N            02/01/27
    0


    1565481          626/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
    1025 VENTURA DRIVE                 8.500            749.70         84
                                       8.250            749.70      116,700.00
    MODESTO          CA   95350          2            03/03/97         10
    0430177105                           05           05/01/97         25
    6702955                              N            04/01/27
    0


    1565482          F60/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    1534 4 H CLUB ROAD                 9.000            482.77         69
                                       8.750            482.77       87,500.00
    DENHAM SPRINGS   LA   70726          5            03/14/97         00
    0430179655                           05           05/01/97          0
    62576                                O            04/01/27
    0


    1565488          B75/G02             F          130,300.00         ZZ
                                         360        130,223.07          1
    24219 101ST PLACE SOUTHEAST        8.625          1,013.46         80
                                       8.375          1,013.46      162,900.00
    KENT             WA   98032          1            02/26/97         00
    0430182337                           03           04/01/97          0
    2924439                              O            03/01/27
    0


    1565489          180/G02             F          157,455.00         ZZ
                                         360        157,455.00          4
    11610 APRIL DRIVE                  9.125          1,281.11         90
                                       8.875          1,281.11      174,950.00
    AUSTIN           TX   78753          1            03/03/97         04
    0430182030                           05           05/01/97         25
    4763926                              N            04/01/27
    0


    1565490          E29/G02             F          161,400.00         ZZ
                                         360        161,400.00          1
    5136 SOUTH ARGONNE STREET          8.750          1,269.73         80
                                       8.500          1,269.73      203,000.00
    AURORA           CO   80015          1            03/18/97         00
    0430181636                           03           05/01/97          0
    19703027                             O            04/01/27
    0
1




    1565491          B75/G02             F          150,000.00         ZZ
                                         360        149,913.70          1
    15823 NORTH EAGLES NEST DRIVE      8.750          1,180.05         66
                                       8.500          1,180.05      228,000.00
    FOUNTAIN HILLS   AZ   85268          2            02/21/97         00
    0430192443                           05           04/01/97          0
    2479475                              O            03/01/27
    0


    1565503          926/926             F          220,000.00         ZZ
                                         360        220,000.00          1
    24 SPARWHEEL LANE                  8.375          1,672.16         80
                                       8.125          1,672.16      275,000.00
    HILTON HEAD ISL  SC   29926          5            03/13/97         00
    UNKNOWN                              03           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1565506          B28/G02             F          128,750.00         ZZ
                                         360        128,750.00          1
    6101 ELK LANE                      8.750          1,012.88         75
                                       8.500          1,012.88      172,000.00
    BASALT           CO   81621          5            03/05/97         00
    0430177865                           01           05/01/97          0
    02970170                             O            04/01/27
    0


    1565533          E22/G02             F          163,500.00         ZZ
                                         360        163,500.00          1
    325 KUZMIC LANE                    8.750          1,286.26         72
                                       8.500          1,286.26      229,500.00
    CORAM            MT   59913          5            03/14/97         00
    0410218713                           05           05/01/97          0
    410218713                            O            04/01/27
    0


    1565539          E22/G02             F          111,300.00         ZZ
                                         360        111,300.00          1
    32 SUNLIT CIRCLE                   9.000            895.54         62
                                       8.750            895.54      182,000.00
    SACRAMENTO       CA   95831          2            03/14/97         00
    0410277636                           05           05/01/97          0
    410277636                            O            04/01/27
    0


    1565540          E22/G02             F          199,875.00         ZZ
                                         360        199,875.00          1
1


    1040 MAXWELL STREET                9.000          1,608.24         75
                                       8.750          1,608.24      266,500.00
    HEALDSBURG       CA   95448          5            03/11/97         00
    0410360713                           05           05/01/97          0
    410360713                            O            04/01/27
    0


    1565551          E22/G02             F           45,900.00         ZZ
                                         360         45,900.00          1
    315 E. SARATOGA                    9.250            377.61         90
                                       9.000            377.61       51,000.00
    FERNDALE         MI   48220          1            03/14/97         04
    0410367734                           05           05/01/97         25
    410367734                            N            04/01/27
    0


    1565552          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    7547 SOUTHPOINTE PLACE             9.625            497.24         90
                                       9.375            497.24       65,000.00
    PENSACOLA        FL   32514          1            03/17/97         04
    0410350391                           05           05/01/97         25
    410350391                            N            04/01/27
    0


    1565553          E22/G02             F           42,300.00         ZZ
                                         360         42,279.20          1
    1016 E STEWART STREET              9.500            355.68         90
                                       9.250            355.68       47,000.00
    DAYTON           OH   45410          1            02/28/97         04
    0410362743                           05           04/01/97         25
    410362743                            N            03/01/27
    0


    1565556          E22/G02             F           50,400.00         ZZ
                                         360         50,400.00          1
    5 N HIGHLAND AVE                   8.750            396.50         80
                                       8.500            396.50       63,000.00
    YORK             PA   17404          5            03/05/97         00
    0410356356                           05           05/01/97          0
    410356356                            O            04/01/27
    0


    1565557          E22/G02             F          181,000.00         ZZ
                                         360        181,000.00          2
    525 THIRD ST.                      9.500          1,521.95         65
                                       9.250          1,521.95      281,536.00
    PALISADES PARK   NJ   07650          2            03/06/97         00
    0410348320                           05           05/01/97          0
1


    410348320                            O            04/01/27
    0


    1565561          E22/G02             F          446,000.00         ZZ
                                         360        446,000.00          1
    10460 BLUFF CIRCLE                 8.875          3,548.58         87
                                       8.625          3,548.58      516,600.00
    CHANHASSEN       MN   55318          1            03/17/97         04
    0410207385                           03           05/01/97         25
    410207385                            O            04/01/27
    0


    1565621          526/G02             F           61,000.00         ZZ
                                         360         60,964.90          1
    2901 SOUTH DEXTER WAY              8.750            479.89         64
                                       8.500            479.89       96,000.00
    DENVER           CO   80222          1            02/27/97         00
    0430184564                           05           04/01/97          0
    9161954                              O            03/01/27
    0


    1565646          003/G02             F           39,600.00         ZZ
                                         360         39,578.36          1
    300 PEACHTREE ST 24 F              9.000            318.64         90
                                       8.750            318.64       44,000.00
    ATLANTA          GA   30308          1            02/28/97         10
    0430186171                           06           04/01/97         25
    3791456                              N            03/01/27
    0


    1565657          313/G02             F          193,600.00         ZZ
                                         360        193,600.00          1
    2314 MACLAURA HALL AVENUE          8.625          1,505.81         80
                                       8.375          1,505.81      244,000.00
    CHARLESTON       SC   29414          1            03/26/97         00
    0430192427                           05           05/01/97          0
    6036164                              O            04/01/27
    0


    1565669          766/G02             F           94,500.00         ZZ
                                         360         94,500.00          2
    1125 NE 17 TERRACE                 9.500            794.61         75
                                       9.250            794.61      126,000.00
    FT LAUDERDALE    FL   33304          1            03/13/97         00
    0430182634                           05           05/01/97          0
    97ML0029                             N            04/01/27
    0


1


    1565695          003/G02             F          132,750.00         ZZ
                                         360        132,750.00          4
    7826 NW 40TH STREET                8.875          1,056.22         75
                                       8.625          1,056.22      177,000.00
    CORAL SPRINGS    FL   33065          1            03/14/97         00
    0430184499                           05           05/01/97          0
    3795895                              N            04/01/27
    0


    1565703          286/286             F           45,600.00         ZZ
                                         360         45,570.92          1
    1826 PUEBLO DRIVE                  8.250            342.58         60
                                       8.000            342.58       76,000.00
    GARLAND          TX   75040          1            02/24/97         00
    09163485                             05           04/01/97          0
    09163485                             O            03/01/27
    0


    1565710          B35/G02             F          422,500.00         T
                                         360        422,500.00          1
    1351 LANCIA DRIVE                  9.250          3,475.81         65
                                       9.000          3,475.81      650,000.00
    MCLEAN           VA   22102          1            03/25/97         00
    0430184432                           07           05/01/97          0
    9782010263                           O            04/01/27
    0


    1565878          377/377             F           85,500.00         ZZ
                                         360         85,500.00          1
    2036 WATERFORD PLACE               8.250            642.34         90
                                       8.000            642.34       95,000.00
    BIRMINGHAM       AL   35244          1            03/14/97         01
    3656808                              01           05/01/97         25
    3656808                              O            04/01/27
    0


    1565885          E26/G02             F          125,100.00         ZZ
                                         360        125,100.00          1
    310 ARLINGTON AVE  408             9.000          1,006.59         90
                                       8.750          1,006.59      139,000.00
    CHARLOTTE        NC   28203          1            03/17/97         01
    0430180943                           01           05/01/97         35
    50700260                             N            04/01/27
    0


    1565889          498/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
    538 SOUTH CANDLER STREET           9.000            418.41         61
                                       8.750            418.41       86,000.00
1


    DECATUR          GA   30030          5            03/13/97         00
    0430182766                           05           05/01/97          0
    UNKNOWN                              N            04/01/27
    0


    1565891          561/G02             F          213,750.00         ZZ
                                         360        213,750.00          2
    30 OAKWOOD AVENUE                  9.500          1,797.33         95
                                       9.250          1,797.33      225,000.00
    KEARNY           NJ   07032          1            03/07/97         10
    0430181107                           05           05/01/97         30
    8997165                              O            04/01/27
    0


    1565893          F60/G02             F          231,200.00         ZZ
                                         360        231,200.00          1
    3737 LAKE TIMBERLANE DRIVE         9.000          1,860.29         80
                                       8.750          1,860.29      289,000.00
    GRETNA           LA   70056          1            03/14/97         00
    0430189415                           05           05/01/97          0
    442766                               O            04/01/27
    0


    1565894          286/286             F          107,100.00         ZZ
                                         360        107,041.49          2
    2115 CHESTERLAND AVENUE            9.000            861.76         90
                                       8.750            861.76      119,000.00
    LAKEWOOD         OH   44107          1            02/26/97         04
    09161165                             05           04/01/97         25
    09161165                             N            03/01/27
    0


    1565902          E22/G02             F           71,900.00         ZZ
                                         360         71,856.44          1
    7622 OWENS DR                      8.500            552.85         80
                                       8.250            552.85       89,900.00
    NEWBURGH         IN   47630          1            03/05/97         00
    0410363220                           05           04/01/97          0
    410363220                            O            03/01/27
    0


    1565904          830/830             F           56,000.00         ZZ
                                         360         55,964.29          1
    713 TIOGA TRAIL                    8.250            420.71         80
                                       8.000            420.71       70,000.00
    WILLOUGHBY       OH   44094          5            02/27/97         00
    530100                               05           04/01/97          0
    530100                               O            03/01/27
    0
1




    1565905          E23/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    5021 NORTH 78TH STREET             9.125            813.63         66
                                       8.875            813.63      153,000.00
    SCOTTSDALE       AZ   85250          1            03/18/97         00
    0430181024                           09           05/01/97          0
    110796                               O            04/01/27
    0


    1565918          573/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    10215 WHITE OWL DRIVE              8.375            874.09         70
                                       8.125            874.09      165,000.00
    RENO             NV   89506          1            03/05/97         00
    0430182519                           05           05/01/97          0
    114310                               O            04/01/27
    0


    1565919          664/G02             F           29,700.00         ZZ
                                         360         29,700.00          2
    929 6TH AVENUE                     8.875            236.31         90
                                       8.625            236.31       33,000.00
    ROCKFORD         IL   61104          1            03/14/97         01
    0430184473                           05           05/01/97         25
    2278398                              N            04/01/27
    0


    1565920          E57/G02             F           45,850.00         ZZ
                                         360         45,850.00          1
    1370 NORTH FARRIS AVENUE           9.500            385.53         70
                                       9.250            385.53       65,500.00
    FRESNO           CA   93728          5            03/12/97         00
    0430181651                           05           05/01/97          0
    60632006350                          N            04/01/27
    0


    1565923          637/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    154 BLUE SPRUCE DRIVE              8.750          1,479.00         75
                                       8.500          1,479.00      254,000.00
    EVERGREEN        CO   80439          1            03/12/97         00
    0430182584                           05           05/01/97          0
    9633074                              O            04/01/27
    0


    1565925          776/G02             F          173,150.00         ZZ
                                         360        173,150.00          1
1


    3 NIBLICK LANE                     8.500          1,331.37         80
                                       8.250          1,331.37      216,490.00
    COTO DE CAZA     CA   92679          1            03/07/97         00
    0430187047                           01           05/01/97          0
    6143244                              O            04/01/27
    0


    1565932          201/G02             F           34,200.00         ZZ
                                         360         34,200.00          1
    4806 CAROLINE STREET               8.750            269.06         90
                                       8.500            269.06       38,000.00
    SEABROOK         TX   77586          1            03/05/97         01
    0430182626                           05           05/01/97         25
    7800964954                           N            04/01/27
    0


    1565946          964/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
    28 MARINERO CIRCLE #32             8.000          1,966.49         80
                                       7.750          1,966.49      335,000.00
    TIBURON          CA   94920          1            02/27/97         00
    0430180307                           01           05/01/97          0
    23314                                O            04/01/27
    0


    1565947          227/G02             F          105,700.00         ZZ
                                         360        105,700.00          1
    3923 EAST TREMAINE AVENUE          7.750            757.25         80
                                       7.500            757.25      132,151.00
    GILBERT          AZ   85234          1            03/05/97         00
    0430181271                           03           05/01/97          0
    1694775                              O            04/01/27
    0


    1565951          686/G02             F           35,250.00         ZZ
                                         360         35,250.00          1
    191 PRESIDENTIAL BLVD #606         8.250            264.83         75
                                       8.000            264.83       47,000.00
    BALA CYNWYD      PA   19004          1            03/11/97         00
    0430189993                           06           05/01/97          0
    817685092                            O            04/01/27
    0


    1565954          686/G02             F          263,000.00         ZZ
                                         360        263,000.00          1
    7157 NW 68 DRIVE                   8.250          1,975.84         80
                                       8.000          1,975.84      328,750.00
    PARKLAND         FL   33067          1            03/10/97         00
    0430189928                           03           05/01/97          0
1


    818109332                            O            04/01/27
    0


    1566021          209/G02             F          256,350.00         ZZ
                                         360        255,753.55          1
    105 MIDTOWN ROAD                   8.750          2,016.71         80
                                       8.500          2,016.71      320,460.00
    GAITHERSBURG     MD   20878          1            11/26/96         00
    0430183657                           09           01/01/97          0
    961640721                            O            12/01/26
    0


    1566108          E22/G02             F           73,800.00         ZZ
                                         360         73,800.00          1
    28791 E. BROADWAY                  9.750            634.06         90
                                       9.500            634.06       82,000.00
    WALBRIDGE        OH   43465          1            03/13/97         01
    0410279673                           05           05/01/97         25
    410279673                            N            04/01/27
    0


    1566110          E22/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
    12910 WINDSONG COURT               8.750          3,776.16         80
                                       8.500          3,776.16      600,000.00
    AUBURN           CA   95602          5            03/13/97         00
    0410277693                           03           05/01/97          0
    410277693                            O            04/01/27
    0


    1566113          E22/G02             F          187,500.00         ZZ
                                         360        187,500.00          4
    3019-3025 SOUTHEAST 11TH AVENU     9.000          1,508.67         75
                                       8.750          1,508.67      250,000.00
    PORTLAND         OR   97202          1            03/13/97         00
    0410368252                           05           05/01/97          0
    410368252                            N            04/01/27
    0


    1566115          E22/G02             F           95,600.00         ZZ
                                         360         95,600.00          1
    10 BRONCO DRIVE                    8.750            752.09         80
                                       8.500            752.09      119,600.00
    BOZEMAN          MT   59715          1            03/17/97         00
    0410218564                           05           05/01/97          0
    410218564                            O            04/01/27
    0


1


    1566116          E22/G02             F           77,500.00         ZZ
                                         360         77,500.00          1
    1916 S HEASTON ROAD                9.000            623.58         66
                                       8.750            623.58      118,000.00
    EL RENO          OK   73036          2            03/12/97         00
    0410269112                           05           05/01/97          0
    410269112                            O            04/01/27
    0


    1566120          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    WEST HILL ROAD                     8.750          1,730.74         58
                                       8.500          1,730.74      380,000.00
    MORRISTOWN       VT   05661          5            03/12/97         00
    0410354682                           05           05/01/97          0
    410354682                            O            04/01/27
    0


    1566123          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
    1139 EAGLE RIDGE DRIVE             8.750          1,510.46         80
                                       8.500          1,510.46      240,000.00
    EL PASO          TX   79912          2            03/12/97         00
    0410312847                           05           05/01/97          0
    410312847                            O            04/01/27
    0


    1566125          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    705 SE 3RD AVENUE                  8.500            984.21         80
                                       8.250            984.21      160,000.00
    DANIA            FL   33004          5            03/14/97         00
    0410353866                           05           05/01/97          0
    410353866                            O            04/01/27
    0


    1566132          E22/G02             F          148,000.00         T
                                         360        148,000.00          1
    7532 ADVENTURE AVENUE              9.250          1,217.56         80
                                       9.000          1,217.56      185,000.00
    NORTH BAY VILLA  FL   33141          1            03/18/97         95
    0410348403                           05           05/01/97          0
    410348403                            O            04/01/27
    0


    1566136          E22/G02             F           40,000.00         T
                                         360         40,000.00          1
    7727 SW 8 STREET UNIT #412         9.000            321.85         80
                                       8.750            321.85       50,000.00
1


    MIAMI            FL   33143          1            03/06/97         95
    0410353874                           01           05/01/97          0
    410353874                            O            04/01/27
    0


    1566137          E22/G02             F           41,600.00         ZZ
                                         360         41,600.00          1
    4202 PIGG MATTOX ROAD              9.375            346.01         65
                                       9.125            346.01       64,000.00
    MONROE           NC   28111          5            03/18/97         00
    0410353155                           05           05/01/97          0
    410353155                            N            04/01/27
    0


    1566146          E23/G02             F          183,400.00         ZZ
                                         360        183,400.00          1
    457 G AVENUE #C                    9.000          1,475.68         70
                                       8.750          1,475.68      262,000.00
    CORONADO         CA   92118          1            03/28/97         00
    0430194043                           01           05/01/97          0
    111099                               N            04/01/27
    0


    1566179          526/G02             F          191,250.00         ZZ
                                         240        190,977.02          4
    916 INDIANA STREET                 9.375          1,767.12         90
                                       9.125          1,767.12      212,500.00
    LAWRENCE         KS   66044          1            02/28/97         04
    0430188292                           05           04/01/97         30
    09161975                             N            03/01/17
    0


    1566183          526/G02             F          191,250.00         ZZ
                                         360        191,153.41          4
    919 INDIANA STREET                 9.375          1,590.73         90
                                       9.125          1,590.73      212,500.00
    LAWRENCE         KS   66044          1            02/28/97         04
    0430188367                           05           04/01/97         30
    09161973                             N            03/01/27
    0


    1566188          526/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    7021 NW 49TH COURT                 8.750            786.71         80
                                       8.500            786.71      125,000.00
    LAUDERHILL       FL   33319          1            03/07/97         00
    0430188391                           05           05/01/97          0
    00165661                             O            04/01/27
    0
1




    1566191          369/G02             F          109,550.00         ZZ
                                         360        109,485.32          1
    3314 SOMERSET LANE                 8.625            852.07         80
                                       8.375            852.07      137,400.00
    DEER PARK        TX   77536          1            02/11/97         00
    0430187153                           03           04/01/97          0
    60442209                             O            03/01/27
    0


    1566193          369/G02             F          109,900.00         ZZ
                                         360        109,900.00          1
    2521 BEDFORD COURT                 8.500            845.04         43
                                       8.250            845.04      260,000.00
    FORT COLLINS     CO   80526          1            02/26/97         00
    0430186106                           03           05/01/97          0
    49316631                             O            04/01/27
    0


    1566194          369/G02             F          121,600.00         ZZ
                                         360        121,530.04          1
    515 S GRANT STREET                 8.750            956.63         80
                                       8.500            956.63      152,000.00
    DENVER           CO   80209          1            02/28/97         00
    0430182899                           05           04/01/97          0
    60493426                             O            03/01/27
    0


    1566199          369/G02             F           96,300.00         ZZ
                                         360         96,250.07          1
    112 W INGLEWOOD STREET             9.250            792.24         90
                                       9.000            792.24      107,000.00
    MESA             AZ   85201          1            02/28/97         01
    0430182600                           05           04/01/97         25
    60115722                             N            03/01/27
    0


    1566200          E60/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    810 BRENTLY AVENUE                 8.000          1,063.96         79
                                       7.750          1,063.96      185,000.00
    CAMARILLO        CA   93010          1            03/17/97         00
    0430183640                           05           05/01/97          0
    510225                               O            04/01/27
    0


    1566207          688/G02             F           74,150.00         ZZ
                                         360         74,150.00          1
1


    4011 PARKSIDE DRIVE                8.875            589.97         90
                                       8.625            589.97       82,400.00
    DALLAS           TX   75209          1            03/06/97         10
    0430185033                           05           05/01/97         25
    43289                                N            04/01/27
    0


    1566215          731/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
    2411 LAUGHLIN AVENUE               8.375          1,010.90         57
                                       8.125          1,010.90      235,000.00
    LA CRESCENTA AR  CA   91214          5            03/13/97         00
    0430186965                           05           05/01/97          0
    6000177                              O            04/01/27
    0


    1566217          201/G02             F           34,200.00         ZZ
                                         360         34,200.00          1
    4817 CEDAR STREET                  8.750            269.06         90
                                       8.500            269.06       38,000.00
    SEABROOK         TX   77586          1            03/05/97         10
    0430182436                           05           05/01/97         25
    7800964970                           N            04/01/27
    0


    1566218          731/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    4341 WEST SARAH STREET #5          9.500          1,076.29         80
                                       9.250          1,076.29      160,000.00
    BURBANK          CA   91505          1            03/17/97         00
    0430185058                           01           05/01/97          0
    413313357                            O            04/01/27
    0


    1566237          455/G02             F          194,000.00         ZZ
                                         360        193,896.76          1
    370 SPINDLE COURT                  9.125          1,578.45         80
                                       8.875          1,578.45      242,500.00
    DUNWOODY         GA   30350          1            02/28/97         00
    0430184507                           05           04/01/97          0
    54779                                O            03/01/27
    0


    1566244          514/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    500 EVANSTON ROAD                  8.625            544.45         56
                                       8.375            544.45      125,000.00
    TIPP CITY        OH   45371          1            03/07/97         00
    0430187377                           05           05/01/97          0
1


    360161                               O            04/01/27
    0


    1566249          957/G02             F           91,500.00         ZZ
                                         360         91,500.00          1
    2500 YORKSHIRE DRIVE               8.875            728.02         75
                                       8.625            728.02      122,000.00
    IRVING           TX   75038          1            03/10/97         00
    0430187211                           05           05/01/97          0
    0180028383                           N            04/01/27
    0


    1566258          253/253             F           40,500.00         ZZ
                                         360         40,500.00          1
    2612 CUSTER PARKWAY #A             9.125            329.53         90
                                       8.875            329.53       45,000.00
    RICHARDSON       TX   75080          1            03/17/97         01
    327265                               01           05/01/97         25
    327265                               N            04/01/27
    0


    1566269          369/G02             F           29,700.00         ZZ
                                         360         29,683.78          1
    1724 HEMPHILL DRIVE                9.000            238.97         90
                                       8.750            238.97       33,000.00
    DALLAS           TX   75216          1            02/24/97         01
    0430187195                           05           04/01/97         25
    60418076                             N            03/01/27
    0


    1566270          369/G02             F           95,800.00         T
                                         360         95,744.88          1
    6420 E SETTLERS RUN ROAD           8.750            753.66         59
                                       8.500            753.66      163,000.00
    FLAGSTAFF        AZ   86004          1            02/07/97         00
    0430194316                           09           04/01/97          0
    49346927                             O            03/01/27
    0


    1566275          F34/G02             F          105,200.00         ZZ
                                         360        105,200.00          1
    20965 DEL CASA DRIVE               8.750            827.61         80
                                       8.500            827.61      131,500.00
    BOCA RATON       FL   33433          1            03/19/97         00
    0430187559                           03           05/01/97          0
    9700125                              O            04/01/27
    0


1


    1566280          455/G02             F          186,800.00         ZZ
                                         360        186,689.71          1
    5608 GUYTON COURT                  8.625          1,452.92         80
                                       8.375          1,452.92      233,500.00
    NORCROSS         GA   30092          1            02/28/97         00
    0430184465                           05           04/01/97          0
    54761                                O            03/01/27
    0


    1566285          B75/G02             F           81,500.00         ZZ
                                         360         81,451.88          1
    3212 SOUTHEAST DIVISION STREET     8.625            633.90         61
                                       8.375            633.90      135,000.00
    PORTLAND         OR   97202          5            02/27/97         00
    0430189282                           05           04/01/97          0
    2923464                              O            03/01/27
    0


    1566288          B75/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
    3354 NORTH 151ST DRIVE             8.500          1,522.45         80
                                       8.250          1,522.45      247,525.00
    GOODYEAR         AZ   85338          1            03/06/97         00
    0430189324                           03           05/01/97          0
    2923613                              O            04/01/27
    0


    1566289          B75/G02             F          174,400.00         ZZ
                                         360        174,291.60          1
    1460 SHEWMAKER COURT               8.375          1,325.57         80
                                       8.125          1,325.57      218,000.00
    RENO             NV   89509          1            02/27/97         00
    0430190991                           05           04/01/97          0
    2901916                              O            03/01/27
    0


    1566396          129/G02             F          100,400.00         ZZ
                                         360        100,345.15          1
    4485 WILLOW POINT LANE             9.000            807.85         80
                                       8.750            807.85      125,500.00
    KALAMAZOO        MI   49004          1            02/25/97         00
    0430183582                           05           04/01/97          0
    3800021176                           O            03/01/27
    0


    1566403          455/G02             F           80,000.00         ZZ
                                         360         79,951.53          2
    1134 ST. AUGUSTINE PLACE           8.500            615.14         36
                                       8.250            615.14      228,500.00
1


    ATLANTA          GA   30306          1            02/28/97         00
    0430183749                           05           04/01/97          0
    54772                                O            03/01/27
    0


    1566407          A06/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    1111 MICHELSON                     8.875            676.30         68
                                       8.625            676.30      125,000.00
    ROCHESTER HILLS  MI   48307          5            03/20/97         00
    0430183665                           05           05/01/97          0
    1000009701285                        N            04/01/27
    0


    1566437          E22/G02             F          233,750.00         ZZ
                                         360        233,750.00          1
    685 BECK                           9.000          1,880.81         85
                                       8.750          1,880.81      275,000.00
    CANTON TOWNSHIP  MI   48187          5            03/14/97         04
    0410362917                           05           05/01/97         12
    410362917                            O            04/01/27
    0


    1566438          E22/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
    3707 FAIRFIELD DRIVE               8.750            582.16         63
                                       8.500            582.16      119,225.00
    CLERMONT         FL   34711          1            03/19/97         00
    0410376354                           03           05/01/97          0
    410376354                            O            04/01/27
    0


    1566439          E22/G02             F           27,200.00         ZZ
                                         360         27,200.00          1
    1125 SOUTH CALUMET STREET          8.750            213.98         80
                                       8.500            213.98       34,000.00
    KOKOMO           IN   46901          1            03/18/97         04
    0410363162                           05           05/01/97         12
    410363162                            N            04/01/27
    0


    1566440          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
    747 COQUINA WAY                    9.375          5,406.37         62
                                       9.125          5,406.37    1,050,000.00
    BOCA RATON       FL   33432          5            03/13/97         00
    0410354369                           05           05/01/97          0
    410354369                            O            04/01/27
    0
1




    1566445          E22/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
    9392 EAST ARBOR DRIVE              9.750            489.72         31
                                       9.500            489.72      189,000.00
    ENGLEWOOD        CO   80112          5            03/19/97         00
    0410314348                           05           05/01/97          0
    410314348                            N            04/01/27
    0


    1566447          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    7214 W. 57TH PLACE                 9.500          1,210.83         90
                                       9.250          1,210.83      160,000.00
    SUMMIT           IL   60501          1            03/20/97         04
    0410207161                           05           05/01/97         25
    410207161                            N            04/01/27
    0


    1566448          E22/G02             F           27,000.00         ZZ
                                         360         27,000.00          1
    260 EL DORADO BLVD #104            8.875            214.82         75
                                       8.625            214.82       36,000.00
    WEBSTER          TX   77598          1            03/19/97         00
    0410368419                           01           05/01/97          0
    410368419                            O            04/01/27
    0


    1566450          E22/G02             F          191,250.00         ZZ
                                         360        191,148.23          1
    7307 CORNELL AVENUE                9.125          1,556.07         85
                                       8.875          1,556.07      225,000.00
    UNIVERSITY CITY  MO   63130          5            02/21/97         23
    0410345359                           03           04/01/97          0
    410345359                            O            03/01/27
    0


    1566451          E22/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    11 BIRDSEYE PLACE                  9.125            500.38         80
                                       8.875            500.38       76,900.00
    PALM COAST       FL   32137          1            03/19/97         00
    0410338388                           05           05/01/97          0
    410338388                            O            04/01/27
    0


    1566452          E22/G02             F          152,550.00         ZZ
                                         360        152,550.00          4
1


    11809 ALPHEUS AVENUE               8.750          1,200.11         90
                                       8.500          1,200.11      169,500.00
    AUSTIN           TX   78759          1            03/18/97         01
    0410368633                           05           05/01/97         25
    410368633                            N            04/01/27
    0


    1566459          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    12305 MYTERRA WAY                  8.125            891.00         48
                                       7.875            891.00      250,000.00
    HERNDON          VA   22071          2            03/14/97         00
    0410352959                           05           05/01/97          0
    410352959                            N            04/01/27
    0


    1566460          E22/G02             F          140,000.00         T
                                         360        140,000.00          1
    320 ARTISTS ROAD #41              10.000          1,228.60         65
                                       9.750          1,228.60      216,000.00
    SANTA FE         NM   87501          5            03/10/97         00
    0410357180                           20           05/01/97          0
    410357180                            O            04/01/27
    0


    1566463          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          2
    1105 SHOREVIEW DRIVE               9.750            859.15         50
                                       9.500            859.15      200,000.00
    ENGLEWOOD        FL   34223          5            03/19/97         00
    0410351951                           05           05/01/97          0
    410351951                            N            04/01/27
    0


    1566467          E22/G02             F          290,950.00         ZZ
                                         360        290,950.00          1
    307 MERCURY WAY                    8.125          2,160.30         80
                                       7.875          2,160.30      363,690.00
    PLEASANT HILL    CA   94523          1            03/14/97         00
    0410360754                           05           05/01/97          0
    410360754                            O            04/01/27
    0


    1566474          E22/G02             F          179,600.00         ZZ
                                         360        179,600.00          1
    161 28TH AVENUE                    8.875          1,428.98         80
                                       8.625          1,428.98      224,500.00
    SEATTLE          WA   98122          1            03/19/97         00
    0410221998                           05           05/01/97          0
1


    410221998                            O            04/01/27
    0


    1566513          526/G02             F          229,200.00         ZZ
                                         360        229,068.13          1
    1418 PINE VIEW ROAD                8.750          1,803.12         80
                                       8.500          1,803.12      286,500.00
    GOLDEN           CO   80403          1            02/24/97         00
    0430190009                           03           04/01/97          0
    9161891                              O            03/01/27
    0


    1566519          526/G02             F           97,200.00         ZZ
                                         360         97,150.91          1
    18211 EAST CRESTLINE CIRCLE        9.375            808.47         90
                                       9.125            808.47      108,000.00
    AURORA           CO   80015          1            02/28/97         10
    0430187021                           05           04/01/97         25
    09161658                             N            03/01/27
    0


    1566530          405/405             F           51,750.00         ZZ
                                         360         51,750.00          1
    2793 MILL RACE DRIVE               9.250            425.74         90
                                       9.000            425.74       57,500.00
    COLUMBUS         OH   43207          1            03/14/97         04
    004135653                            05           05/01/97         25
    004135653                            N            04/01/27
    0


    1566554          480/G02             F           83,250.00         ZZ
                                         360         83,250.00          1
    6730 EAST PRESTON STREET #21       9.125            677.35         90
                                       8.875            677.35       92,500.00
    MESA             AZ   85215          1            03/06/97         04
    0430191122                           03           05/01/97         25
    1971142                              N            04/01/27
    0


    1566556          731/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    3208 MEADOWLARK LANE               8.375            649.86         90
                                       8.125            649.86       95,000.00
    KENNESAW         GA   30144          1            03/17/97         01
    0430185868                           05           05/01/97         25
    3140863616                           N            04/01/27
    0


1


    1566557          731/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
    6305 OAK VALLEY DRIVE              8.375          1,161.39         78
                                       8.125          1,161.39      196,000.00
    CUMMING          GA   30130          1            03/14/97         00
    0430185934                           03           05/01/97          0
    3140663662                           O            04/01/27
    0


    1566561          568/G02             F          313,700.00         ZZ
                                         360        313,095.77          1
    3759 TORREY VIEW COURT             8.250          2,356.72         80
                                       8.000          2,356.72      392,177.00
    SAN DIEGO        CA   92130          1            12/18/96         00
    0430184598                           03           02/01/97          0
    808092                               O            01/01/27
    0


    1566565          593/593             F           44,000.00         ZZ
                                         360         43,921.50          1
    1041 8TH STREET                    8.625            342.23         80
                                       8.375            342.23       55,000.00
    CLARKSTON        WA   99403          1            12/11/96         00
    6264683                              05           02/01/97          0
    6264683                              O            01/01/27
    0


    1566568          593/593             F           71,550.00         ZZ
                                         360         71,422.36          1
    419 SOUTHEAST 4TH AVENUE           8.625            556.51         90
                                       8.375            556.51       79,500.00
    HILLSBORO        OR   97123          1            12/04/96         04
    6936264                              05           02/01/97         25
    6936264                              N            01/01/27
    0


    1566572          593/593             F           47,000.00         ZZ
                                         360         46,918.28          1
    2940 ADAMS AVENUE                  8.750            369.75         62
                                       8.500            369.75       76,000.00
    OGDEN            UT   84403          5            12/20/96         00
    6443303                              05           02/01/97          0
    6443303                              N            01/01/27
    0


    1566574          593/593             F           70,800.00         ZZ
                                         360         70,759.26          2
    430 AND 434 ROBBINS AVENUE         8.750            556.99         80
                                       8.500            556.99       88,500.00
1


    TWIN FALLS       ID   83301          1            02/25/97         04
    6204929                              05           04/01/97         12
    6204929                              N            03/01/27
    0


    1566581          776/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    5272 FARO DRIVE                    8.750            668.70         64
                                       8.500            668.70      133,300.00
    ST LOUIS         MO   63128          1            03/03/97         00
    0430185801                           05           05/01/97          0
    8642626                              O            04/01/27
    0


    1566588          776/G02             F           64,350.00         ZZ
                                         360         64,350.00          1
    2530 SOUTHWEST 6TH AVENUE          9.000            517.77         90
                                       8.750            517.77       71,500.00
    CAMAS            WA   98607          1            03/12/97         04
    0430185884                           05           05/01/97         25
    5041951                              N            04/01/27
    0


    1566598          225/225             F           56,000.00         ZZ
                                         360         55,968.60          2
    5017 58TH STREET                   8.875            445.57         70
                                       8.625            445.57       80,000.00
    SACRAMENTO       CA   95820          5            02/21/97         00
    803907700                            05           04/01/97          0
    803907700                            N            03/01/27
    0


    1566599          664/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
    3524 WETMORE AVENUE                8.875            773.37         90
                                       8.625            773.37      108,000.00
    EVERETT          WA   98201          1            03/13/97         10
    0430187971                           05           05/01/97         25
    2264422                              N            04/01/27
    0


    1566603          664/G02             F           34,850.00         ZZ
                                         360         34,850.00          1
    509 COLONIAL STREET                9.375            289.87         85
                                       9.125            289.87       41,000.00
    FORT WORTH       TX   76111          1            03/17/97         04
    0430186023                           05           05/01/97         20
    2208015                              N            04/01/27
    0
1




    1566605          664/G02             F           40,100.00         ZZ
                                         360         40,100.00          1
    7419 SOUTH MAPLEWOOD AVENUE        9.125            326.27         56
                                       8.875            326.27       72,000.00
    CHICAGO          IL   60629          1            03/18/97         00
    0430187997                           05           05/01/97          0
    2279347                              O            04/01/27
    0


    1566624          737/G02             F           71,900.00         ZZ
                                         360         71,900.00          1
    6264 WEST CLOUSE DRIVE             8.625            559.23         80
                                       8.375            559.23       89,900.00
    PHOENIX          AZ   85033          1            03/13/97         00
    0430184069                           05           05/01/97          0
    512577                               O            04/01/27
    0


    1566629          377/377             F           55,600.00         ZZ
                                         360         55,600.00          1
    5581 WELLS CIRCLE                  9.375            462.46         86
                                       9.125            462.46       65,000.00
    STONE MOUNTAIN   GA   30087          1            03/18/97         01
    3657202                              07           05/01/97         25
    3657202                              N            04/01/27
    0


    1566631          377/377             F           33,000.00         ZZ
                                         360         33,000.00          1
    832 GLOVER ROAD                    9.125            268.50         60
                                       8.875            268.50       55,000.00
    HOGANSVILLE      GA   30230          5            03/11/97         00
    3655933                              05           05/01/97          0
    3655933                              O            04/01/27
    0


    1566636          253/253             F          100,000.00         ZZ
                                         360        100,000.00          1
    124 COLUMBINE LANE                 8.375            760.08         77
                                       8.125            760.08      130,000.00
    PARACHUTE        CO   81635          1            03/07/97         00
    327092                               05           05/01/97          0
    327092                               O            04/01/27
    0


    1566637          253/253             F           88,800.00         ZZ
                                         360         88,800.00          1
1


    1787 WOODMOOR DRIVE                8.375            674.95         80
                                       8.125            674.95      111,000.00
    MONUMENT         CO   80132          1            03/13/97         00
    327157                               09           05/01/97          0
    327157                               O            04/01/27
    0


    1566650          253/253             F           50,000.00         ZZ
                                         360         50,000.00          1
    6210 PROSPECT HILL DR              8.375            380.04         38
                                       8.125            380.04      133,500.00
    GRANBURY         TX   76049          2            03/10/97         00
    322646                               03           05/01/97          0
    322646                               O            04/01/27
    0


    1566652          253/G02             F           32,550.00         ZZ
                                         360         32,550.00          1
    1704 BAIRD FARM #4211              8.875            258.99         70
                                       8.625            258.99       46,500.00
    ARLINGTON        TX   76011          5            03/19/97         00
    0430186064                           01           05/01/97          0
    327124                               N            04/01/27
    0


    1566653          201/G02             F           87,000.00         ZZ
                                         360         87,000.00          1
    3367 BERKSHIRE BEND                8.625            676.68         71
                                       8.375            676.68      124,000.00
    CONYERS          GA   30208          1            03/17/97         00
    0430182329                           05           05/01/97          0
    801014                               O            04/01/27
    0


    1566669          862/G02             F           74,800.00         ZZ
                                         360         74,760.19          1
    10080 EAST MOUNTAIN VIEW           9.125            608.60         59
    LAKE DRIVE #243                    8.875            608.60      128,000.00
    SCOTTSDALE       AZ   85258          2            02/28/97         00
    0430186908                           01           04/01/97          0
    4377313                              N            03/01/27
    0


    1566670          862/G02             F          198,400.00         ZZ
                                         360        198,400.00          1
    7117 NORTH 3RD AVENUE              8.750          1,560.82         80
                                       8.500          1,560.82      248,000.00
    PHOENIX          AZ   85021          5            03/05/97         00
    0430187880                           05           05/01/97          0
1


    4377404                              O            04/01/27
    0


    1566671          862/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
    4975 CHAUNCEY COURT SOUTHEAST      8.625          1,773.37         79
                                       8.375          1,773.37      290,000.00
    SALEM            OR   97302          5            03/11/97         00
    0430191916                           05           05/01/97          0
    4393146                              O            04/01/27
    0


    1566672          593/593             F           77,500.00         ZZ
                                         360         77,405.77          1
    475 WEST 8100 SOUTH                8.500            595.91         71
                                       8.250            595.91      110,000.00
    PARADISE         UT   84328          5            12/31/96         00
    6510986                              05           03/01/97          0
    6510986                              O            02/01/27
    0


    1566673          593/593             F           45,200.00         ZZ
                                         360         45,058.94          1
    HCR-01 BOX 307                     8.500            347.55         35
                                       8.250            347.55      132,000.00
    NAPLES           ID   83847          5            12/05/96         00
    6396592                              05           02/01/97          0
    6396592                              O            01/01/27
    0


    1566674          593/593             F          118,400.00         ZZ
                                         360        118,183.28          1
    714 EAST 530 SOUTH                 8.500            910.40         80
                                       8.250            910.40      148,000.00
    SMITHFIELD       UT   84335          1            12/27/96         00
    6510663                              05           02/01/97          0
    6510663                              O            01/01/27
    0


    1566684          G10/G02             F           81,000.00         ZZ
                                         360         81,000.00          2
    536 AND 538 NORTH METHODIST RO     8.875            644.48         90
                                       8.625            644.48       90,000.00
    RED OAK          TX   75154          1            03/19/97         10
    0430182592                           05           05/01/97         25
    970191                               N            04/01/27
    0


1


    1566685          129/G02             F           31,500.00         ZZ
                                         360         31,482.34          1
    12200 DUCHESS                      8.875            250.63         70
                                       8.625            250.63       45,000.00
    DETROIT          MI   48224          5            02/27/97         00
    0430185066                           05           04/01/97          0
    3060065681                           N            03/01/27
    0


    1566687          A06/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
    251 W WOODLAND AVE                 9.250            947.73         90
                                       9.000            947.73      128,000.00
    FERNDALE         MI   48220          1            03/21/97         10
    0430191304                           05           05/01/97         25
    1000009702270                        N            04/01/27
    0


    1566689          227/G02             F           55,000.00         ZZ
                                         360         54,967.52          1
    3504 ASHMORE LN                    8.625            427.79         41
                                       8.375            427.79      135,000.00
    PACE             FL   32571          1            02/28/97         00
    0430188243                           05           04/01/97          0
    1700337                              O            03/01/27
    0


    1566734          074/G02             F           63,900.00         T
                                         360         63,828.08          1
    530 OCEAN DRIVE                    8.875            508.42         80
    UNIT 307                           8.625            508.42       79,900.00
    MIAMI BEACH      FL   33139          1            01/13/97         01
    0430182568                           01           03/01/97         12
    1589090730                           O            02/01/27
    0


    1566789          076/076             F          107,200.00         ZZ
                                         360        107,138.32          1
    14577 LAGOON DRIVE                 8.750            843.35         80
                                       8.500            843.35      134,000.00
    JACKSONVILLE     FL   32250          1            02/27/97         00
    8055672                              05           04/01/97          0
    8055672                              O            03/01/27
    0


    1566790          560/560             F           47,600.00         ZZ
                                         360         47,600.00          1
    733 FOREST STREET                  8.875            378.73         90
                                       8.625            378.73       52,900.00
1


    KALAMAZOO        MI   49008          1            03/17/97         04
    450664842                            05           05/01/97         25
    450664842                            N            04/01/27
    0


    1566794          B28/G02             F           72,100.00         ZZ
                                         360         72,100.00          1
    1315 11TH STREET                   8.750            567.22         70
                                       8.500            567.22      103,000.00
    GREELEY          CO   80631          5            03/14/97         00
    0430192559                           05           05/01/97          0
    05970028                             N            04/01/27
    0


    1566796          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    313 WEST FAIRVIEW AVENUE           9.625            298.35         90
                                       9.375            298.35       39,000.00
    DAYTON           OH   45405          1            03/20/97         04
    0410364020                           05           05/01/97         25
    410364020                            N            04/01/27
    0


    1566800          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          2
    1438-1440 GARFIELD                 9.875            468.91         90
                                       9.625            468.91       60,000.00
    LINCOLN PARK     MI   48146          1            03/20/97         10
    0410363063                           05           05/01/97         25
    410363063                            N            04/01/27
    0


    1566804          E22/G02             F           77,550.00         ZZ
                                         360         77,550.00          1
    2474 SW DALPINA ROAD               9.125            630.97         80
                                       8.875            630.97       96,950.00
    PORT ST. LUCIE   FL   34953          1            03/21/97         00
    0410248108                           05           05/01/97          0
    410248108                            O            04/01/27
    0


    1566805          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    334 CHERRY DRIVE                   9.625            298.35         90
                                       9.375            298.35       39,000.00
    DAYTON           OH   45405          1            03/20/97         04
    0410364012                           05           05/01/97         25
    410364012                            N            04/01/27
    0
1




    1566807          E22/G02             F          101,600.00         ZZ
                                         360        101,551.33          2
    4925 N SAWYER AVENUE               9.625            863.59         80
                                       9.375            863.59      127,000.00
    CHICAGO          IL   60625          1            02/25/97         12
    0410205207                           05           04/01/97         12
    410205207                            N            03/01/27
    0


    1566812          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
    1321 S 22ND ST                     9.375            411.72         90
                                       9.125            411.72       55,500.00
    OMAHA            NE   68108          1            03/20/97         04
    0410209613                           05           05/01/97         25
    410209613                            N            04/01/27
    0


    1566817          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    159 GROVE LANE                     9.000            804.62         40
                                       8.750            804.62      250,000.00
    FREEPORT         FL   32439          5            03/14/97         00
    0410374987                           05           05/01/97          0
    410374987                            O            04/01/27
    0


    1566820          E22/G02             F           60,750.00         ZZ
                                         360         60,750.00          1
    17131 CO RD 83                     9.000            488.81         51
                                       8.750            488.81      120,000.00
    BIG LAKE         MN   55309          5            03/19/97         00
    0410207047                           05           05/01/97          0
    410207047                            O            04/01/27
    0


    1566821          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
    3505 MONUMENT DRIVE                9.500            612.98         90
                                       9.250            612.98       81,000.00
    ROUND ROCK       TX   78681          1            03/14/97         04
    0410369912                           05           05/01/97         25
    410369912                            N            04/01/27
    0


    1566823          E22/G02             F          112,800.00         ZZ
                                         360        112,800.00          1
1


    8371 GALENA RD                     9.250            927.98         80
                                       9.000            927.98      141,000.00
    BRISTOL          IL   60512          2            03/19/97         00
    0410206502                           05           05/01/97          0
    410206502                            O            04/01/27
    0


    1566826          E22/G02             F          197,800.00         T
                                         360        197,800.00          1
    1001 OLD PLANTATION ROAD           8.125          1,468.66         80
                                       7.875          1,468.66      247,266.00
    CHAPPEL HILL     TX   77426          1            03/19/97         95
    0410368591                           05           05/01/97          0
    410368591                            O            04/01/27
    0


    1566831          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
    3390 MARSH ROAD                    8.375            735.75         57
                                       8.125            735.75      170,000.00
    CAYUCOS          CA   93430          5            03/17/97         00
    0410295224                           05           05/01/97          0
    410295224                            O            04/01/27
    0


    1566836          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    1658 NORTHEAST SAWDUST HILL        8.750          2,202.76         80
    ROAD                               8.500          2,202.76      350,000.00
    POULSBO          WA   98370          2            03/17/97         00
    0410218622                           05           05/01/97          0
    410218622                            O            04/01/27
    0


    1566839          225/225             F          117,000.00         ZZ
                                         360        117,000.00          2
    4503 RAMSEY AVENUE                 8.875            930.91         90
                                       8.625            930.91      130,000.00
    AUSTIN           TX   78756          1            03/05/97         04
    803845900                            05           05/01/97         25
    803845900                            N            04/01/27
    0


    1566849          455/G02             F           53,600.00         ZZ
                                         360         53,600.00          1
    807 E OXFORD LANE                  8.750            421.68         75
                                       8.500            421.68       71,500.00
    HINESVILLE       GA   31313          1            03/14/97         00
    0430188524                           05           05/01/97          0
1


    54877                                O            04/01/27
    0


    1566853          369/G02             F           68,400.00         T
                                         360         68,400.00          1
    2144 OAK RUN PLACE                 9.000            550.37         60
                                       8.750            550.37      114,000.00
    INDIANAPOLIS     IN   46260          1            03/12/97         00
    0430192815                           09           05/01/97          0
    0049887219                           O            04/01/27
    0


    1566857          B75/G02             F          123,200.00         ZZ
                                         360        123,129.12          1
    7008 MARIGOT ROAD NW               8.750            969.21         90
                                       8.500            969.21      136,900.00
    ALBUQUERQUE      NM   87120          1            03/04/97         01
    0430192534                           05           04/01/97         25
    2913218                              N            03/01/27
    0


    1566863          B75/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
    964 ARROWHEAD DRIVE                9.250            796.35         80
                                       9.000            796.35      121,000.00
    GARDNERVILLE     NV   89410          5            03/07/97         00
    0430189456                           05           05/01/97          0
    2881563                              O            04/01/27
    0


    1566865          B75/G02             F          159,800.00         ZZ
                                         360        159,703.20          1
    16924 NORTHEAST 22ND PLACE         8.500          1,228.72         80
                                       8.250          1,228.72      199,750.00
    BELLEVUE         WA   98008          1            02/27/97         00
    0430189407                           05           04/01/97          0
    2931301                              O            03/01/27
    0


    1566867          B75/G02             F           75,200.00         ZZ
                                         360         75,200.00          1
    5704 STONEHAVEN LANE               8.500            578.22         80
                                       8.250            578.22       94,000.00
    LAKE CHARLES     LA   70605          1            03/14/97         00
    0430188649                           05           05/01/97          0
    2916617                              O            04/01/27
    0


1


    1566870          286/286             F           28,500.00         ZZ
                                         360         28,484.43          1
    9854 BROCKBANK COURT               9.000            229.32         95
                                       8.750            229.32       30,000.00
    DALLAS           TX   75220          1            02/27/97         12
    9162592                              01           04/01/97         30
    9162592                              O            03/01/27
    0


    1566871          286/286             F          181,000.00         ZZ
                                         360        180,898.53          1
    11605 LEEWOOD COURT                8.875          1,440.12         85
                                       8.625          1,440.12      213,000.00
    WOODBRIDGE       VA   22192          5            02/28/97         10
    9161058                              03           04/01/97         12
    9161058                              O            03/01/27
    0


    1566874          E82/G02             F           86,450.00         ZZ
                                         360         86,450.00          2
    529-531 FORT SUMTER DRIVE          8.625            672.40         65
                                       8.375            672.40      133,000.00
    MODESTO          CA   95355          5            03/25/97         00
    0400029500                           05           05/01/97          0
    400029500                            N            04/01/27
    0


    1566877          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    315 WEST FOURTH                    9.875            898.74         90
                                       9.625            898.74      115,000.00
    ROCHESTER        MI   48307          1            03/20/97         10
    0410279186                           05           05/01/97         25
    410279186                            N            04/01/27
    0


    1566888          G87/G02             F           32,000.00         ZZ
                                         360         32,000.00          1
    48 EAST ASPEN GROVE DRIVE          9.000            257.48         80
    #K-4                               8.750            257.48       40,000.00
    EVANSTON         WY   82930          1            03/31/97         00
    0430188748                           07           05/01/97          0
    1566888                              O            04/01/27
    0


    1566890          B28/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    7575 SUNNYVIEW LANE                9.250            658.15         90
                                       9.000            658.15       89,000.00
1


    COLORADO SPRING  CO   80911          1            03/06/97         01
    0430191130                           05           05/01/97         30
    05969659                             N            04/01/27
    0


    1566895          F30/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
    1126 EAST SNOW CREEK DRIVE         9.000            984.86         80
                                       8.750            984.86      153,000.00
    LAYTON           UT   84040          1            03/19/97         00
    0430187104                           05           05/01/97          0
    10637                                O            04/01/27
    0


    1566896          B35/G02             F          263,000.00         ZZ
                                         360        263,000.00          1
    2874 PEBBLEBEACH DRIVE             8.000          1,929.81         79
                                       7.750          1,929.81      335,000.00
    ELLICOTT CITY    MD   21042          2            03/31/97         00
    0430192302                           05           05/01/97          0
    9782010220                           O            04/01/27
    0


    1566904          664/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
    7216 SE 20TH AVENUE                8.375          1,015.46         78
                                       8.125          1,015.46      172,000.00
    PORTLAND         OR   97202          1            03/06/97         00
    0430189688                           05           05/01/97          0
    2247294                              O            04/01/27
    0


    1566906          664/G02             F           58,100.00         ZZ
                                         360         58,100.00          1
    6802 STILL LAKE                    8.875            462.27         73
                                       8.625            462.27       80,000.00
    SAN ANTONIO      TX   78244          2            03/13/97         00
    0430192567                           05           05/01/97          0
    2149607                              O            04/01/27
    0


    1566909          664/G02             F          206,250.00         ZZ
                                         360        206,250.00          1
    70090 HOLMES ROAD                  9.000          1,659.54         75
                                       8.750          1,659.54      275,000.00
    SISTERS          OR   97759          1            03/12/97         00
    0430189639                           05           05/01/97          0
    2248029                              O            04/01/27
    0
1




    1566912          965/G02             F           96,750.00         ZZ
                                         360         96,750.00          1
    4271 EAST 115TH PLACE              8.625            752.51         75
                                       8.375            752.51      129,000.00
    DENVER           CO   80233          5            03/19/97         00
    0430187955                           05           05/01/97          0
    192474                               O            04/01/27
    0


    1566913          593/593             F           92,900.00         ZZ
                                         360         92,670.40          1
    4490 LEATHERMAN STREET             8.500            714.33         58
                                       8.250            714.33      162,900.00
    CHUBBUCK         ID   83202          1            11/22/96         00
    6156400                              05           01/01/97          0
    6156400                              O            12/01/26
    0


    1566915          862/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    412 EAST FILLMORE STREET           9.250            444.25         70
                                       9.000            444.25       77,500.00
    TEMPE            AZ   85281          5            03/13/97         00
    0430188359                           05           05/01/97          0
    4377883                              N            04/01/27
    0


    1566917          862/G02             F          202,400.00         ZZ
                                         360        202,400.00          1
    27046 LITTLEFIELD DRIVE            8.500          1,556.29         80
    (VALENCIA AREA)                    8.250          1,556.29      253,000.00
    LOS ANGELES      CA   91354          1            03/13/97         00
    0430188672                           03           05/01/97          0
    4396032                              O            04/01/27
    0


    1566924          E82/G02             F          143,000.00         ZZ
                                         360        143,000.00          2
    3005 CANNON WAY                    8.625          1,112.24         65
                                       8.375          1,112.24      220,000.00
    MODESTO          CA   95355          5            03/26/97         00
    0400029526                           05           05/01/97          0
    400029526                            N            04/01/27
    0


    1566925          E82/G02             F          117,000.00         ZZ
                                         360        117,000.00          2
1


    613 FORT SUMTER DRIVE              8.625            910.01         65
                                       8.375            910.01      180,000.00
    MODESTO          CA   95355          5            03/26/97         00
    0400029518                           05           05/01/97          0
    400029518                            N            04/01/27
    0


    1566926          E82/G02             F           86,450.00         ZZ
                                         360         86,450.00          2
    537-539 FORT SUMTER DRIVE          8.625            672.40         65
                                       8.375            672.40      133,000.00
    MODESTO          CA   95355          5            03/26/97         00
    4000294926                           05           05/01/97          0
    400029492                            N            04/01/27
    0


    1566943          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    11301 NE 410TH STREET              8.750            944.04         80
                                       8.500            944.04      150,000.00
    LA CENTER        WA   98629          1            03/18/97         00
    0410368948                           05           05/01/97          0
    410368948                            O            04/01/27
    0


    1566945          E22/G02             F          131,650.00         ZZ
                                         360        131,650.00          1
    22317 92ND AVENUE WEST             8.000            966.00         72
                                       7.750            966.00      185,000.00
    EDMONDS          WA   98020          2            03/18/97         00
    0410219182                           05           05/01/97          0
    410219182                            O            04/01/27
    0


    1566954          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    7757 POWER INN ROAD                9.000            796.58         78
                                       8.750            796.58      127,000.00
    SACRAMENTO       CA   95828          1            03/13/97         00
    0410277792                           05           05/01/97          0
    410277792                            O            04/01/27
    0


    1566956          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    8751 JADESTONE COURT               8.500            884.25         78
                                       8.250            884.25      148,000.00
    ELK GROVE        CA   95624          2            03/14/97         00
    0410372734                           05           05/01/97          0
1


    410372734                            O            04/01/27
    0


    1566958          E22/G02             F           44,800.00         ZZ
                                         360         44,800.00          1
    118 E. 25TH AVENUE                 9.875            389.02         90
                                       9.625            389.02       49,800.00
    HOUSTON          TX   77008          1            03/21/97         10
    0410315162                           05           05/01/97         25
    410315162                            N            04/01/27
    0


    1566961          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          3
    3050 NW 2ND STREET                 9.750            446.76         80
                                       9.500            446.76       65,000.00
    POMPANO BEACH    FL   33069          1            03/21/97         04
    0410376024                           05           05/01/97         12
    410376024                            N            04/01/27
    0


    1566962          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
    610 BENT TREE                      8.750          1,057.33         80
                                       8.500          1,057.33      168,000.00
    ROCKPORT         TX   78382          1            03/19/97         00
    0410272918                           05           05/01/97          0
    410272918                            O            04/01/27
    0


    1566963          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          3
    3070 N.W. 2ND STREET               9.750            446.76         80
                                       9.500            446.76       65,000.00
    POMPANO BEACH    FL   33069          1            03/21/97         04
    0410376016                           05           05/01/97         12
    410376016                            N            04/01/27
    0


    1566970          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
    109-26 135TH STREET                8.500            922.70         69
                                       8.250            922.70      175,000.00
    JAMAICA          NY   11420          1            03/13/97         00
    0410350110                           05           05/01/97          0
    410350110                            O            04/01/27
    0


1


    1566973          E22/G02             F          103,200.00         ZZ
                                         360        103,200.00          1
    1112 COUNTY ROAD 1600              8.875            821.11         80
                                       8.625            821.11      129,000.00
    ASHLAND          OH   44805          2            03/17/97         00
    0410362750                           05           05/01/97          0
    410362750                            O            04/01/27
    0


    1566974          E22/G02             F           88,800.00         ZZ
                                         360         88,800.00          1
    2715 JUNE STREET NE                8.750            698.59         80
                                       8.500            698.59      111,000.00
    ALBUQUERQUE      NM   87112          1            03/20/97         10
    0410369813                           05           05/01/97         12
    410369813                            N            04/01/27
    0


    1566980          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          3
    3060 N W  2ND STREET               9.750            446.76         80
                                       9.500            446.76       65,000.00
    POMPANO BEACH    FL   33069          1            03/21/97         04
    0410376032                           05           05/01/97         12
    410376032                            N            04/01/27
    0


    1566986          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
    1961 NORTH ACADEMY BLVD            8.750            511.36         60
                                       8.500            511.36      110,000.00
    COLORADO SPRING  CO   80909          5            03/21/97         00
    0410370985                           05           05/01/97          0
    410370985                            N            04/01/27
    0


    1566997          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    12910 E 48TH AVENUE                9.125            911.27         80
                                       8.875            911.27      140,000.00
    DENVER           CO   80239          1            03/21/97         00
    0410369086                           05           05/01/97          0
    410369086                            O            04/01/27
    0


    1567000          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
    516 NW 28TH ST                     8.625            521.12         56
                                       8.375            521.12      120,000.00
1


    WILTON MANORS    FL   33311          5            03/18/97         00
    0410355044                           05           05/01/97          0
    410355044                            O            04/01/27
    0


    1567002          209/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
    2703 WALNUT DRIVE                  8.625            367.51         90
                                       8.375            367.51       52,500.00
    ANDERSON         SC   29624          1            03/21/97         01
    0430184614                           05           05/01/97         25
    971716430                            N            04/01/27
    0


    1567009          201/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
    12015 FOREST ESTATES DRIVE         8.875            852.94         80
                                       8.625            852.94      134,000.00
    HOUSTON          TX   77066          1            03/17/97         00
    0430184580                           03           05/01/97          0
    7800977162                           O            04/01/27
    0


    1567025          526/G02             F          142,300.00         ZZ
                                         360        142,300.00          2
    148-50 LOWELL STREET               9.125          1,157.80         80
                                       8.875          1,157.80      178,000.00
    CARTERET         NJ   07008          2            03/03/97         10
    0430191031                           05           05/01/97         20
    0162824                              N            04/01/27
    0


    1567040          E22/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
    17951 ATHENS AVENUE                8.500          2,229.85         78
                                       8.250          2,229.85      375,000.00
    VILLA PARK       CA   92861          5            03/14/97         00
    0410358840                           05           05/01/97          0
    410358840                            O            04/01/27
    0


    1567044          E45/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
    4550 CHEELEY DRIVE                 9.000            380.18         90
                                       8.750            380.18       52,500.00
    SUGAR HILL       GA   30518          1            03/20/97         10
    0430190124                           05           05/01/97         25
    70668                                N            04/01/27
    0
1




    1567045          003/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    2338 VERNER ROAD                   9.125            475.98         90
                                       8.875            475.98       65,000.00
    LAWRENCEVILLE    GA   30243          1            03/19/97         12
    0430190207                           05           05/01/97         25
    3825288                              N            04/01/27
    0


    1567053          286/286             F           44,800.00         ZZ
                                         360         44,800.00          1
    540 NORTH MAY STREET #3066         8.750            352.45         80
                                       8.500            352.45       56,000.00
    MESA             AZ   85201          1            03/03/97         12
    09162839                             01           05/01/97         12
    09162839                             N            04/01/27
    0


    1567054          286/286             F           25,200.00         ZZ
                                         360         25,200.00          1
    215 POST OFFICE #1006              8.750            198.25         80
                                       8.500            198.25       31,500.00
    GALVESTON        TX   77550          1            03/04/97         00
    09164225                             01           05/01/97          0
    09164225                             O            04/01/27
    0


    1567057          180/G02             F          105,750.00         ZZ
                                         360        105,750.00          4
    5818 EAST CHOLLA ROAD              9.125            860.42         90
                                       8.875            860.42      117,500.00
    CAVE CREEK       AZ   85331          1            03/06/97         10
    0430190322                           05           05/01/97         25
    4752572                              N            04/01/27
    0


    1567248          561/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
    188 COUNTY ROAD EAST               8.875          1,511.73         73
                                       8.625          1,511.73      261,000.00
    COLTS NECK       NJ   07722          5            03/07/97         00
    0430184648                           05           05/01/97          0
    8993081                              O            04/01/27
    0


    1567278          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
1


    3868 CONSTITUTION                  8.750            511.36         57
                                       8.500            511.36      115,000.00
    COLORADO SPRING  CO   80909          5            03/21/97         00
    0410370993                           09           05/01/97          0
    410370993                            N            04/01/27
    0


    1567280          E22/G02             F           64,350.00         ZZ
                                         360         64,350.00          1
    4819 N REVERE                      9.000            517.78         90
                                       8.750            517.78       71,500.00
    KANSAS CITY      MO   64152          1            03/13/97         04
    0410357099                           05           05/01/97         25
    410357099                            N            04/01/27
    0


    1567286          E22/G02             F           41,600.00         T
                                         360         41,600.00          1
    1417 NW 80TH AVENUE                9.250            342.23         80
                                       9.000            342.23       52,000.00
    MARGATE          FL   33063          1            03/18/97         95
    0410353122                           09           05/01/97          0
    410353122                            O            04/01/27
    0


    1567300          E22/G02             F          166,650.00         ZZ
                                         360        166,650.00          1
    518 LAREDO CIRCLE                  8.625          1,296.19         55
                                       8.375          1,296.19      303,000.00
    ALLEN            TX   75013          5            03/19/97         00
    0410323190                           05           05/01/97          0
    410323190                            N            04/01/27
    0


    1567306          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          2
    5542 SOUTH 119TH STREET            9.500            832.45         90
                                       9.250            832.45      110,000.00
    SEATTLE          WA   98168          1            03/20/97         01
    0410218549                           05           05/01/97         25
    410218549                            N            04/01/27
    0


    1567309          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          2
    5548 SOUTH 119TH STREET            9.500            832.45         90
                                       9.250            832.45      111,000.00
    SEATTLE          WA   98168          1            03/20/97         01
    0410218556                           05           05/01/97         25
1


    410218556                            N            04/01/27
    0


    1567316          E22/G02             F          465,500.00         ZZ
                                         360        465,500.00          1
    11694 LAKESHORE SOUTH              8.875          3,703.73         80
                                       8.625          3,703.73      582,000.00
    AUBURN           CA   95602          5            03/14/97         00
    0410356505                           03           05/01/97          0
    410356505                            O            04/01/27
    0


    1567334          687/G02             F           53,550.00         ZZ
                                         360         53,550.00          1
    2296 BONNER ROAD                   8.250            402.30         85
                                       8.000            402.30       63,000.00
    EAST POINT       GA   30344          5            03/11/97         01
    0430187443                           05           05/01/97         12
    1590618                              O            04/01/27
    0


    1567374          637/G02             F           43,750.00         T
                                         360         43,750.00          1
    3090 PEAKS VIEW                    8.750            344.19         70
                                       8.500            344.19       62,500.00
    PRESCOTT         AZ   86301          1            03/17/97         00
    0430190439                           01           05/01/97          0
    9403536                              O            04/01/27
    0


    1567521          975/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
    5211 AVENIDA HACIENDA              8.625          1,804.47         80
    (TARZANA AREA)                     8.375          1,804.47      290,000.00
    LOS ANGELES      CA   91356          1            03/21/97         00
    0430191056                           05           05/01/97          0
    970425                               O            04/01/27
    0


    1567524          975/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    326 SOUTH CAMINO DEL TEODORO       8.375          1,033.70         80
                                       8.125          1,033.70      170,000.00
    WALNUT           CA   91789          5            03/18/97         00
    0430192989                           05           05/01/97          0
    970515                               O            04/01/27
    0


1


    1567527          E09/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    3627 CAROL LARK COURT              8.375          1,246.52         80
                                       8.125          1,246.52      205,000.00
    LAS VEGAS        NV   89129          1            03/20/97         00
    0430190637                           05           05/01/97          0
    01002583                             O            04/01/27
    0


    1567536          776/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
    2007 RIPLEY AVENUE                 9.500          1,976.01         72
                                       9.250          1,976.01      330,000.00
    REDONDO BEACH    CA   90278          5            03/07/97         00
    0430188565                           01           05/01/97          0
    2142884                              O            04/01/27
    0


    1567550          180/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    12310 SPLIT RAIL LANE              8.500            442.89         90
                                       8.250            442.89       64,000.00
    HOUSTON          TX   77071          1            03/06/97         04
    0430191577                           03           05/01/97         25
    4763876                              N            04/01/27
    0


    1567557          575/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    1324 NURSERY PLACE                 9.500            491.90         90
                                       9.250            491.90       65,000.00
    METAIRIE         LA   70005          1            03/21/97         12
    0430189605                           05           05/01/97         25
    181664                               N            04/01/27
    0


    1567559          737/G02             F          132,000.00         ZZ
                                         360        132,000.00          4
    1170 BOOTH ROAD BLDG A             8.500          1,014.97         80
                                       8.250          1,014.97      165,000.00
    MARIETTA         GA   30060          1            03/20/97         01
    0430191759                           05           05/01/97         12
    559567                               N            04/01/27
    0


    1567561          737/G02             F          132,000.00         ZZ
                                         360        132,000.00          4
    1170 BOOTH ROAD BLDG B             8.500          1,014.97         80
                                       8.250          1,014.97      165,000.00
1


    MARIETTA         GA   30060          1            03/20/97         01
    0430191908                           05           05/01/97         12
    559568                               N            04/01/27
    0


    1567562          737/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    1170 BOOTH ROAD BLDG C             8.500          1,014.97         80
                                       8.250          1,014.97      165,000.00
    MARIETTA         GA   30060          1            03/20/97         01
    0430191965                           05           05/01/97         12
    559568                               N            04/01/27
    0


    1567569          498/G02             F           79,200.00         ZZ
                                         360         79,119.71          1
    185 & 187 LIBERTY ROAD             9.375            658.74         90
                                       9.125            658.74       88,000.00
    CANDLER          NC   28715          1            01/29/97         01
    0430194050                           05           03/01/97         25
    1471618                              N            02/01/27
    0


    1567597          731/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    254 ELM STREET                     8.500            588.22         85
                                       8.250            588.22       90,000.00
    COVINGTON        GA   30209          5            03/11/97         01
    0430188144                           05           05/01/97         12
    3140663656                           O            04/01/27
    0


    1567608          129/G02             F          120,150.00         ZZ
                                         360        120,028.17          4
    94-96 SAGAMORE AVENUE              9.375            999.35         90
                                       9.125            999.35      133,500.00
    CHELSEA          MA   02150          1            01/30/97         01
    0430191254                           05           03/01/97         25
    3900063557                           N            02/01/27
    0


    1567622          687/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    117 SANDRALAYNE DRIVE              8.750            692.30         54
                                       8.500            692.30      165,000.00
    MOON TOWNSHIP    PA   15108          2            03/14/97         00
    0430188664                           05           05/01/97          0
    1590961                              O            04/01/27
    0
1




    1567644          E22/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    820 WEST 21ST                      9.625            374.85         90
                                       9.375            374.85       49,000.00
    LORAIN           OH   44052          1            03/24/97         01
    0410362941                           05           05/01/97         25
    410362941                            N            04/01/27
    0


    1567649          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
    313 OAK ESTATES DRIVE              8.625          1,586.69         80
                                       8.375          1,586.69      255,000.00
    ORLANDO          FL   32806          1            03/25/97         00
    0410376727                           05           05/01/97          0
    410376727                            O            04/01/27
    0


    1567654          E22/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
    522 STATE ROAD                     9.125          2,847.72         75
                                       8.875          2,847.72      470,000.00
    TAOS             NM   87571          5            03/20/97         00
    0410314389                           05           05/01/97          0
    410314389                            O            04/01/27
    0


    1567656          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    127 CAROL AVENUE                   8.875            572.86         75
                                       8.625            572.86       97,000.00
    IDAHO FALLS      ID   83401          2            03/25/97         00
    0410370092                           05           05/01/97          0
    410370092                            N            04/01/27
    0


    1567658          E22/G02             F           44,550.00         ZZ
                                         360         44,550.00          1
    409 FETICK AVENUE                  9.500            374.60         90
                                       9.250            374.60       49,500.00
    TAFT             TX   78390          1            03/21/97         04
    0410355713                           05           05/01/97         25
    410355713                            N            04/01/27
    0


    1567664          E22/G02             F           50,900.00         ZZ
                                         360         50,900.00          1
1


    10719 SOUTH AINSWORTH              9.000            409.55         75
                                       8.750            409.55       67,900.00
    TACOMA           WA   98444          1            03/18/97         00
    0410220446                           05           05/01/97          0
    410220446                            N            04/01/27
    0


    1567665          E22/G02             F           54,350.00         ZZ
                                         360         54,350.00          3
    1514 WEST MALLON AVENUE            9.500            457.00         90
                                       9.250            457.00       60,400.00
    SPOKANE          WA   99201          1            03/19/97         04
    0410368609                           05           05/01/97         25
    410368609                            N            04/01/27
    0


    1567668          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    611 LAKE STREET                    9.250            954.30         80
                                       9.000            954.30      145,000.00
    CLOVERDALE       CA   95425          5            03/20/97         00
    0410296453                           05           05/01/97          0
    410296453                            O            04/01/27
    0


    1567675          E22/G02             F          154,400.00         ZZ
                                         360        154,400.00          1
    990 RANCHVIEW CIRCLE               8.625          1,200.91         80
                                       8.375          1,200.91      193,000.00
    CARSON CITY      NV   89705          1            03/24/97         00
    0410372718                           03           05/01/97          0
    410372718                            O            04/01/27
    0


    1567682          E22/G02             F          181,900.00         ZZ
                                         360        181,900.00          1
    100 ROSS WAY                       8.250          1,366.55         70
                                       8.000          1,366.55      260,000.00
    BRISBANE         CA   94005          5            03/21/97         00
    0410360838                           05           05/01/97          0
    410360838                            O            04/01/27
    0


    1567712          A37/G02             F           74,800.00         ZZ
                                         360         74,800.00          2
    2347 KRUEGER STREET                8.250            561.95         85
                                       8.000            561.95       88,000.00
    BLUE ISLAND      IL   60406          5            03/21/97         04
    0430187989                           05           05/01/97         12
1


    97W4566                              O            04/01/27
    0


    1567738          129/G02             F          121,500.00         ZZ
                                         360        121,073.58          4
    51 CLARK STREET                    9.500          1,021.64         90
                                       9.250          1,021.64      135,000.00
    CLINTON          MA   01510          1            08/30/96         01
    0430191296                           05           10/01/96         25
    3900001516                           N            09/01/26
    0


    1567741          731/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    1512 SOUTH SEKIO AVENUE            8.750          1,195.78         80
                                       8.500          1,195.78      190,000.00
    ROWLAND HEIGHTS  CA   91748          5            03/21/97         00
    0430191072                           05           05/01/97          0
    41113423                             O            04/01/27
    0


    1567743          776/G02             F           59,600.00         ZZ
                                         360         59,600.00          1
    1736 ROUND TREE DRIVE              8.625            463.56         75
                                       8.375            463.56       79,500.00
    OCEANSIDE        CA   92056          5            03/18/97         00
    0430192344                           09           05/01/97          0
    6143798                              O            04/01/27
    0


    1567744          E23/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
    24 FOXHILL                         8.250          1,487.51         70
                                       8.000          1,487.51      285,000.00
    IRVINE           CA   92604          2            03/20/97         00
    0430192856                           03           05/01/97          0
    110926                               O            04/01/27
    0


    1567745          688/G02             F           58,800.00         ZZ
                                         360         58,800.00          2
    2305 AND 2307 COOPER TERRACE       8.500            452.12         80
                                       8.250            452.12       73,500.00
    NASHVILLE        TN   37216          1            03/21/97         04
    0430191734                           05           05/01/97         12
    46858                                N            04/01/27
    0


1


    1567747          688/G02             F           58,800.00         ZZ
                                         360         58,800.00          2
    2300 & 2302 COOPER TERRACE         8.500            452.12         80
                                       8.250            452.12       73,500.00
    NASHVILLE        TN   37216          1            03/21/97         04
    0430191791                           05           05/01/97         12
    46859                                N            04/01/27
    0


    1567750          E67/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    1710 NW KESLEY LANE                8.250            841.42         80
                                       8.000            841.42      140,000.00
    TERREBONNE       OR   97760          1            03/27/97         00
    0430192013                           05           05/01/97          0
    6294                                 O            04/01/27
    0


    1567751          766/G02             F          112,700.00         ZZ
                                         360        112,700.00          1
    1900 PURDY AVENUE #1206N           9.375            937.38         75
                                       9.125            937.38      150,325.00
    MIAMI BEACH      FL   33140          1            03/21/97         00
    0430192039                           06           05/01/97          0
    97SG0036                             N            04/01/27
    0


    1567752          776/G02             F          218,000.00         ZZ
                                         360        217,886.99          1
    1945 DANDINI CIRCLE                9.250          1,793.43         80
                                       9.000          1,793.43      272,600.00
    SAN JOSE         CA   95128          1            02/27/97         01
    0430192286                           05           04/01/97         12
    6243020                              N            03/01/27
    0


    1567787          E29/G02             F           39,600.00         ZZ
                                         360         39,600.00          1
    384 SOUTH IRONTON STREET #314      9.250            325.78         90
                                       9.000            325.78       44,000.00
    AURORA           CO   80012          1            03/27/97         10
    0430191718                           01           05/01/97         25
    9702061                              N            04/01/27
    0


    1567800          514/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    36 MEADOW LANE                     9.125            878.72         90
                                       8.875            878.72      120,000.00
1


    WINTERGREEN      VA   22958          1            03/18/97         01
    0430192112                           03           05/01/97         25
    360568                               N            04/01/27
    0


    1567817          992/G02             F          180,000.00         ZZ
                                         360        180,000.00          2
    527 SPRING AVENUE                  8.875          1,432.17         80
                                       8.625          1,432.17      225,000.00
    RIDGEWOOD        NJ   07450          1            03/24/97         01
    0430186916                           05           05/01/97         12
    329624                               N            04/01/27
    0


    1567842          G92/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
    489 DOMA DRIVE                     8.250          1,592.69         54
                                       8.000          1,592.69      395,000.00
    SAN JOSE         CA   95117          5            03/10/97         00
    0430192914                           05           05/01/97          0
    STOJKOVICH                           O            04/01/27
    0


    1567920          E22/G02             F          103,200.00         ZZ
                                         360        103,200.00          1
    3421 46TH AVENUE SOUTH             8.375            784.39         80
                                       8.125            784.39      129,000.00
    MINNEAPOLIS      MN   55406          2            03/24/97         00
    0410297550                           05           05/01/97          0
    410297550                            O            04/01/27
    0


    1567924          E22/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
    5928 WHALERS COVE COURT            8.500          2,018.40         75
                                       8.250          2,018.40      350,000.00
    ELK GROVE        CA   95758          1            03/20/97         00
    0410372478                           03           05/01/97          0
    410372478                            O            04/01/27
    0


    1567927          E22/G02             F           50,400.00         ZZ
                                         360         50,400.00          2
    1664 EUCLID                        9.750            433.01         70
                                       9.500            433.01       72,000.00
    CHICAGO HEIGHTS  IL   60438          5            03/27/97         00
    0410204887                           05           05/01/97          0
    410204887                            N            04/01/27
    0
1




    1567939          E22/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
    2 S 636 LLOYD AVENUE               9.500          1,069.57         75
                                       9.250          1,069.57      171,000.00
    LOMBARD          IL   60148          5            03/24/97         00
    0410209787                           05           05/01/97          0
    410209787                            O            04/01/27
    0


    1567946          G52/G02             F          123,750.00         ZZ
                                         360        123,676.93          1
    11220 NORTH APEX DRIVE             8.625            962.52         75
                                       8.375            962.52      165,000.00
    TUSCON           AZ   85737          1            02/13/97         00
    0430192948                           03           04/01/97          0
    188349                               N            03/01/27
    0


    1567954          965/G02             F           68,850.00         ZZ
                                         360         68,850.00          1
    9608 NORTH 55TH AVENUE             9.250            566.41         90
                                       9.000            566.41       77,000.00
    GLENDALE         AZ   85302          1            03/28/97         10
    0430191403                           05           05/01/97         25
    191542                               N            04/01/27
    0


    1567969          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
    763 MINNEHAHA AVENUE WEST         10.000            434.40         90
                                       9.750            434.40       55,000.00
    ST. PAUL         MN   55104          1            03/28/97         01
    0410210108                           05           05/01/97         25
    410210108                            N            04/01/27
    0


    1567972          E22/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    6402 CULMORE DRIVE                10.125            438.98         90
                                       9.875            438.98       55,000.00
    HOUSTON          TX   77087          1            03/26/97         04
    0410317143                           05           05/01/97         25
    410317143                            N            04/01/27
    0


    1567973          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
1


    32 BARBARA COURT                   8.250            540.91         75
                                       8.000            540.91       96,000.00
    WARETOWN         NJ   08758          5            03/18/97         00
    0410355085                           05           05/01/97          0
    410355085                            O            04/01/27
    0


    1567981          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    3718 POSTHUMA AVE                  8.750            590.03         65
                                       8.500            590.03      117,000.00
    GRAND RAPIDS     MI   49505          5            03/25/97         00
    0410364442                           05           05/01/97          0
    410364442                            N            04/01/27
    0


    1567987          664/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    297 N. 8TH CIRCLE                  8.750            944.05         74
                                       8.500            944.05      164,000.00
    RIDGEFIELD       WA   98642          5            03/14/97         00
    0430193037                           05           05/01/97          0
    2248284                              O            04/01/27
    0


    1567994          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    3731 LIBERTY SQUARE                8.625          1,306.69         80
                                       8.375          1,306.69      210,000.00
    FT. MYERS        FL   33908          5            03/21/97         00
    0410355010                           05           05/01/97          0
    410355010                            O            04/01/27
    0


    1567999          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    3501 LARIAT LANE                   8.625            490.01         90
                                       8.375            490.01       70,000.00
    CORPUS CHRISTI   TX   78415          1            03/27/97         04
    0410367700                           05           05/01/97         25
    410367700                            N            04/01/27
    0


    1568000          201/G02             F           36,550.00         ZZ
                                         360         36,550.00          1
    2425 AUGUSTA DRIVE #2              8.875            290.81         95
                                       8.625            290.81       38,500.00
    HOUSTON          TX   77057          1            03/03/97         01
    0430188516                           01           05/01/97         35
1


    7800972510                           O            04/01/27
    0


    1568003          E22/G02             F           48,750.00         ZZ
                                         360         48,750.00          2
    1631 EUCLID AVE                    9.750            418.84         68
                                       9.500            418.84       72,000.00
    CHICAGO HEIGHTS  IL   60438          5            03/27/97         00
    0410204895                           05           05/01/97          0
    410204895                            N            04/01/27
    0


    1568028          201/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
    340 FARM PATH                      8.750            835.48         90
                                       8.500            835.48      118,000.00
    ROSWELL          GA   30075          1            03/20/97         01
    0430190397                           05           05/01/97         25
    601091                               N            04/01/27
    0


    1568060          F30/G02             F           74,600.00         ZZ
                                         360         74,600.00          1
    5512 SOUTH WESTSIDE DRIVE          8.750            586.88         75
                                       8.500            586.88       99,500.00
    SALT LAKE CITY   UT   84118          5            03/21/97         00
    0430192674                           05           05/01/97          0
    10773                                O            04/01/27
    0


    1568062          F30/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
    65 WEST 530 SOUTH                  9.375          3,060.84         80
                                       9.125          3,060.84      460,000.00
    OREM             UT   84058          4            03/20/97         00
    0430192708                           05           05/01/97          0
    10628                                O            04/01/27
    0


    1568103          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          4
    161-167-CAYMEN COVE                9.500          1,210.83         80
                                       9.250          1,210.83      180,000.00
    MANDEVILLE       LA   70448          1            03/21/97         23
    0410357016                           03           05/01/97          0
    410357016                            N            04/01/27
    0


1


    1568149          405/405             F           87,000.00         ZZ
                                         360         87,000.00          1
    136 FOX CHASE DRIVE                8.375            661.27         79
                                       8.125            661.27      110,500.00
    GOOSE CREEK      SC   29445          5            02/25/97         00
    4134755                              03           05/01/97          0
    4134755                              O            04/01/27
    0


    1568174          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
    1062 BEACON BAY DRIVE              9.125          1,659.81         75
                                       8.875          1,659.81      272,027.00
    CARLSBAD         CA   92009          1            03/17/97         00
    0410295786                           03           05/01/97          0
    410295786                            N            04/01/27
    0


    1568185          E22/G02             F          115,300.00         ZZ
                                         360        115,300.00          1
    893 TANGLEWOOD CIRCLE              9.000            927.73         70
                                       8.750            927.73      164,830.00
    FORT LAUDERDALE  FL   33327          1            03/26/97         00
    0410352272                           03           05/01/97          0
    410352272                            O            04/01/27
    0


    1568187          E22/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
    5439 DECATUR STREET                9.000            553.58         80
                                       8.750            553.58       86,000.00
    OMAHA            NE   68104          1            03/28/97         10
    0410368369                           05           05/01/97         12
    410368369                            N            04/01/27
    0


    1568201          E22/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
    415 EAST 50TH STREET               9.000            619.56         70
                                       8.750            619.56      110,000.00
    INDIANAPOLIS     IN   46205          5            03/26/97         00
    0410364715                           05           05/01/97          0
    410364715                            N            04/01/27
    0


    1568210          E22/G02             F           80,100.00         ZZ
                                         360         80,100.00          1
    200 RANDY ROAD                     8.750            630.15         49
                                       8.500            630.15      165,000.00
1


    MONROE           LA   71203          2            03/21/97         00
    0410313340                           05           05/01/97          0
    410313340                            O            04/01/27
    0


    1568211          E22/G02             F          126,450.00         ZZ
                                         360        126,450.00          4
    1838 PORTLAND AVENUE               9.000          1,017.45         90
                                       8.750          1,017.45      140,500.00
    ST PAUL          MN   55104          1            03/27/97         12
    0410207831                           05           05/01/97         25
    410207831                            O            04/01/27
    0


    1568220          E22/G02             F           56,700.00         ZZ
                                         360         56,700.00          1
    5804-G CIRCULO DRIVE               9.000            456.22         90
                                       8.750            456.22       63,000.00
    LAGO VISTA       TX   78645          1            03/26/97         12
    0410315600                           01           05/01/97         25
    410315600                            O            04/01/27
    0


    1568252          664/G02             F          116,950.00         ZZ
                                         360        116,950.00          1
    11819 132ND AVENUE COURT EAST      8.750            920.05         90
                                       8.500            920.05      129,950.00
    PUYALLUP         WA   98374          1            03/05/97         10
    0430193839                           05           05/01/97         25
    2263713                              N            04/01/27
    0


    1568266          562/562             F          265,500.00         ZZ
                                         360        265,500.00          3
    4440 RICHARDSON AVENUE             9.500          2,232.47         90
                                       9.250          2,232.47      295,000.00
    BRONX            NY   10470          1            03/28/97         04
    534081                               05           05/01/97         25
    534081                               O            04/01/27
    0


    1568276          664/G02             F           36,850.00         ZZ
                                         360         36,850.00          1
    311-U NE 85TH STREET               8.875            293.20         55
                                       8.625            293.20       67,000.00
    VANCOUVER        WA   98665          1            03/21/97         00
    0430194001                           01           05/01/97          0
    2250793                              N            04/01/27
    0
1




    1568286          E67/G02             F          128,500.00         ZZ
                                         360        128,500.00          1
    1572 NW CUMBERLAND AVENUE          8.500            988.05         80
                                       8.250            988.05      160,736.00
    BEND             OR   97701          1            03/26/97         00
    0430192294                           05           05/01/97          0
    6277                                 O            04/01/27
    0


    1568289          664/G02             F           74,750.00         ZZ
                                         360         74,750.00          1
    2419 CARLSBAD CT                   8.250            561.58         65
                                       8.000            561.58      115,000.00
    PUYALLUP         WA   98374          5            03/18/97         00
    0430194092                           03           05/01/97          0
    2262491                              N            04/01/27
    0


    1568320          964/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    5242 REEDLEY WAY                   8.500          1,384.04         75
                                       8.250          1,384.04      240,000.00
    CASTRO VALLEY    CA   94546          1            03/12/97         00
    0430194498                           05           05/01/97          0
    23569                                O            04/01/27
    0


    1568321          964/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    43325 CAMINO DE LAS BRISAS         8.250          1,652.79         80
                                       8.000          1,652.79      275,000.00
    MURRIETA         CA   92562          5            03/18/97         00
    0430189886                           05           05/01/97          0
    22869                                O            04/01/27
    0


    1568333          369/G02             F           90,100.00         ZZ
                                         360         90,100.00          1
    98 099 UAO PLACE #2604             9.375            749.41         51
                                       9.125            749.41      180,000.00
    AIEA             HI   96701          5            03/13/97         00
    0430191866                           06           05/01/97          0
    60103389                             O            04/01/27
    0


    1568335          369/G02             F          280,100.00         ZZ
                                         360        280,100.00          1
1


    98 680 KAPUKAPU STREET             8.500          2,153.73         57
                                       8.250          2,153.73      500,000.00
    AIEA             HI   96701          2            03/12/97         00
    0430192005                           05           05/01/97          0
    60103298                             O            04/01/27
    0


    1568344          687/G02             F           20,700.00         ZZ
                                         360         20,700.00          1
    5729 N 58TH STREET                 9.375            172.17         90
                                       9.125            172.17       23,000.00
    MILWAUKEE        WI   53218          1            03/21/97         10
    0430191635                           05           05/01/97         25
    542587                               N            04/01/27
    0


    1568346          180/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
    4102-4104 RUSSELL AVENUE           8.875            393.84         90
                                       8.625            393.84       55,000.00
    ABILENE          TX   79605          1            03/04/97         04
    0430192526                           05           05/01/97         25
    4763835                              N            04/01/27
    0


    1568347          180/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    2205 GLADSTONE TERRACE             9.000            463.46         90
                                       8.750            463.46       64,000.00
    OKLAHOMA CITY    OK   73120          1            03/21/97         04
    0430192450                           05           05/01/97         25
    4817557                              N            04/01/27
    0


    1568356          696/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
    600 BRAXTON PLACE                  8.250          1,990.86         65
                                       8.000          1,990.86      410,000.00
    ALEXANDRIA       VA   22301          2            03/24/97         00
    0430190082                           05           05/01/97          0
    2269585                              O            04/01/27
    0


    1568496          201/G02             F           52,500.00         ZZ
                                         360         52,500.00          1
    60 COUNTY ROAD UNIT C15            8.875            417.72         64
                                       8.625            417.72       82,500.00
    ABERDEEN         NJ   07721          1            03/14/97         00
    0430192351                           01           05/01/97          0
1


    2800970788                           N            04/01/27
    0


    1568534          E22/G02             F           36,100.00         ZZ
                                         360         36,100.00          1
    4508 CEDAR LAKE ROAD #3            9.750            310.15         95
                                       9.500            310.15       38,000.00
    ST LOUIS PARK    MN   55416          1            03/28/97         12
    0410371587                           01           05/01/97         30
    410371587                            O            04/01/27
    0


    1568553          E22/G02             F           37,950.00         ZZ
                                         360         37,950.00          1
    465 BELGARDE PLACE                 8.750            298.55         64
                                       8.500            298.55       60,000.00
    ATLANTA          GA   30354          2            03/27/97         00
    0410375299                           05           05/01/97          0
    410375299                            N            04/01/27
    0


    1568575          E38/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
    131 WEST BAY VIEW DRIVE            9.250          1,073.59         90
                                       9.000          1,073.59      145,000.00
    FARMINGTON       UT   84025          1            03/27/97         04
    0430193714                           05           05/01/97         25
    971064                               N            04/01/27
    0


    1568585          654/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
    1251 AVENIDA DE APRISA             8.125          2,969.25         70
                                       7.875          2,969.25      571,330.00
    CAMARILLO        CA   93010          1            03/26/97         00
    0430194274                           03           05/01/97          0
    071001591                            O            04/01/27
    0


    1568778          E22/G02             F           53,900.00         ZZ
                                         360         53,900.00          1
    20 PORWYN LANE                     9.375            448.31         90
                                       9.125            448.31       59,900.00
    PALM COAST       FL   32164          1            03/27/97         12
    0410352090                           03           05/01/97         25
    410352090                            N            04/01/27
    0


1


    1568780          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    360 W CHESTERFIELD AVE             9.875            390.76         90
                                       9.625            390.76       50,000.00
    FERNDALE         MI   48220          1            03/28/97         04
    0410364681                           05           05/01/97         25
    410364681                            N            04/01/27
    0


    1568792          E22/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    400 FINI DRIVE                     9.500            363.25         90
                                       9.250            363.25       48,000.00
    STUART           FL   34996          1            03/28/97         04
    0410375083                           05           05/01/97         25
    410375083                            N            04/01/27
    0


    1568824          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          2
    4052-4054 WEST 159TH STREET        9.000            844.85         68
                                       8.750            844.85      155,000.00
    LAWNDALE         CA   90260          2            03/25/97         00
    0410372544                           05           05/01/97          0
    410372544                            N            04/01/27
    0


    1568925          961/G02             F          616,000.00         ZZ
                                         360        616,000.00          2
    6508 WEST OCEAN FRONT              9.375          5,123.58         80
                                       9.125          5,123.58      770,000.00
    NEWPORT BEACH    CA   92663          2            03/07/97         00
    0430194373                           05           05/01/97          0
    09109838                             O            04/01/27
    0


    1568930          664/G02             F           62,850.00         ZZ
                                         360         62,850.00          1
    9114 N. MOHAWK AVENUE              9.250            517.06         90
                                       9.000            517.06       69,850.00
    PORTLAND         OR   97203          1            03/21/97         01
    0430194431                           05           05/01/97         25
    2250694                              N            04/01/27
    0


    1569043          560/560             F          113,250.00         ZZ
                                         360        113,250.00          1
    1211  PULLMAN DRIVE                8.500            870.80         75
                                       8.250            870.80      151,000.00
1


    SPARKS           NV   89434          1            03/20/97         00
    450669429                            05           05/01/97          0
    450669429                            N            04/01/27
    0


    1569046          560/560             F           76,500.00         ZZ
                                         360         76,500.00          1
    10301 N 70TH STREET                8.500            588.22         90
    112                                8.250            588.22       85,000.00
    SCOTTSDALE       AZ   85253          1            03/18/97         04
    450669486                            01           05/01/97         25
    450669486                            N            04/01/27
    0


    1569053          560/560             F           47,000.00         ZZ
                                         360         47,000.00          1
    606 FOURTH STREET                  9.000            378.18         59
                                       8.750            378.18       80,000.00
    LOYALTON         CA   96118          5            03/24/97         00
    450678651                            05           05/01/97          0
    450678651                            N            04/01/27
    0


    1569091          560/560             F           45,000.00         ZZ
                                         360         45,000.00          1
    3682 GLENBUREE COVE                8.875            358.05         90
                                       8.625            358.05       50,000.00
    MEMPHIS          TN   38109          1            03/17/97         04
    450665773                            05           05/01/97         25
    450665773                            N            04/01/27
    0


    1569315          664/G02             F          119,700.00         ZZ
                                         360        119,700.00          1
    1007 RAINBOW DRIVE                 8.625            931.02         90
                                       8.375            931.02      133,000.00
    RICHARDSON       TX   75081          2            03/27/97         10
    0430194779                           05           05/01/97         25
    2208056                              N            04/01/27
    0


    1569320          664/G02             F           76,950.00         ZZ
                                         360         76,950.00          1
    14110 SE FOSTER ROAD               9.250            633.05         90
                                       9.000            633.05       85,550.00
    PORTLAND         OR   97236          1            03/24/97         01
    0430194852                           05           05/01/97         25
    2250157                              N            04/01/27
    0
1




    1569668          696/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    635 SOUTH CAROLINA AVENUE SE       9.125            813.63         49
                                       8.875            813.63      207,000.00
    WASHINGTON       DC   20003          5            03/31/97         00
    0430194233                           07           05/01/97          0
    3185076                              N            04/01/27
    0


    1569742          696/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    126 11TH STREET S.E.               9.125          1,220.45         47
                                       8.875          1,220.45      320,000.00
    WASHINGTON       DC   20003          5            03/31/97         00
    0430194217                           07           05/01/97          0
    3185075                              N            04/01/27
    0


    1569746          696/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
    327 EAST CAPITOL STREET S.E.       9.125          1,423.86         53
                                       8.875          1,423.86      335,000.00
    WASHINGTON       DC   20003          5            03/31/97         00
    0430194209                           07           05/01/97          0
    3185074                              N            04/01/27
    0

   TOTAL NUMBER OF LOANS   :      1,481

   TOTAL ORIGINAL BALANCE  :   164,609,459.29

   TOTAL PRINCIPAL BALANCE :   164,514,437.18

   TOTAL ORIGINAL P+I      :     1,304,380.29

   TOTAL CURRENT P+I       :     1,304,380.29


                             ***************************
                             *      END OF REPORT      *
                             ***************************


  RUN ON     : 04/18/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 11.41.24           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 1997-QS3 - 30 YEAR                        CUTOFF : 04/01/97
  POOL       : 0004244
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -----------------------------------------------------------------

      1447809                              .2500
       59,416.79                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1457617                              .2500
       66,559.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1516287                              .2500
      191,821.27                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1521359                              .2500
      121,573.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1524050                              .2500
       41,904.77                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1528982                              .2500
      101,091.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450
1



      1530435                              .2500
      170,817.31                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1533141                              .2500
      114,359.84                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1533581                              .2500
       43,535.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1533828                              .2500
       91,612.37                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1533831                              .2500
       50,413.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1534650                              .2500
      211,396.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1534797                              .2500
      261,841.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1535760                              .2500
      279,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1535889                              .2500
      223,328.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1536202                              .2500
      139,816.22                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1537806                              .2500
      109,933.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1540999                              .2500
      108,624.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1541369                              .2500
       53,834.06                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1541710                              .2500
       63,577.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1541745                              .2500
      190,741.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1542246                              .2500
       21,913.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1542445                              .2500
      209,208.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1542701                              .2500
      131,071.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1543445                              .2500
      113,255.63                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1543561                              .2500
       59,932.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1543707                              .2500
       65,098.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1543783                              .2500
      119,782.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1544268                              .2500
      256,718.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1544275                              .2500
      147,899.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1544381                              .2500
      118,629.60                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1544837                              .2500
      233,858.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1545121                              .2500
       94,728.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1545281                              .2500
       44,876.10                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1545971                              .2500
      114,617.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1545975                              .2500
      131,739.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1546154                              .2500
      139,331.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1546318                              .2500
      112,376.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1546330                              .2500
      101,891.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1546481                              .2500
       54,811.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1546528                              .2500
      109,360.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1546785                              .2500
      140,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1546793                              .2500
      137,099.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1546829                              .2500
       98,728.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1547165                              .2500
       86,201.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1547552                              .2500
       48,348.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1547701                              .2500
       37,763.63                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1547927                              .2500
      155,765.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1547982                              .2500
       47,554.42                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1548236                              .2500
       62,884.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1548254                              .2500
       53,943.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1548367                              .2500
      112,691.54                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1548497                              .2500
      119,568.73                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1548538                              .2500
       95,910.86                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1548628                              .2500
      330,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1548750                              .2500
       94,895.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1548824                              .2500
       96,036.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1548869                              .2500
      167,011.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1549166                              .2500
      121,437.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1549193                              .2500
       34,167.97                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1549223                              .2500
       62,893.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1549247                              .2500
       93,647.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1549345                              .2500
       61,852.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1549456                              .2500
      299,822.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1549518                              .2500
      159,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1549530                              .2500
      166,207.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1549754                              .2500
       49,973.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1549852                              .2500
      162,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1549859                              .2500
      140,841.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1549933                              .2500
       31,864.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1550017                              .2500
      100,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1550158                              .2500
      260,653.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1550161                              .2500
       96,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1550293                              .2500
      106,068.59                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1550342                              .2500
      144,986.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1550361                              .2500
       89,141.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1550433                              .2500
      119,934.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1550454                              .2500
       68,772.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1550505                              .2500
       33,924.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1550523                              .2500
       52,062.60                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1550661                              .2500
       31,949.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1550710                              .2500
      134,782.82                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1550851                              .2500
      126,760.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1550924                              .2500
       97,695.19                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1550957                              .2500
       98,501.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1550999                              .2500
      164,914.46                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1551002                              .2500
       51,870.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1551017                              .2500
       90,914.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1551098                              .2500
       37,180.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1551169                              .2500
       48,550.73                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1551224                              .2500
       67,005.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1551250                              .2500
       41,377.96                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1551254                              .2500
       39,979.80                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1551290                              .2500
      116,122.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1551295                              .2500
      107,872.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1551319                              .2500
       49,970.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1551338                              .2500
      180,785.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1551416                              .2500
       39,933.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1552018                              .2500
       14,201.13                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1552079                              .2500
       33,282.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1552127                              .2500
       76,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552173                              .2500
      199,678.25                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1552240                              .2500
       76,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1552254                              .2500
      112,100.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1552265                              .2500
       46,693.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1552316                              .2500
       37,504.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1552411                              .2500
       43,802.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1552418                              .2500
      101,159.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552433                              .2500
      116,104.99                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1552442                              .2500
       29,221.11                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1552447                              .2500
       59,591.09                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1552461                              .2500
      130,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1552771                              .2500
       57,473.18                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1552776                              .2500
      182,657.70                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1552860                              .2500
      196,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1552864                              .2500
      142,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1552865                              .2500
       81,557.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552978                              .2500
       99,692.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1552980                              .2500
      119,631.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552981                              .2500
       99,692.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552983                              .2500
      119,631.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552984                              .2500
       75,482.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1552985                              .2500
       97,443.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552988                              .2500
       51,970.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1552994                              .2500
      153,904.28                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1553187                              .2500
      214,866.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1553191                              .2500
      143,617.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1553193                              .2500
       89,992.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1553194                              .2500
      152,823.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1553232                              .2500
      117,867.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1553394                              .2500
       56,009.75                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1553456                              .2500
      142,904.05                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1553471                              .2500
      166,162.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1553555                              .2500
      231,132.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1553615                              .2500
       95,038.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1553626                              .2500
       87,552.25                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1553659                              .2500
      261,037.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1553660                              .2500
      172,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1553665                              .2500
      206,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1553674                              .2500
      107,932.87                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1553694                              .2500
       98,894.22                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1553735                              .2500
      170,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1553785                              .2500
      171,811.40                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1553879                              .2500
       43,474.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1553884                              .2500
       38,077.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1553920                              .2500
       78,678.16                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1553952                              .2500
      196,883.69                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1553963                              .2500
      290,037.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1553972                              .2500
       87,954.38                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1554014                              .2500
       47,400.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1554041                              .2500
      104,939.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1554055                              .2500
       87,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1554086                              .2500
      164,894.79                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1554091                              .2500
       59,939.16                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1554093                              .2500
       78,956.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1554101                              .2500
      120,937.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1554111                              .2500
      151,905.52                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1554121                              .2500
       36,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1554125                              .2500
      167,905.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1554154                              .2500
       76,458.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1554185                              .2500
       43,577.94                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1554288                              .2500
       51,450.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1554307                              .2500
      296,615.52                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1554322                              .2500
       40,477.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1554329                              .2500
       78,360.41                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1554348                              .2500
       87,258.18                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1554354                              .2500
       98,944.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1554394                              .2500
       41,754.17                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1554428                              .2500
      122,842.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1554488                              .2500
      195,895.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1554641                              .2500
       60,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1554666                              .2500
       51,722.46                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1554674                              .2500
       41,773.35                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1554695                              .2500
       89,050.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1554767                              .2500
       62,065.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1554786                              .2500
      155,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1554827                              .2500
       39,973.83                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1554842                              .2500
      178,291.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1554852                              .2500
       71,361.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1554862                              .2500
      107,944.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1554889                              .2500
      224,823.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1554891                              .2500
      112,889.89                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1554941                              .2500
       29,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1554963                              .2500
       46,447.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555012                              .2500
       30,734.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555014                              .2500
       36,655.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555019                              .2500
       32,683.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555021                              .2500
       23,424.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555065                              .2500
      168,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555090                              .2500
       78,360.41                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1555093                              .2500
       80,955.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1555098                              .2500
       46,200.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1555099                              .2500
      112,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555101                              .2500
       79,350.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1555118                              .2500
       41,175.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555122                              .2500
       84,948.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1555197                              .2500
       70,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1555200                              .2500
      106,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1555236                              .2500
       42,726.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555244                              .2500
      120,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555248                              .2500
       65,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1555250                              .2500
      116,184.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555259                              .2500
       57,765.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555268                              .2500
      147,921.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1555269                              .2500
       76,458.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1555284                              .2500
      147,714.94                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1555295                              .2500
      118,851.54                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1555310                              .2500
      112,950.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1555331                              .2500
       34,588.73                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1555379                              .2500
       45,970.66                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1555385                              .2500
       90,947.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1555391                              .2500
       71,960.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1555518                              .2500
      130,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1555523                              .2500
       55,933.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1555534                              .2500
      101,604.72                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1555541                              .2500
      124,252.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555542                              .2500
      224,780.31                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1555543                              .2500
      133,441.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555573                              .2500
      117,434.13                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555574                              .2500
       84,300.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555597                              .2500
      252,292.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1555626                              .2500
      111,586.74                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1555630                              .2500
       33,881.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1555633                              .2500
       94,445.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1555645                              .2500
      115,818.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555671                              .2500
       55,295.34                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1555733                              .2500
      147,845.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1555754                              .2500
       75,486.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555769                              .2500
       63,164.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555781                              .2500
       39,150.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1555791                              .2500
       52,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1555801                              .2500
      133,916.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1555808                              .2500
       85,452.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555821                              .2500
      267,837.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1555852                              .2500
      125,854.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1555855                              .2500
      212,760.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1555862                              .2500
       49,942.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1555882                              .2500
      142,215.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1555899                              .2500
      111,200.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1555900                              .2500
      153,494.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1555906                              .2500
       57,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1555921                              .2500
      106,938.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1555960                              .2500
      115,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1555962                              .2500
       97,046.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1555986                              .2500
      480,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1555993                              .2500
       54,969.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1555998                              .2500
       79,048.25                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1556005                              .2500
      231,859.45                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1556007                              .2500
       34,936.01                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556008                              .2500
       90,941.97                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1556010                              .2500
      100,279.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1556026                              .2500
       26,886.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556039                              .2500
      162,900.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1556040                              .2500
      117,234.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1556075                              .2500
      219,183.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1556131                              .2500
      130,432.35                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556132                              .2500
      303,471.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556148                              .2500
       84,955.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556163                              .2500
      135,911.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1556171                              .2500
      199,865.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1556178                              .2500
      100,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1556184                              .2500
       59,935.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1556189                              .2500
      446,496.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556190                              .2500
      278,086.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556209                              .2500
       49,638.67                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556238                              .2500
       90,905.29                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556245                              .2500
      239,861.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556250                              .2500
       61,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556286                              .2500
      137,848.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1556291                              .2500
       39,057.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1556305                              .2500
      123,918.88                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1556307                              .2500
       74,955.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1556326                              .2500
       43,954.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556328                              .2500
      247,706.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1556333                              .2500
      358,798.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556337                              .2500
      195,801.27                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1556343                              .2500
       26,986.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556355                              .2500
      374,760.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1556360                              .2500
      131,174.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556364                              .2500
      213,873.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1556375                              .2500
      224,370.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556377                              .2500
      105,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556379                              .2500
       94,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556383                              .2500
      147,425.51                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1556389                              .2500
      105,690.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556391                              .2500
      220,859.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1556404                              .2500
      135,921.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556405                              .2500
       82,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556407                              .2500
       58,468.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1556408                              .2500
      148,416.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556415                              .2500
       93,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556416                              .2500
      155,819.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556536                              .2500
       87,448.34                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1556600                              .2500
       87,613.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1556617                              .2500
       45,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1556620                              .2500
       90,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556625                              .2500
      259,838.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1556633                              .2500
      115,237.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1556644                              .2500
       36,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556653                              .2500
      513,233.79                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556662                              .2500
       51,773.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556664                              .2500
      225,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1556666                              .2500
       63,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556669                              .2500
      116,041.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1556670                              .2500
      108,692.12                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1556671                              .2500
      239,861.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556689                              .2500
      160,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1556695                              .2500
       86,952.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1556697                              .2500
       82,604.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1556700                              .2500
       30,557.74                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000
1



      1556702                              .2500
      167,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .0000

      1556710                              .2500
       87,949.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556711                              .2500
      171,901.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556729                              .2500
       69,964.65                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1556742                              .2500
      183,543.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556746                              .2500
       66,930.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1556773                              .2500
      159,800.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1556777                              .2500
       92,950.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000
1



      1556798                              .2500
       80,459.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556812                              .2500
      103,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1556831                              .2500
      103,560.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1556871                              .2500
       36,861.85                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1556890                              .2500
       58,471.98                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1556903                              .2500
       93,697.44                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556917                              .2500
       45,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1556928                              .2500
       35,080.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1556970                              .2500
       54,600.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1557008                              .2500
       91,752.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557013                              .2500
      168,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1557014                              .2500
       98,902.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1557022                              .2500
      251,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557034                              .2500
       25,636.70                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557036                              .2500
       65,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1557039                              .2500
      255,228.63                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1557073                              .2500
       79,952.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1557106                              .2500
       70,601.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1557377                              .2500
      119,944.01                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1557405                              .2500
      100,743.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557410                              .2500
      300,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557419                              .2500
       29,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557425                              .2500
       72,860.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1557431                              .2500
      164,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1557439                              .2500
       59,962.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1557443                              .2500
      196,542.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1557449                              .2500
      171,093.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1557450                              .2500
       51,619.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1557467                              .2500
       39,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557477                              .2500
      275,832.80                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1557483                              .2500
       96,695.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557485                              .2500
       31,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1557487                              .2500
       87,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557489                              .2500
      322,918.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557490                              .2500
       40,050.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557493                              .2500
       35,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1557494                              .2500
       54,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1557496                              .2500
      116,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1557499                              .2500
      107,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557531                              .2500
      180,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1557549                              .2500
      132,675.58                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557558                              .2500
      240,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1557569                              .2500
       94,890.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557603                              .2500
      399,724.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1557621                              .2500
      236,844.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1557655                              .2500
       23,599.10                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1557678                              .2500
       60,280.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557683                              .2500
       79,113.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1557686                              .2500
       52,793.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1557688                              .2500
       44,445.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1557694                              .2500
       48,395.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557698                              .2500
      130,806.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1557700                              .2500
       23,874.46                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1557702                              .2500
       34,958.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1557827                              .2500
       76,660.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557841                              .2500
       99,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1557843                              .2500
      470,115.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1557844                              .2500
      125,836.42                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1557850                              .2500
      144,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557860                              .2500
      143,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557865                              .2500
      100,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557866                              .2500
       94,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1557867                              .2500
      110,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557870                              .2500
      117,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1557878                              .2500
       93,850.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1557881                              .2500
       64,765.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1557885                              .2500
      119,333.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557906                              .2500
      126,518.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557911                              .2500
       22,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1557941                              .2500
      122,929.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1557958                              .2500
       47,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1557978                              .2500
      152,747.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1557988                              .2500
      119,934.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1557989                              .2500
      198,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1557990                              .2500
      159,910.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1557992                              .2500
      119,138.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1557994                              .2500
       42,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1558008                              .2500
       50,147.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1558009                              .2500
       50,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1558012                              .2500
       61,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1558048                              .2500
      103,386.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1558065                              .2500
       47,941.63                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1558075                              .2500
      146,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1558103                              .2500
      117,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1558108                              .2500
      825,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1558124                              .2500
      142,304.45                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1558125                              .2500
      117,933.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1558127                              .2500
       82,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1558145                              .2500
      144,229.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1558155                              .2500
       52,869.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1558184                              .2500
      402,680.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1558201                              .2500
       49,475.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1558232                              .2500
       73,107.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1558234                              .2500
      167,895.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1558253                              .2500
       92,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1558257                              .2500
       64,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1558258                              .2500
      151,119.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1558262                              .2500
      203,973.14                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1558280                              .2500
       21,450.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1558286                              .2500
       32,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1558296                              .2500
      112,330.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1558319                              .2500
       48,278.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1558358                              .2500
       54,844.32                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1558417                              .2500
       67,923.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1558420                              .2500
       57,717.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1558421                              .2500
       83,198.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1558424                              .2500
      118,872.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1558426                              .2500
       77,664.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1558693                              .2500
       34,616.67                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1558760                              .2500
       50,040.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1558761                              .2500
       45,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1558763                              .2500
       45,720.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1558764                              .2500
       46,800.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1558769                              .2500
       99,936.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1558775                              .2500
      115,786.72                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1558783                              .2500
       55,970.97                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1558785                              .2500
       84,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1558791                              .2500
       32,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1558798                              .2500
       56,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1558801                              .2500
       28,471.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1558802                              .2500
       23,387.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1558831                              .2500
      101,450.07                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1558847                              .2500
       94,349.76                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1558899                              .2500
      121,441.79                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1558906                              .2500
       99,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1558908                              .2500
       62,069.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1558923                              .2500
       50,550.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1558926                              .2500
       38,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1559031                              .2500
      289,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1559071                              .2500
       56,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1559103                              .2500
       48,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1559155                              .2500
       89,949.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1559156                              .2500
       58,350.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1559179                              .2500
      116,927.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1559190                              .2500
      208,394.71                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1559205                              .2500
      169,047.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1559207                              .2500
      148,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1559221                              .2500
       54,965.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1559239                              .2500
       53,942.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1559294                              .2500
      148,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1559350                              .2500
       18,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1559397                              .2500
       30,584.95                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1559418                              .2500
      134,907.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1559423                              .2500
       65,700.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1559429                              .2500
      180,543.97                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1559430                              .2500
       88,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1559450                              .2500
      131,524.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1559451                              .2500
       64,968.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1559459                              .2500
       76,512.34                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1559685                              .2500
      105,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1559745                              .2500
      136,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1559755                              .2500
      284,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1559756                              .2500
       50,040.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1559762                              .2500
      131,178.31                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1559772                              .2500
       64,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1559781                              .2500
       88,450.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1559797                              .2500
      116,129.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1559806                              .2500
      324,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1559823                              .2500
       98,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1559824                              .2500
       78,300.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1559837                              .2500
      149,413.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1559857                              .2500
      124,929.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1559858                              .2500
      130,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1559859                              .2500
      116,939.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1559861                              .2500
       69,261.24                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1559921                              .2500
      135,917.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1559963                              .2500
       46,373.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1559988                              .2500
      100,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1559997                              .2500
      183,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560022                              .2500
       50,022.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1560050                              .2500
      291,736.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560081                              .2500
       50,346.16                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1560084                              .2500
      124,898.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1560264                              .2500
      110,195.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1560269                              .2500
      159,907.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560272                              .2500
       92,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1560274                              .2500
       92,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1560284                              .2500
      265,365.93                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560304                              .2500
      224,870.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560320                              .2500
       55,198.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1560352                              .2500
      107,428.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560358                              .2500
      434,510.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560373                              .2500
       28,785.83                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1560381                              .2500
      112,950.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1560402                              .2500
      127,124.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1560417                              .2500
       40,462.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1560427                              .2500
      121,438.64                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560429                              .2500
      319,806.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1560431                              .2500
       47,227.36                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1560440                              .2500
      322,654.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560468                              .2500
       49,023.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1560479                              .2500
       62,964.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1560488                              .2500
      230,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1560520                              .2500
       56,668.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560521                              .2500
       66,662.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560540                              .2500
      236,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1560572                              .2500
       17,948.22                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560573                              .2500
       44,876.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1560597                              .2500
      120,600.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1560610                              .2500
       40,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1560630                              .2500
      240,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1560643                              .2500
      172,892.48                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1560654                              .2500
       59,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1560657                              .2500
      309,821.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560666                              .2500
       89,954.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560676                              .2500
      240,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560678                              .2500
       50,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1560696                              .2500
      135,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1560714                              .2500
       53,514.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1560719                              .2500
       73,310.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1560721                              .2500
       74,208.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560728                              .2500
       54,365.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1560732                              .2500
       67,462.16                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560734                              .2500
       38,480.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1560737                              .2500
       37,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1560742                              .2500
       99,937.84                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1560748                              .2500
      104,439.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560752                              .2500
       61,809.55                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1560758                              .2500
       75,737.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560762                              .2500
       50,820.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560763                              .2500
      113,827.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1560767                              .2500
       66,465.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1560771                              .2500
       51,273.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1560793                              .2500
      110,320.10                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .0000
1



      1560801                              .2500
      101,526.46                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .0000

      1560808                              .2500
      147,914.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560819                              .2500
      359,758.44                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1560820                              .2500
      107,150.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1560873                              .2500
      163,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1560878                              .2500
       38,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1560897                              .2500
       52,470.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560906                              .2500
      117,525.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000
1



      1560909                              .2500
       79,161.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1560912                              .2500
       64,765.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1560917                              .2500
       39,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1560938                              .2500
      163,275.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1560956                              .2500
       31,983.84                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560960                              .2500
      142,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1560963                              .2500
       74,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1560965                              .2500
       86,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1560976                              .2500
      191,895.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1560979                              .2500
      157,102.30                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1560982                              .2500
      127,735.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1560996                              .2500
      120,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561014                              .2500
       82,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561032                              .2500
      224,613.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561050                              .2500
      188,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561110                              .2500
       78,708.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1561115                              .2500
       94,448.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561117                              .2500
       67,857.80                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561123                              .2500
      181,897.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561125                              .2500
      265,676.58                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561152                              .2500
       47,971.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561159                              .2500
       57,371.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561163                              .2500
       64,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561171                              .2500
       65,964.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1561181                              .2500
      176,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561184                              .2500
       45,375.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561190                              .2500
       87,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561210                              .2500
       42,279.73                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561213                              .2500
      131,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561215                              .2500
      258,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561220                              .2500
       60,468.63                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561225                              .2500
      268,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561229                              .2500
      109,833.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561231                              .2500
      107,827.13                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561234                              .2500
       86,450.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561238                              .2500
       94,448.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561240                              .2500
       79,912.27                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561250                              .2500
       30,879.78                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1561252                              .2500
       66,460.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561387                              .2500
       82,553.70                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561388                              .2500
       65,155.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1561389                              .2500
      103,344.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561392                              .2500
       69,710.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561395                              .2500
       44,373.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561396                              .2500
       83,150.87                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561403                              .2500
      104,938.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561405                              .2500
       89,950.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561410                              .2500
      311,810.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1561411                              .2500
      243,836.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1561413                              .2500
      140,705.53                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1561414                              .2500
       89,945.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561417                              .2500
       80,752.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561425                              .2500
      136,342.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561427                              .2500
       33,284.04                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561431                              .2500
      131,917.95                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561441                              .2500
       61,966.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1561443                              .2500
      105,942.10                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561445                              .2500
       75,852.83                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561448                              .2500
      247,845.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561449                              .2500
      216,821.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561450                              .2500
      113,133.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561458                              .2500
       34,080.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561464                              .2500
       57,570.91                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1561542                              .2500
       99,934.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450
1



      1561545                              .2500
       70,262.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561549                              .2500
      449,734.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561551                              .2500
       84,105.22                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561560                              .2500
      159,800.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561565                              .2500
       21,590.44                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1561567                              .2500
       35,229.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561570                              .2500
      143,846.16                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561571                              .2500
       37,981.79                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1561572                              .2500
       34,982.78                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561574                              .2500
       79,956.30                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561575                              .2500
       40,480.08                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561582                              .2500
       84,955.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561584                              .2500
       28,036.55                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561589                              .2500
       67,261.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561591                              .2500
       53,969.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561594                              .2500
       57,466.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1561596                              .2500
       29,034.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561597                              .2500
       22,488.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561604                              .2500
      207,892.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561607                              .2500
      124,929.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561614                              .2500
       49,253.82                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1561616                              .2500
      112,440.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561622                              .2500
       89,948.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561623                              .2500
      114,870.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561626                              .2500
       98,448.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561629                              .2500
       51,973.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561630                              .2500
       74,358.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561632                              .2500
       85,552.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561634                              .2500
      223,368.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561635                              .2500
       88,600.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561637                              .2500
      107,593.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561644                              .2500
       43,959.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1561645                              .2500
       37,613.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561646                              .2500
      103,833.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1561648                              .2500
      179,890.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561661                              .2500
      241,607.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561663                              .2500
       38,478.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561664                              .2500
       62,065.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561666                              .2500
      239,846.96                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1561670                              .2500
       43,475.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561671                              .2500
      111,535.79                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561673                              .2500
      117,299.16                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561674                              .2500
       60,270.34                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561681                              .2500
      159,900.55                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561684                              .2500
       69,262.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561689                              .2500
      318,316.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561690                              .2500
      219,870.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561693                              .2500
      123,671.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1561700                              .2500
       40,479.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561701                              .2500
       53,472.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561702                              .2500
      322,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1561705                              .2500
       85,008.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561710                              .2500
      115,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561718                              .2500
       74,953.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1561720                              .2500
      216,505.60                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1561722                              .2500
       56,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561723                              .2500
       42,258.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561729                              .2500
      182,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561735                              .2500
      109,450.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561756                              .2500
      142,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561783                              .2500
       89,849.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561788                              .2500
       75,956.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561791                              .2500
       89,956.88                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561792                              .2500
      116,732.80                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1561798                              .2500
      173,502.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561804                              .2500
      147,917.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561805                              .2500
      114,239.18                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561807                              .2500
      125,036.82                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1561808                              .2500
       65,665.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561811                              .2500
      649,644.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561812                              .2500
       30,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561817                              .2500
       55,568.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1561818                              .2500
       89,955.73                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561819                              .2500
       89,955.73                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561820                              .2500
      439,740.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561824                              .2500
       38,232.15                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1561825                              .2500
       76,457.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561826                              .2500
      111,889.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561828                              .2500
       26,985.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561832                              .2500
       42,979.40                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1561833                              .2500
      177,365.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561834                              .2500
      399,775.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561837                              .2500
       39,877.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561843                              .2500
       75,356.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561844                              .2500
      118,336.99                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561846                              .2500
       86,359.69                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1561848                              .2500
       20,788.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561849                              .2500
      120,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1561853                              .2500
       55,773.27                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561856                              .2500
      199,884.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561858                              .2500
       91,944.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561859                              .2500
      119,932.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561861                              .2500
      128,527.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561863                              .2500
       26,686.16                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561864                              .2500
       35,981.82                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1561866                              .2500
      125,490.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561867                              .2500
      105,248.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561869                              .2500
       46,475.25                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561873                              .2500
      131,786.83                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561874                              .2500
      193,891.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561879                              .2500
       55,169.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561880                              .2500
       60,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1561883                              .2500
      130,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561884                              .2500
       99,942.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1561888                              .2500
       58,467.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561890                              .2500
      129,925.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561891                              .2500
       27,984.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561892                              .2500
       46,800.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1561893                              .2500
       67,012.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561894                              .2500
       64,765.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561897                              .2500
       53,970.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561898                              .2500
      155,023.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1561902                              .2500
       68,358.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1561904                              .2500
       78,710.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1561910                              .2500
      104,942.65                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561916                              .2500
       67,255.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1561922                              .2500
       41,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1561924                              .2500
       90,401.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561925                              .2500
      103,443.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561928                              .2500
      399,775.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1561936                              .2500
       55,917.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561965                              .2500
      147,714.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1561966                              .2500
       61,564.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1561970                              .2500
       65,700.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1561971                              .2500
       58,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561977                              .2500
      199,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1561978                              .2500
       79,847.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1561981                              .2500
       79,956.30                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1561986                              .2500
      244,869.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1562050                              .2500
       31,482.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562060                              .2500
       30,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562064                              .2500
       35,981.82                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1562065                              .2500
      130,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1562071                              .2500
       75,956.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1562082                              .2500
      107,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562084                              .2500
       30,135.93                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1562099                              .2500
      137,616.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1562100                              .2500
       66,364.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1562107                              .2500
       87,300.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1562109                              .2500
      119,934.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562114                              .2500
       65,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1562123                              .2500
       48,941.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1562126                              .2500
       99,940.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1562145                              .2500
      164,912.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1562158                              .2500
       57,668.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562172                              .2500
       44,077.72                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1562182                              .2500
      134,924.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1562192                              .2500
       55,769.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562195                              .2500
       53,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562211                              .2500
      149,909.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1562215                              .2500
       34,081.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562224                              .2500
       91,050.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1562230                              .2500
      112,736.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1562231                              .2500
       83,199.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1562235                              .2500
       37,974.49                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1562238                              .2500
       54,563.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1562247                              .2500
       37,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1562268                              .2500
      174,284.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1562756                              .2500
      151,919.10                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1562828                              .2500
       94,946.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1562841                              .2500
       70,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1562846                              .2500
      164,894.79                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1562853                              .2500
       22,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1562859                              .2500
      199,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1562869                              .2500
       90,946.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1562878                              .2500
       30,935.17                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1562880                              .2500
       35,084.47                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1562884                              .2500
       64,350.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1562889                              .2500
      342,992.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1562891                              .2500
      374,772.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1562894                              .2500
      110,636.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1562902                              .2500
      117,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1562913                              .2500
       21,590.44                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1562915                              .2500
       29,235.61                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1562927                              .2500
       64,766.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1562931                              .2500
      124,801.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1562932                              .2500
       61,616.33                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562934                              .2500
      116,927.28                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1562941                              .2500
       95,755.33                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1562946                              .2500
       42,726.65                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562948                              .2500
       37,459.92                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1562956                              .2500
      140,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1562957                              .2500
       69,758.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1562958                              .2500
      118,333.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1562959                              .2500
       35,079.80                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1562973                              .2500
       21,676.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1562987                              .2500
       46,323.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1562988                              .2500
      109,929.86                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1562989                              .2500
       60,667.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1562992                              .2500
      179,082.77                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1563014                              .2500
      283,831.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1563016                              .2500
      116,832.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1563018                              .2500
      217,471.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1563020                              .2500
       43,975.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563021                              .2500
       92,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1563030                              .2500
       68,610.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563033                              .2500
      131,320.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563037                              .2500
       53,965.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1563050                              .2500
       68,263.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563059                              .2500
      110,333.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1563065                              .2500
      152,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563067                              .2500
      184,872.68                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1563068                              .2500
      175,887.77                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1563072                              .2500
      255,848.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1563082                              .2500
       41,383.54                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.7500                        2.4200

      1563085                              .2500
       93,701.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563087                              .2500
      150,267.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563090                              .2500
      108,685.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1563092                              .2500
      176,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563094                              .2500
       85,905.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563097                              .2500
       27,984.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563099                              .2500
       23,175.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1563102                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1563114                              .2500
      161,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1563117                              .2500
       25,588.67                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1563120                              .2500
      246,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1563128                              .2500
      104,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563134                              .2500
       35,980.33                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563139                              .2500
       86,356.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1563143                              .2500
      212,853.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1563159                              .2500
       54,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563182                              .2500
      315,960.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1563190                              .2500
      229,845.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1563280                              .2500
       56,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1563292                              .2500
       66,364.66                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563293                              .2500
      206,871.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1563294                              .2500
       76,457.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563296                              .2500
       87,949.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563299                              .2500
      195,887.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563300                              .2500
       49,972.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563301                              .2500
      151,898.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1563302                              .2500
       55,467.24                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1563305                              .2500
       68,366.36                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1563307                              .2500
      330,144.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563308                              .2500
      123,935.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563311                              .2500
      129,531.03                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563321                              .2500
       77,701.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1563332                              .2500
       45,482.40                           .0800
           10.6250                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.7500                        2.5450

      1563336                              .2500
      151,907.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563337                              .2500
       68,859.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1563350                              .2500
       69,300.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563364                              .2500
       85,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1563365                              .2500
       85,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1563366                              .2500
       85,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1563373                              .2500
       56,518.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563374                              .2500
      141,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563397                              .2500
      236,153.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563403                              .2500
       56,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1563417                              .2500
       40,479.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563418                              .2500
       84,451.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563420                              .2500
       62,966.47                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563425                              .2500
       58,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563428                              .2500
       40,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1563436                              .2500
      105,937.42                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1563442                              .2500
       53,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1563447                              .2500
       32,800.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200
1



      1563458                              .2500
      169,386.26                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1563460                              .2500
       64,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1563465                              .2500
       50,371.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563475                              .2500
       79,953.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563476                              .2500
      150,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1563491                              .2500
       29,982.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563495                              .2500
       84,554.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563497                              .2500
       67,464.07                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1563498                              .2500
      167,910.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563505                              .2500
       51,901.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563515                              .2500
       57,167.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563524                              .2500
       57,967.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563530                              .2500
       41,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1563534                              .2500
       39,979.26                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563550                              .2500
      159,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563706                              .2500
      125,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1563792                              .2500
      111,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563794                              .2500
      132,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563795                              .2500
      161,901.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563797                              .2500
      155,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563800                              .2500
      102,344.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563803                              .2500
      237,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563804                              .2500
      142,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563813                              .2500
       71,100.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1563836                              .2500
      114,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1563849                              .2500
       45,477.02                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1563860                              .2500
       92,650.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563902                              .2500
      124,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1563904                              .2500
       46,376.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1563905                              .2500
       76,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1563924                              .2500
      216,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1563926                              .2500
      124,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1563933                              .2500
       39,600.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1563940                              .2500
      212,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563942                              .2500
       90,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563949                              .2500
       33,300.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1563952                              .2500
       62,550.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1563955                              .2500
       40,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1563958                              .2500
       29,700.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1563960                              .2500
       75,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1563963                              .2500
      144,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1563971                              .2500
      132,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1563972                              .2500
       61,200.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1563973                              .2500
       63,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563976                              .2500
       63,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563980                              .2500
       52,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1563994                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564028                              .2500
       70,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1564030                              .2500
       25,100.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564035                              .2500
       43,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564038                              .2500
      148,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564076                              .2500
      120,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564077                              .2500
      207,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564082                              .2500
      399,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564084                              .2500
       67,463.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564089                              .2500
      199,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1564097                              .2500
       31,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564102                              .2500
       56,967.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564103                              .2500
      109,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564107                              .2500
       54,745.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564116                              .2500
       33,153.44                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564118                              .2500
       20,378.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564121                              .2500
      299,635.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564122                              .2500
       53,839.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1564123                              .2500
       44,854.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564124                              .2500
      163,190.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564126                              .2500
       52,142.77                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564127                              .2500
      307,653.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564136                              .2500
       41,356.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564138                              .2500
      148,353.34                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564141                              .2500
       71,916.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564143                              .2500
       47,191.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1564146                              .2500
       51,697.51                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564155                              .2500
       37,761.67                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564163                              .2500
      111,750.82                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564169                              .2500
       53,043.27                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564176                              .2500
       89,903.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564181                              .2500
       69,091.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564182                              .2500
       55,712.53                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564184                              .2500
       74,012.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1564187                              .2500
       60,772.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564190                              .2500
       29,603.53                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564202                              .2500
       94,189.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564207                              .2500
      143,912.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564228                              .2500
       39,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564232                              .2500
       43,980.54                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1564233                              .2500
      152,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564234                              .2500
       45,979.65                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200
1



      1564235                              .2500
       49,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564240                              .2500
       87,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564243                              .2500
       42,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564248                              .2500
       57,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564266                              .2500
      100,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564268                              .2500
      102,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564273                              .2500
       65,700.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1564280                              .2500
       52,969.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564285                              .2500
      146,915.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564288                              .2500
      119,127.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564298                              .2500
       49,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564306                              .2500
       86,800.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564391                              .2500
      127,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564401                              .2500
       66,464.83                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564404                              .2500
      252,842.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564406                              .2500
      114,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1564411                              .2500
      135,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564412                              .2500
      145,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564424                              .2500
      142,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564437                              .2500
      112,309.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564449                              .2500
       54,929.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564450                              .2500
       69,868.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564452                              .2500
       43,741.02                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1564453                              .2500
      139,756.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564455                              .2500
       70,911.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564458                              .2500
      222,854.13                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1564462                              .2500
       51,223.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564466                              .2500
      214,072.94                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564498                              .2500
       46,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564534                              .2500
       71,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564544                              .2500
       49,575.60                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564552                              .2500
       22,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564554                              .2500
       51,069.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564628                              .2500
       99,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564645                              .2500
      147,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564655                              .2500
       57,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564663                              .2500
      243,848.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564664                              .2500
      111,983.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564665                              .2500
       50,770.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564668                              .2500
       78,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1564669                              .2500
       88,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564670                              .2500
      180,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564675                              .2500
      158,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564676                              .2500
       44,077.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564679                              .2500
      550,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564682                              .2500
       37,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564683                              .2500
       49,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1564684                              .2500
       99,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1564685                              .2500
      259,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564687                              .2500
       54,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1564688                              .2500
       52,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564689                              .2500
       65,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564691                              .2500
      148,550.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564692                              .2500
       83,700.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564694                              .2500
      152,950.00                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         .0000
            7.7500                        2.2950

      1564695                              .2500
      124,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564706                              .2500
      126,350.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564714                              .2500
       84,104.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564723                              .2500
      135,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564727                              .2500
       35,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564732                              .2500
       61,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564753                              .2500
      318,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564812                              .2500
      231,063.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564813                              .2500
       89,654.70                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1564814                              .2500
       47,547.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564816                              .2500
      132,419.72                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564818                              .2500
       44,974.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564819                              .2500
       53,970.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564820                              .2500
      203,885.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564821                              .2500
      172,155.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564824                              .2500
      163,900.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564825                              .2500
       63,863.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564826                              .2500
       55,963.37                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1564829                              .2500
       73,458.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564830                              .2500
       31,481.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564834                              .2500
       69,417.65                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564836                              .2500
       38,476.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564838                              .2500
       71,461.95                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564839                              .2500
       71,461.95                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564840                              .2500
       24,736.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1564844                              .2500
       62,112.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564847                              .2500
      104,933.05                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564848                              .2500
       98,940.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564849                              .2500
      170,952.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564850                              .2500
      137,416.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564852                              .2500
      119,361.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564855                              .2500
       52,620.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564856                              .2500
      259,829.93                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450
1



      1564860                              .2500
      152,827.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564862                              .2500
       47,571.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564863                              .2500
       81,854.09                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564866                              .2500
       73,563.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564867                              .2500
       58,466.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564868                              .2500
       35,081.32                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564869                              .2500
      121,032.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564871                              .2500
       40,578.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1564872                              .2500
       39,878.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564874                              .2500
       39,878.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564876                              .2500
       21,586.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564879                              .2500
       26,235.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564880                              .2500
       31,483.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564881                              .2500
       50,219.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564884                              .2500
       82,303.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564885                              .2500
       57,063.59                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1564886                              .2500
       48,970.31                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564887                              .2500
       18,689.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564888                              .2500
       23,931.34                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564893                              .2500
       55,966.94                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564894                              .2500
       39,976.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564896                              .2500
      142,039.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564898                              .2500
       64,554.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564905                              .2500
      125,868.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1564906                              .2500
       33,478.08                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1564907                              .2500
      139,869.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564908                              .2500
       58,036.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564909                              .2500
       60,270.34                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1564912                              .2500
       44,974.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564913                              .2500
       53,870.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564916                              .2500
       79,154.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564921                              .2500
       65,662.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564924                              .2500
       61,962.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1564926                              .2500
       33,532.14                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564928                              .2500
      143,519.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564929                              .2500
       74,360.40                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564930                              .2500
       78,358.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564932                              .2500
       74,360.40                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1564933                              .2500
      195,892.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564937                              .2500
       34,179.80                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1564939                              .2500
       58,019.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564943                              .2500
       53,070.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564946                              .2500
       65,659.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564948                              .2500
       66,113.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564949                              .2500
       67,914.77                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564950                              .2500
       58,319.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564951                              .2500
       68,362.63                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564953                              .2500
      117,134.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1564956                              .2500
       39,976.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564957                              .2500
      123,937.38                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1564959                              .2500
      111,935.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564962                              .2500
      132,221.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564963                              .2500
       40,477.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564965                              .2500
       32,882.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564968                              .2500
       31,062.22                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564969                              .2500
       58,470.45                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1564970                              .2500
       39,556.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564972                              .2500
       76,455.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564973                              .2500
       50,970.66                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1564974                              .2500
       48,119.29                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564975                              .2500
      324,598.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564977                              .2500
       61,163.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564980                              .2500
       30,782.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564981                              .2500
       70,359.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1564982                              .2500
       64,963.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564985                              .2500
      139,921.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564986                              .2500
       47,967.79                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1564988                              .2500
       47,569.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1564989                              .2500
       55,868.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564994                              .2500
      119,188.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1564995                              .2500
       74,658.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1564997                              .2500
       25,586.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1564998                              .2500
       71,959.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565000                              .2500
       62,829.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565001                              .2500
       45,424.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565003                              .2500
       33,731.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565007                              .2500
      115,934.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565009                              .2500
       62,965.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565011                              .2500
      196,874.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565013                              .2500
       19,411.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1565014                              .2500
      124,836.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1565015                              .2500
       90,897.58                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565016                              .2500
       40,678.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565020                              .2500
       89,942.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565021                              .2500
       43,975.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565023                              .2500
       67,464.06                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565031                              .2500
      176,051.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565033                              .2500
      599,654.80                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1565034                              .2500
      474,712.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1565037                              .2500
       33,979.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1565040                              .2500
      213,860.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1565046                              .2500
      529,702.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565048                              .2500
      161,504.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1565066                              .2500
      108,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565084                              .2500
      100,940.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1565085                              .2500
      140,918.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1565112                              .2500
      112,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1565125                              .2500
       61,971.07                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1565126                              .2500
       35,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565127                              .2500
       20,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565129                              .2500
       36,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565132                              .2500
      176,950.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565133                              .2500
       77,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565140                              .2500
      100,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1565143                              .2500
       28,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565145                              .2500
       33,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565146                              .2500
       30,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565158                              .2500
      126,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565160                              .2500
      121,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565162                              .2500
      129,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565186                              .2500
       94,946.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565190                              .2500
       23,837.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1565206                              .2500
       73,757.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565208                              .2500
       95,350.53                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565211                              .2500
      127,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1565287                              .2500
      207,883.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565288                              .2500
       69,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565291                              .2500
      251,011.70                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1565293                              .2500
       69,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565296                              .2500
       56,666.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1565297                              .2500
      241,468.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565300                              .2500
       56,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565351                              .2500
      179,200.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1565407                              .2500
      224,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1565415                              .2500
       91,148.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565416                              .2500
      144,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565419                              .2500
      155,916.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565430                              .2500
      215,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1565452                              .2500
      220,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565454                              .2500
       46,397.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565481                              .2500
       97,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1565482                              .2500
       60,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565488                              .2500
      130,223.07                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1565489                              .2500
      157,455.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565490                              .2500
      161,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565491                              .2500
      149,913.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1565503                              .2500
      220,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1565506                              .2500
      128,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565533                              .2500
      163,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565539                              .2500
      111,300.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565540                              .2500
      199,875.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565551                              .2500
       45,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565552                              .2500
       58,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1565553                              .2500
       42,279.20                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1565556                              .2500
       50,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565557                              .2500
      181,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565561                              .2500
      446,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565621                              .2500
       60,964.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565646                              .2500
       39,578.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565657                              .2500
      193,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1565669                              .2500
       94,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565695                              .2500
      132,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1565703                              .2500
       45,570.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565710                              .2500
      422,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565878                              .2500
       85,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565885                              .2500
      125,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565889                              .2500
       52,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565891                              .2500
      213,750.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565893                              .2500
      231,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1565894                              .2500
      107,041.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1565902                              .2500
       71,856.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1565904                              .2500
       55,964.29                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565905                              .2500
      100,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1565918                              .2500
      115,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1565919                              .2500
       29,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565920                              .2500
       45,850.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565923                              .2500
      188,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565925                              .2500
      173,150.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1565932                              .2500
       34,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1565946                              .2500
      268,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1565947                              .2500
      105,700.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1565951                              .2500
       35,250.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1565954                              .2500
      263,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1566021                              .2500
      255,753.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566108                              .2500
       73,800.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1566110                              .2500
      480,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1566113                              .2500
      187,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566115                              .2500
       95,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566116                              .2500
       77,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566120                              .2500
      220,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566123                              .2500
      192,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566125                              .2500
      128,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566132                              .2500
      148,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566136                              .2500
       40,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1566137                              .2500
       41,600.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1566146                              .2500
      183,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566179                              .2500
      190,977.02                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1566183                              .2500
      191,153.41                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1566188                              .2500
      100,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566191                              .2500
      109,485.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566193                              .2500
      109,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566194                              .2500
      121,530.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1566199                              .2500
       96,250.07                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566200                              .2500
      145,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1566207                              .2500
       74,150.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566215                              .2500
      133,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566217                              .2500
       34,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566218                              .2500
      128,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1566237                              .2500
      193,896.76                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566244                              .2500
       70,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1566249                              .2500
       91,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566258                              .2500
       40,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566269                              .2500
       29,683.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566270                              .2500
       95,744.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566275                              .2500
      105,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566280                              .2500
      186,689.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566285                              .2500
       81,451.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566288                              .2500
      198,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1566289                              .2500
      174,291.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566396                              .2500
      100,345.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566403                              .2500
       79,951.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566407                              .2500
       85,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566437                              .2500
      233,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566438                              .2500
       74,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566439                              .2500
       27,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566440                              .2500
      650,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1566445                              .2500
       57,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1566447                              .2500
      144,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1566448                              .2500
       27,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566450                              .2500
      191,148.23                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566451                              .2500
       61,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566452                              .2500
      152,550.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566459                              .2500
      120,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1566460                              .2500
      140,000.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200
1



      1566463                              .2500
      100,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1566467                              .2500
      290,950.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1566474                              .2500
      179,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566513                              .2500
      229,068.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566519                              .2500
       97,150.91                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1566530                              .2500
       51,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566554                              .2500
       83,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566556                              .2500
       85,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1566557                              .2500
      152,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566561                              .2500
      313,095.77                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1566565                              .2500
       43,921.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566568                              .2500
       71,422.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566572                              .2500
       46,918.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566574                              .2500
       70,759.26                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566581                              .2500
       85,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566588                              .2500
       64,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1566598                              .2500
       55,968.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566599                              .2500
       97,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566603                              .2500
       34,850.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1566605                              .2500
       40,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566624                              .2500
       71,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566629                              .2500
       55,600.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1566631                              .2500
       33,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566636                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1566637                              .2500
       88,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566650                              .2500
       50,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566652                              .2500
       32,550.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566653                              .2500
       87,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566669                              .2500
       74,760.19                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566670                              .2500
      198,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566671                              .2500
      228,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566672                              .2500
       77,405.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1566673                              .2500
       45,058.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566674                              .2500
      118,183.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566684                              .2500
       81,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566685                              .2500
       31,482.34                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566687                              .2500
      115,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566689                              .2500
       54,967.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566734                              .2500
       63,828.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566789                              .2500
      107,138.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1566790                              .2500
       47,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566794                              .2500
       72,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566796                              .2500
       35,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1566800                              .2500
       54,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1566804                              .2500
       77,550.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1566805                              .2500
       35,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1566807                              .2500
      101,551.33                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1566812                              .2500
       49,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1566817                              .2500
      100,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566820                              .2500
       60,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566821                              .2500
       72,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1566823                              .2500
      112,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566826                              .2500
      197,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1566831                              .2500
       96,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566836                              .2500
      280,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566839                              .2500
      117,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1566849                              .2500
       53,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566853                              .2500
       68,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566857                              .2500
      123,129.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566863                              .2500
       96,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566865                              .2500
      159,703.20                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566867                              .2500
       75,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566870                              .2500
       28,484.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566871                              .2500
      180,898.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1566874                              .2500
       86,450.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566877                              .2500
      103,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1566888                              .2500
       32,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566890                              .2500
       80,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566895                              .2500
      122,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566896                              .2500
      263,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1566904                              .2500
      133,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1566906                              .2500
       58,100.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1566909                              .2500
      206,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566912                              .2500
       96,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566913                              .2500
       92,670.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566915                              .2500
       54,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566917                              .2500
      202,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566924                              .2500
      143,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566925                              .2500
      117,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1566926                              .2500
       86,450.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1566943                              .2500
      120,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566945                              .2500
      131,650.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1566954                              .2500
       99,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566956                              .2500
      115,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566958                              .2500
       44,800.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1566961                              .2500
       52,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1566962                              .2500
      134,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566963                              .2500
       52,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1566970                              .2500
      120,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1566973                              .2500
      103,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1566974                              .2500
       88,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566980                              .2500
       52,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1566986                              .2500
       65,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1566997                              .2500
      112,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1567000                              .2500
       67,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567002                              .2500
       47,250.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1567009                              .2500
      107,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1567025                              .2500
      142,300.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1567040                              .2500
      290,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567044                              .2500
       47,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1567045                              .2500
       58,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1567053                              .2500
       44,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567054                              .2500
       25,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567057                              .2500
      105,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1567248                              .2500
      190,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1567278                              .2500
       65,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567280                              .2500
       64,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1567286                              .2500
       41,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1567300                              .2500
      166,650.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567306                              .2500
       99,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567309                              .2500
       99,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567316                              .2500
      465,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1567334                              .2500
       53,550.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1567374                              .2500
       43,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567521                              .2500
      232,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567524                              .2500
      136,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1567527                              .2500
      164,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1567536                              .2500
      235,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567550                              .2500
       57,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567557                              .2500
       58,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1567559                              .2500
      132,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567561                              .2500
      132,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567562                              .2500
      132,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567569                              .2500
       79,119.71                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1567597                              .2500
       76,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567608                              .2500
      120,028.17                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1567622                              .2500
       88,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567644                              .2500
       44,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1567649                              .2500
      204,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567654                              .2500
      350,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1567656                              .2500
       72,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1567658                              .2500
       44,550.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567664                              .2500
       50,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1567665                              .2500
       54,350.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567668                              .2500
      116,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1567675                              .2500
      154,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1567682                              .2500
      181,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1567712                              .2500
       74,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1567738                              .2500
      121,073.58                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567741                              .2500
      152,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567743                              .2500
       59,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567744                              .2500
      198,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1567745                              .2500
       58,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567747                              .2500
       58,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1567750                              .2500
      112,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1567751                              .2500
      112,700.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1567752                              .2500
      217,886.99                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1567787                              .2500
       39,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1567800                              .2500
      108,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1567817                              .2500
      180,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1567842                              .2500
      212,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1567920                              .2500
      103,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1567924                              .2500
      262,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567927                              .2500
       50,400.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1567939                              .2500
      127,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1567946                              .2500
      123,676.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567954                              .2500
       68,850.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1567969                              .2500
       49,500.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1567972                              .2500
       49,500.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1567973                              .2500
       72,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1567981                              .2500
       75,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567987                              .2500
      120,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567994                              .2500
      168,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1567999                              .2500
       63,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1568000                              .2500
       36,550.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1568003                              .2500
       48,750.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1568028                              .2500
      106,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1568060                              .2500
       74,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1568062                              .2500
      368,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1568103                              .2500
      144,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1568149                              .2500
       87,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1568174                              .2500
      204,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1568185                              .2500
      115,300.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568187                              .2500
       68,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568201                              .2500
       77,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568210                              .2500
       80,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1568211                              .2500
      126,450.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568220                              .2500
       56,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568252                              .2500
      116,950.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1568266                              .2500
      265,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1568276                              .2500
       36,850.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1568286                              .2500
      128,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1568289                              .2500
       74,750.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1568320                              .2500
      180,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1568321                              .2500
      220,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1568333                              .2500
       90,100.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1568335                              .2500
      280,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1568344                              .2500
       20,700.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1568346                              .2500
       49,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1568347                              .2500
       57,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568356                              .2500
      265,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1568496                              .2500
       52,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1568534                              .2500
       36,100.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1568553                              .2500
       37,950.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1568575                              .2500
      130,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1568585                              .2500
      399,900.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1568778                              .2500
       53,900.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1568780                              .2500
       45,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1568792                              .2500
       43,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1568824                              .2500
      105,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1568925                              .2500
      616,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1568930                              .2500
       62,850.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1569043                              .2500
      113,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1569046                              .2500
       76,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1569053                              .2500
       47,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1569091                              .2500
       45,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1569315                              .2500
      119,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1569320                              .2500
       76,950.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1569668                              .2500
      100,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1569742                              .2500
      150,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1569746                              .2500
      175,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

  TOTAL NUMBER OF LOANS:     1481
  TOTAL BALANCE........:        164,514,437.18


  RUN ON     : 04/18/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 11.41.24            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS3 - 30   FIXED SUMMARY REPORT      CUTOFF : 04/01/97
  POOL       : 0004244
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ------------------------------------------------------------------------
  CURR NOTE RATE                        8.8241            7.6250     10.6250
  RFC NET RATE                          8.5741            7.3750     10.3750
  NET MTG RATE(INVSTR RATE)             8.4957            7.3450     10.2950
  POST STRIP RATE                       7.7449            7.3450      7.7500
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0784             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .7508             .0000      2.5450







  TOTAL NUMBER OF LOANS:  1481
  TOTAL BALANCE........:     164,514,437.18


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                                     EXHIBIT G

                                         FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                  (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

                  (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

                  (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

                  (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and
Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                              SELLER/SERVICER

[Corporate Seal]


                                                   (Name of Seller/Servicer)

By:                                                  By:
         (Signature)                               (Signature)


                                                     By:
         (Typed Name)                              (Typed Name)


Title:                                               Title:




ATTEST:                                RESIDENTIAL FUNDING CORPORATION

By:                                    By:
         (Signature)                                     (Signature)


                                       By:
         (Typed Name)                                    (Typed Name)


Title:                                 Title:

                                    EXHIBIT H
                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)             Mortgage Loan
Prepaid in Full
                                                   Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents:     [ ] Promissory Note
                                          [ ] Primary Insurance Policy
                                          [ ] Mortgage or Deed of Trust
                                          [ ] Assignment(s) of Mortgage or
Deed of Trust
                                          [ ] Title Insurance Policy
                                          [ ] Other:


Name

Title

Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after April 30, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  [5. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.]

                  6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  9.  The Owner's Taxpayer Identification Number is
--------------.


                                                       I-1-2

                  10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                                                       I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                                                     NOTARY PUBLIC

                                                     COUNTY OF
                                                     STATE OF
                                                     My  Commission  expires the
                                                     ____         day         of
                                                     _______________, 19__.

                                                       I-1-4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                            __________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                                         Very truly yours,




                                                         (Seller)


                                                         By:
                                                         Name:
                                                         Title:

                                                       I-2-2

                                                     EXHIBIT J

                                      FORM OF INVESTOR REPRESENTATION LETTER

                                           ______________, 19__

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

                  RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

                          2. The Purchaser is acquiring the Certificates for its
                  own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of
                  (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                          [6.         The Purchaser

                                      (a) is not an  employee  benefit  or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                                      (b) is an insurance company, the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under
                  Section III of PTCE 95-60.]

                                                         Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                    , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention: Residential Funding Corporation Series 1997-QS3

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, [Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                           Very truly yours,


                                           (Seller)



                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.     The Buyer

                          a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                          b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of

         Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                          Print Name of Buyer

By:                                           By:
     Name:                                        Name:
     Title:                                       Title:

Taxpayer Identification:                          Taxpayer Identification:

No.                                           No.

Date:                                         Date:

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___     Bank.  The Buyer (a) is a national bank or banking
             ----
             institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                                   ----------------------------------

     ___     Savings and Loan.  The Buyer (a) is a savings and loan
             ----------------
             association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___     Insurance Company.  The Buyer is an insurance company
             -----------------
             whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___     Investment Adviser.   The Buyer is an investment adviser
             registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
             Section 301(c) or (d) of the Small Business Investment
             Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___     Trust Fund.  The Buyer is a trust fund whose trustee is a
             ----------
             bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
             (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the

Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___         ___                   Will the Buyer be purchasing the Rule 144A
  Yes         No                    Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                                     Name:
                                                     Title:

                                            Date:

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                        RESIDENTIAL ACCREDIT LOANS, INC.

                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1997-QS3


                                    , 199__


The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of April 1, 1997 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3.       Modification, Amendment and Termination.  This
                           ---------------------------------------
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section
12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited
Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                                     GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ACCREDIT LOANS, INC.



By:
Name:
Title:

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                           __________________, 19____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  Residential Funding Corporation Series 1997-QS3

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3 Assignment of Mortgage Loan



Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS

                                       P-1

Schedule of Discount Fractions

        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1556702 167,000.00      7.345   5.2258064516%   8,727.10
1560793 110,320.10      7.345   5.2258064516%   5,765.11
1560801 101,526.46      7.345   5.2258064516%   5,305.58
1565351 179,200.00      7.420   4.2580645161%   7,630.45
1565407 224,000.00      7.420   4.2580645161%   9,538.06
1559429 180,543.97      7.470   3.6129032258%   6,522.88
1560938 163,275.00      7.470   3.6129032258%   5,898.97
1565947 105,700.00      7.470   3.6129032258%   3,818.84
1560906 117,525.00      7.545   2.6451612903%   3,108.73
1563067 184,872.68      7.545   2.6451612903%   4,890.18
1563143 212,853.41      7.545   2.6451612903%   5,630.32
1555900 153,494.29      7.595   2.0000000000%   3,069.89
1556689 160,000.00      7.595   2.0000000000%   3,200.00
1556700 30,557.74       7.595   2.0000000000%   611.15
1556777 92,950.00       7.595   2.0000000000%   1,859.00
1557106 70,601.37       7.595   2.0000000000%   1,412.03
1557603 399,724.72      7.595   2.0000000000%   7,994.49
1559418 134,907.10      7.595   2.0000000000%   2,698.14
1561388 65,155.13       7.595   2.0000000000%   1,303.10
1565112 112,200.00      7.595   2.0000000000%   2,244.00
1562235 37,974.49       7.670   1.0322580645%   391.99
1562238 54,563.36       7.670   1.0322580645%   563.23
1563458 169,386.26      7.670   1.0322580645%   1,748.50
1564452 43,741.02       7.670   1.0322580645%   451.52
1457617 66,559.33       7.720   0.3870967742%   257.65
1533141 114,359.84      7.720   0.3870967742%   442.68
1541745 190,741.38      7.720   0.3870967742%   738.35
1553456 142,904.05      7.720   0.3870967742%   553.18
1556171 199,865.80      7.720   0.3870967742%   773.67
1557039 255,228.63      7.720   0.3870967742%   987.98
1557531 180,000.00      7.720   0.3870967742%   696.77
1558124 142,304.45      7.720   0.3870967742%   550.86
1560819 359,758.44      7.720   0.3870967742%   1,392.61
1561411 243,836.28      7.720   0.3870967742%   943.88
1561413 140,705.53      7.720   0.3870967742%   544.67
1563190 229,845.67      7.720   0.3870967742%   889.73
1563301 151,898.00      7.720   0.3870967742%   587.99
1563905 76,500.00       7.720   0.3870967742%   296.13
1564986 47,967.79       7.720   0.3870967742%   185.68
1565946 268,000.00      7.720   0.3870967742%   1,037.42
1566200 145,000.00      7.720   0.3870967742%   561.29
1566896 263,000.00      7.720   0.3870967742%   1,018.06
1566945 131,650.00      7.720   0.3870967742%   509.61

43      $6,622,197.29           1.6210857763%   $107,351.50

                                    EXHIBIT Q

                          FORM OF REQUEST FOR EXCHANGE

                                     [DATE]

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670


                  Re:      Residential Accredit Loans, Inc.,
                           Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS3


                  Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the Class A-10[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A-10-_ Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-10-_ Certificates will be $__________ and ____%, respectively.

                  [2.      Repeat as appropriate.]

                  The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-10[-1] Certificates surrendered for exchange.

                  All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of April 1, 1997, among Residential Accredit Loans, Inc., Residential Funding Corporation and The First National Bank of Chicago, as trustee.

                         RESIDENTIAL FUNDING CORPORATION




                        By:______________________________
                                      Name:
                                                     Title: